     As filed with the Securities and Exchange Commission on April 11, 2003
                                                     Registration No. 333-103084



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                                 AMENDMENT NO. 1
                                       TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             RESOURCE AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                     671901
         ---------------------------------------------------------------
         (Primary Standard Industrialization Classification Code Number)

                                   72-0654145
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                     The Subsidiary Guarantors listed below
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Michael S. Yecies, Esq., Chief Legal Officer
                             Resource America, Inc.
                         1845 Walnut Street, Suite 1000,
                        Philadelphia, Pennsylvania 19103
                                 (215) 546-5005
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

J. Baur Whittlesey, Esq.                 Emanuel Faust, Jr., Esq.
Lisa A. Ernst, Esq.                      Jennifer M. Eck, Esq.
Ledgewood Law Firm, P.C.                 Dickstein Shapiro Morin & Oshinsky LLP
1521 Locust Street                       2101 L Street, N.W.
Philadelphia, PA 19102                   Washington, D.C. 20037-1256
(215) 731-9450                           (202) 785-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] _________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ______________.

                                   GUARANTORS

-----------------------------------------------------------------------------------------------------------
                         ENTITY NAME                             EIN           STATE OF INCORPORATION
-----------------------------------------------------------------------------------------------------------
Atlas Energy Holdings, Inc.                                   51-0403866       Delaware
-----------------------------------------------------------------------------------------------------------
Atlas America, Inc.                                           51-0404430       Delaware
-----------------------------------------------------------------------------------------------------------
Atlas America, Inc.                                           23-2977199       Pennsylvania
-----------------------------------------------------------------------------------------------------------
AIC, Inc.                                                     51-0367948       Delaware
-----------------------------------------------------------------------------------------------------------
Atlas Energy Corporation                                      25-1243697       Ohio
-----------------------------------------------------------------------------------------------------------
Atlas Energy Group, Inc.                                      25-1243696       Ohio
-----------------------------------------------------------------------------------------------------------
AED Investments, Inc.                                         51-0367949       Delaware
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Atlas Resources, Inc.                                         25-1390937       Pennsylvania
-----------------------------------------------------------------------------------------------------------
ARD Investments, Inc.                                         51-0367950       Delaware
-----------------------------------------------------------------------------------------------------------
Pennsylvania Industrial Energy, Inc.                          25-1713313       Pennsylvania
-----------------------------------------------------------------------------------------------------------
Atlas Information Management, LLC                             25-1807156       Pennsylvania
-----------------------------------------------------------------------------------------------------------
Resource Energy, Inc.                                         34-1749963       Delaware
-----------------------------------------------------------------------------------------------------------
REI-NY, Inc.                                                  31-1561431       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Well Services, Inc.                                  34-1735319       Delaware
-----------------------------------------------------------------------------------------------------------
Viking Resources Corporation                                  23-3011984       Pennsylvania
-----------------------------------------------------------------------------------------------------------
RFI Holding Company, Inc.                                     31-1092341       Ohio
-----------------------------------------------------------------------------------------------------------
Viking Investments, Inc.                                      31-0807394       Delaware
-----------------------------------------------------------------------------------------------------------
Atlas Noble Corp.                                             23-3058777       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Financial Fund Management, Inc.                      04-3686974       Delaware
-----------------------------------------------------------------------------------------------------------
RAI Ventures, Inc.                                            23-3052654       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Leasing, Inc.                                        51-0367697       Delaware
-----------------------------------------------------------------------------------------------------------
FLI Holdings, Inc.                                            51-0397288       Delaware
-----------------------------------------------------------------------------------------------------------
LEAF Financial Corporation                                    51-0269559       Delaware
-----------------------------------------------------------------------------------------------------------
LEAF Capital Management, Inc.                                 73-1632247       Delaware
-----------------------------------------------------------------------------------------------------------
LEAF Funding, Inc.                                            Applied for      Delaware
-----------------------------------------------------------------------------------------------------------
LEAF Asset Management, Inc.                                   75-3019975       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Real Estate Holdings, Inc.                           65-1173932       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties, Inc.                                     23-2720234       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties II, Inc.                                  23-2691634       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties IV, Inc.                                  23-2746778       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties VI, Inc.                                  23-2720144       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties VIII, Inc.                                23-2746781       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XII, Inc.                                 51-0365087       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XIV, Inc.                                 51-0365089       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XV, Inc.                                  51-0365091       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XVII, Inc.                                23-2836316       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XVIII, Inc.                               23-2836317       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XX, Inc.                                  23-2836319       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXII, Inc.                                51-0374874       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXIII, Inc.                               51-0374875       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXIV, Inc.                                51-0374876       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXV, Inc.                                 51-0374877       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXVI, Inc.                                52-2005749       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXVII, Inc.                               52-2005752       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXVIII, Inc.                              51-0374878       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXIX, Inc.                                51-0374879       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXX, Inc.                                 51-0374880       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXI, Inc.                                51-0365095       Delaware
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Resource Properties XXXII, Inc.                               52-2048719       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXIII, Inc.                              52-2048721       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXIV, Inc.                               52-2048722       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXV, Inc.                                52-2048723       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXVI, Inc.                               52-2048726       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XXXVIII, Inc.                             52-2048730       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XL, Inc.                                  52-2048733       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLI, Inc.                                 23-2929392       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLII, Inc.                                23-2929390       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLIV, Inc.                                23-2929382       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLVI, Inc.                                23-2929377       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLVII, Inc.                               23-2972692       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties XLIX, Inc.                                23-2953181       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties 50, Inc.                                  23-3015612       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties 51, Inc.                                  23-2966221       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties 52, Inc.                                  23-2980334       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties 53, Inc.                                  23-2980335       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Properties 54, Inc.                                  23-2980336       Delaware
-----------------------------------------------------------------------------------------------------------
CP/GP, Inc.                                                   23-2936954       Pennsylvania
-----------------------------------------------------------------------------------------------------------
Chesterfield Mortgage Investors, Inc.                         23-2990541       Delaware
-----------------------------------------------------------------------------------------------------------
ES GP, Inc.                                                   23-2953583       Delaware
-----------------------------------------------------------------------------------------------------------
RAI Financial, Inc.                                           51-0365093       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Commercial Mortgages, Inc.                           52-2005750       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Financial Services, Inc.                             23-2873436       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Housing Investors I, Inc.                            23-2916186       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Housing Investors II, Inc.                           23-2916188       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Housing Investors III, Inc.                          23-2916190       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Housing Investors IV, Inc.                           23-2916191       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Programs, Inc.                                       23-2544941       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Rittenhouse, Inc.                                    01-0691140       Delaware
-----------------------------------------------------------------------------------------------------------
Resource Capital Partners, Inc.                               13-4214163       Delaware
-----------------------------------------------------------------------------------------------------------
WS Mortgage Acquisition Corporation                           23-2929368       Delaware
-----------------------------------------------------------------------------------------------------------
RCP Nittany Pointe Manager, Inc.                              Applied for      Delaware
-----------------------------------------------------------------------------------------------------------
RCP Chinoe Creek Manager, Inc.                                Applied for      Delaware
-----------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED April 11, 2003

Prospectus

                                [GRAPHIC OMITTED]

   Offerto Exchange 12% Senior Notes due 2008 and Cash up to $10.0 Million for
       All Outstanding 12% Senior Notes due 2004 and Consent Solicitation

                              --------------------

   This Exchange Offer and Consent Solicitation will expire at 12:00 midnight,
    New York City time, on [________________,] 2003, unless extended by us.

                              --------------------

The Exchange Offer and Consent Solicitation

                  o We are offering to exchange for each $1,000 principal amount of our outstanding 12% Senior Notes due 2004, which we refer to as "original notes," at the holder's option, either:

                      o $1,000 principal amount of our 12% Senior Notes due
                        2008, which we refer to as "new notes," or

                      o $1,000 in a combination of cash plus new notes.

                  o If a holder elects the cash plus new notes option, for each $1,000 principal amount of original notes tendered pursuant to the offer, the holder will receive an amount of cash equal to the holder's pro rata portion of $10.0 million, based upon the aggregate principal amount of tendered original notes electing this option, and a new note with a principal balance equal to the difference between $1,000 and the pro rata cash amount. A holder may elect to limit the maximum amount of cash it receives. If all holders elect the cash plus new notes option without limitation on the maximum amount of cash they wish to receive, a holder will receive $153.05 in cash and $846.95 principal amount of new notes for each $1,000 principal amount of original notes exchanged. The new notes will be subject to rounding and will be issued in denominations of $1,000.

                  o Concurrently with the exchange offer, we are soliciting consents to proposed amendments to the indenture under which the original notes were issued which would delete substantially all of the restrictive covenants of that indenture. The tender of original notes in the exchange offer will constitute a consent to the proposed amendments to the indenture.

                  o We will pay a consent payment of $60 for each $1,000 principal amount of original notes tendered in the exchange offer under either option.

                  o Tenders of original notes may be withdrawn and consents revoked at any time before the expiration of the exchange offer.

                  o Our obligation to complete the exchange offer and consent solicitation is subject to the satisfaction of several conditions, including the tender of at least a majority in aggregate principal amount of original notes together with related consents and our obtaining consents from certain of our lenders to the subsidiary guarantees of the new notes.

The New Notes

         The new notes will have substantially the same terms as the original notes, except:

                  o   The new notes will mature on August 1, 2008.

                  o We may not redeem the new notes before August 1, 2006; from August 1, 2006 until July 31, 2007, we may redeem the new notes at a price of 106% of their original principal amount; after that, we may redeem the new notes at a price of 103% of their original principal amount.

                  o The new notes will be unconditionally guaranteed by our subsidiaries, except for Anthem Securities, Inc., a registered broker/dealer, and Atlas Pipeline Partners, L.P., its subsidiaries and its general partner and except for subsidiaries we acquire or form whose net worth is less than $1.0 million or which are registered broker/dealers.

                  o We may issue additional new notes, subject to our compliance with covenants in the indenture, without the consent of the holders of the then outstanding new notes.

                  o If we or our subsidiaries, other than Atlas Pipeline Partners, its subsidiaries and its general partner, sell assets, we may invest the net proceeds in entities or assets connected with the lines of business in which we are currently engaged, or reasonable extensions of our business, or use them to repay indebtedness. If we do not use the net proceeds for those purposes, then we must offer to purchase new notes in an amount at least equal to 50% of the proceeds not so used at a purchase price of 100% of their original principal amount.

         There is currently no public market for the new notes. We do not intend to list the new notes on any national securities exchange or automated quotation system.

         Participating in the exchange offer and consent solicitation involves risks. See the "Risk Factors" section beginning on page 20.

         Neither the Securities and Exchange Commission nor any state or foreign securities authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



    The Dealer Managers for the Exchange Offer and Consent Solicitation are:

Bear, Stearns & Co. Inc.                              Friedman Billings Ramsey

               The date of this prospectus is _________ __, 2003.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.......................................................................................5
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION...................................................6
PROSPECTUS SUMMARY.......................................................................................................10
RISK FACTORS.............................................................................................................20
THE EXCHANGE OFFER AND CONSENT SOLICITATION..............................................................................28
   Purpose of the Exchange Offer.........................................................................................28
   Background of the Exchange Offer......................................................................................28
   The Exchange Offer....................................................................................................28
   Consent Solicitation with Respect to Proposed Amendments to the Original Indenture....................................29
   Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney.......................31
   Acceptance for Exchange...............................................................................................34
   Withdrawal of Tenders and Revocation of Consents......................................................................35
   Conditions to the Exchange Offer and Consent Solicitation.............................................................36
   Exchange Agent........................................................................................................37
   Dealer Managers.......................................................................................................37
   Information Agent.....................................................................................................38
   Fees and Expenses.....................................................................................................38
THE NEW NOTES OFFERING...................................................................................................39
CAPITALIZATION...........................................................................................................40
SELECTED CONSOLIDATED FINANCIAL DATA.....................................................................................42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.....................................44
BUSINESS.................................................................................................................63
MANAGEMENT...............................................................................................................89
DESCRIPTION OF THE NEW NOTES.............................................................................................94
   General...............................................................................................................94
   Subsidiary Guarantees.................................................................................................94
   Optional Redemption...................................................................................................95
   No Sinking Fund or Mandatory Redemption...............................................................................95
   Repurchase at the Option of Noteholders...............................................................................95
   Certain Covenants.....................................................................................................97
   Merger and Consolidation.............................................................................................102
   Modification of the New Notes Indenture; Waiver of Covenants.........................................................103
   Events of Default....................................................................................................104
   Provision of Reports.................................................................................................105
   Defeasance or Covenant Defeasance....................................................................................105
   Additional Information...............................................................................................106
   Book-Entry, Delivery and Form........................................................................................106
   DTC Procedures.......................................................................................................106
   Exchange of New Global Notes for Certificated New Notes..............................................................108
   Same Day Settlement and Payment......................................................................................108
   Certain Definitions..................................................................................................108
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES..................................................................118

LEGAL MATTERS...........................................................................................................125
EXPERTS.................................................................................................................125
APPENDIX A  GLOSSARY....................................................................................................A-1
CONSOLIDATED FINANCIAL STATEMENTS.......................................................................................F-1

         We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of __________ ___, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the Securities and Exchange Commission at the SEC's public reference room located at:

                           Room 1024, Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available, without charge, to noteholders upon request made to:

                               Investor Relations
                             Resource America, Inc.
                               1845 Walnut Street
                             Philadelphia, PA 19103
                                 (215) 546-5005

or at our website at www.resourceamerica.com. The information on our website is not incorporated into this prospectus.

         In order to ensure timely delivery of any information you request that is incorporated by reference in this prospectus, you must request this information no later than[____________,] 2003, which is five business days before the expiration date of the exchange offer.

         We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended:

             o our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2002,

             o our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2002, and

             o our Definitive Proxy Statement on Schedule 14A for our 2003 Annual Meeting.

         We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the consummation of the exchange offer and consent solicitation. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well the information included in this prospectus.

     QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT SOLICITATION

Q:   What is the proposed transaction?

A: We are offering in exchange for each $1,000 principal amount of our 12% Senior Notes due 2004, at the election of the holders of those original notes, either:

             o  $1,000 principal amount of our new 12% Senior Notes due 2008, or
             o  $1,000 in a combination of cash plus new notes.

     We are also soliciting consents to amend provisions of the indenture governing the original notes to eliminate substantially all of the restrictive covenants and the corresponding events of default, so that we and our subsidiaries will be subject only to the restrictive covenants contained in the new indenture and the other credit facilities described under "Description of the New Notes--Certain Covenants," "--Merger and Consolidation" and "Business--Credit Facilities and Original Notes." The restrictive covenants that will be eliminated include:

             o  limitations on indebtedness;

             o  limitations on restricted payments;

             o  limitations on transactions with affiliates;

             o  restrictions on dispositions of our assets;

             o  limitations on liens;

             o  limitations on change of control; and

             o limitations on dividends and other payment restrictions affecting subsidiaries.

     The proposed amendments are described below under "The Exchange Offer and Consent Solicitation-Consent Solicitation with respect to Proposed Amendments to the Original Indenture."

Q:   Will I receive a consent payment?

A: We will pay tendering holders a consent payment of $60 for each $1,000 principal amount of original notes tendered in the exchange offer under either option.

Q:   Why are we proposing this transaction?

A: The exchange offer will effectively extend the maturity date of our senior indebtedness.

Q: What will I receive in this exchange offer and consent solicitation if I tender my original notes?

A: If you elect to receive only new notes, for each $1,000 principal amount of original notes that you validly tender you will receive $1,000 principal amount of new notes. If you elect to receive cash plus new notes, for each $1,000 principal amount of original notes that you validly tender you will receive an amount of cash equal to your pro rata portion of $10.0 million, based upon the principal amount of tendered original notes electing this option, and a new note equal to the difference between $1,000 and the pro rata cash amount. To the extent that fewer holders elect to receive cash plus new notes, the amount of cash received will increase and the principal amount of new notes received will decrease. No holder will receive more than $1,000 of cash (excluding the consent payment and accrued interest) for each $1,000 principal amount of original notes tendered irrespective of how many original notes are tendered under the cash plus new notes option. We will issue the new notes in denominations of $1,000 and integral multiples of $1,000. The principal balance of new notes will be rounded up to the nearest $1,000 increment, with the difference payable in cash.

Q:   May I limit the amount of cash I receive in exchange for my original notes?

A: Yes. A holder may elect to limit the maximum amount of cash it receives in exchange for original notes. If the limit specified by the holder is less than the amount of cash the holder would otherwise have received, the effect of the election will be to increase the amount of cash allocable to holders who do not specify a limit. If all holders elect the cash plus new notes option without limitation on the maximum amount of cash they wish to receive, a holder will receive $153.05 in cash and $846.95 principal amount of new notes for each $1,000 principal amount of original notes exchanged, in addition to the consent payment and accrued interest.

Q: Will I receive any interest on the original notes that has been accruing since the last payment on interest?

A: Yes. If we complete the exchange offer, you will receive accrued interest on the original notes through the day up to but not including the settlement date. We expect that the settlement date will be one business day following the expiration date of the exchange offer and consent solicitation.

Q: What are the risks to me if I tender my original notes in this exchange offer and consent solicitation?

A: There are a number of risks if you tender original notes in the exchange offer and consent solicitation, including:

             o We may be unable to purchase the new notes upon a change of control because we may have insufficient funds or because we may be prohibited from doing so by the terms of our other debt.

             o The maturity date of the new notes is later than the maturity date of the original notes.

     For a discussion of these and other risks, see "Risk Factors - Risks Relating to the Exchange Offer and Consent Solicitation" and "- Risks Relating to the New Notes."

Q:   When does the exchange offer and consent solicitation expire?

A: Unless we extend this exchange offer and consent solicitation, it will expire at 12:00 midnight, New York City time, on [____]. We do not currently intend to extend the expiration date of the exchange offer and consent solicitation.

Q: How will I be notified if the exchange offer and consent solicitation is extended?

A: If we decide to extend the exchange offer and consent solicitation, we will notify the exchange agent. We also will issue a press release or make another form of public announcement of the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

Q: What are the most significant conditions to this exchange offer and consent solicitation?

A: Our obligation to complete the exchange offer and consent solicitation is subject to the satisfaction of several conditions, including:

             o obtaining tenders of at least a majority in outstanding principal amount of the original notes, that is, at least $32.669 million of original notes;

             o obtaining consents from certain of our lenders to the guarantee of the new notes by our subsidiaries that will act as guarantors; and

             o satisfaction of the general conditions described in "The Exchange Offer and Consent Solicitation-Conditions to the Exchange Offer and Consent Solicitation."

     If these conditions are not satisfied or waived, we will terminate the exchange offer and consent solicitation, in which event the original indenture will remain unchanged. There are no federal or state regulatory requirements that we must comply with, or approvals that we must obtain, in connection with the exchange offer and consent solicitation that we have not complied with or obtained.

Q:   May I tender a portion of the original notes that I hold?

A: Yes. You do not have to tender all of the original notes that you hold in order to participate in the exchange offer and consent solicitation.

Q: May I tender the original notes that I hold without consenting to the proposed amendments?

A: No. If you tender your original notes in the exchange offer and consent solicitation, you will automatically consent to the proposed amendments to the indenture governing the original notes. The original indenture may be amended with the consent of holders of at least a majority of the principal amount of the original notes outstanding.

Q: Will my rights as a holder of original notes change if I tender my original notes in this exchange offer and consent solicitation?

A: Yes. Currently, your rights as a holder of original notes are governed by the indenture under which the original notes were issued. If you exchange your original notes for new notes, your rights as a holder of new notes will be governed by a new indenture under which the new notes will be issued, the terms of which are described in this prospectus under "Description of the New Notes."

Q: How will the exchange offer and consent solicitation affect my rights as a holder of original notes if I do not tender my original notes in this exchange offer and consent solicitation?

A: If we complete the exchange offer and consent solicitation and the proposed amendments to the original indenture become operative, holders of original notes that are not tendered in the exchange offer and consent solicitation will no longer be entitled to the benefits of the restrictive covenants that will be eliminated or modified by the proposed amendments. The new indenture will contain restrictive covenants similar to those that will be eliminated in the original indenture. Actions by us or our affiliates which are a violation of these covenants will be an event of default, giving the trustee or the noteholders a right to declare the new notes immediately due and payable. However, such actions will not cause an event of default under the amended original indenture, and original noteholders will not have a corresponding right to declare the remaining original notes due and payable. In addition, the limited market that currently exists for the original notes will likely be materially adversely affected, and may be eliminated altogether, due to the material reduction in the principal amount, or "float," of the original notes outstanding if we complete the exchange offer. A debt security with a smaller outstanding float may command a lower price than a comparable debt security with a larger float. The reduced float may also make trading prices, if any, more volatile. Moreover, the market for original notes also may be affected adversely by the existence of a market for the new notes.

Q: What are the tax consequences to me if I do not tender my original notes in the exchange offer and consent solicitation?

A: Based on the opinion of Ledgewood Law Firm, P.C., our counsel, we believe that you should recognize no gain or loss for United States federal income tax purposes if you do not tender your original notes in this exchange offer and consent solicitation. However, we suggest that you consult your own tax advisor. For more information, see "Material United States Federal Income Tax Consequences."

Q: What are the tax consequences of my participation in the exchange offer and consent solicitation?

A: Based on the opinion of Ledgewood Law Firm, P.C., our counsel, we believe that you should recognize no gain or loss for United States federal income tax purposes if you exchange original notes solely for new notes pursuant to this exchange offer and consent solicitation. Gain, if any, would be recognized up to an amount equal to the cash received by you if you elect to receive a portion of the exchange consideration in cash. You may also be subject to income tax on the consent payment. However, we suggest that you consult your own tax advisor as to the consequences to you of participating in the exchange offer and consent solicitation. For more information, see "Material United States Federal Income Tax Consequences."

Q: Has the board of directors of Resource America or any other party recommended that I tender my original notes under this exchange offer and consent solicitation?

A: None of our board of directors, the dealer managers, the information agent or the exchange agent expresses any opinion, and each is remaining neutral, regarding any recommendation to you whether or not to tender your original notes because the risks and benefits of the exchange offer and consent solicitation to you will depend on your particular situation or status. In addition, we have not authorized anyone to make a recommendation regarding this exchange offer and consent solicitation. You must make your own decision whether to tender your original notes based upon your own assessment of the market value of those notes and the likely value of the new notes, your liquidity needs and your investment objectives.

Q: If I tender my original notes and consent to the proposed amendments, will I be able to revoke this decision if I later change my mind?

A: You may validly withdraw original notes that you tender before the exchange offer and consent solicitation expires. A valid withdrawal of tendered original notes will revoke the related consent to the proposed amendments to the original indenture. After the expiration date, you cannot withdraw original notes that you previously tendered.

     For a withdrawal to be effective:

             o If you hold your original notes through The Depositary Trust Company, known as DTC, you must comply with the appropriate procedures of DTC's automated program.

             o If you do not hold your original notes through DTC, you must send written notice of withdrawal to the exchange agent at its address on the inside back cover of this prospectus.

     For additional information regarding a withdrawal of original notes, please see the section of this prospectus entitled "The Exchange Offer and Consent Solicitation - Withdrawals of Tenders and Revocation of Consents."

Q:   How do I tender the original notes that I hold?

A: To tender your original notes you must comply with one of the following procedures before the expiration date:

             o If you hold your position through DTC, you must provide a timely confirmation of a book-entry transfer of your original notes into the account of the exchange agent.

             o If you hold your position through a broker dealer, commercial bank, trust company or other nominee, you must contact the holder of record promptly and instruct the holder of record to tender your original notes and deliver your consent on your behalf to DTC, and deliver either a properly completed and executed letter of transmittal or an agent's message, in the case of a book-entry transfer.

             o If you do not hold your position through DTC, you must send certificates for your original notes to the exchange agent along with a properly completed and duly executed letter of transmittal, including any required signature guarantees.

     For more detailed information regarding the tender of your notes, please see the section of this prospectus entitled "The Exchange Offer and Consent Solicitation - Procedures for Tendering Original Notes, Delivering
     Consents and Conferring a Power of Attorney."

Q:   Who can answer my questions?

A: If you have any questions about the exchange offer and consent solicitation, you should contact:

      Bear, Stearns & Co. Inc.            Friedman, Billings, Ramsey & Co., Inc.
 Global Liability Management Group             1001 Nineteenth Street North
   383 Madison Avenue, 8th Floor                   Arlington, VA 22209
      New York, New York 10179                        (800) 846-5050
     (877) 696-BEAR (toll free)
           (877) 696-2327

     If you need additional copies of this prospectus and the letter of transmittal, and for copies of the incorporated documents, you should contact:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                    All Others Call Toll-Free: (800) 488-8075

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. You should read the entire prospectus and the incorporated documents carefully, including the historical financial statements and the notes to those financial statements. You should read "Risk Factors" for more information about important factors that you should consider before participating in the exchange offer and consent solicitation. We include a glossary of some energy industry terms we use in this prospectus as Appendix A.

Resource America

         General. We are a proprietary asset management company that uses industry specific expertise to generate and administer investment opportunities for our own account and for outside investors in the energy, real estate and financial services sectors. As a proprietary asset manager, we seek to develop investment entities in which outside investors invest along with us and for which we manage the assets acquired pursuant to long-term management and operating agreements. We limit our investment vehicles to investment areas where we own existing operating companies or have specific expertise. We believe this strategy enhances our return on investment as well as that of our third party investors. We typically receive an interest in the investment entity in addition to the interest resulting from our investments. We managed approximately $1.6 billion in assets in these sectors at December 31, 2002, as follows:

             o  $361 million of energy assets (23%),

             o  $635 million of real estate assets (40%), and

             o  $575 million of financial services assets (37%).

We value our managed energy assets as the sum of the PV-10 value, as of September 30, 2002, of the proved reserves owned by us and the investment partnerships and other entities whose assets we manage, plus the book value, as of December 31, 2002, of the totals assets of Atlas Pipeline Partners, L.P., a publicly traded (AMEX: APL) natural gas pipeline master limited partnership of which we are the general partner and principal owner. We value our managed real estate assets as the sum of the amount of our outstanding loans receivable plus the book value of our interests in real estate ventures as of December 31, 2002. We value our financial services assets as the sum of the book values of equipment held by our equipment leasing subsidiary and equipment leasing investment partnerships we managed as of December 31, 2002, and the cost of securities acquired by a venture which we co-manage that acquired trust preferred securities of regional banks and bank holding companies.

         Energy. Our energy operations focus on the development, production and transportation of natural gas and, to a lesser extent, oil in the Appalachian Basin. While we have been involved in the energy industry since 1976, we began to expand our energy operations during fiscal 1999. We have funded our development and production operations primarily by sponsoring drilling investment partnerships. Since the beginning of fiscal 1999 through December 31, 2002, we have raised approximately $181.4 million in 14 separate drilling investment partnerships. During that period, we drilled 856 gross wells in the Appalachian Basin and completed approximately 99% as producing wells. We, and our drilling investment partnerships, own interests in approximately 5,000 wells, 85% of which we operate. At September 30, 2002, proved reserves net to our interest were approximately 134.5 Bcfe with a PV-10 value of $132.5 million and a standardized measure value of $104.1 million. Of these reserves, 92% were natural gas and 71% were classified as proved developed reserves. At September 30, 2002, we managed an additional 182.6 Bcfe of proved reserves with a PV-10 value of $199.9 million for our drilling partnerships and others. Of these reserves, 92% are natural gas, substantially all of which are classified as proved developed reserves. As of December 31, 2002, we had an acreage position of approximately 499,000 gross (407,000 net) acres, of which 232,000 gross (211,000 net) acres were undeveloped. We have identified over 413 potential drilling locations on our acreage, of which 255 are classified as proved undeveloped locations.

         We own 51% of Atlas Pipeline Partners, a publicly held master limited partnership which trades on the American Stock Exchange. At December 31, 2002, Atlas Pipeline Partners owned approximately 1,400 miles of intrastate gathering systems located in eastern Ohio, western New York and western Pennsylvania, to which approximately 4,200 natural gas wells were connected.

         Real Estate Finance. We manage for our own account a portfolio of commercial real estate loans and interests in real properties from which we receive interest payments and cash distributions. In addition, we sponsored and are the largest shareholder of RAIT Investment Trust, a publicly-traded real estate investment trust (NYSE: RAS) that originates or acquires real estate loans and, to a lesser extent, interests in real properties. As of December 31, 2002, RAIT Investment Trust had a market capitalization of $406.2 million and stockholders' equity of $277.6 million.

         From fiscal 1991 through fiscal 1999, we focused on loan acquisition and resolution. We have not acquired any new loans since fiscal 1999 although, as part of our portfolio management activities, we have purchased senior lien interests relating to properties in which we hold junior lien interests and have invested in three partnerships involving properties adjacent to a property in which we have an interest. In fiscal 2002, we decided to pursue development of our real estate operations through the sponsorship of real estate investment partnerships. We currently are a sponsor of one private real estate partnership formed to invest in multifamily apartment buildings. We will provide real estate management and advisory services to the partnership. As of March 31, 2003, the partnership had raised $17.2 million. We expect the final closing of the offering in April 2003. For more information about this partnership, see "Business-Real Estate Finance-General."

         Financial Services. Our financial services operations currently focus on managing investment partnerships that invest in equipment leasing and entities that invest in trust preferred securities of small to mid-size regional banks and their holding companies.

         We manage equipment leasing assets through a company we acquired in 1995 that acts as the general partner and manager of four public equipment leasing partnerships. We intend to develop our equipment leasing operations through the sponsorship of new equipment leasing partnerships. We have sponsored one public equipment leasing partnership which is currently in the offering stage. For more information about these entities, see "Business-Financial Services." In 1996, we started Fidelity Leasing, Inc., a proprietary equipment leasing business which, by 2000, held over $600 million in equipment leasing assets. In August 2000, we sold Fidelity Leasing to European American Bank, a subsidiary of ABN AMRO Bank, N.V., for $583 million, including assumption of debt of $431 million, subject to certain indemnification obligations. For information about our settlement of claims under these indemnification obligations, see "Management's Discussion and Analysis of Financial Condition and Results of Operation-Discontinued Operations and Cumulative Effect of Change in Accounting Principle."

         We manage trust preferred securities assets through a limited liability company of which we are a 50% owner. The limited liability company manages portfolios of trust preferred securities owned by two other limited liability companies, which we refer to as the "CDO issuers," that issue collateralized debt obligations secured by their portfolios. We also are the 50% owner of the general partner of, and have invested $2.8 million and $1.3 million, respectively, in two limited partnerships, each of which acquired the equity interest of one of the CDO issuers. For more information about these entities, see "Business-Financial Services."

         For financial information about our operating segments see Note 16 to our Consolidated Financial Statements. We do not separately report financial information for our financial services operating segment because it does not represent at least 10% of our assets, revenues, profits or losses.

         Corporate Information. Our principal executive offices are located at 1845 Walnut Street, Philadelphia, Pennsylvania 19103. Our telephone number is
(215) 546-5005.

Business Strategy

         Expand Appalachian Reserve Base. We believe that the long-lived reserves typically found in the Appalachian Basin are well-suited to our objective of generating stable, fee-based revenue. Long-lived reserves allow us to increase the total number of wells we manage, thereby increasing the fee-based income we derive from managing and operating these wells. Since we expanded our focus on our energy operations in fiscal 1999, we have increased our proved reserves from 93.3 Bcfe at September 30, 1998 to 134.5 Bcfe at September 30, 2002. We intend to continue to expand our reserve base by drilling new wells. For fiscal 2003, we plan to drill 294 wells, up from 252 wells in fiscal 2002. We will also continue to evaluate acquisitions of proved reserves with a focus on properties with significant development potential.

         Continue Sponsoring Drilling Investment Partnerships. We believe we have been one of the most active drillers in the Appalachian Basin during the past three years. We intend to continue to finance our development drilling activities largely through our sponsorship of drilling investment partnerships. We believe the structure of our drilling investment partnerships allows us to add proved developed reserves at attractive per unit costs.

         Maintain Large Inventory of Drilling Projects. We have assembled a significant inventory of acreage, comprising 232,000 gross (211,000 net) undeveloped acres as of December 31, 2002. We have identified over 413 potential drilling locations on our existing acreage, of which 255 are classified as proved undeveloped locations. We intend to maintain our inventory of drilling projects by continuing our acquisition of acreage and small capitalization energy companies.

         Maintain Control of Operations. We believe it is important to be the operator of wells in which we or our drilling programs have an interest because we believe it allows us to obtain operating efficiencies. We were the operator of 85% of the properties in which we or our drilling partnerships had a working interest at September 30, 2002 and have decreased our production costs from $0.99 per Mcfe in fiscal 1999 to $0.82 per Mcfe in fiscal 2002 and $0.76 per Mcfe in the first quarter of fiscal 2003.

         Manage Existing Real Estate Portfolio and Sponsor Real Estate Investment Partnerships. In fiscal 2000, we changed the focus of our real estate activities from acquiring and resolving non-conforming commercial real estate loans to managing our existing loan portfolio. During the last three fiscal years and first quarter of 2003, we sold or were repaid on 14 loans and purchased six senior lien interests relating to properties with respect to which we had subordinated loans. While we intend to continue our focus on managing and resolving our existing portfolio, we will also seek to expand our real estate operations through the sponsorship of private and public real estate investment partnerships such as the private partnership we are currently sponsoring. In addition, we may make real estate investments for our own account as opportunities arise. In March 2002, we invested in three partnerships owning properties adjacent to a property in which we have an interest.

         Expand Financial Services Operations through Sponsorship of Investment Partnerships. We intend to expand our financial services operations through the sponsorship of publicly and privately offered investment funds such as the public equipment leasing partnership and trust preferred securities entities we have sponsored.

Company Strengths

         High Quality Energy Asset Base. Our natural gas and oil properties are characterized by long-lived reserves, a high success rate in drilling and completing wells, favorable pricing for our production and readily available transportation. Based upon fiscal 2002 production and reserve levels, our proved reserves-to-production ratio, or reserve life, was over 16 years. Since fiscal 1999, we have completed approximately 99% of the wells we have drilled as producers. Gathering systems owned by Atlas Pipeline Partners, which we control, are situated throughout the areas in which we drill, are readily accessible by us, and are connected to major regional and interstate utility pipelines.

         Significant Real Estate Portfolio. As of December 31, 2002, based on our most recent appraisals, the properties underlying our real estate loan portfolio had an aggregate appraised value of $451.6 million, $183.7 million of which supported our loan position. In addition, we had investments in real estate ventures aggregating $17.9 million. Our real estate loans and ventures have been a source of significant cash flow for us. For the three months ended December 31, 2002 and the years ended September 30, 2002, 2001 and 2000, cash flow from our real estate operations was $433,000, $6.3 million, $2.6 million and $7.5 million, respectively. We believe that our focus on the continuing management of our real estate operations positions us well to continue to realize the value of our real estate portfolio, and that our intention to sponsor real estate investment partnerships will enable us to enhance our real estate operations in the future.

         Substantial Experience in Core Businesses. Our two core businesses are energy and real estate. In energy, we believe we are one of the most active drillers in the Appalachian Basin and have accumulated a significant amount of geologic and production data. Our technical team of nine geologists and engineers averages 19 years of industry experience, the majority of which is in the Appalachian Basin. In real estate, we rely not only upon the more than 30 years of real estate experience of our chairman and chief executive officer and upon our staff of seven real estate professionals, but also upon Brandywine Construction and Management, Inc., an affiliate of ours that has 181 employees managing 4,349 residential rental units and 3.5 million square feet of commercial space in 15 states.

         Entrepreneurial Management. Edward E. Cohen, our chairman and chief executive officer, joined us in 1988. Since that time, he and his management teams have grown our company from $18 million in primarily energy assets into a proprietary asset management company with approximately $1.6 billion in total assets under management as of December 31, 2002, including $495.2 million of directly-owned assets. Although our current focus is primarily on our energy operations, our management has previously developed significant real estate finance and financial services businesses, and is currently developing new programs in these areas. Our management intends to continue seeking out and developing appropriate opportunities for our company.

                   The Exchange Offer and Consent Solicitation

         We present a summary of the exchange offer and consent solicitation in "Questions and Answers about the Exchange Offer and Consent Solicitation" above.

         Before you make a decision to exchange your original notes and participate in the consent solicitation, in addition to the other information contained in this prospectus, you should carefully consider the risks associated not only with the exchange offer and consent solicitation but also the risks associated with our business and operations. We describe these risks in the "Risk Factors" section of this prospectus.

                                  The New Notes

Maturity.......................  August 1, 2008.

Interest Payment Dates.........  We will pay interest on the new notes on
                                 February 1 and August 1 of each year beginning August 1, 2003.

Trustee........................  The Bank of New York

Guarantees.....................  The new notes will be unconditionally guaranteed, jointly and severally, by each of our existing and future subsidiaries, except Anthem Securities and Atlas Pipeline Partners, its subsidiaries and its general partner and except for subsidiaries acquired or formed in the future whose net worth is less than $1.0 million or which are registered broker/dealers.

Ranking........................  The new notes and the subsidiary guarantees will be unsecured and will rank equally in right of payment to all of our and the guarantors' existing and future unsecured senior indebtedness, including original notes that are not exchanged in the exchange offer. The new notes will be effectively subordinated to all borrowings under our senior credit facilities, which are secured by a substantial portion of our assets, and the credit facilities of our subsidiary guarantors, which are secured by a substantial portion of their assets. The new notes will rank senior in right of payment to all of our future subordinated indebtedness.

                                 As of December 31, 2002, we had approximately $174.5 million of indebtedness outstanding, of which $105.8 million was secured indebtedness.

Optional Redemption............  The new notes will be redeemable, in whole or in part, at our option, beginning August 1, 2006 to July 31, 2007 at a price of 106% of their principal amount and thereafter at a price of 103% of their principal amount, in each case plus accrued and unpaid interest, if any, to the redemption date.

Mandatory Redemption...........  None.

Sinking Fund...................  None.

Change of Control..............  If we undergo a change of control event, subject to certain conditions, we must give holders of the new notes an opportunity to sell their new notes to us at a purchase price of 101% of their principal amount, plus accrued but unpaid interest to the date of purchase. The term "change of control event" is defined in "Description of the New Notes-Certain Definitions."

Asset Sales....................  If we or our subsidiaries, other than Atlas
                                 Pipeline Partners, its subsidiaries and its general partner, sell assets, we may invest the net proceeds in entities or assets connected with the lines of business in which we are currently engaged, or reasonable extensions of our business, or use them to repay indebtedness. If we do not use the net proceeds for those purposes, then we must offer to purchase new notes in an amount at least equal to 50% of the proceeds not so used at a purchase price of 100% of their original principal amount.

Restrictive Covenants..........  The indenture under which the new notes will be issued will contain covenants that limit our ability to:

                                 o incur additional indebtedness, not including
                                   secured indebtedness used to acquire or
                                   refinance the acquisition of specified kinds of assets;

                                 o pay dividends on our capital stock or make
                                   other distributions;

                                 o engage in transactions with subsidiaries;

                                 o dispose of interests in our subsidiaries or
                                   their assets;

                                 o create restrictions on the payment of
                                   dividends or other amounts to us from our subsidiaries;

                                 o incur liens; and

                                 o consolidate, merge or transfer assets.

                                 All of these limitations are subject to a number of important exceptions and qualifications, which we describe in "Description of the New Notes-Certain Covenants."

New Notes Offering.............  Concurrently with this exchange offer and consent solicitation, we will publicly offer up to an additional $30.0 million in principal amount of new notes for cash, plus an underwriters' over-allotment option to purchase an additional $4.5 million of new notes. We will apply the proceeds of the offering, after expenses, to fund the consent payment, the cash portion of the option to tender original notes for cash plus new notes and accrued interest on tendered original notes. We will use the balance for general working capital, including to pay down debt. Completion of the exchange offer and consent solicitation is not conditioned upon completion of the new notes offering for any amount.

                       Summary Consolidated Financial Data

         The following summary consolidated financial data should be read together with our consolidated financial statements, the notes to our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" which are included elsewhere in this prospectus. The summary consolidated financial data set forth below for each of the years ended September 30, 2002, 2001, and 2000, and at September 30, 2002 and 2001 have been derived from our consolidated financial statements for those periods appearing elsewhere in this prospectus, which were audited by Grant Thornton LLP, independent accountants. The summary consolidated financial data for the years ended September 30, 1999 and 1998 and at September 30, 2000, 1999 and 1998 have been derived from our consolidated financial statements for those periods audited by Grant Thornton LLP but not included in this prospectus. The summary consolidated financial data set forth below as of December 31, 2002 and for the three month periods ended December 31, 2002 and 2001 have been derived from our unaudited consolidated financial statements for those periods included in this prospectus.

                                         Three months ended                         Year ended
                                            December 31,                           September 30,
                                         ------------------     ----------------------------------------------------
                                           2002      2001       2002       2001        2000        1999         1998
                                           ----      ----       ----       ----        ----        ----         ----
                                                                        (in thousands)
Statement of operations data:
Revenues:
   Energy (1)........................     $ 17,960  $ 28,757   $ 97,912   $ 94,806     $ 70,552    $ 55,093   $  6,734
   Real estate finance...............        3,159     3,684     16,582     16,899       18,649      45,907     55,834
   Interest and other................        2,268     1,341      6,269      6,601       11,460       8,525      7,263
                                          --------  --------   --------   --------     --------    --------   --------
Total revenues.......................       23,387    33,782    120,763    118,306      100,661     109,525     69,831

Costs and expenses:
   Energy............................       10,986    20,601     70,450     59,976       48,378      39,077      3,661
   Real estate finance...............          846       523      2,423      1,504        3,256       3,102      1,801
   General and administrative........        1,598     1,266      7,143      5,680        7,894       4,859      4,373
   Depreciation, depletion and
     amortization....................        2,983     2,797     11,161     11,038        9,872       5,985      1,493
   Interest..........................        3,338     3,315     12,816     14,736       18,632      20,226     16,871
   Provision for legal settlement....            -         -      1,000          -            -           -          -
   Provision for possible losses.....          373       150      1,393        863          936         500        505
   Termination charge................            -         -          -          -        1,753           -          -
   Minority interest in Atlas Pipeline
     Partners, L.P...................          645       753      2,605      4,099        2,058           -          -
                                          --------  --------   --------   --------     --------    --------   --------
Total costs and expenses.............       20,769    29,405    108,991     97,896       92,779      73,749     28,704
                                          --------  --------   --------   --------     --------    --------   --------

Income from continuing operations
   before income taxes and
   cumulative effect of a change in
   accounting principle..............        2,618     4,377     11,772     20,410        7,882      35,776     41,127
Provision for income taxes.............        837     1,447      3,414      6,327        2,401      11,262     13,123
                                          --------  --------   --------   --------     --------    --------   --------
Income from continuing operations...         1,781     2,930      8,358     14,083        5,481      24,514     28,004
                                          --------  --------   --------   --------     --------    --------   --------
Discontinued operations:
   Income (loss) on discontinued
     operations......................            -    (1,095)   (16,984)    (6,693)      20,950      (6,611)       (36)
   Income tax benefit (provision)....            -       354      5,944      2,439       (8,266)        616       (357)
                                          --------  --------   --------   --------     --------    --------   --------
   Income (loss) on discontinued
     operations......................            -     (741)    (11,040)    (4,254)      12,684      (5,995)      (393)
Cumulative effect of change in ......
  accounting principle, net of taxes(2)          -         -       (627)         -            -         (59)         -
                                          --------  --------   --------   --------     --------    --------   --------
Net income (loss)....................     $  1,781  $  2,189   $ (3,309)  $  9,829     $ 18,165    $ 18,460   $ 27,611
                                          ========  ========   ========   ========     ========    ========   ========

                                         Three months ended                         Year ended
                                            December 31,                           September 30,
                                         ------------------     ----------------------------------------------------
                                           2002      2001       2002       2001        2000        1999         1998
                                           ----      ----       ----       ----        ----        ----         ----
                                                            (in thousands, except per share data)
Statement of cash flows data:
Operating activities.................     $ 15,813  $  4,557   $  6,827   $ 19,271     $ 15,386    $  7,778  $     127
Investing activities.................       (4,209)  (11,845)   (24,864)   (28,233)     175,273     (89,858)   (71,860)
Financing activities.................       12,325    (1,592)    (3,477)   (58,385)     (77,358)     89,556     96,247
Discontinued operations..............       (5,624)     (262)    (1,398)    (1,112)     (28,698)    (48,317)   (18,478)

Balance sheet data:
Total assets.........................      495,209   480,435   $467,498   $466,464     $507,831    $540,132   $415,561
Total long-term debt.................      174,508   155,612    155,510    150,131      134,932     234,028    140,280
Stockholders' equity.................     $233,222   238,075    233,539    235,459      281,215     263,789    236,478

Other financial data:
EBITDA(3)(4).........................        8,939    10,489   $ 35,749   $ 46,184     $ 36,386   $  61,987  $  59,491
Net cash provided by operations before
   change in operating assets and
   liabilities.......................        5,651     6,003     16,293     23,285       23,595      20,987     (4,750)
Capital expenditures.................       (4,185)   (3,957)    21,967     14,210       11,066      11,556      2,331
Investments in real estate loans and
   ventures..........................       (1,160)   (6,534)    19,859     25,395        5,193      97,594    343,270
Accretion of discount................         (695)   (1,201)     3,212      5,923        5,802      18,965      6,520
Ratio of EBITDA to interest
   expense(4)........................          2.7x      3.2x       2.8x       3.1x         2.0x        3.1x       3.5x
Ratio of earnings to fixed
   charges(4) (5)....................          2.0x      2.5x       2.1x       2.6x         1.5x        2.8x       3.4x
Net income from continuing
   operations, per common
   share-diluted.....................         0.10      0.17       0.47       0.76         0.23        1.08       1.62
Dividends per common share...........         0.03      0.03       0.13       0.13         0.13        0.13       0.13

-----------
(1) The results for the fiscal years ended after September 30, 1999 include the activities of Viking Resource Corporation, which we acquired on August 31, 1999. The results for the fiscal years ended after September 30, 1998 include the activities of Atlas America, which we acquired on September 29, 1998.

(2) The results for the fiscal year ended September 30, 2002 and for the first fiscal quarter of 2003 reflect our adoption of SFAS 142 "Goodwill and Other Intangible Assets" effective October 1, 2001, which requires that goodwill no longer be amortized but instead tested for impairment at least annually. For a more detailed explanation of the effect of this adoption on our financial statements, please see Notes 3 and 15 to our Consolidated Financial Statements. The results for the fiscal year ended September 30, 1999 reflect our adoption of Statement of Position 98-5, "Reporting of the Costs of Start-Up Activities," pursuant to which we charged start-up costs of $59,000 (net of income taxes of $28,000), which had been capitalized at September 30, 1998, to operations on October 1, 1998.

(3) EBITDA is calculated as earnings from continuing operations before extraordinary items and the cumulative effect of any change in accounting principle, excluding interest expense and other debt expenses, income taxes, and depletion, depreciation and amortization. The following reconciles EBITDA to our income from continuing operations for each of the three months ended December 31, 2002 and 2001and fiscal years ended September 30, 2002, 2001, 2000, 1999 and 1998.

                                         Three months ended                         Year ended
                                            December 31,                           September 30,
                                         ------------------     ----------------------------------------------------
                                           2002      2001       2002       2001        2000        1999         1998
                                           ----      ----       ----       ----        ----        ----         ----
                                                                        (in thousands)

Income from continuing
  operations....................            $1,781    $2,930     $8,358    $14,083       $5,481     $24,514    $28,004
Plus interest expense and other
  debt expense..................             3,338     3,315     12,816     14,736       18,632      20,226     16,871
Plus income taxes...............               837     1,447      3,414      6,327        2,401      11,262     13,123
Plus depreciation, depletion
  and amortization..............             2,983     2,797     11,161     11,038        9,872       5,985      1,493
                                            ------   -------    -------    -------      -------     -------    -------
EBITDA..........................            $8,939   $10,489    $35,749    $46,184      $36,386     $61,987    $59,491
                                            ======   =======    =======    =======      =======     =======    =======

      EBITDA includes $700,000 and $1.2 million for the three months ended December 31, 2002 and 2001, respectively, and $3.2 million, $5.9 million, $5.8 million, $19.0 million and $6.5 million for fiscal 2002, 2001, 2000, 1999 and 1998, respectively, of accretion of discount on our real estate loans. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and its tax structure, as well as historic costs of depreciable assets. We have included information concerning EBITDA because EBITDA provides additional information as to our ability to pay our fixed charges and is presented solely as a supplemental financial measure. However, viewing EBITDA as an indicator of our ability to service indebtedness should be done with caution, as we might be required to conserve funds or to allocate funds to business or legal purposes other than servicing our indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. EBITDA is not necessarily comparable to a similarly titled measure of another company.

(4) Interest expense, which is a portion of our EBITDA and fixed charges, includes $1.2 million and $1.2 million for the three months ended December 31, 2002 and 2001, respectively, and $4.4 million, $5.1 million, $6.1 million, $6.9 million and $3.2 million for the years ended September 2002, 2001, 2000, 1999 and 1998, respectively, of interest expense attributable to secured debt which, under both the original indenture and the new indenture, we exclude for the purposes of determining whether we are in compliance with our covenant with respect to restricted payments. See "Description of the New Notes-Certain Covenants-Limitations on Restricted Payments."

(5) For the details of our calculation of this ratio, please see Exhibit 12 to the registration statement of which this prospectus forms a part.

                              Summary Data: Energy

         The following tables summarize information concerning our natural gas and oil reserves, acreage, production and sales of natural gas and oil and the PV-10 value, as defined in Appendix A, attributable to our reserves as of the dates indicated. The reserve information was prepared by Wright & Co., Inc., independent petroleum consultants.

                                                                                     As of September 30,
                                                                               --------------------------------
                                                                                2002         2001         2000
                                                                               ------       ------       ------
Proved reserves:
Natural gas (Mmcf).........................................................     123,222      118,117      113,143
Oil (Mbbls)................................................................       1,878        1,801        1,767
Natural gas equivalent (Mmcfe).............................................     134,490      128,923      123,745
% natural gas..............................................................         92%          92%          91%
% proved developed.........................................................         71%          70%          69%
Estimated reserve life (in years)..........................................        16.5         17.4         16.3
Standardized measure of discounted future cash flows (in thousands)(1)......   $104,126      $98,712      $98,599
PV-10 value (in thousands).................................................    $132,469     $127,259     $140,781
Prices used in calculating end of year proved reserves:
 Natural gas (per Mcf).....................................................       $3.80        $3.81        $4.49
 Oil (per Bbl).............................................................      $26.76       $19.60       $26.84

Acreage:
Gross acres:
 Developed.................................................................     264,926      252,346      207,323
 Undeveloped...............................................................     222,934      244,124      188,703
Net acres:
 Developed.................................................................     194,056      189,624      158,381
 Undeveloped...............................................................     212,630      219,482      167,059

                                                               Three months ended             Year ended
                                                                   December 31,              September 30,
                                                               ------------------    ----------------------------
                                                                 2002       2001       2002       2001       2000
                                                                 ----       ----       ----       ----       ----
Net production volumes:
Natural gas (Mmcf)..........................................    1,780      1,893      7,117      6,343      6,440
Oil (Mbbls).................................................       41         49        173        177        196
Equivalents (Mmcfe).........................................    2,027      2,187      8,154      7,407      7,616
Weighted average sales prices:
Natural gas (per Mcf) (2)...................................    $3.96      $3.39      $3.56      $5.04      $3.15
Oil (per Bbl)...............................................   $24.71     $18.53     $20.45     $25.56     $24.50
Equivalents (per Mcfe)......................................    $3.98      $3.35      $3.54      $4.93      $3.29
Selected data per Mcfe:
Production costs............................................    $0.76      $0.74      $0.82      $0.84      $0.95

-------------
(1) "Standardized measure of discounted future cash flows" means the future net cash flows from proved reserves less a 10% discount. The difference between this amount and the total PV-10 value shown below is attributable to estimated income taxes. See Note 17 to our Consolidated Financial Statements.

(2) Our average sales price before the effects of hedging was $4.01 for the quarter ended December 31, 2002 and $3.57, $5.13 and $3.28 for the fiscal years ended September 30, 2002, 2001 and 2000, respectively. No contracts were settled for the quarter ended December 31, 2001.

                            Summary Data: Real Estate

         The following table summarizes information concerning our real estate operations and the real estate loans and ventures in our portfolios.

                                                             Three months ended             Year ended
                                                                 December 31,              September 30,
                                                             ------------------    ----------------------------
                                                               2002       2001       2002       2001       2000
                                                               ----       ----       ----       ----       ----
                                                                             (in thousands)
Revenues:
Interest..................................................   $  1,931   $  2,328   $  9,907   $  9,251   $ 11,229
Accreted discount (net of collection of interest).........         69      1,201      3,212      5,923      5,802
Equity in (loss) earnings of equity investee..............       (348)        87        454       (329)      (219)
Gains on resolutions of loans and loan payments in
  excess of the carrying value of loans...................        813          -      2,398      1,612      1,443
Net rental and fee income.................................         68         68        611        442        394
                                                             --------   --------   --------   --------   --------
     Total revenues.......................................   $  3,159   $  3,684   $ 16,582   $ 16,899   $ 18,649
                                                             ========   ========   ========   ========   ========

Cost and expenses.........................................   $    846   $    523   $  2,423   $  1,504   $  3,256
                                                             ========   ========   ========   ========   ========


                                                                   As of                      As of
                                                               December 31,                September 30,
                                                             -------------------   ------------------------------
                                                              2002       2001       2002       2001       2000
                                                              ----       ----       ----       ----       ----
Real estate portfolio data:
Investment in real estate loans (1).......................   $186,354   $199,725   $187,542   $192,263   $185,940
Investment in real estate ventures........................     17,949     16,723     18,361     16,666     17,723
Less allowance for possible losses........................     (3,853)    (2,679)    (3,480)    (2,529)    (2,013)
                                                             --------   --------   --------   --------   --------
     Investment in real estate loans and real estate
     ventures (less allowance for possible losses).........  $200,450   $213,769   $202,423   $206,400   $201,650
                                                             ========   ========   ========   ========   ========

-----------------
(1) The net appraised value to our interest of properties underlying real estate loans was $183.7 million and $204.5 million at December 31, 2002 and 2001, respectively, and $188.8 million, $198.8 million and $200.0 million at September 30, 2002, 2001 and 2000, respectively.

                                  RISK FACTORS

         In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to our company and the exchange offer and consent solicitation should be considered carefully before you decide to participate in the exchange offer and consent solicitation.

            Risks Relating to Exchange Offer and Consent Solicitation

A holder exchanging original notes for new notes may be required to recognize gain or loss for federal income tax purposes.

         We believe the exchange of the original notes for new notes should constitute a tax-free recapitalization and, as a result, a holder will not be required to recognize gain or loss on the exchange to the extent the holder receives consideration in the form of new notes. However, the Internal Revenue Service may not agree with this position and may treat the exchange as taxable, in which case a holder will recognize gain or loss upon the exchange depending upon his adjusted basis in the original notes. In any event, a holder will recognize any realized gain to the extent of the cash consideration received as a result of the holder's election to exchange his original notes for new notes and cash. For a discussion of the federal income tax consequences of exchanging original notes for new notes, please refer to "Material United Stated Federal Income Tax Consequences -- Consequences to Holders Who Exchange Original Notes for New Notes."

The consent payment may be taxed as ordinary income.

         The tax treatment of the consent payment is uncertain. It is possible that the consent payment may be treated as a separate fee paid by us to exchanging noteholders rather than as part of the amount paid by us for obtaining the original notes. As a result, it is possible that the consent payment will be taxable as ordinary income. For an explanation of the tax treatment of the consent payment, see "Material United States Federal Income Tax Consequences-Consequences to Noteholders Who Exchange Original Notes for New Notes."

                         Risks Relating to the New Notes

Your right to receive payments on the new notes is effectively subordinated to all of our current and future secured debt.

         The new notes will be effectively junior in right of payment to all of our current and future secured debt to the extent of the value of the assets securing such debt. In the event of a default on such secured debt, or a bankruptcy, liquidation, reorganization or similar proceeding, the collateral will be available to satisfy the secured debt obligations before payment out of the collateral will be made on the new notes. Moreover, the holders of that indebtedness would be entitled to share in our remaining assets along with the holders of the new notes and our other general unsecured creditors. As of December 31, 2002, we had $105.8 million of secured indebtedness outstanding. In addition, we had $6.1 million of additional availability under credit facilities, all of which would be secured indebtedness. The new indenture permits us to incur both secured and unsecured debt in the future, subject to specific limitations described in "Description of the New Notes -- Certain Covenants."

In the event of our bankruptcy or liquidation, holders of the new notes will be paid from any assets remaining after payments to any holders of debt of our non-guaranteeing subsidiaries.

         The new notes will be effectively subordinated to all debt and other liabilities, including trade payables, of our subsidiaries that are not guarantors. If we are declared bankrupt or insolvent, or are liquidated, the creditors of our non-guarantor subsidiaries will be entitled to be paid from the assets of the non-guarantor subsidiaries before any payment may be made with respect to the new notes.

We may not be able to generate sufficient cash flow to meet out debt service obligations.

         Our cash flows may not be sufficient to meet our debt service obligations and other commitments; any insufficiency would have a negative impact on our business. As of December 31, 2002, we had annual debt service of $14.0 million based on balances and interest rates then in effect. Our ability to generate cash flows from operations and to make scheduled payments on our debt will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are beyond our control. Further, our non-guarantor subsidiaries, including the Atlas Pipeline Partners entities, will not be restricted under the terms of the new notes indenture from incurring indebtedness or entering into other agreements which restrict or prohibit their payment of dividends to us or repayment of loans from us. For the fiscal year ended September 30, 2002, approximately 26% of our income and 122% of our cash flow from operations were generated by the Atlas Pipeline Partners entities; for the quarter ended December 31, 2002, approximately 29% of our income and 14% of our cash flows from operations were generated by these entities. A significant reduction in our operating cash flows could increase the need for alternative sources of liquidity, and we may have to reduce or delay capital expenditures, refinance debt, sell assets or raise equity capital.

Increases in interest rates may reduce our ability to pay debt service on the new notes.

         Interest rate increases will increase our interest costs under our credit facilities as well as interest costs relating to some of the senior lien interests encumbering the real estate loans in our portfolio. This could have a material adverse effect on us and our ability to pay debt service on the new notes, including reducing net revenues from both our energy and real estate finance operations.

The new notes indenture and instruments governing our and our subsidiaries' other indebtedness impose limitations on us that may restrict our ability to operate our business.

         The new notes indenture and the instruments governing our eight credit facilities contain covenants that restrict our and our subsidiaries' ability to take various actions, such as incurring additional debt, making investments and other restricted payments, entering into specified transactions with affiliates, creating liens and merging or consolidating with other entities. In addition, the new notes indenture and many of our credit facilities require us to maintain specified financial ratios. A breach of these provisions could result in a default under these instruments, which could allow all amounts outstanding under them to be declared immediately due and payable. In addition, we may be prevented from taking advantage of business opportunities that arise if they might cause a violation of the financial covenants or other limitations imposed by the restrictive covenants under these instruments. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Credit Facilities and Original Notes" and "Description of the New Notes--Certain Covenants" and "--Merger and Consolidation" for a more detailed description of these covenants.

An active trading market may not develop for the new notes.

         The new notes are a new issue of securities for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. As a result, no liquid market may develop for the new notes. Your ability to sell new notes, or the price at which new notes may be sold, will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The dealer managers and solicitation agents are not obligated to make a market in the new notes and any market-making may be discontinued at any time without notice. To the extent an active trading market does not develop, you may not be able to sell the new notes at their fair market value, or at all.

Recent tax proposals by President Bush could make an investment in bonds less desirable than an investment in dividend-paying stock.

         On January 7, 2003, President Bush proposed changes to the tax law that would, among other things, accelerate a large number of previously passed tax cuts and abolish the taxation of dividends at the individual level. Such a change could have the effect of making investors prefer receiving dividends to receiving interest or making investors expect a higher yield on bonds. We are unable to predict whether or in what form the tax proposals may be enacted.

We may be unable to repurchase the new notes as required under the new indenture.

         If a "change of control event" occurs, we must offer to repurchase all new notes. We may not have sufficient financial resources to pay the repurchase price of the new notes when a change of control event occurs and, in any case, we likely would require third party financing, which we may not be able to obtain on acceptable terms, if at all. Moreover, before we can purchase any new notes, we may be required to obtain a consent from lenders or holders of our other debt. We may not be able to obtain any necessary consents, irrespective of whether our financial resources are sufficient.

We could have significant debt repayment obligations in 2004 and be unable to meet them.

         We had $34.4 million of indebtedness outstanding under our credit facilities as of December 31, 2002 that matures in 2004. In addition, as much as $32.7 million of our original notes could remain outstanding following completion of the exchange offer and will become due in 2004. If we are unable to refinance a significant portion of these obligations we may have insufficient liquidity to meet them when they come due. We may not be able to sell assets to satisfy such obligations at all or at times and for prices that are favorable to us.

                      Risks Relating to Our Energy Business

Natural gas and oil prices are volatile. A substantial decrease in prices would decrease our revenues and the value of our natural gas and oil properties.

         Our future financial condition and results of operations, and the value of our natural gas and oil properties, will depend upon market prices for natural gas and oil. Natural gas and oil prices historically have been volatile and will likely continue to be volatile in the future. Natural gas and oil prices we received in the second half of fiscal 2001 and fiscal 2002 were significantly lower than the average prices we received during the first half of fiscal 2001. Prices for natural gas and oil are affected by many to factors over which we have no control, including:

             o political instability or armed conflict in oil producing regions or other market uncertainties;

             o  weather conditions;

             o  the level of consumer demand;

             o  the price and availability of alternative fuels;

             o  the availability of pipeline capacity;

             o  domestic and foreign governmental regulations and taxes;

             o the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil prices and production controls; and

             o  the overall economic environment.

         These factors and the volatility of the energy markets make it extremely difficult to predict future oil and gas price movements with any certainty. Price fluctuations can materially adversely affect us because:

             o  price decreases will reduce our energy revenues;

             o price decreases may make it more difficult to obtain financing for our drilling and development operations through sponsored drilling investment partnerships, borrowing or otherwise;

             o price decreases may make some reserves uneconomic to produce, reducing our reserves and cash flow;

             o price decreases may cause the lenders under our energy credit facility to reduce our borrowing base because of lower revenues or reserve values, reducing our liquidity and, possibly, requiring mandatory loan repayment;

             o price increases may make it more difficult, or more expensive, to drill and complete wells if they lead to increased competition for drilling rigs and related materials; and

             o price increases may make it more difficult, or more expensive, to execute our business strategy of acquiring additional natural gas properties and energy companies.

         Further, oil and gas prices do not necessarily move in tandem. Because approximately 92% of our proved reserves are currently natural gas reserves, we are more susceptible to movements in natural gas prices.

Well blowouts, pipeline ruptures and other operating and environmental problems could result in substantial losses to us.

         Well blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks are inherent operating hazards for us. The occurrence of any of those hazards could result in substantial losses to us. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us. As a result, we may incur substantial liabilities to third parties or governmental entities or we could have to spend substantial amounts on investigation, litigation and remediation. Pollution and environmental risks generally are not fully insurable. We may elect to self-insure if we believe that insurance, although available, is excessively costly relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by insurance could reduce our revenues and, the value of our assets.

Drilling wells is highly speculative.

         The amount of recoverable natural gas and oil reserves may vary significantly from well to well. We may drill wells that, while productive, do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The geologic data and technologies we use do not allow us to know conclusively before drilling a well that natural gas or oil is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Further, our drilling operations may be curtailed, delayed or cancelled as a result of many factors, including:

             o  unexpected drilling conditions;

             o  title problems;

             o  pressure or irregularities in formations;

             o  equipment failures or accidents;

             o  adverse weather conditions;

             o  environmental or other regulatory concerns; and

             o costs of, or shortages or delays in the availability of, drilling rigs and equipment.

Estimates of proved reserves are uncertain and, as a result, revenues from production may vary significantly from our expectations.

         We base our estimates of our proved natural gas and oil reserves and future net revenues from those reserves upon analyses that rely upon various assumptions, including those required by the SEC, as to natural gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Any significant variance in these assumptions could materially affect the estimated quantity of our reserves. As a result, our estimates of our proved natural gas and oil reserves are inherently imprecise. Actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves may vary substantially from our estimates or estimates contained in the reserve reports and may affect our ability to pay the new notes. Our properties also may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, our proved reserves may be revised downward or upward based upon production history, results of future exploration and development, prevailing natural gas and oil prices, mechanical difficulties, governmental regulation and other factors, many of which are beyond our control.

         You should not assume that the PV-10 values referred to in this prospectus represent the current market value of our estimated natural gas and oil reserves. In accordance with SEC requirements, the estimates are based on prices and costs as of the date of the estimates. Moreover, the 10% discount factor, which the SEC requires in calculating future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with the oil and gas industry generally will affect the accuracy of the 10% discount factor.

If we cannot replace reserves, our revenues from energy operations will decline.

         Our proved reserves will decline as reserves are produced unless we acquire or lease additional properties containing proved reserves, successfully develop new or existing properties or identify additional formations with primary or secondary reserve opportunities on our properties. If we are not successful in expanding our reserve base, our future natural gas and oil production and drilling activities, the primary source of our energy revenues, will decrease. Our ability to find and acquire additional reserves depends on our generating sufficient cash flow from operations and other sources of capital, principally our sponsored drilling investment partnerships, all of which are subject to the risks discussed elsewhere in this subsection of the prospectus.

If we are unable to acquire energy assets from others or obtain capital funds through our drilling investment partnerships, our energy revenues may decline.

         The growth of our energy operations has resulted from both our acquisition of energy companies and assets and from our ability to obtain capital funds through our sponsored drilling investment partnerships. If we are unable to identify acquisitions on acceptable terms, or cannot obtain sufficient capital funds through sponsored drilling partnerships, we may be unable to increase or maintain our inventory of properties and reserve base, or be forced to curtail drilling, production or other activities. This would likely result in a decline in our revenues from our energy operations.

Changes in tax laws may impair our ability to obtain capital funds through our drilling partnerships.

         Under current federal tax laws, there are tax benefits to investing in drilling partnerships such as ours, including deductions for intangible drilling costs and depletion deductions. Changes to federal tax law that reduce or eliminate these benefits may make investment in our drilling partnerships less attractive and, thus, reduce our ability to obtain funding from this significant source of capital funds.

We may have difficulty competing for oil and gas properties or supplies.

         We operate in a highly competitive environment, competing with major integrated and independent energy companies for desirable oil and gas properties, as well as for the equipment, labor and materials required to develop and operate such properties. Many of our competitors have financial and technological resources substantially greater than ours. We may incur higher costs or be unable to acquire and develop desirable properties at costs we consider reasonable because of this competition.

We have incurred losses from our arrangements for transporting natural gas and may do so in the future.

         Under our agreements with Atlas Pipeline Partners, we are required to pay transportation fees for natural gas produced by our wells and those of our drilling partnerships and certain unaffiliated producers. Many of our transportation arrangements with our existing drilling partnerships and unaffiliated producers require them to pay us lesser fees than those we pay to Atlas Pipeline Partners. For the year ended September 30, 2002, the fees we paid to Atlas Pipeline Partners, net of reimbursements and our general partner and limited partner distributions from Atlas Pipeline Partners, exceeded the amount we received for transportation services by $6.5 million and for the three months ended December 31, 2002, the fees we paid exceeded the amount we received by $1.8 million.

We may be exposed to financial and other liabilities as the general partner in drilling investment partnerships.

         We currently serve as the managing general partner of 85 drilling investment partnerships. As general partner, we are contingently liable for the obligations of these partnerships to the extent that partnership assets or insurance proceeds are insufficient.

Extensive regulation increases our costs of doing business.

         Federal, state and local authorities extensively regulate our drilling and production activities, including the drilling of wells, the spacing of wells, the use of pooling of oil and gas properties, safety standards, production limitations, plugging and abandonment of wells and drill site restoration. These laws are under constant review for amendment or expansion, raising the possibility of changes that may affect, among other things, the pricing or marketing of oil and gas production. If we do not comply with these laws, we may incur substantial penalties. The overall regulatory burden on the industry increases the cost of doing business and, in turn, decreases profitability.

We could face significant liabilities for environmental matters.

         Our operations are subject to complex and constantly changing environmental laws adopted by federal, state and local governmental authorities. We could face significant liabilities to the government and third parties for discharges of natural gas, oil or other pollutants into the air, soil or water, and we could have to spend substantial amounts on investigation, litigation and remediation. For a discussion of the environmental laws that affect our operations, please see "Business-Energy-Environmental and Safety Regulation."

       Risks Relating to Our Real Estate and Financial Services Businesses

Loans in our portfolio may have a higher risk of default than conventional loans. Defaults would reduce our current return on these investments and likely result in costly and time-consuming recovery actions.

         The primary or sole source of recovery for our real estate loans is typically the underlying real property. Accordingly, the value of our loans depends upon the value of that real property. Many of the properties underlying our loans, while income producing, are unable to generate sufficient revenues to pay the full amount of debt service required under the original loan terms or are subject to other problems. There may be a higher risk of default with these loans as compared to conventional loans. Loan defaults will reduce our current return on investment and may require us to become involved in expensive and time-consuming bankruptcy, reorganization or foreclosure proceedings.

Recoveries on our loans are often dependent on the ability of borrowers to obtain refinancing and other factors beyond our control.

         Our loans typically provide payment structures other than equal periodic payments that retire a loan over its specified term, including structures that defer payment of some portion of accruing interest, or defer repayment of principal, until loan maturity. Where a borrower must pay a loan balance in a large lump sum payment, its ability to satisfy this obligation may depend upon its ability to obtain suitable refinancing or otherwise to raise a substantial cash amount, which we do not control. In addition, lenders can lose their lien priority in many jurisdictions, including those in which properties underlying our existing loans are located, to persons who supply labor or materials to a property. For these and other reasons, the total amount which we may recover from our loans may be less than the loan amounts or our costs of acquisition.

Declining property values may increase the risk of default for loans in our portfolio and decrease their value.

         Declines in real property values generally and/or in the specific markets where the properties underlying our portfolio loans are located could affect the value of and default rates under those loans. Properties underlying our loans may be affected by general and local economic conditions, neighborhood values, competitive overbuilding, casualty losses and other factors beyond our control. The value of real properties may also be affected by factors such as the cost of compliance with, and liability under, environmental, occupancy and safety laws, changes in interest rates and the availability of financing. Income from a property will be reduced if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms. Operating and other expenses of properties, particularly significant expenses such as real estate taxes, insurance and maintenance costs, generally do not decrease when income decreases and, even if revenues increase, operating and other expenses may increase faster than revenues.

The subordinated nature of our loans increases the risk of nonpayment.

         Many of our portfolio loans are junior lien obligations. Subordinate lien financing carries a greater credit risk, including a substantially greater risk of nonpayment of interest or principal, than senior lien financing. If we or any senior lienor forecloses on a loan, we will be entitled to share only in the net foreclosure proceeds after the payment of all senior lienors. It is therefore possible that we will not recover the full amount of a foreclosed loan or the amount of our unrecovered investment in the loan.

Our allowances for loan losses may not be sufficient to cover all such losses.

         At December 31, 2002, our allowance for possible losses was $3.9 million, which represents 2.1% of the book value of our loan portfolio. You should not assume that this allowance will prove to be sufficient to cover future losses or that future provisions for loan losses will not be materially greater than those we have recorded to date. Losses that exceed our allowance for losses, or an increase in our provision for losses, could materially reduce our earnings and, as a result, impair our ability to comply with the financial covenants in the new notes indenture and in agreements governing our other debt.

Subordinate and non-conforming loans are illiquid and their value may decrease.

         Our loans typically do not conform to standard loan underwriting criteria. Many of our loans are subordinate loans. As a result, our loans are relatively illiquid investments. We may be unable to vary our portfolio promptly in response to changing economic, financial and investment conditions.

Real properties with environmental problems may create liability for us.

         The existence of hazardous or toxic substances on a property will reduce its value and our ability to sell the property in the event of a default in the loan it underlies. Contamination of a real property by hazardous substances or toxic wastes not only may give rise to a lien on that property to assure payment of remediation costs but also can result in liability to us as lender, investor or, if we assume ownership or management, owner or operator for that cost regardless of whether we know of, or are responsible for, the contamination. In addition, if we arrange for the disposal of hazardous or toxic substances at another site, we may be liable for the costs of cleaning up and removing those substances from the site, even if we neither own nor operate the disposal site. Environmental laws may require us to incur substantial expenses to remediate contaminated properties and may materially limit use of these properties. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing environmental laws may increase our exposure to environmental liability.

Our stated income from our real estate operations includes accretion of discount based on our estimates of future cash flows. If our estimates are incorrect, we may recognize substantial losses from our loans.

         Our income from our real estate operations includes accretion of discount, which is a non-cash item. For a discussion of accretion of discount, see "Business - Real Estate Finance - Accounting for Discounted Loans." For the three months ended December 31, 2002 and 2001, and the years ended September 30, 2002, 2001 and 2000, accretion of discount, net of collection of interest, was $700,000, $1.2 million, $3.2 million, $5.9 million and $5.8 million, respectively. We accrete income on a loan to a maximum amount equal to the difference between our cost basis in the loan and the present value of the estimated cash flows to us from the property underlying the loan. If the actual cash flows from the property are less than our estimates, or if we reduce our estimates of cash flows, our earnings may be adversely affected. Moreover, if we sell a loan, or foreclose upon and sell the underlying property, and the amount we receive is less than the carrying amount plus the amount of the accreted discount, we will recognize an immediate charge to our allowance for losses or, if that amount is insufficient to absorb the shortfall and provide for possible losses on remaining real estate investments, to our statement of operations.

Our income or loss from the Trapeza entities, and from future similar collateralized debt issuer investments, may be volatile as interest rates change or if the underlying credit quality of their investments deteriorates.

         We account for our indirect investment in the Trapeza entities, described in "Business--Financial Services," by the equity method of accounting. We own 10.26% of Trapeza Partners, L.P. and 7.73% of Trapeza Partners II, L.P. Accordingly, we must recognize our percentage share of any income or loss of these entities. Because the Trapeza entities are investment companies for accounting purposes, such income or loss will include a "mark-to-market" adjustment to reflect the net changes in value, including unrealized appreciation or depreciation, in investments and swap agreements. Such value will be impacted by changes in the underlying quality of the Trapeza entities' investments, and by changes in interest rates. To the extent that the Trapeza entities' investments are securities denominated at a fixed rate of interest, increases in interest rates will likely cause the value of the investments to fall and decreases in interest rates will likely cause the value of the investments to rise. The Trapeza entities' various interest rate hedges and swap agreements will also change in value with changes in interest rates. Accordingly, our income or loss from our Trapeza investment, and from future similar collateralized debt issuer investments, may be volatile as interest rates change, and/or if the underlying credit quality of their investments changes.

We have contingent obligations. If these become actual obligations, we may not have sufficient funds available to pay them.

         Before fiscal 2000, we entered into a series of standby commitments with some participants in our loans which obligate us to repurchase their participations or substitute a performing loan if the borrower defaults. At December 31, 2002, the participations as to which we had standby commitments had aggregate outstanding balances of $10.5 million. At February 28, 2003, we also were contingently liable under guarantees of $3.0 million in mortgage loans and lease receivables connected with discontinued operations and under $475,000 in standby letters of credit issued in connection with our lease of office space in New York City and permits to operate oil or gas wells in Pennsylvania.

         In addition, the property owners have obtained senior lien financing with respect to loans 15, 22, 44, 49 and 53 in the table in "Business -- Real Estate Finance -- Loan Status." The senior lien loans are with recourse only to the properties securing them subject to certain standard exceptions, which we have guaranteed. These exceptions relate principally to the following:

             o fraud or intentional misrepresentation in connection with the loan documents;

             o misapplication or misappropriation of rents, insurance proceeds or condemnation awards during continuance of an event of default or, at any time, of tenant security deposits or advance rents;

             o payments of fees or commissions to various persons related to the borrower or us during an event of default, except as permitted by the loan documents;

             o failure to pay taxes, insurance premiums or specific other expenses, failure to use property revenues to pay property expenses, and commission of criminal acts or waste with respect to the property;

             o  environmental violations; and

             o the undismissed or unstayed bankruptcy or insolvency of the borrower.

         We believe that none of the standby commitments or guarantees must be included in our financial statements based on our assessment that the likelihood of our being required to pay any claims under any of them is remote under the facts and circumstances pertaining to each of them. An adverse change in these facts and circumstances could cause us to determine that the likelihood that a particular contingency may occur is no longer remote. In that event, we may be required to include all or a portion of the contingency as a liability in our financial statements, which could result in:

             o violations of restrictions on incurring debt contained in the new notes or in agreements governing our other outstanding debt;

             o defaults under and acceleration of the maturity of the new notes or our other indebtedness; and

             o  prohibitions on additional borrowings under our credit lines.

In addition, if one or more of these contingencies were to occur, we may not have sufficient available funds to pay them and, in order to meet our obligations, may have to sell assets at times and for prices that are disadvantageous to us.

We may be exposed to financial and other liabilities as a general partner in investment partnerships we develop in real estate and financial services.

         Subsidiaries of ours currently serve as general partners of five public equipment leasing investment partnerships, including one in the offering stage. In addition, we are the 50% owner of the general partners of a private real estate investment partnership in the offering stage and two private partnerships that invested in collateralized debt obligation issuers. We intend to develop further investment partnerships for which subsidiaries of ours will act as a general partners. As a general partner, we are contingently liable for the obligations of these partnerships to the extent that their obligations cannot be repaid from partnership assets or insurance proceeds.

                  THE EXCHANGE OFFER AND CONSENT SOLICITATION

Purpose of the Exchange Offer

         Our original notes are due on August 1, 2004, which would require us to refinance or repay them at that time. The exchange offer, by extending the maturity date of our senior debt to August 1, 2008, effectively refinances the original notes before their stated maturity date.

Background of the Exchange Offer

         In fiscal 2002, we began internal discussions concerning repayment of the original notes. The principal repayment method we discussed was repayment in cash through a new senior notes issuance. While we considered raising cash through the sale of assets and use of cash on hand, we believed that selling new notes would be more appropriate since it would allow us to retain assets and cash and since we could raise additional proceeds to pay off or pay down other outstanding secured debt, thus giving us more financial flexibility in pursuit of our business strategies.

         Accordingly, in April 2002 we began discussions with Friedman Billings Ramsey & Co., Inc. and Bear, Stearns & Co. Inc. about a private placement of approximately $125 million of new senior notes. The offering commenced September 13, 2002. Concurrently with the private offering, we commenced a cash tender offer for all of our outstanding original notes at a price of $1,060.63 per $1,000 principal amount of original notes. The tender offer included a consent solicitation for amendments to the original indenture similar to the amendments proposed in this exchange offer and consent solicitation. While we had, and continue to have, the right to call the original notes for redemption at $1,060 through July 31, 2003 and thereafter at $1,030, we determined to make a tender offer because of concerns regarding the interrelationship between the required notice of redemption and the timing of the private offering. We set the consideration payable in the tender offer and consent solicitation at a slight premium to the redemption price in order to induce holders to participate. We intended to call for redemption all original notes not tendered to us in the tender offer at the $1,060 redemption price. In setting the tender offer price, we discussed, under a confidentiality agreement, acceptable pricing levels with our single largest noteholder. We established the tender offer price based upon these discussions.

         On September 25, 2002, due to unsettled conditions in the high yield debt markets, we determined to withdraw the private offering of senior notes and terminate the tender offer. However, we continued our internal discussions and discussions with Friedman, Billings, Ramsey & Co., Inc. and Bear, Stearns & Co. Inc. concerning strategies to repay or refinance the original notes. In December 2002 and January 2003, we began to discuss the possibility of offering to exchange original notes for new notes, together with a consent solicitation to amend the original indenture and an offering for cash of new notes. As part of these discussions, and before our determination to proceed with an exchange offer and consent solicitation, we again discussed acceptable pricing levels with our single largest noteholder under a confidentiality agreement. We established the consent payment in this exchange offer, which is similar to the tender offer consideration previously offered, based upon these discussions.

The Exchange Offer

         We are offering to exchange for each $1,000 principal amount of our outstanding original notes, at the option of the holders of the original notes, either:

             o  $1,000 principal amount of new notes, or

             o  $1,000 in a combination of cash plus new notes.

         If a holder elects the cash plus new notes option, for each $1,000 principal amount of original notes the holder will receive an amount of cash equal to his pro rata portion of $10.0 million, based upon the aggregate principal amount of tendered original notes electing this option, and a new note with a principal amount equal to the difference between $1,000 and the pro rata cash amount. To the extent that holders elect to exchange their original notes only for new notes, the pro rata share of cash available for holders electing the cash plus new notes option will increase. No person electing the cash plus new notes option will receive cash in excess of the principal amount of his notes plus the consent payment and accrued interest. We will issue the new notes in denominations of $1,000 and integral multiples of $1,000. The principal amount of new notes will be rounded up to the nearest $1,000 increment, with the difference payable in cash. A holder may elect to limit the maximum amount of cash it receives. If the limit specified by a holder is less than the amount of cash the holder would otherwise have received, the election will have the effect of increasing the amount of cash allocable to holders who do not specify a limit. If all holders elect the cash plus new notes option without limitation on the maximum amount of cash they wish to receive, a holder will receive $153.05 in cash and $846.95 principal amount of new notes for each $1,000 principal amount of original notes exchanged, in addition to the consent payment, described below, and accrued interest.

         We will pay holders of original notes a consent payment of $60 per $1,000 principal amount of original notes validly tendered and not withdrawn.

         We will pay the cash portion of the exchange consideration, for those holders electing the cash and new notes option, the consent payment and accrued interest, and issue the new notes, on the settlement date, which will be promptly after the expiration date of the exchange offer. We expect that the settlement date will be one business day after the expiration date. We will make all payments by the deposit of immediately available funds with the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving payments from us and transmitting the payments to the holders. See "Acceptance for Exchange."

         Completion of the exchange offer and consent solicitation depends upon the fulfillment of the conditions described in "--Conditions to Exchange Offer and Consent Solicitation," below.

         We expressly reserve the right, in our reasonable discretion, subject to applicable law, to:

             o waive any and all of the conditions of the exchange offer and the consent solicitation at any time,

             o  extend the expiration date,

             o reject any and all tenders that are not in proper form or the acceptance of which may be unlawful,

             o waive any irregularities or defects in tender as to particular original notes or of delivery as to particular consents, and

             o amend the terms of the exchange offer or the consent solicitation.

         This exchange offer and consent solicitation will expire at 12:00 midnight, New York City time, on [___________], 2003, unless we extend it in our reasonable discretion. We will follow any waiver of a material term, extension, termination or amendment as promptly as practicable with a public announcement. In the case of an extension, we will issue the announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless required by law, have any obligation to publish, advertise or otherwise communicate any announcement other than by issuing a press release. If we make a material change in the terms of the exchange offer and consent solicitation, we will disseminate additional offering materials and extend the exchange offer and consent solicitation to the extent required by law. If the change in the terms of the exchange offer and consent solicitation includes a change in the amount of the consent payment, we must extend the offering period so that ten business days remain in the offer from the date we first publish, send or give notice to noteholders of the change. If we extend the exchange offer and consent solicitation, the exchange agent may retain tendered original notes on our behalf, and the retained original notes may not be withdrawn.

         In the event that we terminate, withdraw or otherwise do not complete the exchange offer and consent solicitation, we will not pay the consent payment to tendering noteholders. In any such event, we will promptly return the original notes previously tendered to the tendering noteholders.

Consent Solicitation with respect to Proposed Amendments to the Original
Indenture

         Concurrently with the exchange offer, we are soliciting consents from the holders of our original notes to amend the original indenture. The purpose of the consent solicitation is to eliminate most of the restrictive covenants set forth in Sections 9 and 10 of the original indenture, as well as the events of default related to those restrictive covenants, so that we and our subsidiaries will be subject only to the restrictive covenants contained in the new indenture and the other credit facilities described under "Description of the New Notes--Certain Covenants," "--Merger and Consolidation" and "Business--Credit Facilities and Original Notes."

         Specifically, the proposed amendments would delete the covenants and provisions listed below from the original indenture. For more information regarding the proposed amendments, we suggest that you read the original indenture governing the original notes and the form of the supplemental indenture, which are filed as exhibits to the registration statement of which this prospectus is a part. You may also request copies of the original indenture and the form of the supplemental indenture from the information agent at the address and telephone number set forth on the inside back cover of this prospectus.

  Original Indenture Section                  Covenants and Provisions
  --------------------------                  ------------------------
5.1(d)--Events of Default             This provision provides that we is a
                                      default if we, or any of our subsidiaries, fail to pay indebtedness that exceeds 5% of our stockholders' equity or if the maturity date of any such indebtedness is accelerated because of a default.

5.1(e)--Events of Default             This provision provides that it is a
                                      default if there are judgments against us that exceed 5% of our stockholders' equity and we fail to pay those judgments.

9.5--Payment of Taxes and Other       This provision requires us to pay taxes
  Claims                              when due and other government assessments
                                      and charges levied on us or our
                                      subsidiaries as well as all claims for
                                      labor, material and supplies that could
                                      result in a judgment lien being levied
                                      against us or any of our subsidiaries.

9.6--Maintenance of Properties        This provision requires us to maintain and
                                      keep our property in good working
                                      condition.


9.8--Insurance                        This provision requires us to maintain,
                                      and cause each of our subsidiaries to
                                      maintain, insurance on all properties in amounts appropriate for our business.

9.9--Net Worth Maintenance            This provision requires us to maintain at
                                      the end of each quarter stockholders'
                                      equity of $200.0 million plus 25% of our consolidated net income for each quarter since February 2, 2000 less an amount equal to the difference between $99.0 million and the principal amount of original notes outstanding on the last day of the quarter. This provision currently requires us to maintain stockholders' equity of $174.4 million.

9.10--Limitations on Indebtedness     This provision restricts our ability and
                                      the ability of our subsidiaries to incur indebtedness and issue capital stock that matures or is redeemable before the maturity date of the original notes.

9.11--Limitation on Issuances and     This provisions prohibits our subsidiaries
  Sales of Capital Stock              from selling, and any person other than us
  Subsidiaries                        from owning, any capital stock of our
                                      subsidiaries.

9.12--Liquidity Maintenance           This provision requires us to maintain
                                      cash or cash equivalents in an amount
                                      equal to the amount of the next interest payment on the original notes.

9.13--Limitations on Restricted       This provision restricts our ability and
  Payments                            the ability of our subsidiaries to, among
                                      other things, pay dividends, redeem stock and make payments on indebtedness subordinate to the original notes.

9.14--Limitations on Dividends and    This provision restricts us and our
  Other Payment Restrictions          subsidiaries from restricting the ability
  Affecting Subsidiaries              of our or their subsidiaries to pay
                                      dividends, make loans or advances,
                                      transfer assets or engage in specific
                                      transactions with us, our or their
                                      subsidiaries.

9.15--Limitations on Transactions     This provision restricts our ability and
  with Affiliates                     the ability of our subsidiaries to engage
                                      in transactions with affiliates except on terms no less favorable to us or our subsidiaries than would be available in a comparable transaction on arm's-length terms.

9.16--Limitations on Liens and        This provision restricts us and our
  Guarantees                          subsidiaries from providing security for
                                      any other indebtedness unless we provide the same security to holders of the original notes. This provision also prohibits our subsidiaries from guaranteeing any indebtedness that is equal with or subordinate to the original notes unless the subsidiary also guarantees the original notes on the same basis.

9.18--Payments for Consent            This provision requires us and our
                                      subsidiaries to pay every holder of
                                      original notes the same consent fee if we pay any holder of original notes a consent fee.

10.1--Merger, Consolidation or        This provision restricts our ability and
  Transfer of Assets of the Company   the ability of our subsidiaries to merge
                                      or consolidate with another person and to dispose of our respective assets.

10.2--Successor Substituted           This provision requires any successor to
                                      us to assume our obligations under the
                                      original notes and the original indenture.

10.3--Senior Notes to be Secured in   This provision requires us, if we merge or
  Certain Events                      consolidate with another person and as a
                                      result any of our property becomes subject to a lien to secure indebtedness that is equal with or junior to the original notes, to secure the original notes to the same extent.

         Under the terms of the original indenture, the proposed amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding original notes, that is, at least $32.669 million of original notes, in order to be adopted. We are presenting the proposed amendments as one proposal, so you may not consent selectively to only some of the proposed amendments. Consequently, your tender of original notes constitutes the delivery of your consent to all of the proposed amendments. If any original notes remain outstanding after completion of the exchange offer and consent solicitation, the supplemental indenture containing the proposed amendments will become effective and operative upon execution by us and the trustee. Upon the expiration date of the exchange offer and consent solicitation, all consents tendered in the consent solicitation will become irrevocable.

         If we do not obtain the requisite consents to the proposed amendments, we may extend the expiration date of the exchange offer and consent solicitation. If we do not obtain the requisite consents before the expiration of the exchange offer and consent solicitation, as may be extended, any tender and consent previously granted shall no longer be effective and we will not pay any consent payment to tendering noteholders. In that event, we will promptly return the original notes previously tendered to the tendering noteholders.

         If we complete the exchange offer and consent solicitation and the supplemental indenture becomes operative, persons who continue to hold original notes will be bound by the proposed amendments even though they have not consented to them. The proposed amendments will amend the original indenture to delete most of the restrictive provisions, including covenants relating to our ability to incur indebtedness, pay dividends, make payments or other distributions to affiliates and take other actions that the original indenture would otherwise restrict. The proposed amendments will not relieve us from our obligation to make scheduled payments of principal and accrued interest on the original notes. The new indenture will contain restrictive covenants similar to those that will be eliminated in the original indenture. Actions by us or our affiliates which are a violation of these covenants will be an event of default, giving the trustee or the holders of the new notes a right to declare the new notes immediately due and payable. However, such actions will not cause an event of default under the amended original indenture, and original noteholders will not have a corresponding right to declare the remaining original notes due and payable. The limited market that currently exists for the original notes will likely be materially adversely affected, and may be eliminated altogether, due to the material reduction in the principal amount, or "float," of the original notes outstanding if we complete the exchange offer. A debt security with a smaller outstanding float may command a lower price than a comparable debt security with a larger float. The reduced float may also make trading prices, if any, more volatile. Moreover, the market for original notes also may be affected adversely by the existence of a market for the new notes.

Procedures for Tendering Original Notes, Delivering Consents and Conferring a Power of Attorney

         The tender of original notes in accordance with the procedures described below will also be a delivery of a consent to the proposed amendments and, if any original notes remain outstanding, to the execution and delivery of the supplemental indenture with respect to those amendments, and will confer a power of attorney upon the exchange agent to execute, on behalf of persons tendering original notes, any instruments which are necessary or advisable to accomplish the purposes of the exchange offer and consent solicitation. You may not deliver a consent without tendering your original notes. An irregular or defective tender of original notes will not constitute valid delivery of a consent to the proposed amendments and will not be counted for purposes of determining whether the requisite consents have been obtained, unless we waive the irregularity or defect.

         The tender of original notes pursuant to the procedures set forth in this prospectus and in the accompanying letter of transmittal will constitute a binding agreement between us and the tendering noteholder upon the terms and subject to the conditions of the exchange offer and consent solicitation. The tender of original notes will constitute your agreement to deliver good and marketable title to all tendered original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

         Only persons who are record holders of original notes at the time of the tender of the original notes may tender original notes and deliver consents. Accordingly, to properly tender original notes and deliver consents, the following procedures must be followed:

         Original Notes Held through The Depositary Trust Company. Each beneficial owner of original notes held through a participant in The Depositary Trust Company, which we refer to as DTC, such as a custodian bank, depositary, broker, trust company or other nominee, must instruct the DTC participant to cause its original notes to be tendered and its consent to be delivered in accordance with the procedures described in this section.

         Pursuant to an authorization given by DTC to DTC participants, each DTC participant that holds original notes through DTC must transmit its acceptance through DTC's automated tender offer procedure, which we refer to as ATOP. DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance. The exchange agent will establish accounts at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant may make book-entry delivery of original notes held through the DTC into the exchange agent's account through ATOP. However, although delivery of the original notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer and any other required documents must be, in any case, transmitted to and received by the exchange agent at its address set forth on the inside back cover of this prospectus before the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. We refer to the confirmation of a book-entry transfer into the exchange agent's account at DTC, as described above, as a "book-entry confirmation." We use the term "agent's message" to mean a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that the DTC participant has received a letter of transmittal and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against that DTC participant.

         Noteholders desiring to tender their original notes by the expiration date must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

         All of the original notes currently held through DTC were issued in the form of a global note registered in the name of Cede & Co., DTC's nominee. At or as of the close of business on the second business day after the expiration date, DTC will deliver the global note to the exchange agent. The aggregate principal amount of the global note will then be reduced to represent the aggregate principal amount of original notes held through DTC and not exchanged pursuant to the exchange offer, and the global note will be returned to Cede & Co.

         Original Notes Held by Record Holders. Each record holder of original notes who elects to participate in the exchange offer and consent solicitation must complete and sign a letter of transmittal, have the holder's signature guaranteed (if required by instruction 5 of the letter of transmittal) and mail or deliver the letter of transmittal and any other documents required by the letter of transmittal, together with certificate(s) representing all tendered original notes, to the exchange agent at the address set forth on the inside back cover of this prospectus. If a letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate his capacity when signing, and proper evidence satisfactory to us of the person's authority to sign must be submitted.

         No signature guarantee is required if:

             o the letter of transmittal is signed by the registered holder(s) of the original notes tendered, the payment of the consent payment, cash consideration (if elected) and accrued interest is to be made, and any original notes for principal amounts not tendered for exchange or new notes are to be issued, directly to such registered holder(s) and neither the "Special Issuance Instructions" box nor the "Special Delivery Instructions" box of the letter of transmittal is completed or

             o original notes are tendered for the account of an "eligible institution."

In all other cases, all signatures on a letter of transmittal must be guaranteed by an eligible institution. An "eligible institution" means a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program.

         Irregularities. No alternative, conditional, irregular or contingent tenders will be accepted, unless waived. By executing a letter of transmittal or transmitting an acceptance through ATOP, each tendering noteholder waives any right to receive any notice of the acceptance for exchange of its original notes.

         Lost or Missing Certificates. If a record holder desires to tender original notes, but the certificates for such original notes have been mutilated, lost, stolen or destroyed, the holder should write to or telephone the exchange agent about procedures provided in the original indenture for obtaining replacement certificates.

         Backup Federal Income Tax Withholding. Under the "backup withholding" provisions of federal income tax law, unless a tendering noteholder, or the noteholder's assignee, satisfies the conditions described in instruction 6 of the letter of transmittal or is otherwise exempt, the consent payment and payments of accrued interest may be subject to backup withholding tax at a rate of 30%. To prevent backup withholding, each U.S. holder, as defined below, should complete and sign the Substitute Form W-9 provided in the letter of transmittal. Each Non-U.S. holder must submit the appropriate completed IRS Form W-8, generally Form W-8BEN for a non-U.S. beneficial owner, to avoid backup withholding. See instruction 11 of the letter of transmittal.

         Effect of Letter of Transmittal. Subject to and effective upon the acceptance for exchange of the original notes tendered, by executing and delivering a letter of transmittal a tendering noteholder:

             o irrevocably sells, assigns and transfers to us all of the noteholder's right, title and interest in and to all the original notes tendered;

             o waives any and all rights with respect to the original notes, including any existing or past defaults and their consequences in respect of the original notes and the original indenture;

             o releases and discharges us from any and all claims the noteholder may have now or in the future arising out of or related to the original notes, including any claims that the noteholder is entitled to receive additional principal or interest payments or to participate in any execution and redemption or defeasance;

             o delivers the noteholder's consent to the proposed amendments to the original indenture and to the execution and delivery of the supplemental indenture effectuating the proposed amendments; and

             o  delivers an irrevocable power of attorney, to:

                o deliver certificates representing the original notes tendered by the noteholder, or transfer ownership of such original notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to us;

                o present such original notes for transfer on the relevant security register;

                o receive all benefits or otherwise exercise all rights of beneficial ownership of such original notes, except that the exchange agent will have no rights to, or control over, funds we deposit with it, other than as agent for the tendering noteholders to transmit to them the consent payment, the cash consideration and accrued interest;

                o deliver to us and the exchange agent the letter of transmittal as evidence of the noteholder's consent to the proposed amendments to the original indenture; and

                o execute, on the noteholder's behalf, any instruments which we may deem necessary or advisable to accomplish the purposes of the exchange offer.

         Partial Tenders. Tenders of original notes will be accepted only in principal amounts of $1,000 or integral multiples thereof. You will be deemed to have tendered the entire principal amount represented by the original note certificates delivered to the exchange agent, and given the related consent, unless otherwise indicated in the letter of transmittal. If you do not tender the entire principal amount of your original notes, certificates for the principal amount of original notes not tendered will be sent to you, in accordance with instructions provided in the letter of transmittal, promptly after your original notes are accepted for exchange.

         Determination of Validity. All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of original notes will be resolved by us, which determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and consent solicitation and, as to particular notes or consents, any irregularities or defects in tender or of delivery. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, and the consent solicitation will be final and binding. Unless waived, any irregularities or defects in connection with tenders must be cured within such time as we shall determine. Neither we nor the exchange agent will be under any duty to give notification of defects in such tenders or consents and will not incur liability for failure to give such notification. Tenders of original notes and deliveries of consents will not be deemed to have been made until such irregularities or defects have been cured or waived. Any original notes received by the exchange agent that are not validly tendered and as to which the irregularities or defects have not been cured or waived will be returned by the exchange agent to the tendering noteholder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

         LETTERS OF TRANSMITTAL AND ORIGINAL NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR ORIGINAL NOTES TO US, THE DEALER MANAGERS OR THE INFORMATION AGENT.

         THE METHOD OF DELIVERY OF ORIGINAL NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSONS TENDERING ORIGINAL NOTES AND DELIVERING LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF YOU MAKE DELIVERY BY MAIL, WE SUGGEST THAT YOU USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT BEFORE SUCH DATE.

Acceptance for Exchange

         We will accept for exchange all original notes validly tendered and not validly withdrawn promptly following the expiration date of the exchange offer upon the satisfaction or waiver of the conditions described under "The Exchange Offer and Consent Solicitation -- Conditions to the Exchange Offer and Consent Solicitation" and subject to our reserved rights described in this prospectus section and in "The Exchange Offer and Consent Solicitation - The Exchange Offer."

         We expressly reserve the right to terminate the exchange offer and consent solicitation and not accept for exchange any original notes not previously accepted for exchange if any of the conditions set forth under "The Exchange Offer and Consent Solicitation -- Conditions to the Exchange Offer and Consent Solicitation" have not been satisfied or waived by us on or before the expiration date. In all cases, exchange of the original notes accepted for exchange and payment of the consent payment and applicable cash consideration will be made only after timely receipt by the exchange agent of certificates representing the original notes, or by confirmation of book-entry transfer, together with a properly completed and duly executed letter of transmittal, a manually signed facsimile of the letter of transmittal, or satisfaction of DTC's ATOP procedures, and any other documents required by the letter of transmittal.

         For purposes of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged for new notes, original notes validly tendered to us if and when we give oral or written notice to the exchange agent of our acceptance of those notes for exchange. We will make all cash payments required by the exchange offer and consent solicitation by deposit of immediately available funds with the exchange agent. The exchange agent will act as agent for the tendering noteholders for the purpose of receiving the new notes and our required cash payments and transmitting them to the tendering noteholders. We expect to deliver the new notes and cash amounts to the exchange agent on the next business day following the expiration date.

         For purposes of the consent solicitation, consents received by the exchange agent will be deemed to have been accepted, if and when:

             o  we have accepted the original notes for exchange;

             o  we have executed the new notes and new indenture; and

             o if any original notes remain outstanding, we and the trustee execute the supplemental indenture effectuating the proposed amendments to the original indenture.

         Documents signed on behalf of original noteholders pursuant to the power of attorney conferred upon the exchange agent will be deemed to be effective if and when we and the exchange agent or any other necessary party execute the applicable documents.

         Persons whose original notes are tendered and accepted for exchange pursuant to the exchange offer and consent solicitation will be entitled to accrued interest up to but not including the settlement date. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to the noteholders or otherwise.

         Tendering noteholders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to their exchange of original notes pursuant to the exchange offer.

         If we terminate or withdraw the exchange offer before the expiration date, or if we do not accept the original notes for exchange, we will not pay the consent payment. If we do not exchange new notes for any tendered original notes for any reason, or certificates are submitted evidencing more original notes than are tendered, original notes not exchanged will be returned, without expense, to the tendering noteholder or, in the case of original notes tendered by book-entry transfer, the original notes will be credited to the account maintained at DTC from which such original notes were delivered, promptly following the expiration date or termination of the exchange offer unless otherwise requested by such noteholder under "Special Delivery Instructions" in the letter of transmittal.

Withdrawal of Tenders and Revocation of Consents

         Persons who tender their original notes also consent to the proposed amendments to the original indenture. Original notes may be validly withdrawn at any time before the expiration date by following the procedures set forth below. A valid withdrawal of tendered original notes before the expiration date will be deemed a valid revocation of the related consent, but a consent cannot be validly revoked without a withdrawal of tendered original notes.

         Noteholders who wish to exercise their right of withdrawal must give written notice of withdrawal by mail, hand delivery or manually signed facsimile transmission, or a properly transmitted "request message" through ATOP. The notice must be received by the exchange agent at the address or facsimile number set forth on the inside back cover of this prospectus or, in the case of original notes tendered by book-entry transfer, through ATOP, on or before the expiration date. In order to be valid, a notice of withdrawal must specify the name of the person who deposited the original notes to be withdrawn, the name in which the original notes are registered or, if tendered by book-entry transfer, the name of the participant in the book-entry transfer facility whose name appears on the security position listing as the owner of such original notes, if different from that of the person who deposited the original notes, and the principal amount of original notes to be withdrawn. If certificates have been delivered or otherwise identified to the exchange agent, the name of the record owner and the certificate number or numbers relating to the original notes being withdrawn must also be furnished to the exchange agent before the physical release of the certificates for the withdrawn original notes. In the case of original notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with withdrawn original notes must be furnished to the exchange agent. The notice of withdrawal, other than a notice transmitted through ATOP, must be signed by the record owner in the same manner as the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has the legal authority to do so. Withdrawals of tendered original notes may not be rescinded. However, validly withdrawn original notes may be retendered at any time before the expiration date by following the procedures described in this prospectus.

Conditions to the Exchange Offer and Consent Solicitation

         Notwithstanding any other provision of the exchange offer and consent solicitation, our obligation to accept for exchange any original notes validly tendered and not validly withdrawn and to make the consent payment is conditioned upon the following having occurred or having been waived by us on or before the expiration date:

             o the valid tender for exchange of original notes representing a majority in principal amount of original notes outstanding;

             o if any original notes remain outstanding, the execution of the supplemental indenture effectuating the proposed amendments to the original indenture;

             o our receipt of consents from certain of our lenders to the guarantees of the new notes by our subsidiaries as we discuss in "Description of the New Notes - Subsidiary Guarantees;" and

             o satisfaction of the general conditions described in the next paragraph.

         The "general conditions" are as follows:

             o There shall not have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the exchange offer, the consent solicitation or the original indenture by any domestic or foreign federal or state governmental authority or court which directly or indirectly:

                o prohibits or makes illegal the acceptance for exchange of some or all of the original notes or the consummation of the exchange offer or the consent solicitation;

                o results in a delay in or restricts our ability, or renders us unable, to accept for exchange some or all of the original notes or to make any of the cash payments contemplated by the exchange offer and consent solicitation; or

                o imposes or confirms material limitations on the scope, validity or effectiveness of our ability to acquire or hold or to exercise full rights of ownership of the original notes.

                However, as of the date of this prospectus there are no federal or state regulatory requirements that we must comply with, or approvals that we must obtain, in connection with the exchange offer and consent solicitation that we have not complied with or obtained.

             o  There shall not have occurred:

                o any change in financial, political or economic conditions as would, in our reasonable judgment, materially adversely affect our ability to complete the exchange offer or the consent solicitation;

                o any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of our securities on any exchange or in the over-the-counter market;

                o any banking moratorium declared by United States or New York authorities;

                o any disruption of securities settlements that materially adversely affects our ability to complete this exchange offer or the consent solicitation;

                o any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other national or international calamity or emergency if, in our reasonable judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency materially adversely effects our ability to complete the exchange offer or the consent solicitation; or

                o in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.

             o There shall not be threatened or pending any action, proceeding or counterclaim brought by any domestic or foreign federal or state governmental, regulatory or administrative agency or authority, court, legislative body, commission or third party:

                o challenging our exchange of the original notes or seeking to restrain or prohibit the consummation of the exchange offer or the consent solicitation or otherwise seeking to obtain any damages as a result thereof; or

                o otherwise materially adversely affecting our ability to complete the exchange offer or the consent solicitation.

             o There shall not have occurred any event affecting our business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects that, in our reasonable judgment, is or may be materially adverse to us or to our ability to complete the exchange offer or the consent solicitation.

         The foregoing conditions are for our sole benefit, and we may assert or waive any of them, in whole or in part at any time and from time to time on or before the expiration date. Our failure to exercise any of these rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right.

         If any of the foregoing conditions are not satisfied or waived on or before the expiration date, we may:

             o terminate the exchange offer and consent solicitation and return the tendered original notes;

             o extend the exchange offer and consent solicitation and retain all tendered original notes until the expiration of the extended exchange offer and consent solicitation by giving written notice of the extension to the exchange agent and the dealer managers; or

             o amend the exchange offer in any respect by giving written notice of such amendment to the exchange agent and the dealer managers.

We also reserve the right to amend the exchange offer and consent solicitation at any time before the expiration date and to extend the exchange offer and the consent solicitation for any reason whatsoever.

Exchange Agent

         The Bank of New York will act as the exchange agent for the exchange offer and consent solicitation. All executed letters of transmittal should be directed to the exchange agent at the address set forth on the inside back cover of this prospectus. Questions and requests for additional copies of this prospectus or the letter of transmittal should be directed to the dealer managers or the information agent at the addresses and telephone numbers set forth on the inside back cover of this prospectus.

         Delivery of the letter of transmittal to an address other than the exchange agent's does not constitute a valid delivery of the letter of transmittal.

Dealer Managers

         We have retained Bear, Stearns & Co. Inc. and Friedman, Billings, Ramsey & Co., Inc. as our exclusive dealer managers in connection with this exchange offer and consent solicitation. In this capacity, the dealer managers may contact holders of original notes regarding the exchange offer and consent solicitation and may request DTC participants to forward this prospectus and related materials to beneficial owners of the original notes.

         We have agreed to pay each of the dealer managers one-half of a fee equal to the sum of:

             o $10.00 per $1,000 principal amount of original notes that are tendered for exchange pursuant to the exchange offer in the event we issue and sell new notes in the concurrent offering of new notes discussed under the caption "The New Notes Offering" in an aggregate principal amount of less than $10.0 million;

             o $15.00 per $1,000 principal amount of original notes that are tendered for exchange in the event we issue and sell new notes in an aggregate principal amount equal to or greater than $10.0 million but less than $20.0 million;

             o $20.00 per $1,000 principal amount of original notes that are tendered for exchange in the event we issue and sell new notes in an aggregate principal amount equal to or greater than $20.0 million but less than $25.0 million or

             o $30.00 per $1,000 principal amount of original notes that are tendered for exchange in the event we issue and sell new notes in an aggregate principal amount equal to or greater than $25.0 million.

In addition, we have agreed to reimburse the dealer managers for a portion of their reasonable out-of-pocket expenses in connection with the exchange offer and consent solicitation. The balance of any such expenses will be payable only if we issue and sell at least $10.0 million in aggregate principal amount of new notes in the new notes offering, and then we will be required to reimburse the dealer managers for their reasonable out-of-pocket expenses in connection with the exchange offer, the consent solicitation and the new notes offering up to $500,000. We have also agreed to indemnify the dealer managers and their officers, directors, employees, agents and affiliates against certain liabilities under United States federal or state law or otherwise caused by, relating to or arising out of the exchange offer and consent solicitation.

Information Agent

         D.F. King & Co., Inc. will act as the information agent in connection with the exchange offer and consent solicitation. Any questions concerning the exchange offer and consent solicitation procedures or requests for assistance or additional copies of this prospectus or the letters of transmittal may be directed to the information agent at:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                  Bank and Brokers Call Collect: (213) 269-5550
                    All Others Call Toll-Free: (800) 488-8075

Fees and Expenses

         We will pay the expenses of the exchange offer and consent solicitation. Once the registration statement of which this prospectus forms a part is declared effective by the SEC, we will be making the principal solicitation by mail. However, where permitted by applicable law, we may make additional solicitations by telephone, e-mail or in person by officers and regular employees of ours and those of our affiliates.

         Except as described above, and in "-Dealer Managers," above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer and consent solicitation. We will pay, however, the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee, the information agent and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and the related documents to the beneficial owners of the original notes, and in handling or forwarding exchanges.

         We will also pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer and consent solicitation. If, however, new notes or original notes for principal amounts not presented for exchange or not exchanged are to be issued in the name of any person other than the registered holder of the new notes, or if original notes presented for exchange are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to the exchange offer and consent solicitation, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the holder.

                             THE NEW NOTES OFFERING

         Concurrently with the exchange offer and consent solicitation, we will offer and sell new notes for cash in a public offering. The offering will be for up to an additional $30.0 million in principal amount of new notes, plus an underwriters' over-allotment option to purchase an additional $4.5 million of new notes. We will apply the proceeds of the offering, after expenses, to fund the consent payment, the cash portion of the option to tender original notes for cash plus new notes and accrued interest on tendered original notes as described in "The Exchange Offer and Consent Solicitation-The Exchange Offer." We will use the balance of the proceeds for general working capital, including to pay down debt. However, neither the exchange offer nor the option to tender original notes for cash plus new notes is conditioned upon completion of the new notes offering for any amount.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization as of December 31, 2002 on an actual basis, as adjusted to give effect to the exchange offer, and as further adjusted to give effect to the concurrent offering for cash of $30.0 million of new notes we describe in "The New Notes Offering," and the application of the proceeds from that offering:

                                                                                  As of December 31, 2002
                                                              ----------------------------------------------------------------
                                                              Actual          As adjusted(1)(2)(3)      As further adjusted(4)
                                                              ------          --------------------      ----------------------
                                                                                     (in thousands)
                                                                                       (unaudited)
Cash and cash equivalents............................        $ 44,041                 $ 25,650                $ 52,343
                                                             --------                 --------                --------
Current portion of long-term debt....................           8,499                    8,499                   8,499
Long-term debt:
   Non-recourse......................................          76,970                   76,790                  76,970
   Other.............................................          23,703                   23,703                  23,703
   Notes due 2004....................................          65,336                        -                       -
   New notes due 2008(1).............................               -                   55,336                  85,336
                                                             --------                 --------                --------
     Total long-term debt............................        $174,508                 $164,508                $194,508
                                                             --------                 --------                --------
Stockholders' equity
   Preferred stock, $1.00 par value, 1,000,000 shares
     authorized, none issued.........................               -                        -                       -
   Common stock, $.01 par value, 49,000,000 shares
     authorized, 25,044,066 shares issued ...........             250                      250                     250
   Additional paid-in capital........................         223,766                  223,766                 223,766
   Less cost of treasury shares, 7,821,645 shares....         (76,330)                 (76,330)                (76,330)
   Less loan receivable from ESOP....................          (1,193)                  (1,193)                 (1,193)
   Accumulated other comprehensive income............           5,947                    5,947                   5,947
   Retained earnings (5).............................          80,782                   79,866                  79,866
                                                             --------                 --------                --------
     Total stockholders' equity......................         233,222                  232,306                 232,306
                                                             --------                 --------                --------
Total capitalization.................................        $407,730                 $396,814                $426,814
                                                             ========                 ========                ========

-----------------
(1) Assumes that all of the original notes will be tendered for exchange and that $10.0 million of original notes will be redeemed from holders of original notes electing the cash plus new notes option of the exchange offer.
(2) Assumes that expenses of the exchange offer are $5.1 and $3.3 million of accrued interest will be paid to the holders of the original notes.

(3) Fees and expenses of $5.1 million, comprised of fees of the dealer managers for the exchange offer, the trustee under both the original and new notes indentures, legal fees, the consent payment and related filing, accounting and printing fees, are allocated to the exchange offer and consent solicitation.
(4) Fees and expenses of $3.3 million, comprised of underwriting discounts and commissions of $3.3 million payable in connection with the new notes offering, are allocated to that offering.

(5) Reflects expensing of costs of $854,000, net of tax, related to the exchange offer and $62,000 of deferred financing costs attributable to the $10.0 million cash consideration.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial data should be read together with our consolidated financial statements, the notes to our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" which are included elsewhere in this prospectus. The selected consolidated financial data set forth below for each of the years ended September 30, 2002, 2001 and 2000, and at September 30, 2002 and 2001, have been derived from our consolidated financial statements for those periods appearing elsewhere in this prospectus, which were audited by Grant Thornton LLP, independent accountants. The selected consolidated financial data for the years ended September 30, 1999 and 1998 and at September 30, 2000, 1999 and 1998 have been derived from our consolidated financial statements for those periods audited by Grant Thornton LLP but not included in this prospectus. The selected consolidated financial data set forth below as of December 31, 2002 and for the three months periods ended December 31, 2002 and 2001 have been derived from our unaudited consolidated financial statements for those periods included in this prospectus.

                                         Three months ended                        Years ended
                                            December 31,                          September 30,
                                          -----------------      -------------------------------------------------
                                           2002       2001       2002       2001       2000       1999       1998
                                           ----       ----       ----       ----       ----       ----       ----
                                                                      (in thousands)
Statement of operations data:
Revenues:
   Energy (1).......................      $17,960    $28,757   $ 97,912   $ 94,806   $ 70,552   $ 55,093    $ 6,734
   Real estate finance..............        3,159      3,684     16,582     16,899     18,649     45,907     55,834
   Interest and other...............        2,268      1,341      6,269      6,601     11,460      8,525      7,263
                                          -------    -------   --------   --------   --------   --------    -------
Total revenues......................      $23,387    $33,782   $120,763   $118,306   $100,661   $109,525    $69,831
                                          =======    =======   ========   ========   ========   ========    =======

Income from continuing operations
   before income taxes and
   cumulative effect of change in
   accounting principle.............      $ 2,618    $ 4,377   $ 11,772   $ 20,410   $  7,882   $ 35,776    $41,127
Provision for income taxes..........          837      1,447      3,414      6,327      2,401     11,262     13,123
                                          -------    -------   --------   --------   --------   --------    -------
Income from continuing operations
   before and cumulative effect of
   change in accounting principle...      $ 1,781    $ 2,930   $  8,358   $ 14,083   $  5,481   $ 24,514    $28,004
                                          =======    =======   ========   ========   ========   ========    =======
Net income (loss)...................      $ 1,781    $ 2,189   $ (3,309)  $  9,829   $ 18,165   $ 18,460    $27,611
                                          =======    =======   ========   ========   ========   ========    =======

Weighted average-basic common shares
   outstanding........................     17,369     17,432     17,446     17,962     23,413     22,108     16,703
Weighted average common shares diluted     17,647     17,749     17,805     18,436     23,828     22,803     17,268

Net income (loss) per common
   share-basic:
From continuing operations before
   discontinued operations and
   cumulative effect of change in
   accounting principle.............        $0.10      $0.17      $0.48      $0.78      $0.24      $1.10      $1.67
                                            =====      =====      =====      =====      =====      =====      =====
Net income (loss) per common
   share-basic......................        $0.10      $0.13    $(0.19)      $0.55      $0.78      $0.83      $1.65
                                            =====      =====    =======      =====      =====      =====      =====

                                         Three months ended                        Years ended
                                            December 31,                          September 30,
                                          -----------------      -------------------------------------------------
                                           2002       2001       2002       2001       2000       1999       1998
                                           ----       ----       ----       ----       ----       ----       ----
Net income (loss) per common
  share-diluted:
From continuing operations before
  discontinued operations and
  cumulative effect of change in
  accounting principle................      $0.10      $0.17      $0.47      $0.76      $0.23      $1.07      $1.62
                                            =====      =====      =====      =====      =====      =====      =====
Net income (loss) per common
  share-diluted.......................      $0.10      $0.12     $(0.19)      $0.53      $0.76      $0.81      $1.60
                                            =====      =====     ======      =====      =====      =====      =====

Cash dividends per common share.......      $0.03      $0.03      $0.13      $0.13      $0.13      $0.13      $0.13
                                            =====      =====      =====      =====      =====      =====      =====

                                                                                  September 30,
                                            December 31,      -----------------------------------------------------
                                               2002             2002       2001       2000       1999       1998
                                               ----             ----       ----       ----       ----       ----
                                                                      (in thousands)
Balance sheet data:
Total assets.........................        $495,209         $467,498   $466,464   $507,831   $540,132   $415,561
Total long-term debt.................        $174,508         $155,510   $150,131   $134,932   $234,028   $140,280
Stockholders' equity.................        $233,222         $233,539   $235,459   $281,215   $263,789   $236,478

---------------------------
(1) The results for the fiscal years ended after September 30, 1999 include the activities of Viking Resource Corporation, which we acquired on August 31, 1999. The results for the fiscal years ended after September 30, 1998 include the activities of Atlas America, which we acquired on September 29, 1998.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Overview

         Since fiscal 1999, our energy operations have become an increasingly significant aspect of our company. This results not only from our acquisitions of energy companies and energy assets, but also from the sale of our proprietary small ticket leasing business in fiscal 2000 and our decision, also in fiscal 2000, to focus our real estate finance operations on managing our existing portfolio rather than acquiring new real estate loans. In fiscal 2002, we began to pursue expansion of our financial services and real estate operations through sponsorship of investment partnerships. Neither our financial services nor our real estate investment partnerships constituted a material portion of our business at December 31, 2002. We show the expansion of our energy operations over the past three years in the following tables, which we have restated to reflect the sale of our proprietary small ticket equipment leasing business:

                   Revenues as a Percent of Total Revenues (1)

                                             Three months ended                       Years ended
                                                December 31,                          September 30,
                                            -------------------          ------------------------------------
                                            2002           2001           2002           2001            2000
                                            ----           ----           ----           ----            ----
Energy(2)..........................          77%            85%            81%            80%             70%
Real estate finance................          14%            11%            14%            14%             19%

                     Assets as a Percent of Total Assets (3)

                                                                                    September 30,
                                                 December 31,             ----------------------------------
                                                    2002                  2002           2001           2000
                                                    ----                  ----           ----           ----
Energy.............................                 40%                    39%            38%            29%
Real estate finance................                 41%                    44%            44%            40%

-----------------
(1) We attribute the balance (9% and 4% for the three months ended December 31, 2002 and 2001 and 5%, 6% and 11% in fiscal 2002, 2001 and 2000) to revenues derived from assets which do not meet the definition of a business segment and corporate assets, such as cash, common shares held in RAIT Investment Trust and other corporate investments.

(2) Energy revenues decreased in the first fiscal quarter ended December 31, 2002 as compared to the first fiscal quarter ended December 31, 2001 as a result of the timing of drilling funds raised and subsequently converted to earnings as wells are drilled. We expect this ratio to increase for the remaining quarters of fiscal 2003.

(3) We attribute the balance (19% for the three months ended December 31, 2002 and 17%, 18% and 31% in fiscal 2002, 2001 and 2000) to assets which do not meet the definition of a business segment and corporate assets, as described in note (1).

Results of Operations: Energy

         The following tables set forth information relating to revenues recognized and costs and expenses incurred, daily production volumes, average sales prices, production costs as a percentage of natural gas and oil sales, and production costs per Mcfe for our energy operations during the periods indicated:

                                             Three months ended                       Years ended
                                                December 31,                          September 30,
                                            -------------------          ------------------------------------
                                            2002           2001           2002           2001            2000
                                            ----           ----           ----           ----            ----
                                                                    (in thousands)
Revenues:
     Production......................       $  8,069      $  7,326     $ 28,916         $ 36,681       $ 25,231
     Well drilling...................          6,583        17,981       55,736           43,464         31,869
     Well services...................          1,900         2,098        7,871            8,946          8,682
     Transportation..................          1,408         1,352        5,389            5,715          4,770
                                            --------      --------     --------         --------       --------
                                            $ 17,960      $ 28,757     $ 97,912         $ 94,806       $ 70,552
                                            ========      ========     ========         ========       ========

Costs and expenses:
     Production and exploration......         $1,586        $2,042     $  8,264         $  7,846       $  8,339
     Well drilling...................          5,725        15,620       48,443           36,602         25,806
     Well services...................            855           917        3,938            4,151          3,772
     Transportation..................            591           567        2,052            2,001          2,842
     Non-direct......................          2,229         1,455        7,753            9,376          7,619
                                            --------      --------     --------         --------       --------
                                            $ 10,986      $ 20,601     $ 70,450         $ 59,976       $ 48,378
                                            ========      ========     ========         ========       ========


                                             Three months ended                       Years ended
                                                December 31,                          September 30,
                                            -------------------          ------------------------------------
                                            2002           2001           2002           2001            2000
                                            ----           ----           ----           ----            ----
Production revenues (in thousands):
     Gas (1).........................       $  7,050      $  6,413     $  25,359        $ 31,945       $ 20,286
     Oil.............................       $  1,016      $    908     $   3,533        $  4,535       $  4,802
Production volumes:
     Gas (Mcf/day) (1) ..............         19,346        20,577        19,499          17,377         17,596
     Oil (Bbls/day)..................            447           533           473             486            535
Average sales prices:
     Gas (per Mmcf)(2)...............       $   3.96      $   3.39     $    3.56        $   5.04       $   3.15
     Oil (per Bbl)...................       $  24.71      $  18.53     $   20.45        $  25.56       $  24.50
Production costs (3):
     As a percent of production
        revenues.....................            19%           22%           23%             16%            29%
     Per equivalent Mcfe ............       $   0.76      $   0.74     $    0.82        $   0.84       $   0.95

-------------
(1)  Excludes sales of residual gas and sales to landowners.

(2) Our average sales price before the effects of hedging was $4.01 for the quarter ended December 31, 2002 and $3.57, $5.13 and $3.28 for the fiscal years ended September 30, 2002, 2001 and 2000, respectively. No contracts were settled for the quarter ended December 31, 2001.

(3) Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, gathering charges and production overhead.

         Our well drilling revenues and expenses represent the billing and costs associated with the completion of 37, 91, 242, 234 and 168 net wells for partnerships sponsored by Atlas America in the three months periods ended December 31, 2002 and 2001 and fiscal 2002, 2001 and 2000, respectively. The following table sets forth information relating to these revenues and costs and expenses during the periods indicated:

                                              Three months ended                      Years ended
                                                 December 31,                       September 30,
                                             --------------------        ------------------------------------
                                             2002           2001          2002          2001           2000
                                             ----           ----          ----          ----           ----
                                                                      (in thousands)
Average revenue per well...............     $   178       $   198        $   230       $   186        $   190
Average cost per well..................         155           172            200           156            154
                                                                         -------       -------        -------
Average gross profit per well..........     $    23       $    26        $    30       $    30        $    36
                                            =======       =======        =======       =======        =======
Gross profit margin....................     $   858       $ 2,361        $ 7,293       $ 6,862        $ 6,063
                                            =======       =======        =======       =======        =======
Gross margin percent...................          13%           13%            13%           16%            19%
                                            =======       =======        =======       =======        =======

Quarter Ended December 30, 2002 Compared to Quarter Ended December 31, 2001

         Our natural gas revenues were $7.0 million in the first quarter of fiscal 2003, an increase of $637,000 (10%) from $6.4 million in the first quarter of fiscal 2002. The increase was due to a 17% increase in the average sales price of natural gas partially offset by a 6% decrease in production volumes. The $649,000 increase in gas revenues consisted of $1.1 million attributable to price increases, partially offset by $449,000 attributable to volume decreases. We received $3.96 and $3.39 per Mcf for our natural gas in the first quarter of fiscal 2003 and 2002, respectively. As a result, if current market conditions continue, we believe that our natural gas production revenues will be higher in the remainder of fiscal 2003 than in fiscal 2002. Natural gas volume decreases are attributable to constraints on our production throughput due to both pipeline capacity and inclement weather. Capacity constraints will be eased in the second quarter of fiscal 2003 upon the completion of an additional delivery point into an interstate pipeline system.

         Our oil revenues were $1.0 million in the first quarter of fiscal 2003, an increase of $108,000 (12%) from $908,000 in the first quarter of fiscal 2002. The increase resulted from a 33% increase in the average sales price of oil despite a 16% decrease in production volumes. The $108,000 increase in oil revenues consisted of $303,000 attributable to price increases, partially offset by $195,000 attributable to volume decreases. Oil prices were higher in the first quarter of fiscal 2003 than in fiscal 2002. The prices we received for our oil sold in the first quarter of fiscal 2003 increased to approximately $25.00 per barrel. The decrease in oil volumes is a result of the natural production decline inherent in the life of a well. This decline was not offset by new wells added, as the majority of the wells we have drilled during the past several years have targeted gas reserves.

         Our well drilling revenues and expenses represent the billing and costs associated with the completion of 37 and 91 net wells for partnerships sponsored by Atlas America in the first quarters of fiscal 2003 and 2002, respectively. Our well drilling gross margin was $858,000 in the first quarter of fiscal 2003, a decrease of $1.5 million from $2.4 million in the first quarter of fiscal 2002 due to a decrease in the number of wells drilled ($1.25 million) and the gross margin per well ($250,000). The decrease in the number of wells drilled was a result of an acceleration of the timing of funds raised through our private drilling investment partnerships and, thus, the drilling of wells. We recognized the majority of the drilling revenue from our calendar 2002 private drilling investment partnerships through September 30, 2002. The majority of the revenue associated with our calendar 2001 private drilling investment partnerships was recognized through December 31, 2001. We anticipate that drilling revenues for the second quarter of fiscal 2003 will be greater than the drilling revenues for the second quarter of fiscal 2002 as a result of an increase in the amount of funds raised in our calendar 2002 public drilling investment partnership as compared to our calendar 2001 public drilling investment partnership. Demand for drilling equipment and services increased in the fiscal year ended September 30, 2002, resulting in an increase in the cost to us of obtaining such equipment and services in the quarter ended December 31, 2001. These costs have decreased slightly in the first quarter of fiscal 2003. In fiscal 2002, we changed the structure of our drilling contracts to a cost-plus basis from a turnkey basis. Cost-plus contracts protect us in an inflationary environment while limiting our profit margin. We continue to enter into drilling contracts with gross margin rates of 13% and expect to obtain that margin through fiscal 2003.

         Our well services revenues decreased $198,000 (9%) primarily as a result of a decrease in services provided for third parties in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002. Our well service expenses decreased $62,000 (7%) in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002. The decrease in fiscal 2003 also resulted from a reduction in services provided for third parties.

         Our production and exploration expenses were $1.6 million in the first quarter of fiscal 2003, a decrease of $456,000 (22%) from $2.0 million in the first quarter of fiscal 2002. This decrease resulted primarily from an increase in credit received for our contribution of leases to our investment partnership, which offsets our exploration expense.

         Our non-direct expenses were $2.2 million in the first quarter of fiscal 2003, an increase of $774,000 (53%) from $1.5 million in the first quarter of fiscal 2002. These expenses include, among other things, salaries and benefits not allocated to a specific energy activity, costs of running our energy corporate office, partnership syndication activities and outside services. These expenses are partially offset by reimbursements we receive from our partnership drilling activities. These reimbursements decreased $670,000 as a result of 54 less wells drilled in the first quarter of fiscal 2003 as compared to the first quarter of 2002, discussed earlier. We anticipate that our reimbursements from our drilling investment partnerships for the second quarter of fiscal 2003 will be greater than the reimbursements for the second quarter of fiscal 2002 as a result of an increase in the amount of funds raised in our calendar 2002 public drilling investment partnership as compared to our 2001 public investment drilling partnerships. In addition, the cost of running our energy corporate office, including postage and telephone costs, increased approximately $100,000 as a result of continued growth in our energy operations.

Year Ended September 30, 2002 Compared to Year Ended September 30, 2001

         Our natural gas revenues were $25.4 million in fiscal 2002, a decrease of $6.6 million (21%) from $31.9 million in fiscal 2001. The decrease was due to a 29% decrease in the average sales price of natural gas partially offset by a 12% increase in production volumes. The $6.6 million decrease in gas revenues consisted of $9.3 million attributable to price decreases, partially offset by $2.7 million attributable to volume increases. Natural gas volume increases are attributable to volumes associated with new wells drilled for our partnerships, partially offset by the natural production decline in our existing wells.

         Our oil revenues were $3.5 million in fiscal 2002, a decrease of $1.0 million (22%) from $4.5 million in fiscal 2001. The decrease resulted from a 20% decrease in the average sales price of oil and a 3% decrease in production volumes. The $1.0 million decrease in oil revenues consisted of $906,000 attributable to price decreases, and $96,000 attributable to volume decreases. The decrease in oil volumes is a result of the natural production decline inherent in the life of a well. This decline was not offset by new wells added, as the majority of the wells we have drilled during the past several years have targeted gas reserves.

         Our well drilling gross profit increased $431,000 in fiscal 2002 from fiscal 2001. Of that increase, $241,000 resulted from an increase in the number of wells drilled, while $190,000 resulted from an increase in our gross profit per well. In fiscal 2002, we changed the structure of our drilling contracts to a cost-plus basis from a turnkey basis. We entered into contracts with gross margin rates of 13% in fiscal 2002.

         Our well services revenues decreased $1.1 million (12%) primarily as a result of a decrease in gas marketing revenues due to the continuing decrease of our marketing activities for third parties in fiscal 2002. Although we sold our gas marketing subsidiary in fiscal 2000, we continued to maintain a small in-house marketing function in both fiscal 2001 and 2002. We expect fiscal 2003 marketing levels to be in line with fiscal 2002, although we expect that fee income will increase due to the addition of further partnership wells. The decrease in gas marketing revenues was partially offset by an increase in fee income due to an increase in the number of wells we operate as a result of new partnership wells drilled during fiscal 2002 and 2001. Our well service expenses decreased 5% in fiscal 2002 as compared to the prior year. The decrease resulted from our decreased gas marketing activities, partially offset by an increase in labor costs due to the increased number of wells we service.

         Our transportation revenues, which derive from our natural gas transportation agreements with partnerships we sponsor, decreased $326,000 (6%) in fiscal 2002 to $5.4 million from $5.7 million in fiscal 2001. The decrease was a result of a decrease in the average prices received for natural gas transported by our pipelines. On a material portion of our transportation contracts, the fees charged vary with the price of natural gas.

         While we continue to seek production efficiencies and reduced our average production cost from $0.84 per Mcf in fiscal 2001 to $0.82 per Mcf in fiscal 2002, our aggregate production and exploration costs increased $418,000 (5%) to $8.3 million in fiscal 2002 from $7.8 million in fiscal 2001 as a result of an increase in the number of wells in which we have an interest and transportation expenses associated with the increased volumes we produced to our interest.

         Our non-direct expenses were $7.8 million in fiscal 2002, a decrease of $1.6 million (17%) from $9.4 million in fiscal 2001. These expenses include, among other things, salaries and benefits not allocated to a specific energy activity, costs of running our energy corporate office, partnership syndication activities and outside services. These expenses were partially offset by fees we earn from our partnership management activities, resulting from an increase in the number of wells we drilled and managed during the year as compared to the prior year. In addition, we more closely allocated direct costs associated with our other energy activities to those activities, thereby reducing non-direct expenses.

         Depletion of oil and gas properties as a percentage of oil and gas revenues was 27% in fiscal 2002 compared to 17% in fiscal 2001. The variance from period to period is directly attributable to changes in our oil and gas reserve quantities, product prices and fluctuations in the depletable cost basis of oil and gas. Lower gas prices caused depletion as a percentage of oil and gas revenues to increase in fiscal 2002 as compared to fiscal 2001.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2000

         Our natural gas revenues were $31.9 million in fiscal 2001, an increase of $11.7 million (57%) from $20.3 million in fiscal 2000. The increase was due to a 60% increase in the average sales price of natural gas partially offset by a 1% decrease in production volumes. The $11.7 million increase in gas revenues consisted of $12.2 million attributable to price increases, partially offset by $491,000 attributable to volume decreases.

         Our oil revenues were $4.5 million in fiscal 2001, a decrease of $267,000 (6%) from $4.8 million in fiscal 2000. The decrease resulted from a 9% decrease in production volumes, partially offset by a 4% increase in the average sales price of oil. The $267,000 decrease in oil revenues consisted of $474,000 attributable to volume decreases partially offset by $207,000 attributable to price increases.

         Our well drilling gross profits increased $799,000 (13%) in fiscal 2001 as compared to fiscal 2000. While we realized an increase of $1.9 million in profits due to an increase in the number of wells drilled, there was a partial offset of $1.1 million due to a decrease in the gross profit per well. The increase in the number of wells drilled resulted from an increase in the funds we were able to obtain from investors for our drilling partnerships. The decrease in our gross profit per well was a result of a decrease of $4,000 (2%) in our average revenue per well, while our average cost per well increased $2,000 (1%). Both revenue and cost per well are affected by changes in oil and gas prices and competition for drilling equipment and services.

         Well services revenues increased $264,000 (3%) to $8.9 million from $8.7 million in fiscal 2000 as a result of an increase in the number of wells we operate. The increase in the number of wells resulted from new partnership wells drilled during fiscal 2001. This increase was partially offset by a decrease in gas marketing revenues associated with the sale of our gas marketing subsidiary and a reduction of our activities in this area. Our well service expenses increased $379,000 (10%) to $4.2 million in fiscal 2001 as compared to $3.8 million in fiscal 2000. The increase in fiscal 2001 resulted from an increase in labor costs due to the increase in the number of wells we service.

         Our transportation revenues increased $945,000 (20%) to $5.7 million from $4.8 million due to volumes associated with the additional wells drilled and pipelines acquired. Our transportation expenses decreased $841,000 (30%) in fiscal 2001 as a result of certain maintenance and repair costs incurred in fiscal 2000 associated with our acquisition of Viking Resources in August 1999.

         Our production and exploration costs decreased $493,000 (6%) to $7.8 million in fiscal 2001 from $8.3 million in fiscal 2000. The decrease in fiscal 2001 as compared to fiscal 2000 reflects efficiencies we realized through our consolidation of field operations subsequent to various acquisitions, offset by increased personnel and operating expenses resulting from our increased drilling activities. Average production costs decreased $0.11 (12%) to $0.84 per Mcf in fiscal 2001 from $0.95 per Mcf in fiscal 2000.

         Our non-direct expenses were $9.4 million in fiscal 2001, an increase of $1.8 million (23%) from $7.6 million in fiscal 2000. These expenses increased in part due to increased operations in our energy division and the transfer of personnel and their related payroll costs from corporate general and administrative to energy non-direct. In addition, costs and expenses associated with our public pipeline subsidiary, Atlas Pipeline Partners, increased $567,000 in part due to a full year of operations in fiscal 2001. Also, syndication expenses and outside services expenses increased $229,000 during fiscal 2001 as the amount of funds raised for our drilling partnerships and related drilling and servicing activities increased.

         Depletion of oil and gas properties as a percentage of oil and gas revenues was 17% in fiscal 2001 compared to 23% in fiscal 2000. The variance from period to period is directly attributable to changes in our oil and gas reserve quantities, product prices and fluctuations in the depletable cost basis of oil and gas. Higher gas prices caused depletion as a percentage of oil and gas revenues to decrease.

Results of Operations: Real Estate Finance

         During fiscal 2002 and the first three months of fiscal 2003, we continued to focus on managing our existing portfolio of real estate loans rather than on acquiring new real estate loans. In fiscal 2002 and 2001 we sold eight portfolio loans, took a non-recourse note as partial proceeds on the sale of one loan, acquired senior lien interests in each of two loans in which we had previously held only subordinate interests and acquired senior lien interests in four other loans. These transactions were primarily directed at simplifying our loan portfolio, improving our lien seniority and increasing our interest income.

         The following table sets forth information relating to the revenues recognized and costs and expenses incurred in our real estate finance operations during the periods indicated:

                                             Three months ended                      Years ended
                                                December 31,                        September 30,
                                             -------------------          --------------------------------
                                             2002           2001          2002         2001           2000
                                             ----           ----          ----         ----           ----
                                                      (unaudited)
                                                                     (in thousands)
Revenues:
   Interest............................    $   1,931      $   2,328      $   9,907    $   9,251     $  11,229
   Accreted discount (net of
      collection of interest)
      of interest).....................          695          1,201          3,212        5,923         5,802
   Equity in (loss) earnings of equity
      investee.........................         (348)            87            454         (329)         (219)
   Gains of resolutions of loans and
      loan payments in excess of the
      carrying value of loans..........          813              -          2,398        1,612         1,443
   Net rental and fee income...........           68             68            611          442           394
                                           ---------      ---------      ---------    ---------     ---------
                                           $   3,159      $   3,684      $  16,582    $  16,899     $  18,649
                                           =========      =========      =========    =========     =========
Cost and expenses......................    $     846      $     523      $   2,243    $   1,504     $   3,256
                                           =========      =========      =========    =========     =========

Quarter Ended December 31, 2002 Compared to Year Ended December 31, 2001

         Revenues from our real estate finance operations decreased $525,000 (14%), from $3.7 million in the first quarter of fiscal 2002 to $3.2 million in the first quarter of fiscal 2003. This decrease primarily resulted from the following:

         o A decrease of $903,000 (26%) in interest and accreted discount resulting primarily from the following:

             o The sale of two loans, one in January 2002 and one in June 2002, which decreased interest income by $782,000 in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002.

             o The completion of accretion of discount on three loans decreased interest income by $383,000 in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002.

             o An increase of $243,000 in our accretion due to an increase in our estimated cash flows relating to several properties. These increases resulted from improvements in general economic conditions in the areas in which these properties are located, which enabled the properties to obtain increased current rents or occupancy rates and thus increased our estimates of cash flows from these properties.

         o An increase of $813,000 in gain on resolution of a loan in the first quarter of fiscal 2003 due to the sale of one loan having a book value of $4.2 million for $5.0 million. We did not sell any loans in the first quarter of fiscal 2002.

         o A loss of $348,000 from our share of the operating results of our unconsolidated real estate investments accounted for on the equity method in the first quarter of fiscal 2003 as compared to income of $87,000 in the first quarter of fiscal 2002. The loss was the result of an increase in depreciation and an operating losses on a property in which we acquired an interest in March 2002.

         Costs and expenses of our real estate finance operations were $846,000 in the first quarter of fiscal 2003, an increase of $323,000 (62%) from $523,000 in the first quarter of fiscal 2002. The increase primarily resulted from approximately $250,000 in non-recoverable payments made to protect our interests in certain properties underlying our investments in real estate loans. In addition, wages and benefits increased $76,000 in the first quarter of fiscal 2003 as a result of the addition of a new president and other personnel in our real estate subsidiary in anticipation of the expansion of our real estate operations through the sponsorship of real estate investment partnerships as well as the on-going management of our existing portfolio of commercial loans and real estate joint ventures. The real estate investment partnership we sponsored in fiscal 2002 is still in its offering phase and, consequently, did not generate fees or other revenues for us.

Year Ended September 30, 2002 Compared to Year Ended September 30, 2001

         Revenues from our real estate finance operations decreased $317,000 (2%) from $16.9 million in fiscal 2001 to $16.6 million in fiscal 2002. We attribute these changes to the following:

         o A decrease in interest and accreted discount of $2.1 million (14%) in fiscal 2002 as compared to fiscal 2001, primarily resulting from the following:

             o The sale of three and five loans in fiscal 2002 and fiscal 2001, respectively, which decreased interest income by $3.6 million in fiscal 2002 as compared to fiscal 2001. We anticipate that the sale of loans in fiscal 2002 will further decrease accretion in fiscal 2003 as compared to fiscal 2002 by approximately $1.2 million.

             o The completion of accretion on five loans, which decreased interest income by $510,000 in fiscal 2002 as compared to fiscal 2001. We anticipate that the completion of accretion on these loans will further reduce accretion by approximately $1.5 million in fiscal 2003 as compared to fiscal 2002.

             o An increase of $612,000 in our accretion due to increases in our estimated cash flows relating to several properties. These increases resulted from improvements in general economic conditions in the areas in which these properties are located, which enabled the properties to obtain increased current rents or occupancy rates and thus increased our estimates of cash flows from these properties.

             o An increase in interest income of $1.4 million resulting from the purchase of senior lien interests in loans in fiscal 2001 in which we previously held subordinated interests.

         o An increase of $786,000 (49%) in gains from resolution of loans and loan repayments in excess of carrying values in fiscal 2002 as compared to fiscal 2001, resulting primarily from the following:

             o In fiscal 2002, we sold one loan having a book value of $1.0 million to RAIT Investment Trust for $1.8 million, resulting in a gain of $757,000.

             o In fiscal 2002, we sold a second loan having a book value of $22.4 million for $24.0 million, resulting in a gain of $1.6 million.

             o In fiscal 2001, we sold loans having an aggregate book value of $23.6 million for $25.1 million, resulting in gains of $1.5 million.

             o In fiscal 2001, we received repayments on two loans having an aggregate book value of $130,000, for $225,000, resulting in gains of $95,000.

         o An increase in equity in earnings (loss) of equity investee of $783,000 primarily resulting from an increase in our equity earnings in one real estate joint venture in which we own a 50% equity interest.

         o An increase in net rental and fee income of $169,000 to $611,000 in fiscal 2002 from $442,000 in fiscal 2001, primarily resulting from the receipt of a consulting fee from another real estate joint venture in which we own a 25% equity interest.

         Gains on resolutions of loans and loan payments in excess of the carrying value of loans (if any) and the amount of fees received (if any) vary from transaction to transaction and there may be significant variations in our gains on resolutions and fee income from period to period.

         Costs and expenses of our real estate finance operations were $2.4 million in fiscal 2002, an increase of $919,000 (61%) from $1.5 million fiscal 2001. The increase primarily resulted from an increase in professional fees of $577,000 associated with litigation settled in fiscal 2002 regarding two of our real estate loans. In addition, wages and benefits increased $308,500 in fiscal 2002 as a result of the addition of personnel in our real estate subsidiary to manage our existing portfolio of commercial loans and real estate joint ventures and to expand our real estate operations through the sponsorship of real estate investment partnerships.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2000

         Revenues from our real estate finance operations decreased $1.7 million (9%), from $18.6 million in fiscal 2000 to $16.9 million in fiscal 2001. We attribute the decrease primarily to the following:

         o A decrease of $1.9 million (11%) in interest income and accreted discount resulting from the following:

             o The repayment of two loans by two borrowers, one in October 1999 and one in July 2000 of approximately $59.6 million, which decreased interest income by $1.9 million during fiscal 2001 compared to fiscal 2000.

             o The sale of six loans, one in December 1999, one in June 2000, one in March 2001, two in June 2001 and one in July 2001, which decreased interest income by $863,000 during fiscal 2001 compared to fiscal 2000.

             o The completion of accretion of discount in fiscal 2001 on eight loans as to which $1.4 million in accretion had been taken in fiscal 2000, as compared to $448,000 of accretion in fiscal 2001, which decreased interest income by $948,000.

             o The non-cash loss and decrease in service fees were offset by an increase of $1.9 million in accretion of discount on eight loans in fiscal 2001 compared to fiscal 2000.

         o An increase of $110,000 (50%) in equity in loss of equity investee resulting from a non-cash loss associated with depreciation and other non-cash charges allocated to our interest.

         o An increase of $48,000 (12%) in net rental and fee income during fiscal 2001 to $442,000 from $394,000 in fiscal 2000, primarily resulting from an increase in service fees.

         o An increase of $169,000 (12%) in gains on sales of loans from $1.4 million in fiscal 2000 to $1.6 million in fiscal 2001, resulting primarily from the following:

             o The sales of five loans in fiscal 2001, having aggregate book values of $23.6 million, for $25.1 million, resulting in gains of $1.5 million as compared to the sales of three loans in fiscal 2000, having aggregate book values of $11.1 million, for $12.4 million, resulting in gains of $1.3 million.

             o The repayment of two loans in fiscal 2001, having aggregate book values of $130,000, for $225,000, resulting in gains of $95,000 as compared to the repayment of four loans in fiscal 2000, having aggregate book values of $299,000, for $440,000, resulting in gains of $141,000.

         Costs and expenses of our real estate finance operations decreased $1.8 million (54%) to $1.5 million in the year ended September 30, 2001. The decrease was primarily due to a reduction in staff resulting from our decision in fiscal 2000 to concentrate our real estate finance activities on managing our existing loan portfolio.

Results of Operations: Other Revenues, Costs and Expenses

         Our interest and other income was $2.3 million in the three months ended December 31, 2002, an increase of $927,000 (69%) as compared to $1.3 million in the three months ended December 31, 2001. The following table sets forth information relating to interest and other income during the periods indicated:

                                             Three months ended                      Years ended
                                                December 31,                        September 30,
                                           -----------------------       -----------------------------------
                                             2002           2001          2002         2001           2000
                                             ----           ----          ----         ----           ----
                                                                    (in thousands)
Interest income........................    $     251      $    347       $ 1,242     $  3,199       $  8,610
Dividend income........................          789           804         3,276        2,170          1,705
Gains (losses) on sales of property
   and equipment.......................          974           (14)          315          (54)           179
Other..................................          254           204         1,436        1,286            966
                                           ---------      --------       -------     --------       --------
                                           $   2,268      $  1,341       $ 6,269     $  6,601       $ 11,460
                                           =========      ========       =======     ========       ========

Quarter Ended December 31, 2002 Compared to Quarter Ended December 31, 2001

         Interest income decreased $96,000 to $251,000 for the first quarter of fiscal 2003 from $347,000 for the first quarter of fiscal 2002. The decrease was primarily due to lower average rates earned on temporary funds invested. Gains on sale of assets for the first quarter of fiscal 2003 were $974,000, as compared to a loss of $14,000 for the first quarter of fiscal 2002. This primarily reflects the sale of 163,500 shares in RAIT Investment Trust from which we received net proceeds of $3.4 million and a realized a gain of $969,000.

         Our general and administrative expenses increased $332,000 (26%) to $1.6 million in the first quarter of fiscal 2003, as compared to $1.3 million in the first quarter of fiscal 2002. This increase primarily resulted from increases in salaries and benefits due to the addition of personnel.

         Our depreciation, depletion and amortization consists mainly of depletion of oil and gas properties and amortization of contracts acquired. Our depletion as a percentage of oil and gas production revenues was 24% in the first quarter of fiscal 2003 compared to 26% in the first quarter of fiscal 2002. The variance from period to period is directly attributable to changes in our oil and gas reserve quantities, product prices and fluctuations in the depletable cost basis of oil and gas properties.

         The minority interest in Atlas Pipeline Partners represents 48% of the net earnings of Atlas Pipeline Partners. The minority interest arose from the sale in February 2000 of our natural gas gathering operations to Atlas Pipeline Partners and Atlas Pipeline Partners' subsequent initial public offering. Because we own a 52% interest in Atlas Pipeline Partners, it is included in our consolidated financial statements and the ownership by the public is shown as a minority interest.

         Our provision for possible losses increased $223,000 (149%) to $373,000 in the first quarter of fiscal 2003 as compared to $150,000 in the first quarter of fiscal 2002. This increase resulted from certain payments for operating expenses of the properties underlying our loans, including insurance and property taxes and our assessment of economic conditions in the areas in which properties underlying our real estate loans are located.

         Our effective tax rate decreased to 32% in the first quarter of fiscal 2003 as compared to 33% in the first quarter of fiscal 2002 as a result of a decrease in certain unfavorable permanent differences, partially offset by a decrease in tax credits utilized.

Year Ended September 30, 2002 Compared to Year Ended September 30, 2001

         Interest income decreased $2.0 million in fiscal 2002 to $1.2 million from $3.2 million due to the continued decrease in our cash balances from the level at September 30, 2000, which was a result of the sale of our small ticket leasing subsidiary in August 2000, as well as to lower rates on those funds invested. During fiscal 2002 and 2001, such funds were used to invest in our drilling partnerships and to repurchase our common stock. Dividend income increased due to the purchase in December 2001 of an additional 125,000 RAIT Investment Trust shares; additionally, the amount of dividends declared by RAIT Investment Trust increased. Gains on sales of property and equipment increased primarily due to the sale of certain gas and oil assets which were not located within the Appalachian basin and thus did not fit our business model.

         Our general and administrative expenses increased $1.5 million (26%) to $7.1 million in fiscal 2002, from $5.6 million in fiscal 2001. This increase primarily resulted from increases in salaries and benefits, including health insurance, and increases in the costs of our professional services.

         Our interest expense was $12.8 million in fiscal 2002, a decrease of $1.9 million (13%) from $14.7 million in fiscal 2001. This decrease primarily resulted from our repurchase of our senior notes during fiscal 2002 and 2001, which reduced interest by $1.2 million in fiscal 2002 as compared to fiscal 2001. In addition, in energy and real estate finance, our interest expense decreased $867,000 due to decreases in short-term interest rates in fiscal 2002 as compared to fiscal 2001.

         Our provision for possible losses was $1.4 million in fiscal 2002, an increase of $530,000 (61%) from $863,000 in fiscal 2001. The increase resulted from a $910,000 increase in the allowance for possible losses associated with the write-down of one real estate loan which was sold following fiscal 2002 and an increase in the general allowance for possible losses, offset by the recovery of $117,000 from an account previously written off due to the bankruptcy filing of an energy customer.

         Our provision for legal settlement represents the maximum amount of our out-of-pocket liability for the settlement of an amended class action complaint instituted in October 1998 described in "Business-Legal Proceedings." To the extent that our actual cost is less than the provision, it will reduce our expenses in the future.

         The minority interest in Atlas Pipeline Partners' earnings was $2.6 million for the twelve months ended September 30, 2002, as compared to $4.1 million for the twelve months September 30, 2001, a decrease of $1.5 million (36%). This decrease was the result of a decrease in Atlas Pipeline Partners' net income principally caused by decreases in transportation fees received. These fees vary with the price of natural gas, which on average was lower in fiscal 2002 than 2001.

         Our effective tax rate decreased to 29% in fiscal 2002 as compared to 31% in fiscal 2001 as a result of a decrease in amortization of goodwill in fiscal 2002 as compared fiscal 2001. We adopted SFAS 142 on October 1, 2001, which eliminates the amortization of goodwill, and replaces it with a requirement that goodwill be assessed periodically for impairment and an expense recognized to the extent of any impairment not previously recognized.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2000

         Our interest and other income was $6.6 million in fiscal 2001, a decrease of $4.9 million (42%) from $11.5 million in fiscal 2000. The decrease in fiscal 2001 primarily resulted from a decrease in interest income of $5.4 million (63%), most of which was attributable to lower invested balances due to the use and investment in fiscal 2001 of some of the cash we received from the sale of our equipment leasing subsidiary in August 2000. Dividend income increased $465,000 primarily as a result of our purchase of an additional 475,000 shares of RAIT Investment Trust in fiscal 2001. Other expenses, which are netted in this line item, decreased $790,000 in fiscal 2001. The decrease principally resulted from a higher level of expense in fiscal 2000 due to non-recurring charges.

         Our general and administrative expenses were $5.7 million in fiscal 2001, a decrease of $2.2 million (28%) from $7.9 million in fiscal 2000. The decrease primarily resulted from decreases in pension expense and salary and benefits of $2.4 million as we redeployed certain personnel and their related payroll costs to energy operations from general and administrative costs.

         Our depreciation, depletion and amortization expense was $11.0 million in fiscal 2001, an increase of $1.2 million (12%) from $9.9 million in fiscal 2001. This increase primarily resulted from an increase in the depletable basis of our oil and gas properties due to the additional capitalized costs associated with drilling and acquisitions in fiscal 2001.

         Our interest expense was $14.7 million in fiscal 2001, a decrease of $3.9 million (21%) from $18.6 million in fiscal 2000. This decrease primarily resulted from our repurchase of our senior notes during fiscal 2001, which reduced interest expense by $2.9 million for fiscal 2001 as compared to fiscal 2000. In addition, a reduction in borrowings and lower rates for our energy-related borrowings decreased interest expense by $1.2 million in fiscal 2001 and 2000. These decreases were partially offset by an increase in interest expense in our real estate operations due to increased borrowings.

         Our provision for possible losses was $863,000 in fiscal 2001, a net decrease of $73,000 (8%) from $936,000 in fiscal 2000, resulting primarily from the following:

         o In energy, we recorded a provision for possible losses against receivables in the amount of $263,000, associated with the bankruptcy filing of an energy customer.

         o In real estate, we recorded a provision on one loan in the amount of $328,000 in fiscal 2000. We subsequently sold the loan in fiscal 2001 at no further loss.

         Our minority interest in Atlas Pipeline Partners' earnings was $4.1 million for fiscal 2001 as compared to $2.1 million for fiscal 2000, an increase of $2.0 million (99%). The increase was the result of an increase in Atlas Pipeline Partners' net income, resulting from the increase in the average sales price of natural gas in fiscal 2001, as well as the effect of a full year of operations in fiscal 2001.

         Our effective tax rate increased to 31% in fiscal 2001 as compared to 30% in fiscal 2000 as a result of an increase in pre-tax earnings coupled with a consistent level of permanent differences between book and taxable income.

Discontinued Operations and Cumulative Effect of Change in Accounting Principle

         In accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long Lived Assets," our decision in fiscal 2002 to dispose of Optiron Corporation, our former energy technology subsidiary, resulted in the presentation of Optiron as a discontinued operation for the three years ended September 30, 2002. We had held a 50% equity interest in Optiron; as a result of the disposition, we currently hold a 10% equity interest in Optiron.

         The cumulative effect of change in accounting principle relates to Optiron which adopted SFAS 142 on January 1, 2002, and as a result of this adoption, realized an impairment and write-down on its books of goodwill associated with the on-going viability of the product with which the goodwill was associated. This impairment resulted in a cumulative effect adjustment of $1.9 million on Optiron's books, and as a result, we recorded our 50% share of this adjustment.

         In fiscal 2000, we sold our small ticket equipment leasing subsidiary, Fidelity Leasing, to European American Bank and AEL Leasing Co., Inc., subsidiaries of ABN AMRO Bank. We received total consideration of $152.2 million, including repayment of indebtedness of Fidelity Leasing to us. The purchasers also assumed approximately $431.0 million in debt payable to third parties and other liabilities. Of the $152.2 million consideration, $16.0 million was paid by a non-interest bearing promissory note. The promissory note was payable to the extent that payments were made on a pool of Fidelity Leasing lease receivables and refunds were received with respect to certain tax receivables. In addition, $10.0 million was placed in escrow until March 31, 2004 as security for our indemnification obligations to the purchasers.

         The successor in interest to the purchaser, Citibank, N.A., made a series of claims with respect to our indemnification obligations and representations. Effective December 31, 2002, we entered into a settlement agreement. Under the terms of the agreement, we have been released from many of the terms of a covenant not to compete contained in the original agreement of sale and from claims made by Citibank arising from circumstances known at the settlement date or relating to certain of our indemnification obligations. In connection with the settlement:

                  o We paid Citibank $16.0 million, including the $10.0 million escrow fund.

                  o We assigned to Citibank the $16.0 million non-interest bearing promissory note and guaranteed that Citibank will receive payments of $1.2 million on that note. We had carried the note on our books at $6.0 million.

                  o We have delivered two promissory notes to Citibank, each in the principal amount of $1.75 million, bearing interest at 6.6% and due on December 31, 2003 and 2004, respectively.

         We recorded a loss from discontinued operations, net of taxes, of $9.4 million in fiscal 2002 in connection with this settlement. The settlement will result in a net cash cost to us, after taxes and after payment from the escrow fund, of $3.1 million. The settlement frees our present equipment leasing subsidiary, LEAF Financial Corporation, to exploit what we believe are substantial growth opportunities in expanding its asset management business.

Liquidity and Capital Resources

         General. Since fiscal 2000, our major sources of liquidity have been the proceeds of the sale of our proprietary equipment leasing subsidiary, funds generated by operations, funds raised from investment partnerships relating to our energy operations, funds generated by resolutions of real estate loans and borrowings under our existing energy and real estate finance credit facilities. We have employed these funds principally in the expansion of our energy operations, the repurchase of our common stock and the acquisition of senior lien interests with respect to our real estate loans. The following table sets forth our sources and uses of cash for the periods indicated:

                                             Three months ended                      Years ended
                                                December 31,                         September 30,
                                          ------------------------      ------------------------------------
                                             2002           2001          2002         2001           2000
                                             ----           ----          ----         ----           ----
                                                 (unaudited)
                                                                   (in thousands)
Provided by continuing operations......   $   15,813     $   4,557      $   6,827    $  19,271     $  15,386
(Used in) provided by investing
   activities..........................       (4,209)      (11,845)       (24,864)     (28,233)      175,273
Used in financing activities...........       12,325        (1,592)        (3,477)     (58,385)      (77,358)
Used in discontinued operations........       (5,624)         (262)        (1,398)      (1,112)      (28,698)
                                          ----------     ---------      ---------    ---------     ---------
(Decrease) increase in cash and cash
   equivalents.........................   $   18,305     $  (9,142)     $ (22,912)   $ (68,459)    $  84,603
                                          ==========     =========      =========    =========     =========

         Our liquidity is affected by national, regional and local economic trends and uncertainties as well as trends and uncertainties more particular to us, including natural gas prices, interest rates, our ability to raise funds through our sponsorship of investment partnerships and the maturity in 2004 of substantial amounts of debt. While the current favorable natural gas pricing and interest rate environment have been positive contributors to our liquidity, and lead us to believe that we will be able to refinance, or renew, our indebtedness as it matures, there are numerous risks and uncertainties involved. Factors affecting our liquidity, as well as the risks and uncertainties relating to our ability to generate this liquidity, are described in "Risk Factors" and in "-Results of Operations," "-Changes in Prices and Inflation," and "-Contractual Obligations and Commercial Commitments."

Quarter Ended December 31, 2002 Compared to Quarter Ended December 31, 2001

         We had $44.0 million in cash and cash equivalents on hand at December 31, 2002, as compared to $25.7 million at September 30, 2002. Our ratio of earnings from continuing operations before income taxes, minority interest and interest expense to fixed charges was 2.0 to 1.0 in the first quarter of fiscal 2003 as compared to 2.5 to 1.0 in the first quarter of fiscal 2002. Our working capital at December 31, 2002 was $14.1 million, an increase of $9.5 million from $4.6 million at September 30, 2002. This increase in working capital is due to an increase in cash at December 31, 2002 due to higher borrowings than at September 30, 2002, credit availability on our energy line of credit was increased by $7.5 million in the quarter ended December 31, 2002, we also borrowed $5.0 million from Commerce Bank in the quarter ended December 31, 2002. Our long-term debt (including current maturities) to total capital ratio at December 31, 2002 was 43% as compared to 40% at September 30, 2002.

         Cash Flows from Operating Activities. Cash provided by operations is an important source of short-term liquidity for us. It is directly affected by changes in the price of natural gas and oil, and interest rates as well as our ability to raise funds for our drilling investment partnerships and the strength of the market for rentals of the types of properties secured by our real estate loans. Net cash provided by operating activities increased $11.3 million in the first quarter of fiscal 2003 to $15.8 million from $4.6 million in the first quarter of fiscal 2002, as a result of the following:

         o Changes in operating assets and liabilities increased operating cash flow by $12.1 million in the first quarter of fiscal 2003, compared to the first quarter of fiscal 2002. This increase was primarily due to an increase of $5.9 million in current liabilities due to the timing of payments for payables and accrued interest and an increase of $4.2 million in investor funds raised in the quarter ended December 31, 2002 as compared to September 30, 2002. In addition, a tax payment of $1.5 million was made in the quarter ended December 31, 2001. No such tax payment was required in the quarter ended December 31, 2002.

         o Net income from operations in our energy and real estate segments decreased $1.8 million. Our energy net income decreased primarily due to the decreased number of wells drilled in the first quarter of fiscal 2003 compared to the first quarter of fiscal 2002, as we discussed in "Results of Operations-Energy." In real estate finance, interest income decreased and costs associated with loans increased in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002.

         Cash Flows from Investing Activities. Net cash used in our investing activities decreased $7.6 million in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002, as a result of the following:

         o Net payments on notes receivable and investments in real estate loans and ventures increased $8.5 million. Payments received on real estate investments and ventures are normally dependent on third party refinancing or from the sale of a loan and vary from period to period. Additionally, investments in loans and ventures are unique to each property and will vary from period to period depending upon a number of factors. In the first quarter of fiscal 2003, we received proceeds of $3.7 million from the resolution of one loan. In the prior fiscal period we invested $2.9 million in the acquisition of two participations while additions to existing loans were $2.2 million greater than in the quarter ended December 31, 2002.

         o Proceeds from the sale of assets increased $3.4 million due to the sale of 163,500 shares of RAIT Investment Trust in the first quarter of fiscal 2003.

         o Investments in other assets increased by $4.0 million. For the first quarter of fiscal 2003 we invested $1.3 million in, and lent $1.8 million to our Trapeza entities and invested $3.2 million in leases associated with our equipment leasing subsidiary, LEAF Financial Corporation. Offsetting these increases was $1.9 million in RAIT Investment Trust shares purchased in the quarter ended December 31, 2001.

         Cash Flows from Financing Activities. Net cash provided by our financing activities increased $13.9 million in the first quarter of fiscal 2003 as compared to the first quarter of fiscal 2002, as a result of the following:

         o Net borrowings increased $15.6 million, in part to fund our drilling investment programs.

         o   Purchases of treasury shares increased $1.3 million.

Year Ended September 30, 2002 Compared to Year Ended September 30, 2001

         We had $25.7 million in cash and cash equivalents on hand at September 30, 2002 as compared to $48.6 million at September 30, 2001. Our ratio of earnings (from continuing operations before income taxes, minority interest and interest expense) to fixed charges was 2.1 to 1.0 in the fiscal year ended September 30, 2002 as compared to 2.6 to 1.0 in the fiscal year ended September 30, 2001.

         Our working capital at September 30, 2002 was $4.6 million, a decrease of $21.3 million from $25.9 million at September 30, 2001 primarily as a result of our use of the proceeds received from the sale of our small ticket equipment leasing subsidiary at the end of fiscal 2000. The ratio of our long-term debt (including current maturities) to total capital at September 30, 2002 was 40% as compared to 39% at September 30, 2001.

         Cash Flows from Operating Activities. Net cash provided by operating activities decreased $12.4 million in fiscal 2002, as compared to fiscal 2001, primarily due to the following:

         o Gas and oil production revenues decreased $7.6 million, primarily attributable to a 29% and 20% decrease in the price we received for our natural gas and oil production, respectively.

         o The timing of investor funds raised and the subsequent use of those funds in our drilling activities, decreased operating cash flow by $14.0 million in fiscal 2002 as compared to fiscal 2001. A larger amount of funds were received at September 30, 2001, but not spent on our drilling activities until fiscal 2002.

         o Prepaid expenses by LEAF Financial Corporation increased $1.9 million in fiscal 2002 compared to fiscal 2001. This increase was attributable to costs incurred by us which are reimbursable from a public partnership that is currently in its offering stage.

         o Offsetting these decreases in operating cash flow was an increase of $10.1 million due to greater amounts owed and paid for income taxes through fiscal 2001 as compared to fiscal 2002.

         Cash Flows from Investing Activities. Net cash used in our investing activities decreased $3.4 million in fiscal 2002 as compared to fiscal 2001. Our investing activities primarily consisted of capital expenditures for developmental drilling and expansion of Atlas Pipeline Partners' gas gathering facilities and investments in our real estate loans and ventures. The decrease in fiscal 2002 was due to a decrease of $2.4 million in payments received on a note issued in conjunction with the sale of our small ticket leasing subsidiary, which had been expected, and a $2.2 million decrease in payments received from our real estate investments and ventures. Payments received on real estate investments and ventures are normally dependent on third party refinancing or from the sale of a loan and vary from period to period.

         Cash Flows from Financing Activities. Net cash used in our financing activities decreased $54.9 million in fiscal 2002 as compared to fiscal 2001. The decrease was primarily due to our repurchase of $54.7 million of our common stock as a result of our dutch auction tender offer in fiscal 2001.

Year Ended September 30, 2001 Compared to Year Ended September 30, 2000

         We had $48.6 million in cash and cash equivalents on hand at September 30, 2001 as compared to $117.1 million at September 30, 2000, a decrease of $68.5 million. Our ratio of earnings to fixed charges was 2.6 to 1.0 in the fiscal year ended September 30, 2001 as compared to 1.5 to 1.0 in the fiscal year ended September 30, 2000.

         Our working capital at September 30, 2001 was $25.9 million, a decrease of $51.5 million from $77.4 million at September 30, 2000 primarily as a result of our use of the proceeds received from the sale of our small ticket equipment leasing subsidiary. The ratio of our long-term debt (including current maturities) to total capital at September 30, 2001 was 39% as compared to 32% at September 30, 2000.

         Cash Flows from Operating Activities. Net cash provided by our operating activities increased $3.9 million in fiscal 2001 as compared to fiscal 2000 primarily as a result of the following:

         o In energy, operating net income, including minority interest, increased cash flow by $10.7 million in fiscal 2001, primarily as a result of a 60% increase in the average price we received for our natural gas.

         o Collections of interest decreased cash flow by $4.5 million in fiscal 2001, primarily due to the repayment of accrued interest upon borrower refinancing of two loans in fiscal 2000. Repayments of accrued interest upon borrower refinancing vary from transaction to transaction and therefore create significant variations in our collections from period to period.

         o Changes in the amount of our accounts receivable and accounts payable and other liabilities increased cash flow by $3.5 million in fiscal 2001, primarily as a result of increases in our production receivables due to greater prices expected to be received for our gas, offset by increases in our accounts payable due to more wells being drilled in fiscal 2001 and the timing of the related payments.

         o Interest income decreased $5.7 million in fiscal 2001 primarily as a result of interest income received in fiscal 2000 from our discontinued leasing subsidiary.

         Cash Used in Investing Activities. Net cash used in our investing activities increased $203.5 million in fiscal 2001 as compared to fiscal 2000 primarily as a result of the following:

         o The receipt in fiscal 2000 of $126.3 million from the sale of our small ticket equipment leasing subsidiary.

         o Investments in real estate loans and ventures and principal payments on notes receivable increased cash use by $64.3 million in fiscal 2001 as compared to fiscal 2000 as a result of the purchase of two loan participations in fiscal 2001 and the repayment of a loan in fiscal 2000.

         Cash Used in Financing Activities. Net cash flows used in our financing activities decreased $19.0 million in fiscal 2001 as compared to fiscal 2000 primarily as a result of the following:

         o Net borrowings under our credit agreements increased cash flow by $94.0 million in fiscal 2001 as compared to fiscal 2000. In energy, borrowings increased by approximately $41.9 million, while in real estate finance we repaid indebtedness of $58.9 million with the proceeds received from a borrower financing in fiscal 2000.

         o We used $57.8 million in cash in fiscal 2001 to repurchase shares of our common stock in a dutch auction tender offer.

         o We received net proceeds totaling $15.3 million in fiscal 2000 from the initial public offering of Atlas Pipeline Partners.

Capital Requirements

         During the quarter ended December 31, 2002, our capital requirements related primarily to our investments in our drilling partnerships and pipeline expansions in which we invested $2.3 million and $1.3 million, respectively. For the quarter ended December 31, 2002 and the remaining quarters of fiscal 2003, we funded and expect to fund these capital expenditures through cash on hand, borrowings under the credit facilities, and from operations. During fiscal 2002, our capital requirements related primarily to our investments in our drilling partnerships. In fiscal 2002, we invested approximately $21.3 million in our drilling partnerships and pipeline extensions as compared to $14.1 million in fiscal 2001. We, through our energy subsidiaries, have established two credit facilities to facilitate the funding of our capital expenditures. In December 2002, we obtained an increase in our borrowing base on our energy credit facility administered by Wachovia Bank to $52.5 million. In addition, Atlas Pipeline Partners repaid its $10.0 million PNC Bank credit facility with the proceeds of a new $15.0 million credit facility with Wachovia Bank.

         The level of capital expenditures we must devote to our energy operations are dependent upon the level of funds raised through our drilling investment partnerships. We have budgeted to raise up to $60.0 million in fiscal 2003 through drilling partnerships which we sponsor. We believe cash flow from operations and amounts available under our credit facilities will be adequate to fund our contributions to these partnerships. However, the amount of funds we raise and the level of our capital expenditures will vary in the future depending on market conditions for natural gas and other factors.

         We continuously evaluate acquisitions of gas and oil and pipeline assets. If we make any acquisitions, we believe we will be required to access outside capital either through debt or equity placements or through joint venture operations with other energy companies. We cannot assure you that we will be successful in any efforts we undertake to obtain outside capital.

         We have entered into certain off-balance sheet financing arrangements. These financing arrangements are primarily related to commitments associated with loans we hold in our real estate finance segment. We have made certain other guarantees on behalf of our subsidiaries. The guarantees relate primarily to senior lien financing with respect to five loans. The senior lien loans are with recourse only to the properties securing them, subject to certain standard exceptions, which we have guaranteed. We believe that the likelihood we would be required to make payments under the guarantees is remote. See "-Contractual Obligations and Commercial Commitments," below.

Changes in Prices and Inflation

         Our energy revenues, the value of our energy assets, our ability to obtain bank loans or additional capital on attractive terms and our ability to finance our drilling activities through investment partnerships have been and will continue to be affected by changes in oil and gas prices. Natural gas and oil prices are subject to significant fluctuations that are beyond our ability to control or predict. During the three months ended December 31, 2002, we received an average of $3.96 per Mcf of natural gas and $24.71 per Bbl of oil, as compared to $3.39 per Mcf of natural gas and $18.53 per Bbl of oil in the three months ended December 31, 2001. Through February 28, 2003, the prices we have received have increased to over $4.00 per Mcf for natural gas and an average of approximately $28.00 per Bbl for oil.

         Although certain of our costs and expenses are affected by general inflation, inflation has not normally had a significant effect on us. However, inflationary trends may occur when the price of natural gas increases since such an increase may increase the demand for acreage and for energy equipment and services, thereby increasing the costs of acquiring or obtaining such acreage, equipment and services.

Environmental Regulation

         To date, compliance with environmental laws and regulations has not had a material impact on our capital expenditures, earnings or competitive position. We cannot assure you that compliance with environmental laws and regulations will not, in the future, materially adversely affect our operations through increased costs of doing business or restrictions on the manner in which we conduct our operations.

Dividends

         In the three months ended December 31, 2002 and 2001 and the years ended September 30, 2002, 2001 and 2000, we paid dividends of $582,000, $582,000, $2.3 million, $2.4 million and $3.1 million, respectively. We have paid regular quarterly dividends since August 1995.

         The determination of the amount of future cash dividends, if any, is at the sole discretion of our board of directors and will depend on the various factors affecting our financial condition and other matters the board of directors deems relevant, including but not limited to restrictions which may be imposed pursuant to the indenture under which the original notes were issued and the indenture under which the new notes will be issued.

Contractual Obligations and Commercial Commitments

         The following tables set forth our obligations and commitments as of December 31, 2002.

                                                                                  Payments due by period
                                                                                      (in thousands)
                                                             ------------------------------------------------------------------
                                                              Less than           1 - 3             4 - 5            After 5
Contractual cash obligations:                  Total            1 Year            Years             Years             Years
                                           --------------    --------------    ---------------    ------------    -------------
Long-term debt...........................   $   174,508      $     8,499        $   164,067       $     1,942       $       -
Capital lease obligations................             -                -                  -                 -               -
Operating leases.........................         4,720            1,434              2,021             1,157             108
Unconditional purchase obligations.......             -                -                  -                 -               -
Other long-term obligations..............             -                -                  -                 -               -
                                            -----------      -----------        -----------       -----------       ---------
Total contractual cash obligations.......   $   179,228      $     9,933        $   166,088       $     3,099       $     108
                                            ===========      ===========        ===========       ===========       =========

                                                                        Amount of commitment expiration per period
                                                                                      (in thousands)
                                                             ------------------------------------------------------------------
                                                               Less than           1 - 3             4 - 5          After 5
Other commercial commitments:                  Total            1 Year             Years             Years           Years
                                           --------------    --------------    ---------------    ------------    -------------
Lines of credit........................     $     6,048      $     5,048        $      1,000       $        -      $        -
Standby letter of credit...............             905                -                 905                -               -
Guarantees.............................           3,176              980               2,196                -               -
Standby replacement commitments........          10,533            5,860               4,673                -               -
Other commercial commitments...........         194,482            2,979              61,051            3,971         126,481
                                            -----------      -----------        ------------       ----------      ----------
Total commercial commitments...........     $   215,144      $    14,867        $     69,825       $    3,971      $  126,481
                                            ===========      ===========        ============       ==========      ==========

Critical Accounting Policies

         We have based our discussion and analysis of financial condition and results of operations upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and costs and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to bad debts, deferred tax assets and liabilities, goodwill and identifiable intangible assets, and certain accrued liabilities. We base our estimates on historical experience and on various other assumptions that we believe reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We have identified the following policies as critical to our business operations and the understanding of our results of operations. For a detailed discussion on the application of these and other accounting policies, see Note 2 of the Notes to Consolidated Financial Statements included in this prospectus.

Accounts Receivable and Investments in Real Estate Loans, Ventures and Allowance for Possible Losses.

         Each of our business segments engages in credit extension, monitoring, and collection.

         In energy, we also perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer's current creditworthiness, as determined by our review of our customer's credit information. We extend credit on an unsecured basis to many of our energy customers. At December 31, 2002, our credit evaluation have indicated that we have no need for an allowance for possible losses for our oil and gas receivables.

         In our real estate loans and ventures, we consider general and local economic conditions, neighborhood values, competitive overbuilding, casualty losses and other factors which may affect the value of our loans and ventures. The value of loans and ventures may also be affected by factors such as the cost of compliance with regulations and liability under applicable environmental laws, changes in interest rates and the availability of financing. Income from a property will be reduced if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms. We reduce our investment in real estate loans and ventures by an allowance for amounts that may become unrealizable in the future. Such allowance can be either specific to a particular loan or venture or general to all loans or ventures. As of December 31, 2002 and 2001, we had investments in real estate loans and ventures of $200.5 million and $213.8 million, net of an allowance for possible losses of $3.9 million and $2.7 million, respectively. We believe our allowance for possible losses is adequate at December 31, 2002. However, an adverse change in the facts and circumstances with regard to one of our larger loans or venture could cause us to experience a loss in excess of our allowance.

         We believe the level of our allowance for possible losses is reasonable based on our experience and our analysis of the net realizable value of our receivables at December 31, 2002. We cannot guarantee that we will continue to experience the same loss rates that we have experienced in the past since adverse changes in the oil and gas and real estate markets, or changes in the liquidity or financial position of our borrowers, customers and ventures, could have a material adverse effect on the realization of our receivables, ventures and our future operating results. If losses exceed established allowances, our results of operation and financial condition may be adversely affected.

Reserve Estimates

         Our estimates of our proved natural gas and oil reserves and future net revenues from them are based upon reserve analyses that rely upon various assumptions, including those required by the SEC, as to natural gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Any significant variance in these assumptions could materially affect the estimated quantity of our reserves. As a result, our estimates of our proved natural gas and oil reserves are inherently imprecise. Actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves may vary substantially from our estimates or estimates contained in the reserve reports and may affect our ability to pay amounts due under our credit facilities or cause a reduction in our energy credit facilities. In addition, our proved reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing natural gas and oil prices, mechanical difficulties, governmental regulation and other factors, many of which are beyond our control.

Impairment of Oil and Gas Properties

         We review our producing oil and gas properties for impairment on an annual basis and whenever events and circumstances indicate a decline in the recoverability of their carrying values. We estimate the expected future cash flows from our oil and gas properties and compare such future cash flows to the carrying amount of the oil and gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, we will adjust the carrying amount of the oil and gas properties to their fair value in the current period. The factors used to determine fair value include, but are not limited to, estimates of reserves, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the expected cash flows projected. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that will require us to record an impairment of our oil and gas properties and there can be no assurance that such impairments will not be required in the future. Any such impairment may affect or cause a reduction in our energy credit facilities.

Business Combinations

         Our energy operations have grown substantially through the acquisitions of several companies. These acquisitions were accounted for using the purchase method of accounting. Recent accounting pronouncements require that all future acquisitions be accounted for using the purchase method.

                  Under the purchase method, the acquiring company adds to its balance sheet the estimated fair values of the acquired company's assets and liabilities. Any excess of the purchase price over the fair values of the tangible and intangible net assets acquired is recorded as goodwill. As of January 1, 2002, the accounting for goodwill has changed; in prior years, goodwill was amortized. As of January 1, 2002, goodwill and other intangibles with an indefinite useful life are no longer amortized, but instead are assessed for impairment at least annually. We have recorded goodwill of $37.5 million in connection with several acquisitions of assets. There can be no assurance that we may not incur an impairment in association with this goodwill or its related assets in the future. See "-Goodwill and Other Long-Lived Assets."

         There are various assumptions made by us in determining the fair values of an acquired company's assets and liabilities. The most significant assumptions, and the ones requiring the most judgment, involve the estimated fair values of the oil and gas properties acquired. To determine the fair values of these properties, we prepare estimates of oil and natural gas reserves. These estimates are based on work performed by our engineers and outside petroleum reservoir consultants. The judgments associated with the estimation of reserves are described earlier in this section. We then calculate the fair value of the estimated reserves acquired in a business combination based on our estimates of future oil and natural gas prices. We base our estimates of future prices on our analysis of pricing trends. We apply our estimates of future prices to the estimated reserve quantities acquired to arrive at estimates of future net revenues. For estimated proved reserves, we then apply an appropriate discount of the future net revenues to derive a fair value for such reserves. We also apply these same general principles in arriving at the fair value of unproved reserves acquired in a business combination. We generally classify these unproved reserves as either probable or possible reserves. Because of their very nature, probable and possible reserve estimates are less precise than those of proved reserves. Generally, in our business combinations, the determination of the fair values of oil and gas properties requires more judgment than the estimates of fair values for other acquired assets and liabilities. A decrease in these fair values could affect our future borrowing ability.

Goodwill and Other Long-Lived Assets

         We make estimates regarding the fair value of our reporting units in assessing potential impairment of goodwill. In addition, we make estimates regarding future undiscounted cash flows from the future use of other long-lived assets whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable.

         In assessing impairment of goodwill, we use estimates and assumptions in estimating the fair value of reporting units. If under these estimates and assumptions we determine that the fair value of a reporting unit has been reduced, the reduction can result in an "impairment" of goodwill. However, future results could differ from the estimates and assumptions we use. Events or circumstances which might lead to an indication of impairment of goodwill would include, but might not be limited to, prolonged decreases in expectations of long-term well servicing and/or drilling activity or rates brought about by prolonged decreases in natural gas or oil prices, changes in government regulation of the natural gas and oil industry or other events which could affect the level of activity of exploration and production companies.

         In assessing impairment of long-lived assets other than goodwill, where there has been a change in circumstances indicating that the carrying amount of a long-lived asset may not be recoverable, we have estimated future undiscounted net cash flows from the use of the asset based on actual historical results and expectations about future economic circumstances, including natural gas and oil prices and operating costs. Our estimate of future net cash flows from the use of an asset could change if actual prices and costs differ due to industry conditions or other factors affecting our performance.

Recently Issued Financial Accounting Standards

         In November 2002, the Financial Accounting Standards Board, which we refer to as FASB, issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding and that a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception. The initial recognition and measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. We are still evaluating the impact of FIN 45 on our financial position and results of operations.

         In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS 148 is generally effective for fiscal years ending after December 15, 2002 and, as to certain disclosure requirements, for certain periods beginning after December 15, 2002. We do not expect SFAS 148 to have a material effect on our consolidated financial position or results of operations.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." We are assessing the impact of adoption of FIN
46. However, based on our preliminary assessment, it is reasonably possible that we may be required to consolidate several entities in which we have an investment. If we are required to consolidate any entities, the assets and related depreciation, liabilities and non-controlling interests of these entities will be reflected in our consolidated financial statements.

                                    BUSINESS

General

         We are a proprietary asset management company that uses industry specific expertise to generate and administer investment opportunities for our own account and for outside investors in the energy, real estate and financial services sectors. As a proprietary asset manager, we seek to develop investment entities in which outside investors invest along with us and for which we manage the assets acquired, pursuant to long-term management and operating agreements. We limit our investment vehicles to investment areas where we own existing operating companies or have specific expertise. We believe this strategy enhances our return on investment as well as that of our third party investors. We typically receive an interest in the investment entity in addition to the interest resulting from our investments. We managed approximately $1.6 billion in assets in these sectors at December 31, 2002, as follows:

                  o      $361 million of energy assets (23%),

                  o      $635 million of real estate assets (40%) and

                  o      $575 million of financial services assets (37%).

We value our managed energy assets as the sum of the PV-10 value, as of September 30, 2002, of the proved reserves owned by us and the investment partnerships and other entities whose assets we manage, plus the book value, as of December 31, 2002, of the total assets of Atlas Pipeline Partners. We value our managed real estate assets as the sum of the amount of our outstanding loans receivable plus the book value of our interests in real estate ventures as of December 31, 2002. We value our financial services assets as the sum of the book values of equipment held by our equipment leasing subsidiary and equipment leasing investment partnerships we managed as of December 31, 2002, and the cost of securities acquired by a venture which we co-manage that acquired trust preferred securities of regional banks and bank holding companies.

         We continue to develop our energy operations, which account for approximately 81% of our total revenues and 39% of our total assets. We increased our average financial interests in wells we drilled. As a result, the number of gross wells we drilled decreased 2% and the number of net wells increased 5% in fiscal 2002 as compared to fiscal 2001. Moreover, our production for our account of natural gas increased by 12% and the revenues from our drilling activities increased by 28%. We have undertaken new initiatives in real estate finance and financial services by sponsoring a private real estate investment partnership, a public equipment leasing partnership and two investment partnerships formed to acquire the trust preferred securities of small to mid-size regional banks and bank holding companies. These new investment entities are in their offering stages, except for one of the trust preferred securities entities which completed its offering in the first quarter of fiscal 2003. We intend to develop similar programs in the future.

Business Strategy

         Expand Appalachian Reserve Base. We believe that the long-lived reserves typically found in the Appalachian Basin are well-suited to our objective of generating stable, fee-based revenue. Long-lived reserves allow us to increase the total number of wells we manage, thereby increasing the fee-based income we derive from managing and operating these wells. Since we expanded our focus on our energy operations in fiscal 1999, we have increased our proved reserves from 93.3 Bcfe at September 30, 1998 to 134.5 Bcfe at September 30, 2002. We intend to expand our reserve base by drilling new wells. For fiscal 2003, we plan to drill 294 wells, up from 252 well in fiscal 2002. We will also continue to evaluate acquisitions of proved reserves with a focus on properties with significant development potential.

         Continue Sponsoring Drilling Investment Partnerships. We believe we have been one of the most active drillers in the Appalachian Basin during the past three years. We intend to continue to finance our development drilling activities largely through our sponsorship of drilling partnerships. We believe the structure of our drilling partnerships allows us to add proved developed reserves at attractive per unit costs.

         Maintain Large Inventory of Drilling Project. We have assembled a significant inventory of acreage, comprising 232,000 gross (211,000 net) undeveloped acres as of December 31, 2002. We have identified over 413 potential drilling locations on our existing acreage, of which 255 are classified as proved undeveloped locations. We intend to maintain our inventory of drilling projects by continuing our acquisition of acreage and small capitalization energy companies.

         Maintain Control of Operations. We believe it is important to be the operator of wells in which we or our drilling programs have an interest because we believe it allows us to obtain operating efficiencies. We were the operator of 85% of the properties in which we or our drilling partnerships had a working interest at September 30, 2002 and have decreased our production costs from $0.99 per Mcfe in fiscal 1999 to $0.82 per Mcfe in fiscal 2002 and $0.76 per Mcfe in the first quarter of fiscal 2003.

         Manage Existing Real Estate Portfolio and Sponsor Real Estate Investment Partnerships. In fiscal 2000, we changed the focus of our real estate activities from acquiring and resolving non-conforming commercial real estate loans to managing our existing loan portfolio. During the last three fiscal years and the first quarter of 2003, we sold or were repaid on 14 loans and purchased six senior lien interests relating to properties where we had subordinated loans. While we intend to continue our focus on managing and resolving our existing portfolio, we will also seek to expand our real estate operations through sponsorship of private and public real estate investment partnerships such as the private partnership we have sponsored. In addition, we may make real estate investments for our own account as opportunities arise. In March 2002, we invested in three partnerships owning properties adjacent to a property in which we have an interest.

         Expand Financial Services Operations through Sponsorship of Investment Partnerships. We intend to expand our financial services operations through the sponsorship of publicly and privately offered investment funds such as the public equipment leasing and trust preferred securities entities we have sponsored.

Energy

         General. We concentrate our energy operations in the western New York, eastern Ohio and western Pennsylvania region of the Appalachian Basin. As of September 30, 2002, we owned proved reserves of approximately 134.5 Bcfe as compared to 93.3 Bcfe at the beginning of fiscal 1999. As of December 31, 2002:

         o We had, either directly or through investment partnerships managed by us, interests in approximately 5,000 gross wells, including royalty or overriding royalty interests in 603 wells. We operate 85% of these wells.

         o Wells in which we have an interest produced, net to our interest, approximately 19,300 Mcf of natural gas and 447 Bbls of oil per day.

         o We had an acreage position of approximately 499,000 gross (407,000 net) acres, of which 232,000 gross (211,000 net) acres were undeveloped.

         o We owned and operated, directly or through our Atlas Pipeline Partners subsidiary, approximately 1,600 miles of gas gathering systems and pipelines.

         Since 1976, we or our predecessors have funded our development and production operations through private and, since 1992, public drilling investment partnerships. We act as the managing general partner of each of these partnerships, contribute the leases on which the partnership drills, and contribute a proportionate share of the partnership's capital. We receive an interest in a partnership proportionate to the capital and leases we contribute, generally 25% to 27%, plus a 7% carried interest. We typically subordinate a portion of our partnership interest to a preferred return to the limited partners for the first five years of distributions, and receive monthly operating and administrative fees. In addition, we typically act as the drilling contractor and operator of the wells drilled by the partnership on a fee basis. In fiscal 2002, our drilling partnerships invested $75.5 million in drilling and completing wells, of which we contributed $19.7 million. In fiscal 2001, our drilling partnerships invested $55.1 million in drilling and completing wells, of which we contributed $11.7 million.

         We transport the natural gas produced from wells we operate through the gas gathering pipeline systems owned and operated by Atlas Pipeline Partners. See "-Energy - Pipeline Operations." The gathering systems transport the natural gas to public utility pipelines for delivery to our customers. We sell the natural gas we produce to customers such as gas brokers and local utilities under a variety of contractual arrangements. We sell the oil we produce to regional oil refining companies at the prevailing spot price for Appalachian crude oil.

             Appalachian Basin Overview. The Appalachian Basin includes the states of Kentucky, Maryland, New York, Ohio, Pennsylvania, Virginia, West Virginia and Tennessee. It is the most mature oil and gas producing region in the United States, having established the first oil production in 1859. In addition, the Appalachian Basin is strategically located near the energy consuming regions of the mid-Atlantic and northeastern United States which has historically resulted in Appalachian producers selling their natural gas at a premium to the benchmark price for natural gas on the New York Mercantile exchange. According to the Energy Information Administration, a branch of the U.S. Department of Energy, in 2001 there were 22.2 trillion cubic feet, or tcf, of natural gas consumed in the United States which represented approximately 22.9% of the total energy used. Additionally, there were approximately 137,000 gas wells in the Appalachian Basin which represented approximately 37.3% of the total number of gas wells in the United States. Of those wells, we and our drilling investment partnerships own interests in approximately 5,000 wells, 85% of which we operate. The Appalachian Basin accounted for approximately 3.4% of total 2001 domestic natural gas production, or 678 bcf. Furthermore, according to the Natural Gas Annual 2001, an annual report published by the Energy Information Administration, Office of Oil and Gas, the Appalachian Basin holds
9.35 tcf of economically recoverable reserves, representing approximately 5.1% of total domestic reserves as of December 31, 2001. The 2003 forecast issue of World Oil magazine predicted that approximately 4,600 gas wells would be drilled in the Appalachian Basin during 2003, representing approximately 15% of the total number of wells to be drilled in the United States, and that the average depth of those 4,600 wells would be approximately 3,100 feet, compared to an estimated average depth of 5,100 feet for nationwide drilling efforts in 2003. The American Petroleum Institute has reported that in recent years the drilling success rate in the Appalachian Basin has exceeded 84%. Our success rates in the three states where we primarily operate, Pennsylvania, Ohio and New York, have historically averaged over 95%.

         Production. The following table sets forth the quantities of our natural gas and oil production, average sales prices, average production costs per equivalent unit of production and average exploration costs per equivalent unit of production, for the periods indicated.

                                        Three months ended             Year ended
                                            December 31,              September 30,
                                        ------------------     ----------------------------
                                          2002       2001        2002       2001       2000
                                          ----       ----        ----       ----       ----
Net production volumes:
Natural gas (Mmcf)..................      1,780      1,893      7,117      6,343      6,440
Oil (Mbbls).........................         41         49        173        177        196
Equivalents (Mmcfe).................      2,027      2,107      8,154      7,407      7,616
Weighted average sales prices:
Natural gas (per Mcf)(1)............      $3.96      $3.39      $3.56      $5.04      $3.15
Oil (per Bbl).......................     $24.71     $18.53      20.45      25.56      24.50
Equivalents (per Mcfe)..............      $3.98      $3.35      $3.54      $4.93      $3.29
Selected data per Mcfe:
Production costs (2)................      $0.76      $0.74      $0.82      $0.84      $0.95

----------------
(1) Our average sales price before the effects of hedging was $4.01 for the quarter ended December 31, 2002 and $3.57, $5.13 and $3.28 for the fiscal years ended September 30, 2002, 2001 and 2000, respectively. No contracts were settled for the quarter ended December 31, 2001.

(2) Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, gathering charges and production overhead.

         Productive wells. The following table sets forth information as of December 31, 2002 regarding productive natural gas and oil wells in which we have a working interest:

                                      Number of productive wells
                                      --------------------------
                                       Gross (1)        Net (1)
                                       ---------        -------
Oil wells...........................      264              215
Gas wells...........................    4,225            2,295
                                        -----            -----
     Total..........................    4,489            2,510
                                        =====            =====

-------------
(1) Includes our equity interest in wells owned by 84 investment partnerships for which we serve as general partner and various joint ventures. Does not include our royalty or overriding interests in 601 other wells.

         Developed and Undeveloped Acreage. The following table sets forth information about our undeveloped and developed natural gas and oil acreage as of December 31, 2002. The information in this table includes our equity interest in acreage owned by drilling partnerships sponsored by us.

                                                        Undeveloped acreage               Developed acreage
                                                      -----------------------        ---------------------------
                                                       Gross            Net            Gross              Net
                                                      -------          -----          -------            -----
Arkansas.....................................               0               0           2,560                403
Kansas.......................................               0               0             160                 20
Kentucky.....................................          12,640           6,320             924                462
Louisiana....................................               0               0           1,819                206
Mississippi..................................               0               0              40                  3
New York.....................................          11,975          11,975          20,439             15,620
Ohio.........................................          70,182          66,746         141,291            109,126
Oklahoma.....................................               0               0           4,323                468
Pennsylvania.................................         119,495         119,495          89,181             68,411
Texas........................................               0               0           4,520                329
Utah.........................................           7,073           1,189             160                 37
West Virginia................................          10,748           5,374           1,077                539
Wyoming......................................              80              80               0                  0
                                                      -------         -------         -------            -------
                                                      232,193         211,179         266,494            195,624
                                                      =======         =======         =======            =======

         The leases for our developed acreage generally have terms that extend for the life of the wells, while the leases on our undeveloped acreage have terms that vary from less than one year to five years. We paid rentals of approximately $490,300 in fiscal 2002 and $85,181 for the three months ended December 31, 2002 to maintain our leases.

         We believe that we hold good and indefeasible title to our properties, in accordance with standards generally accepted in the natural gas industry, subject to exceptions stated in the opinions of counsel employed by us in the various areas in which we conduct our activities. We do not believe that these exceptions detract substantially from our use of any property. As is customary in the natural gas industry, we conduct only a perfunctory title examination at the time we acquire a property. Before we commence drilling operations, we conduct an extensive title examination and we perform curative work on defects that we deem significant. We have obtained title examinations for substantially all of our managed producing properties. No single property represents a material portion of our holdings.

         Our properties are subject to royalty, overriding royalty and other outstanding interests customary in the industry. Our properties are also subject to burdens such as liens incident to operating agreements, taxes, development obligations under natural gas and oil leases, farm-out arrangements and other encumbrances, easements and restrictions. We do not believe that any of these burdens will materially interfere with our use of our properties.

         Drilling activity. The following table sets forth information with respect to the number of wells completed for the periods indicated, regardless of when drilling was initiated.

                                       Three months
                                          ended                          Year ended September 30,
                                        December 31,      -------------------------------------------------------
                                          2002                2002                 2001                 2000
                                       --------------     -------------      ---------------       --------------
                                       Gross     Net      Gross    Net       Gross      Net        Gross     Net
                                       -----     ---      -----    ---       -----      ---        -----     ---
Development wells:
   Productive..................         41        13       246     78.7       256       76.6        155      41.2
   Dry.........................         --        --         6     2.03         1       0.27          3       0.8
Exploratory wells:
   Productive..................         --        --        --       --        --         --         --        --
   Dry.........................         --        --        --       --         1       0.18          1       0.2

         Present Activities. As of December 31, 2002, we were in the process of drilling 13 gross (3.6 net) wells.

         Delivery Commitments. We are not obligated to provide fixed quantities of oil in the future. At our option, we from time to time make short-term delivery commitments for a portion of our natural gas. See "- Quantitative and Qualitative Disclosures of Market Risk-Energy-Commodity Price Risk."

         Natural Gas and Oil Reserve Information. The following tables summarize information regarding our estimated proved natural gas and oil reserves as of the dates indicated. All of our reserves are located in the United States. We base our estimates relating to our proved natural gas and oil reserves and future net revenues of natural gas and oil reserves upon reports prepared by Wright & Company, Inc. In accordance with SEC guidelines, we make the standardized and PV-10 estimates of future net cash flows from proved reserves using natural gas and oil sales prices in effect as of the dates of the estimates which are held constant throughout the life of the properties. We based our estimates of proved reserves upon the following weighted average prices:

                                            Year ended September 30,
                                       -------------------------------------
                                         2002           2001         2000
                                       --------       --------     ---------
Natural gas (per Mcf)................  $  3.80        $  3.81        $  4.49
Oil (per Bbl)........................  $ 26.76        $ 19.60        $ 26.84

         Reserve estimates are imprecise and may change as additional information becomes available. Furthermore, estimates of natural gas and oil reserves, of necessity, are projections based on engineering data. There are uncertainties inherent in the interpretation of this data as well as the projection of future rates of production and the timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve reports of other engineers might differ from the reports of our consultants, Wright & Company. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of this estimate. Future prices received from the sale of natural gas and oil may be different from those estimated by Wright & Company in preparing its reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, the reserves set forth in the following tables ultimately may not be produced and the proved undeveloped reserves may not be developed within the periods anticipated. You should not construe the estimated PV-10 values as representative of the fair market value of our proved natural gas and oil properties. PV-10 values are based upon projected cash inflows, which do not provide for changes in natural gas and oil prices or for escalation of expenses and capital costs. The meaningfulness of these estimates depends upon the accuracy of the assumptions upon which they were based.

         We evaluate natural gas reserves at constant temperature and pressure. A change in either of these factors can affect the measurement of natural gas reserves. We deducted operating costs, development costs and production-related and ad valorem taxes in arriving at the estimated future cash flows. We made no provision for income taxes, and based the estimates on operating methods and conditions prevailing as of the dates indicated. We cannot assure you that these estimates are accurate predictions of future net cash flows from natural gas and oil reserves or their present value. For additional information concerning our natural gas and oil reserves and estimates of future net revenues, see Note 17 of the Notes to our Consolidated Financial Statements.

                                                                                Proved natural gas and oil reserves
                                                                                         at September 30,
                                                                               ------------------------------------
                                                                                 2002          2001         2000
                                                                               --------      --------     --------
Natural gas reserves (Mmcf):
  Proved developed reserves............................................           83,996      80,249         74,333
  Proved undeveloped reserves..........................................           39,226      37,868         38,810
                                                                              ----------   ---------     ----------
  Total proved reserves of natural gas.................................          123,222     118,117        113,143
                                                                              ==========   =========     ==========

Oil reserves (Mbbl):
  Proved developed reserves............................................            1,846       1,735          1,767
  Proved undeveloped reserves..........................................               32          66              -
                                                                              ----------   ---------     ----------
  Total proved reserves of oil.........................................            1,878       1,801          1,767
                                                                              ==========   =========     ==========
  Total proved reserves (Mmcfe)........................................          134,490     128,923        123,745
                                                                              ==========   =========     ==========

Standardized measure of discounted future cash flows
  (in thousands).......................................................       $  104,126   $  98,712     $   98,599
PV-10 estimate of cash flows of proved reserves (in thousands):
  Proved developed reserves............................................       $  120,260   $ 109,288     $  122,852
  Proved undeveloped reserves..........................................           12,209      17,971         17,929
                                                                              ----------   ---------     ----------
  Total PV-10 estimate.................................................       $  132,469   $ 127,259     $  140,781
                                                                              ==========   =========     ==========

-------------
(1) "Standardized measure of discounted future cash flows" means the future net cash flows from proved reserves less a 10% discount. The difference between this amount and the total PV-10 value shown below is attributable to estimated income taxes. See Note 17 to our Consolidated Financial Statements.

         Natural Gas Hedging. Pricing for gas and oil production has been volatile and unpredictable for many years. To hedge exposure to changing natural gas prices we use both non-financial and financial hedges. Through our hedges, we seek to provide a measure of stability in the volatile environment of natural gas prices. Our risk management objective is to lock in a range of pricing for expected production volumes. This allows us to forecast future earnings within a predictable range. For the fiscal year ended September 30, 2002, approximately 38% of produced volumes were sold in this manner. For the fiscal year ending September 30, 2003, we estimate that in excess of 55% of our produced natural gas volumes will be sold in this manner, leaving the remaining 45% of our produced volumes to be sold at contract prices in the month produced at spot market prices. For information about our natural gas hedging, see "-Quantitative and Qualitative Disclosures of Market Risk-Energy-Commodity Price Risk."

         Financing Our Drilling Activities. We derive a substantial portion of our capital resources for drilling operations from our sponsored drilling partnerships. Accordingly, the amount of development activities we undertake depends upon our ability to obtain investor subscriptions to the partnerships. During the three months ended December 31, 2002 and fiscal 2002, 2001 and 2000 our drilling partnerships invested $8.1 million, $75.5 million, $55.1 million and $39.9 million, respectively, in drilling and completing wells, of which we contributed $1.6 million, $19.7 million, $14.3 million and $9.7 million, respectively.

         We generally structure our drilling partnerships so that, upon formation of a partnership, we contribute leaseholds to it, enter into a drilling and well operating agreement with it and become its general or managing partner.

         As general partner, we typically receive an interest in the partnership's net revenues proportionate to our contributed capital, including the costs of leases contributed, plus a 7% carried interest. Our interests in partnerships formed during the past three fiscal years generally range from 25% to 27% plus the 7% carried interest, a portion of which we subordinate to a preferred return to our partnership investors for the first five years of distributions. We also receive monthly operating fees of approximately $275 per well and monthly administrative fees of $75 per well.

         Pipeline Operations. In February 2000, we sold substantially all of our gathering systems to Atlas Pipeline Partners for net proceeds of $15.3 million in cash and 1,641,026 subordinated units of the newly-formed limited partnership. As of December 31, 2002, our subordinated units constituted a 50.3% interest in Atlas Pipeline Partners. Atlas Pipeline Partners GP, LLC, our indirect wholly-owned subsidiary, is the general partner of Atlas Pipeline Partners and, on a consolidated basis, has a 2% interest in Atlas Pipeline Partners. Atlas Pipeline Partners GP manages the activities of Atlas Pipeline Partners using Atlas America personnel who act as its officers and employees. At December 31, 2002, Atlas Pipeline Partners owned approximately 1,400 miles of intrastate gathering systems located in eastern Ohio, western New York and western Pennsylvania, to which approximately 4,200 natural gas wells were connected.

         Our subordinated units in Atlas Pipeline Partners are a special class of interest under which our right to receive distributions is subordinated to those of the publicly held common units. The subordination period extends until December 31, 2004 and will continue beyond that date if financial tests specified in the partnership agreement are not met. Our interest also includes a right to receive incentive distributions if the partnership meets or exceeds its minimum quarterly distribution obligations to the common and subordinated units as follows:

         o of the first $0.10 per unit available for distribution in excess of the $0.42 minimum quarterly distribution, 85% goes to all unit holders (including to us as a subordinated unit holder) and 15% goes to us as a general partner;

         o of the next $0.08 per unit available for distribution, 75% goes to all unit holders and 25% goes to us as a general partner; and

         o after that, 50% goes to all unit holders and 50% goes to us as a general partner.

         In connection with our sale of the gathering systems to Atlas Pipeline Partners, we entered into agreements that require us to do the following:

         o Connect wells owned or controlled by us that are within specified distances of Atlas Pipeline Partners' gathering systems to those gathering systems.

         o Provide stand-by construction financing to Atlas Pipeline Partners for gathering system extensions and additions, to a maximum of $1.5 million per year, until 2005.

         o Pay gathering fees to Atlas Pipeline Partners for natural gas gathered by the gathering systems equal to the greater of $0.35 per Mcf ($0.40 per Mcf in certain instances) or 16% of the gross sales price of the natural gas transported. For the quarter ended December 31, 2002, these gathering fees averaged $0.61 per Mcf.

         o Support a minimum quarterly distribution by Atlas Pipeline Partners to holders of the common units of $0.42 per unit, an aggregate of $1.68 per fiscal year until February 2003.

         We believe that we comply with all the requirements of these agreements. We have not been required to provide any construction financing. For Atlas Pipeline Partners' initial quarter of operations, ending March 31, 2000, we provided $443,000 of distribution support due to the timing of its cash receipts. This amount was subsequently repaid by Atlas Pipeline Partners as provided in its partnership agreement. No distribution support was required in any subsequent quarter.

         Availability of Oil Field Services. We contract for drilling rigs and purchase goods and services necessary for the drilling and completion of wells from a substantial number of drillers and suppliers, none of which individually supplies a significant portion of our annual needs. During fiscal 2002 and the first quarter of fiscal 2003, we faced no shortage of these goods and services. We cannot predict the duration of the current supply and demand situation for drilling rigs and other goods and services with any certainty due to numerous factors affecting the energy industry and the demand for natural gas and oil.

         Major Customers. During fiscal 2002 and 2001, gas sales to First Energy Solutions Corporation accounted for 13% and 14%, respectively, of total revenues.

         Competition. The energy industry is intensely competitive in all of its aspects. Competition arises not only from numerous domestic and foreign sources of natural gas and oil but also from other industries that supply alternative sources of energy. Competition is intense for the acquisition of leases considered favorable for the development of natural gas and oil in commercial quantities. Product availability and price are the principal means of competition in selling oil and natural gas. Many of our competitors possess greater financial and other resources than ours which may enable them to identify and acquire desirable properties and market their natural gas and oil production more effectively than we do. While it is impossible for us to accurately determine our comparative industry position, we do not consider our operations to be a significant factor in the industry. Moreover, we also compete with a number of other companies that offer interests in drilling partnerships. As a result, competition for investment capital to fund drilling partnerships is intense.

         Markets. The availability of a ready market for natural gas and oil produced by us, and the price obtained, depends upon numerous factors beyond our control, including the extent of domestic production, import of foreign natural gas and oil, political instability in oil and gas producing countries and regions, market demand, the effect of federal regulation on the sale of natural gas and oil in interstate commerce, other governmental regulation of the production and transportation of natural gas and oil and the proximity, availability and capacity of pipelines and other required facilities. During fiscal 2002 and the first quarter of fiscal 2003, we experienced no problems in selling our natural gas and oil.

         Governmental Regulation. Our energy business and the energy industry in general are heavily regulated by federal and state authorities, including regulation of production, environmental quality and pollution control, and pipeline construction and operation. The intent of federal and state regulations generally is to prevent waste, protect rights to produce natural gas and oil between owners in a common reservoir and control contamination of the environment. Failure to comply with regulatory requirements can result in substantial fines and other penalties. We believe that we substantially comply with applicable regulatory requirements. The following discussion of the regulations of the United States energy industry does not intend to constitute a complete discussion of the various statutes, rules, regulations and environmental orders to which our operations may be subject.

         Regulation of Exploration and Production. Many states require permits for drilling operations, drilling bonds and reports concerning operations, and impose requirements concerning the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with operations. Many states also impose conservation requirements, principally regulating the density of wells which may be drilled and the unitization or pooling of properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In areas where pooling is voluntary, it may be more difficult to form units and, therefore, more difficult to develop a project if the operator owns less than 100% of the leasehold. In addition, some state conservation laws establish requirements regarding production rates and related matters. The effect of these regulations may be to limit the amount we can produce and may limit the number of wells or the locations at which we can drill. The regulatory burden on the energy industry increases our costs of doing business and, consequently, affects our profitability. Since these laws and regulations are frequently expanded, amended and reinterpreted, we are unable to predict the future cost or impact of complying with such regulations.

         Regulation of Pipelines. While natural gas pipelines generally are subject to regulation by the Federal Energy Regulatory Commission, which we refer to as FERC, under the Natural Gas Act of 1938, because Atlas Pipeline Partners' individual gathering systems perform primarily a gathering function, as opposed to the transportation of natural gas in interstate commerce, Atlas Pipeline Partners believes that it is not subject to regulation under the Natural Gas Act. However, Atlas Pipeline Partners delivers a significant portion of the natural gas it transports to interstate pipelines subject to FERC regulation. The regulation principally involves transportation rates and service conditions which affect revenues we receive for our natural gas production. Through a series of initiatives by FERC, the interstate natural gas transportation and marketing system has been substantially restructured to increase competition. In particular, in Order No. 636, FERC required that interstate pipelines provide transportation separate, or "unbundled," from their sales activities, and required that interstate pipelines provide transportation on an open access basis that is equal for all natural gas suppliers. Although Order No. 636 does not directly regulate our production and marketing activities, it does affect how buyers and sellers gain access to the necessary transportation facilities and how we and our competitors sell natural gas in the marketplace. Courts have largely affirmed the significant features of Order No. 636 and the numerous related orders pertaining to individual pipelines, although some appeals remain pending and FERC continues to review and modify its regulations regarding the transportation of natural gas. We cannot predict what actions FERC will take in the future. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers, gatherers and marketers.

         State-level regulation for pipeline operations, similar to the operations of Atlas Pipeline Partners, is through the Public Utility Commission of Ohio, the New York Public Service Commission and the Pennsylvania Public Utilities Commission. Atlas Pipeline Partners has been granted an exemption from regulation by the Public Utility Commission of Ohio, and believes that it is not subject to New York or Pennsylvania regulation since it does not generally provide service to the public.

         Environmental and Safety Regulation. Under the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Oil Pollution Act of 1990, the Clean Air Act, and other federal and state laws relating to the environment, owners and operators of wells producing natural gas or oil, and pipelines, can be liable for fines, penalties and clean-up costs for pollution caused by the wells or the pipelines. Moreover, the owners' or operators' liability can extend to pollution costs from situations that occurred prior to their acquisition of the assets. Natural gas pipelines are also subject to safety regulation under the Natural Gas Pipeline Safety Act of 1968 and the Pipeline Safety Act of 1992 which, among other things, dictate the type of pipeline, quality of pipeline, depth, methods of welding and other construction-related standards. State public utility regulators in New York, Ohio and Pennsylvania have either adopted federal standards or promulgated their own safety requirements consistent with the federal regulations.

         We do not anticipate that we will be required in the near future to expend amounts that are material in relation to our revenues by reason of environmental laws and regulations, but because these laws and regulations change frequently, we cannot predict the ultimate cost of compliance. We cannot assure you that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

Real Estate Finance

         General. From fiscal 1991 through fiscal 1999, we sought to purchase commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. Since 1999, we have focused our real estate finance activities on managing our existing loan portfolio and have not originated or acquired any new significant real estate loans. As part of our portfolio management activities, however, we purchased senior lien interests relating to properties in which we hold junior lien interests and invested in three partnerships that own properties adjacent to a property in which we have an interest. As part of the management process or as opportunities arise, we may sell, purchase or originate portfolio loans or real property investments in the future. In fiscal 2002, we decided to expand our real estate operations through the sponsorship of investment partnerships. We sponsored SR Real Estate Investors, L.P., which is currently in the offering stage.

         At December 31, 2002, our loan portfolio consisted of 30 loans with aggregate outstanding loan balances of $616.6 million. These loans were acquired at an investment cost of $363.2 million, including subsequent advances. During the three month periods ended December 31, 2002 and 2001 and each of fiscal 2002, 2001 and 2000 and the yield on our loan portfolio investment was 9%, including gains on the sale of senior lien interests in, and gains, if any, resulting from proceeds received by us when property owners refinanced their loans. Gross profit from our real estate finance activities for the same periods was $1.5 million, $2.4 million, $10.7 million, $11.8 million and $11.8 million, respectively. For these purposes, we calculate gross profit as revenues from loan activities minus costs, including interest, provision for possible losses and less depreciation and amortization, without allocation of corporate overhead.

         We seek to reduce the amount of our capital invested in portfolio loans, and to enhance our returns, through borrower refinancing of the properties underlying our loans. Before January 1, 1999, we also sought to sell senior lien interests; since that date, we have sought to structure our senior lien transactions as financings rather than sales. At December 31, 2002, senior lien holders held outstanding obligations of $259.6 million. Pursuant to agreements with most borrowers, we generally retain the excess of operating cash flow after required debt service on senior lien obligations as debt service on the outstanding balance of our loans.

         Because our loans typically were not performing in accordance with their original terms when we acquired them, they generally are subject to forbearance agreements that defer foreclosure or other action so long as the borrower meets the terms of the forbearance agreement. Generally, our forbearance agreements require:

         o payment of all revenues from the property into an operating account controlled by us or our managing agent;

         o payment of all property expenses, including debt service, taxes, operational expenses and maintenance costs, from the operating account, after our review and approval;

         o   receipt by us of specified minimum monthly payments;

         o retention by us of all cash flow above the minimum monthly payment and application to accrued but unpaid debt service;

         o   appointment of a property manager acceptable to us;

         o receipt of our approval before concluding any material contract or commercial lease; and

         o   submission of monthly cash flow statements and occupancy reports.

         We may alter these arrangements in appropriate circumstances. Where a borrower refinances a portfolio loan or where we acquired a loan subject to existing senior debt, we may agree that the revenues be paid to an account controlled by the senior lien holder, with the excess over amounts payable to the senior lien holder being paid directly to us. As of December 31, 2002, revenues were being paid directly to senior lien holders with respect to loan 7 in the table under "-Loan Status." Where Brandywine Construction & Management, a property manager affiliated with us, manages the property, we may direct that property revenues be paid to Brandywine Construction & Management as our managing agent. As of December 31, 2002, revenues were being paid to Brandywine Construction & Management with respect to loans 25 and 30 in the table under "-Loan Status." Where we believe that operating problems with respect to an underlying property have been substantially resolved, we may permit the borrower to retain revenues and pay property expenses directly. As of December 31, 2002, we permitted borrowers with respect to loans 24, 31, 32, 41 and 50 in the table under "-Loan Status" to do so.

         As a result of the requirement that borrowers retain a property management firm acceptable to us, Brandywine Construction & Management has assumed responsibility for supervisory and, in many cases, day-to-day management of the underlying properties with respect to substantially all of our portfolio loans as of December 31, 2002. In seven instances, the president of Brandywine Construction & Management, or an entity affiliated with him, has also acted as the general partner, limited partner, president or trustee of the borrower.

         The minimum payments required under a forbearance agreement are normally materially less than the debt service payments called for by the original terms of the loan. The difference between the minimum required payments under the forbearance agreement and the payments called for by the original loan terms continues to accrue. However, except for amounts we recognize as accretion of discount, we do not recognize the accrued but unpaid amounts as revenue until actually paid. For a discussion of how we account for accretion of discount, you should read "-Accounting for Discounted Loans."

         When we refinance or sell a senior lien interest, the forbearance agreement typically will remain in effect, subject to any modifications required by the refinance lender or senior lien holder.

         At the end of a forbearance agreement, the borrower must pay the loan in full. The borrower's ability to do so, however, will depend upon a number of factors, including prevailing conditions at the underlying property, the state of real estate and financial markets generally and as they pertain to the particular property, and general economic conditions. If the borrower does not or cannot repay the loan, we anticipate it will seek to sell the property underlying the loan or otherwise liquidate the loan. Alternatively, where we already control all of the cash flow and other economic benefits from the property, or where we believe that the cost of foreclosure is more than any benefit we could obtain from foreclosure, we may continue our forbearance.

         Refinancings. In borrower refinancings, we reduce the amount outstanding on our loan by the amount of the net refinancing proceeds received by us and either convert the outstanding balance of the original note into the stated principal amount of an amended note on the same terms as the original note, or retain the original loan obligation as paid down by the amount of refinance proceeds we receive. The interest rate on the refinancing is typically less than the interest rate on our retained interest.

         Before January 1, 1999, we sought to sell senior lien interests in our loans. Although we made a strategic decision to structure our transactions after such date as financings, we retain the right to sell a senior interest in a loan where it is economically advantageous to do so. When we sell a senior lien interest, the outstanding balance of our loan at the time of sale remains outstanding including, as a part of that balance, the amount of the senior lien interest. Thus, our remaining interest effectively "wraps around" the senior lien interest.

         As of December 31, 2002, senior lien interests with an aggregate balance of $10.5 million relating to six portfolio loans obligate us, in the event of a default on a loan, to repurchase the interest or replace the loan with a performing loan.

         After a refinancing or sale of a senior lien interest, our retained interest will usually be secured by a subordinate lien on the property. In some situations, however, our retained interest may not be formally secured by a mortgage because of conditions imposed by the senior lender. In these situations, we may be protected by a judgment lien, an unrecorded deed-in-lieu of foreclosure, the borrower's covenant not to further encumber the property without our consent, a pledge of the borrower's equity or a similar device. As of December 31, 2002, we have six retained interests aggregating $32.0 million and constituting 17%, by carried cost of investment, of our loan portfolio, that are not secured by a lien on the underlying property.

         Loan Status. The following table sets forth information about our portfolio loans, grouped by the type of property underlying the loans, as of December 31, 2002.

                                                                                              Fiscal                      Value
                                                                                               year      Outstanding   of property
     Loan       Type of                                                                        loan          loan       underlying
    number      property          Location                    Seller/originator              acquired   receivable (1)   loan (2)
    ------      --------          --------                    -----------------              --------   --------------   --------
Office Properties
005(25)         Office            Pennsylvania     Shawmut Bank (9)                              1993     $ 10,840,390  $  1,700,000
014(10)         Office            Washington, D.C. Commercial Asset Trust I                      1995       22,200,029    14,300,000
020(24)         Office            New Jersey       Delaware River Valley Partners, L.P.          1996        8,599,810     4,700,000
026(12)         Office            Pennsylvania     The Metropolitan Fund/First Trust Bank        1997       11,030,420     4,700,000
029(12)         Office            Pennsylvania     Castine Associates, L.P. (13)                 1997        9,756,446     4,075,000
035(12)(14)     Office            Pennsylvania     Hudson United Bank (9)                        1997        2,799,251     2,900,000
036             Office            North Carolina   Union Labor Life Insurance Co.                1997        5,893,421     4,150,000
044(16)         Office            Washington, D.C. Dai-Ichi Kangyo Bank                          1998      113,365,306    98,500,000
049(17)         Office            Maryland         Bre/Maryland                                  1998      111,903,810    99,000,000
053(18)         Office            Washington, D.C. Sumitomo Bank, Limited                        1999      134,392,288    86,700,000
                                                                                                          ------------  ------------
             Office Totals                                                                                $430,781,172  $320,725,000
                                                                                                          ------------  ------------
Multifamily Properties
001(19)         Multifamily       Pennsylvania     Alpha Petroleum Pension Fund               1991&99     $ 11,010,234   $ 5,500,000
015             Condo/Multifamily North Carolina   First Bank/ SouthTrust Bank                1995&97        5,996,069     5,917,000
022             Multifamily       Pennsylvania     FirsTrust FSB                                 1996        6,312,083     5,200,000
024             Multifamily       Pennsylvania     U.S. Dept. of Housing and Urban
                                                     Development                                 1996        3,230,893     3,800,000
028             Condo/Multifamily North Carolina   First Bank/South Trust Bank                   1997          597,019       498,500
031             Multifamily       Connecticut      John Hancock Mutual Life Ins. Co.             1997       13,798,575    12,000,000
032             Multifamily       New Jersey       John Hancock Mutual Life Ins. Co.             1997       14,192,889    14,300,000
034             Multifamily       Pennsylvania     Resource America, Inc.                        1997          482,328       650,000
037(20)         Multifamily       Florida          Howe, Soloman & Hall Financial, Inc.          1997        7,795,358     3,550,000
041             Multifamily       Connecticut      J.E. Roberts Companies                        1998       20,974,000    22,600,000
050             Multifamily       Illinois         J.E. Roberts Companies                        1998       55,814,068    24,000,000
                                                                                                          ------------   -----------
             Multifamily Totals                                                                           $140,203,517  $ 98,015,500
                                                                                                          ------------  ------------
Commercial Properties
007(12)     Single User/Retail    Minnesota        Prudential Insurance, Alpha Petroleum
                                                     Pension Fund                                1993     $  7,885,830   $ 2,300,000
013(12)(21) Single                California       California Federal Bank                       1994        2,514,873     2,700,000
            User/Commercial
017(12)(22) Single User/Retail    West Virginia    Triester Investments (9)                      1996        1,651,274     1,900,000
018         Single User/Retail    California       Emigrant Savings Bank/ Walter R. Samuels
                                                     & Jay Furman                                1996        3,299,106     6,800,000
033         Single User/Retail    Virginia         Brambilla, LTD                             1997&99        5,192,029     2,700,000
                                                                                                          ------------   -----------
     Commercial Totals                                                                                    $ 20,543,113  $ 16,400,000
                                                                                                          ------------  ------------
Hotel Properties
025           Hotel/Commercial    Georgia          Bankers Trust Co.                             1997     $  8,654,322  $ 10,172,500
030           Hotel               Nebraska         CNA Insurance                                 1997       14,273,585     6,300,000
                                                                                                          ------------   -----------
             Hotel Totals                                                                                 $ 22,927,907  $ 16,472,500
                                                                                                          ------------  ------------
Other Loan Receivable (24)
              Condo/Multifamily   Pennsylvania     Resource America, Inc.                        2001     $    804,799  $        N/A
              Office              Pennsylvania     Resource America, Inc.                        2002     $  1,350,000  $        N/A
                                                                                                          ------------  ------------
  Other Loan Receivables Total                                                                            $  2,154,799  $        N/A
                                                                                                          ------------  ------------
                                                             Balance as of December 31, 2002              $616,610,507  $451,613,000
                                                                                                          ============  ============

                                                                                                                       Maturity
                                                                                                 Resource America's    of loan/
                       Ratio of cost                                                              net interest in    expiration of
      Cost of         of investment to     Third party            Net            Carried cost     outstanding loan    forbearance
   investment(3)      appraised value        liens(4)        investment (5)   of investment (6)    receivable (7)    agreement (8)
   -------------      ---------------        --------        --------------   -----------------    --------------    ------------
   $   1,746,910            103%          $          -        $   1,746,910      $  1,909,093       $ 10,840,390       10/07/02(11)
      12,625,243             88%             6,076,956            6,138,243         8,339,775         16,123,073       11/30/98(11)
       3,329,628             71%             2,278,171              767,628         2,321,920          6,321,639       02/07/01(11)
       2,910,894             62%             2,007,184              679,201         2,617,686          9,023,236       09/30/03
       3,109,074             76%                     -              484,074         3,806,569          9,756,446       07/01/02(11)
       1,845,970             64%             1,681,820(15)           95,970           971,378          1,117,431       09/25/02(11)
       3,185,740             77%             1,678,404(15)        1,435,740         2,333,719          4,215,017       12/31/11
      83,053,209             84%            66,315,900           21,472,128        36,486,568         47,049,406       08/01/08
      90,790,248             92%            58,200,000           30,790,248        38,869,862         53,703,810       04/01/11
      71,905,290             83%            63,785,376            6,905,290        23,364,705         70,606,912       01/15/06
   -------------                          ------------        -------------      ------------       ------------
   $ 274,502,206                          $202,023,811        $  70,515,432      $121,021,275       $228,757,361
   -------------                          ------------        -------------      ------------       ------------

   $   5,841,942            106%          $          -        $   5,841,492      $  5,999,450       $ 11,010,234       08/01/21
       2,369,004             40%             2,845,689             (630,996)        2,806,595          3,150,381       03/23/09
       2,471,782             48%             3,335,013             (963,218)          967,466          2,977,070       05/03/29
       2,743,136             72%             2,365,734              424,386           772,785            865,159       11/01/22
         451,511             91%                     -              451,511           484,345            597,019       03/23/09
       4,788,642             40%             8,938,322           (4,586,358)        1,404,252          4,860,253       10/14/14
       7,404,156             52%                     -            1,404,156        12,516,258         14,192,889       09/01/05
         415,700             64%                     -              415,700           476,171            482,328       10/01/02(11)
       2,864,804             81%                     -            2,864,804         3,346,574          7,795,358       06/01/10
      14,736,584             65%            13,459,796              636,584         7,407,304          7,514,204       01/01/09
      19,916,397             83%            14,887,852            4,566,397         9,739,982         40,926,216       09/30/09
   -------------                          ------------        --------------     ------------       ------------
   $  64,003,658                          $ 45,832,406        $  10,424,908      $ 45,921,182       $ 94,371,111
   -------------                          ------------        -------------      ------------       ------------

   $   1,489,709             65%          $  1,774,193        $    (609,291)     $  1,006,358       $  6,111,637       12/31/14
       1,704,549             63%             2,273,000(15)         (543,451)          130,430            241,873       12/21/04
         912,180             48%               947,083(15)          (87,820)          656,326            704,191       12/31/16
       2,643,618             39%             1,969,000              674,618         1,187,022          1,330,106       12/01/00(11)

       2,500,957             93%             1,552,532(15)          700,957         1,183,676          3,639,498       02/01/21
   -------------                          ------------        -------------      ------------       ------------
   $   9,251,013                          $  8,515,808        $     135,013      $  4,163,812       $ 12,027,305
   -------------                          ------------        -------------      ------------       ------------

   $   7,263,020             71%          $    875,000(23)    $   6,388,020      $  8,575,637       $  7,779,322       12/31/15
       5,845,737             93%             2,400,000(15)        3,445,737         4,517,521         11,873,585       09/30/02(11)
   -------------                          ------------        -------------      ------------       ------------

   $  13,108,757                          $  3,275,000        $   9,833,757      $ 13,093,158       $ 19,652,907
   -------------                          ------------        -------------      ------------       ------------

   $   1,009,600             N/A          $        N/A        $     804,798      $    804,799       $    804,799       09/28/06
   $   1,350,000             N/A          $        N/A        $   1,350,000      $  1,350,000       $  1,350,000       09/28/06
   -------------                          ------------        -------------      ------------       ------------
   $   2,359,600                          $        N/A        $   2,154,798      $  2,154,799       $  2,154,799
   -------------                          ------------        -------------      ------------       ------------

   $ 363,225,234                          $259,647,025        $  93,063,908      $186,354,226       $356,963,482
   =============                          ============        =============      ============       ============

------------------------

(1) Consists of the original stated or face value of the obligation plus interest and the amount of the senior lien interest at December 31, 2002.

(2) We generally obtain appraisals on each of the properties underlying our portfolio loans at least once every three years.

(3) Consists of the original cost of our investment, including the amount of any senior lien obligation to which the property remains subject, plus subsequent advances, but excludes the proceeds to us from the sale of senior lien interests or borrower refinancings.

(4)    Represents the amount of the senior lien interests at December 31, 2002.

(5) Represents the unrecovered costs of our investment, calculated as the cash investment made in acquiring the loan plus subsequent advances, less cash received from the sale of a senior lien interest in or borrower refinancing of the loan. Negative amounts represent our receipt of proceeds from the sale of senior lien interests or borrower refinancings in excess of our investment.

(6) Represents the book cost of our investment, including subsequent advances, after accretion of discount and allocation of gains from the sale of a senior lien interest in, or borrower refinancing of, the loan, but excludes an allowance for possible losses of $3.9 million.

(7) Consists of the amount set forth in the column "Outstanding Loan Receivable" less senior lien interests at December 31, 2002.

(8) With respect to loans 5, 13, 18, 20, 26, 29 and 35, the date given is the expiration date of the related forbearance agreement. For the remaining loans, the date given is for the maturity of our interest in the loan.

(9)    Successor by merger to the seller as follows:

           Loan Number           Seller                     Successor
           -----------           ------                     ---------
           Loan 005              People's Bank              Shawmut Bank

           Loan 017              Triester Elkins West K.    Triester Investments
                                 Corp.

           Loan 035              Jefferson Bank             Hudson United Bank

(10) The borrower, Washington Properties Limited Partnership, is a limited partnership in which Edward E. Cohen, our Chairman, Chief Executive Officer and President, Jonathan Z. Cohen, our Chief Operating Officer, Executive Vice President and director, Scott F. Schaeffer, our former Vice Chairman and Executive Vice President, and Adam Kauffman, the president of Brandywine Construction & Management are equal limited partners.

(11) Although these forbearance agreements have expired by their term, we continue to forbear from exercising our remedies since we believe we receive all of the economic benefit from the properties without having to incur the expense of foreclosure.

(12) With respect to loans 7, 13 and 17, A. Kaufman is the general partner of the borrower and, with respect to loan 29, he is the president of the sole general partner of the borrower. With respect to loans 26 and 35, Mr. Kauffman is the sole shareholder of the general partner of the borrower.

(13) From 1993 to 1997, S. Schaeffer served as the general partner of the seller, Castine Associates.

(14) The borrower, New 1521 Associates, is a limited partnership formed in 1991. The general partner, New 1521 G.P., Inc., is a corporation of which
       A. Kauffman is the sole shareholder. E. Cohen, and his wife, Betsy Z. Cohen, beneficially own a 49% limited partnership interest in the partnership and A. Kauffman owns a 24.75% limited partnership interest.

(15) Senior lien interest sold subject to our standby repurchase commitment or our obligation to substitute a performing loan upon default.

(16) The borrower, Evening Star Associates, is a limited partnership in which one of our subsidiaries, Resource Properties, Inc., is the sole shareholder of ES GP, Inc., the sole general partner of the borrower. E. Cohen, B. Cohen, D. Gideon Cohen, our former President, Chief Operating Officer and director, and S. Schaeffer are limited partners of Evening Star Associates.

(17) The borrower, Commerce Place Associates, LLC, is a limited liability company whose manager is a corporation of which S. Schaeffer, is the sole shareholder, officer and director. E. Cohen, D. Cohen, S. Schaeffer and
       A. Kauffman are equal limited partners of an entity, Brandywine Equity Investors, L.P., that owns approximately 30% of the borrower.

(18) Our subsidiary, Resource Press Building Manager, Inc., is the manager of the borrower, Resource/Press Building Realty, LLC.

(19) We acquired a first mortgage loan at face value from RAIT Investment Trust. The loan is secured by a property in which we have held a subordinated interest since 1991.

(20) The borrower, Deerfield Partners, L.P., is a limited partnership. S. Schaeffer is the president of the general partner, Deerfield Beach GP, Inc. E. Cohen, D. Cohen, S. Schaeffer, and A. Kauffman are equal limited partners of Brandywine Equity Investor, L.P., the limited partner of borrower.

(21) E. Cohen and B. Cohen beneficially own a 40% limited partnership interest in the borrower, Pasadena Industrial Associates. A. Kauffman is the general partner of the borrower.

(22) Consists of a series of notes becoming due yearly through December 31, 2016.

(23) In May 1999, we borrowed $875,000 from Castine Associates, a limited partnership in which E. Cohen and S. Schaeffer beneficially own a 22% limited partnership interest. The loan is secured by a first priority lien on loan 25. Accordingly, the debt is included in the cost of investment carried on our books.

(24)   The property is owned by EJGB, LLC, a limited liability company in which
       D. Cohen owns a 94% interest.

(25) The borrower, Granite GEC (Pittsburgh), L.L.C., is a limited liability company. D. Cohen owns 79% of Odessa Real Estate Management, Inc., the assistant managing member of the borrower.

         The following table sets forth average monthly cash flow (deficit) from the properties underlying our portfolio loans, average monthly debt service payable to senior lienholders and refinance lenders, average monthly cash flow (deficit) with respect to our retained interest and cash flow coverage (the ratio of cash flow from the properties to debt service payable on senior lien interests) for the three months ended December 31, 2002. The loans are grouped by the type of property underlying the loans.

                                                         Average                Average
                                                    monthly interest        monthly principal
                                     Average         payment on debt         payment on debt       Average monthly
                                  monthly cash         service on              service on            payment to
              Loan                  flow from        refinancing or          refinancing or             our          Cash flow
             number               property (1)    senior lien interest    senior lien interest        Interest       coverage
             ------               ------------    --------------------    --------------------        --------       --------
Office
------
                005              $         44        $           -           $         -          $         44          N/A
                014                    92,271               44,510                18,223                29,538         1.47
                020                    42,254               17,903                 1,624                16,997         1.87
                026                    43,993               17,694                 3,906                22,393         2.04
                029                    25,219                    -                     -                25,219          N/A
                035                    19,884               14,408                 1,494                 3,982         1.25
                036                     5,804               14,396                 1,506               (10,098)        0.36
                044                   580,253              489,013                67,088                24,152         1.04
                046                    16,137                    -                     -                16,137          N/A
                049                   752,094              378,000                72,000               302,094         1.67
                053                   721,840              662,671                37,923                21,246         1.03
                                 ------------        -------------           -----------          ------------
            Office Totals        $  2,294,063        $   1,638,595           $   203,764          $    451,704         1.25
                                 ============        =============           ===========          ============
Multifamily
-----------
                001                $   39,980        $           -           $         -          $     38,980          N/A
                015&028(2)             20,810               19,995                 3,680                (2,865)        0.88
                022                    33,406               22,045                 2,623                 8,738         1.30
                024                    25,926               15,804                 2,158                 7,964         1.44

                031                    76,323               60,034                10,901                 5,388         1.08
                032                    79,167                    -                     -                79,167          N/A
                034                     4,086                    -                     -                 4,086          N/A
                037                    21,675                    -                     -                21,675          N/A
                041                   136,667               86,115                13,490                37,062         1.37
                050                   111,991              100,854                11,137                     -         1.00
                                   ----------        -------------           -----------          ------------
         Multifamily Totals        $  549,031        $     304,847           $    43,988          $    200,195         1.57
                                   ==========        =============           ===========          ============
Commercial
----------
                007                $   20,400        $      14,423           $     5,977          $          -         1.00
                013                    22,788               11,365                     -                11,423         2.01
                017                    10,690                8,142                   945                 1,603         1.18
                018(3)                 26,443               13,034                     -                13,409         2.03
                033                         0               14,258                 5,084               (19,342)         N/A
                                   ----------        -------------           -----------          -------------
          Commercial Totals        $   80,321        $      61,222           $    12,006          $      7,093         1.10
                                   ==========        =============           ===========          ============
Hotel
-----
                025                $   50,996        $       7,292           $         -          $     43,704         6.99
                030                         -               12,300                     -               (12,300)         N/A
                                   ----------        -------------           -----------          ------------
            Hotel Totals           $   50,996        $      19,592           $         -          $     31,404         2.60
                                   ==========        =============           ===========          ============
               Totals              $2.974,411        $   2,024,257           $   259,759          $    690,396         1.30
                                   ==========        =============           ===========          ============

------------
(1) "Cash flow" as used in this table is that amount equal to the revenues from property operations less operating expenses, including real estate and other taxes pertaining to the property and its operations, and before depreciation, amortization and capital expenditures.
(2) The properties underlying loans 15 and 28 are different condominium units in the same building and, accordingly, are combined for cash flow purposes.
(3) Includes one-twelfth of an annual payment of $120,000 received in December of each year.

          Investments in Real Estate Ventures. In fiscal 1999, we became the owner of a hotel property in Savannah, Georgia as a result of receiving a deed-in-lieu of foreclosure. Our carrying cost in this property was $4.3 million at December 31, 2002. Also in fiscal 1999, the borrower with respect to an office property and parking garage in Philadelphia, Pennsylvania in which we have our executive offices, exercised its right to satisfy its loan by paying us $29.6 million in cash and giving us 50% equity interests in the two properties. Our carrying cost in these properties was $9.9 million at December 31, 2002. In fiscal 2002, we invested in three limited partnerships which purchased properties adjacent to these properties. Our carrying cost for the partnership interests was $2.4 million at December 31, 2002.

         Accounting for Discounted Loans. We accrete the difference between our cost basis in a portfolio loan and the sum of projected cash flows from the loan into interest income over the estimated life of the loan using the interest method, which results in a level rate of interest over the life of the loan. We review projected cash flow, which include amounts realizable from the underlying property, on a quarterly basis. Changes to projected cash flow reduce or increase the amounts accreted into interest income over the remaining life of the loan.

         Depending on the structure of the transaction, we can recognize a gain or loss on the sale of a senior lien interest in a loan or the entire loan. We calculate the gain or loss by allocating our cost basis between the portion of the loan sold and the portion retained based upon fair values on the date of sale. Gains resulting from the refinancing of a property by its owners arise only when the financing proceeds exceed the carried cost of our investment in the loan. We credit to income any gain recognized on a sale of a senior lien interest, or a refinancing at the time of the sale or refinancing.

         We record our investments in real estate loans at cost, which is discounted significantly from the stated principal amount plus accrued interest and penalties on the loans. We refer to the stated principal, accrued interest and penalties as the face value of the loan. The discount from face value, as adjusted to give effect to refinancings and sales of senior lien interests, totaled $165.2 million, $150.7 million and $156.5 million at September 30, 2002, 2001 and 2000, respectively. We review the carrying value of each of our loans quarterly to determine whether it is greater than the sum of the future projected cash flows. If we determine that carrying value is greater, we provide an appropriate allowance through a charge to operations. In establishing our allowance for possible losses, we also consider the historic performance of our loan portfolio, characteristics of the loans and their underlying properties, industry statistics and experience regarding losses in similar loans, payment history on specific loans as well as general economic conditions in the United States, in the borrower's geographic area or in the borrower's or its tenants' specific industries.

         Allowance for Possible Losses. At September 30, 2002, our allowance for possible losses was $3.5 million. For the three months ended December 31, 2002, we recorded a provision for possible losses of $373,000, increasing our allowance for possible losses at December 31, 2002 to $3.9 million.

         Sponsorship of Real Estate Investment Trust. We are the sponsor and a 6.8% shareholder, as of December 31, 2002, of RAIT Investment Trust, a real estate investment trust that began operations in January 1998. RAIT Investment Trust acquires or originates commercial real estate loans in situations that generally do not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. To a lesser extent, RAIT Investment Trust acquires interests in real properties.

Financial Services

         Our financial services operations currently focus on managing equipment leasing investment partnerships and entities that invest in the trust preferred securities of small to mid-size regional banks and bank holding companies and debt securities collateralized by these trust preferred securities.

         We manage equipment leasing partnerships through LEAF Financial Corporation, a wholly-owned subsidiary. At December 31, 2002, LEAF Financial Corporation managed and acted as the general partner of, four public equipment leasing partnerships that had a net investment of approximately $22.4 million in equipment leasing assets, principally computer systems and related peripheral equipment. LEAF Financial Corporation receives management fees, expense reimbursements and, as general partner, an interest in cash distributions from the partnerships. These partnerships commenced their liquidation periods at various times between December 1995 and December 1998. LEAF Financial Corporation intends to sponsor new equipment leasing partnerships and currently is the sponsor of Lease Equity Appreciation Fund I, L.P. which is in its offering stage and had raised $2.7 million through March 31, 2003. At December 31, 2002, LEAF Financial Corporation held $6.5 million of lease receivables on behalf of this new partnership.

         We own a 50% interest in Trapeza Funding, LLC, an entity that acts as the general partner of Trapeza Partners L.P., which sponsored and invested in the equity interests of Trapeza CDO I, LLC, an issuer of collateralized debt obligations. Trapeza Funding also acts as the general partner of Trapeza Partners II L.P., which sponsored Trapeza CDO II, LLC. The collateralized debt obligations are supported by a pool of trust preferred securities issued by trusts affiliated with, and whose preferred securities are guaranteed by, banks and other financial institutions. We also own a 50% interest in Trapeza Capital Management, LLC, the collateral manager of both Trapeza CDO I and Trapeza CDO
II. We will receive collateral management fees from Trapeza CDO I and Trapeza CDO II and administrative fees for managing Trapeza Partners and Trapeza Partners II, in addition to the return on our limited partner investment. We will also receive a 20% carried interest in the limited partnerships. In June 2002, Trapeza Partners raised $27.4 million from investors, including $2.8 million from us and a like amount from the other owner of Trapeza Funding. In November 2002, Trapeza CDO I sold $310.0 million of debt obligations, collateralized by $330.0 million of trust preferred securities. In addition to making an equity investment in the limited partnership, we provided it with a $5.0 million bridge loan to facilitate Trapeza CDO I's purchase of trust preferred securities, which has since been repaid. Trapeza Partners II raised $38.8 million in December 2002, including $1.3 million from us. In March 2003, Trapeza CDO II sold $376.0 million of debt obligations, collateralized by $400.0 million of trust preferred securities. We intend to develop similar investment partnerships in the future.

Credit Facilities and Original Notes

         Credit Facilities. We and certain of our real estate subsidiaries are the obligors under a $6.8 million term note to Hudson United Bank. At December 31, 2002, $6.4 million was outstanding on this note which matures on April 1, 2004. The note bears interest at the prime rate reported in The Wall Street Journal, minus 1%, and is secured by specified portfolio loans.

         Through our real estate subsidiaries, we have an $18.0 million line of credit with Sovereign Bank. The facility bears interest at the prime rate reported in The Wall Street Journal and expires in July 2004. Advances under this facility must be used to acquire real property, loans on real property or to reduce indebtedness on property loans. The facility is secured by the interest of our subsidiaries in assets they acquire using advances under the line of credit. Credit availability is based on the value of the assets pledged as security and was $18.0 million as of December 31, 2002, all of which had been drawn at that date. The facility imposes limitations on the incurrence of future indebtedness by our subsidiaries whose assets were pledged, and on sales, transfers or leases of their assets, and requires the subsidiaries to maintain both a specified level of equity and a specified debt service coverage ratio.

         We have a second line of credit with Sovereign Bank for $5.0 million that is similar to the $18.0 million line of credit. This facility bears interest at the same rate as the $18.0 million line of credit and also expires in July 2004. Advances under this facility must be used to acquire real property, loans on real property or to reduce indebtedness on property or loans. The facility is secured by a pledge of approximately 500,000 of our RAIT Investment Trust common shares and by a guaranty from the subsidiaries holding the assets securing the $18.0 million line of credit. Credit availability is based on the value of the pledged RAIT Investment Trust shares and was $5.0 million as of December 31, 2002, all of which had been drawn at that date. The facility restricts us from making loans to our affiliates other than:

         o   existing loans,

         o loans in connection with lease transactions in an aggregate not to exceed $50,000 in any fiscal year,

         o loans to RAIT Investment Trust made in the ordinary course of business, and

         o   loans to our subsidiaries.

         We have a line of credit with Commerce Bank for $5.0 million, all of which had been drawn at December 31, 2002. The facility is secured by our pledge of 520,000 of our RAIT Investment Trust common shares. Credit availability is 50% of the value of those shares, and was $5.0 million at December 31, 2002. Loans bear interest, at our election, at either the prime rate reported in The Wall Street Journal or specified London Interbank Offered Rates, or LIBOR, plus 250 basis points, in either case with a minimum rate of 5.5% and a maximum rate of 9.0%. The facility terminates in May 2004, subject to extension. The facility requires us to maintain a specified net worth and ratio of liabilities to tangible net worth, and prohibits our transfer of the collateral.

         Through our real estate subsidiaries, we have a $10.0 million term loan with The Marshall Group. The loan bears interest at the three month LIBOR rate plus 350 basis points (4.8% at December 31, 2002), adjusted annually. Principal and interest are payable monthly based on a five-year amortization schedule maturing on October 31, 2006. The loan is secured by our interest in the capital stock of 11 real estate subsidiaries and the portfolio loans and real estate held by those subsidiaries. The loan prohibits mergers by the subsidiaries and prohibits the subsidiaries, other than Resource Properties, Inc., our principal real estate subsidiary, from incurring additional recourse debt. We are required to maintain a specified net worth, a ratio of recourse debt to net worth and a ratio of cash flow from pledged collateral to outstanding principal under the loan. At December 31, 2002, $7.5 million was outstanding under this loan.

         In July 2002, our principal energy subsidiary, Atlas America, entered into a $75.0 million credit facility administered by Wachovia Bank. The revolving credit facility is guaranteed by Atlas America's subsidiaries and by us. Credit availability, which is principally based on the value of Atlas America's assets, was $45.0 million at December 31, 2002. Up to $10.0 million of the borrowings under the facility may be in the form of standby letters of credit. Borrowings under the facility are secured by the assets of Atlas America and its subsidiaries, including the stock of Atlas America's subsidiaries and interests in Atlas Pipeline Partners and its general partner.

         Loans under the facility bear interest at one of the following two rates, at the borrower's election:

         o   the base rate plus the applicable margin; or

         o   the adjusted LIBOR plus the applicable margin.

         The base rate for any day equals the higher of the federal funds rate plus 1/2 of 1% or the Wachovia Bank prime rate. Adjusted LIBOR is LIBOR divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirement for euro currency funding. The applicable margin is as follows:

         o where utilization of the borrowing base is equal to or less than 50%, the applicable margin is 0.25% for base rate loans and 1.75% for LIBOR loans;

         o where utilization of the borrowing base is greater than 50%, but equal to or less than 75%, the applicable margin is 0.50% for base rate loans and 2.00% for LIBOR loans; and

         o where utilization of the borrowing base is greater than 75%, the applicable margin is 0.75% for base rate loans and 2.25% for LIBOR loans.

         The Wachovia credit facility requires Atlas America to maintain a specified net worth and specified ratios of current assets to current liabilities and debt to EBITDA, and requires us to maintain a specified interest coverage ratio. In addition, the facility limits sales, leases or transfers of assets and the incurrence of additional indebtedness. The facility limits the dividends payable by Atlas America to us, on a cumulative basis, to 50% of Atlas America's net income from and after April 1, 2002 plus $5.0 million. In addition, Atlas America is permitted to repay intercompany debt to us only up to the amount of our federal income tax liability attributable to Atlas America and accrued interest on the original notes and the new notes. The facility terminates in July 2005, when all outstanding borrowings must be repaid. We used this credit facility to pay off our previous revolving credit facility administered by PNC Bank. At December 31, 2002, $52.2 million was outstanding under this facility, including $51.6 million in borrowings and $630,000 under letters of credit, at an average interest rate of 4.03%.

         Our equipment leasing subsidiary has a $10.0 million warehouse line of credit with National City Bank of Pennsylvania. We are the guarantor of that facility. The facility is secured by a pledge of our subsidiary's assets and by the equipment, equipment leases and proceeds thereof financed by the facility, and terminates in June 2003. Loans under the facility bear interest, at our election, at either the National City Bank prime rate plus 1.0% or adjusted LIBOR plus 3.0%, with the LIBOR adjustment being similar to that in the Wachovia Bank facility. The facility requires our subsidiary to maintain a specified net worth and specified interest coverage and debt to net worth ratios. The facility limits dividends our subsidiary may pay, mergers, sales of assets by our subsidiary and the terms of equipment leases that may be financed under the facility. At December 31, 2002, $5.0 million had been drawn under the facility at an average interest rate of 4.38%.

         After our fiscal year end, Atlas Pipeline Partners entered into a $7.5 million revolving credit facility administered by Wachovia Bank. Up to $3.0 million of the facility may be used for standby letters of credit. Borrowings under the facility are secured by a lien on all the property of Atlas Pipeline Partners' assets, including its subsidiaries. The facility has a term ending in December 2005 and bears interest, at Atlas Pipeline Partners' election, at the base rate plus the applicable margin or the LIBOR rate plus the applicable margin.

         As used in the facility agreement, the base rate is the higher of:

         o   Wachovia Bank's prime rate or

         o   the sum of the federal funds rate plus 50 basis points.

         The applicable margin varies with Atlas Pipeline Partners' leverage ratio from between 150 to 200 basis points, for the euro rate option, or 0 to 50 basis points, for the base rate option. The credit facility requires Atlas Pipeline Partners to maintain a specified net worth, ratio of debt to tangible assets and an interest coverage ratio. In addition, the facility limits sales, leases or transfers of assets, incurrence of other indebtedness and guarantees, and certain investments. Atlas Pipeline Partners used this facility to pay off its previous revolving credit facility administered by PNC Bank. As of December 31, 2002, $6.5 million was outstanding under this facility at an average interest rate of 2.92%. Credit availability under this facility increased to $15.0 million in March 2003.

         Original Notes. Our original notes are unsecured general obligations with interest payable only until maturity on August 1, 2004. The original notes are not subject to mandatory redemption except upon a change in control, as defined in the indenture governing the original notes, when the noteholders have the right to require us to redeem the senior notes at 101% of their principal amount plus accrued interest. There is no sinking fund for the original notes. At our option, we may redeem the original notes in whole or in part on or after August 1, 2002 at a price of 106% of principal amount (through July 31, 2003) and 103% of principal amount (through July 31, 2004), plus accrued interest to the date of redemption. At December 31, 2002, $65.3 million of these notes were outstanding. This exchange offer and consent solicitation will materially reduce, or eliminate, the original notes. If any of the original notes remains outstanding following the exchange offer, the indenture relating to them will be modified to eliminate many of its restrictive covenants. See "The Exchange Offer and Consent Solicitation-Consent Solicitation with Respect to Proposed Amendments to the Original Indenture." We may repurchase or redeem any original notes that remain outstanding after the completion of the exchange offer.

Employees

         As of September 30, 2002, we employed 249 persons, including 25 in general corporate, 193 in energy, 24 in equipment leasing asset management and 7 in real estate finance.

Properties

         We maintain our executive office, real estate finance, and financial services operations in Philadelphia, Pennsylvania under a lease for 15,300 square feet. This lease, which expires in May 2008, contains extension options through 2033, and is located in an office building in which we have a 50% equity interest. We also maintain a 2,100 square foot office in New York, New York under a lease agreement that expires in December 2006.

         In connection with our energy operations, we own a 24,000 square foot office building in Pittsburgh, Pennsylvania, a 17,000 square foot field office and warehouse facility in Jackson Center, Pennsylvania and a field office in Deerfield, Ohio. We rent other field offices in New York, Ohio and Pennsylvania on a month-to-month basis. We lease another field office in Ohio and one in Pennsylvania on a month-to-month basis. We also rent 9,300 square feet of office space in Uniontown, Ohio under a lease expiring in February 2006.

         We lease 10,300 square feet of office space in Pittsburgh, Pennsylvania, which is subleased to Optiron Corporation, an energy technology company in which we own a 10% interest. This lease expires in April 2003.

Legal Proceedings

         We are a defendant, in consolidated actions that were instituted on October 14, 1998 in the U.S. District Court for the Eastern District of Pennsylvania by stockholders, putatively on their own behalf and as class actions on behalf of similarly situated stockholders, who purchased shares of our common stock between December 17, 1997 and February 22, 1999. Also named as defendants in the suit are Edward E. Cohen, Michael L. Staines, Steven J. Kessler, Nancy J. McGurk, Carlos C. Campbell, Andrew M. Lubin, Alan D. Schreiber and John S. White, our executive officers and directors; D. Gideon Cohen and Scott F. Schaeffer, former executive officers and directors, and Grant Thornton LLP, our independent auditor. The consolidated amended class action complaint seeks damages in an unspecified amount for losses allegedly incurred as the result of misstatements and omissions allegedly contained in our periodic reports and a registration statement filed with the SEC. We have agreed to settle this matter on behalf of ourselves and our officers and directors for a maximum of $7.0 million plus approximately $1.0 million in costs and expenses, of which $6.0 million will be paid by two of our directors' and officers' liability insurers. The U.S. District Court approved the settlement on March 31, 2003. We have agreed to the settlement to avoid the potential of costly litigation, which would have involved significant time of senior management. Lloyd's of London has refused to contribute the remaining $2.0 million. We believe Lloyds' refusal is wrongful and intend to bring an action against it. To the extent that the amount of our recovery, if any, net of our costs and expenses, is less than $2.0 million, the plaintiffs have agreed to reduce their settlement amount by 50% of the difference between $2.0 million and the recovery amount, to a maximum of $1.0 million if we recover nothing. We have charged operations $1.0 million in the fiscal year ended September 30, 2002 in relation to this settlement; if we are successful in receiving reimbursement from our third insurer, future operations will be benefited.

         We are a defendant in a proposed class action originally filed in February 2000 in the New York Supreme Court, Chautauqua County, by individuals, putatively on their own behalf and on behalf of similarly situated individuals, who leased property to us. The complaint alleges that we are not paying landowners the proper amount of royalty revenues derived from the natural gas produced from the wells on leased property. The complaint seeks damages in an unspecified amount for the alleged difference between the amount of royalties actually paid and the amount of royalties that allegedly should have been paid. We believe the complaint is without merit and are defending ourselves vigorously.

         In April 2001, we were added as a defendant in an action originally filed in the U.S. District Court for the District of Oregon in July 2000 by the former chairman of TRM Corporation, who has since died, and his children. E. Cohen and D. Cohen were also named as defendants. The plaintiffs' claims for breach of contract, fraud and promissory estoppel are based on an alleged oral agreement to purchase one million shares of plaintiffs' stock in TRM Corporation for $13.0 million. Plaintiffs seek actual damages of at least $12.0 million, plus punitive damages in an unspecified amount. In April 2003, after mediation proceedings, we reached a tentative settlement pursuant to which our total cost of the litigation will be approximately $1.4 million. We have made a claim under our directors and officers insurance policy and are pursuing that claim.

         We are also party to various routine legal proceedings arising out of the ordinary course of our business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on our financial condition or operations.

Quantitative and Qualitative Disclosures about Market Risk

         The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term "market risk" refers to the risk of loss arising from adverse changes in interest rates and oil and gas prices. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonable possible losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk sensitive instruments were entered into for purposes other than trading.

General

         We are exposed to various market risks, principally fluctuating interest rates and changes in commodity prices. These risks can impact our results of operations, cash flows and financial position. We manage these risks through regular operating and financing activities and periodically use derivative financial instruments such as forward contracts and interest rate cap and swap agreements.

         The following analysis presents the effect on our earnings, cash flows and financial position as if the hypothetical changes in market risk factors occurred on September 30, 2002. Only the potential impacts of hypothetical assumptions are analyzed. The analysis does not consider other possible effects that could impact our business.

Energy

         Interest Rate Risk. At December 31, 2002, the amount outstanding under a revolving loan attributable to our energy operations had increased to $51.6 million from $43.7 million at September 30, 2002. The weighted average interest rate for this facility increased from 3.86% at September 30, 2002 to 4.03% at December 31, 2002 due to an increase of $7.9 million in prime borrowings (due to temporary funding needs) which bear interest at a higher rate than our LIBOR borrowings. Holding all other variables constant, if interest rates hypothetically increased or decreased by 10%, our pre-tax income would change by approximately $169,000.

         We have a $15.0 million revolving credit facility to fund the expansion of Atlas Pipeline Partners' existing gathering systems and the acquisitions of other gas gathering systems. In the quarter ended December 31, 2002, we drew $895,200 million under this facility. The balance outstanding as of December 31, 2002 was $6.5 million. At December 31, 2002, the weighted average interest rate was 2.92%. A hypothetical 10% change in the average interest rate applicable to this debt would result in an immaterial change in our earnings, cash flow and financial position.

         Commodity Price Risk. Our major market risk exposure in commodities is fluctuations in the pricing of our gas and oil production. Realized pricing is primarily driven by the prevailing worldwide prices for crude oil and spot market prices applicable to United States natural gas production. Pricing for gas and oil production has been volatile and unpredictable for many years. To hedge exposure to changing natural gas prices we use financial hedges. Through our hedges, we seek to provide a measure of stability in the volatile environment of natural gas prices. Our risk management objective is to lock in a range of pricing for expected production volumes. This allows us to forecast future earnings within a predictable range.

         Our contract with First Energy Solutions allows us from time to time to "lock in" the sale price for some of our natural gas production volumes to be delivered in either the current month or in future months, rather than selling those same production volumes at contract prices in the month produced. Annually, we negotiate with certain purchasers to deliver a portion of natural gas produced for the upcoming twelve months. Most of these contracts are index-based and the price we receive for our gas changes as the underlying index changes. Throughout the year, at our discretion, we are permitted to designate a portion of our negotiated production volumes to be purchased at the prevailing contract price at that time, for delivery in either the current month or in future production months. For the quarter ended December 31, 2002, approximately 56% of produced volumes were sold in this manner. For the fiscal year ending September 30, 2003 we estimate in excess of 55% of our produced natural gas volumes will be sold in this manner, leaving the remaining 45% of our produced volumes to be sold at contract prices in the month produced or at spot market prices. Considering those volumes already designated for the fiscal year ending September 30, 2003, and current indices, a theoretical 10% upward or downward change in the price of natural gas would result in approximately a 6% change in our projected natural gas revenues.

         We periodically enter into financial hedging activities with respect to a portion of our projected gas production. We recognize gains and losses from the settlement of these hedges in gas revenues when the associated production occurs. The gains and losses realized as a result of hedging are substantially offset in the market when we deliver the associated natural gas. We do not hold or issue derivative instruments for trading purposes.

         Effective October 1, 2000, we adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS 138). As of December 31, 2002, we had gas hedges in place covering 693,000 dekatherms maturing through September 2003. We include an adjustment of $622,500 on our balance sheet to take these hedges to the fair value. "Fair value" represents the amount that we estimate we would have realized if we had terminated the hedges on that date. As these contracts qualify and have been designated as cash flow hedges, we determine gains and losses on them resulting from market price changes monthly and reflect them in accumulated other comprehensive income
(loss) until the month in which we sell the hedged production. At that time, the amount included in accumulated other comprehensive income (loss) related to the sold production is closed to production revenues. We determine gains or losses on open and closed hedging transactions as the difference between the contract price and a reference price, generally closing prices on NYMEX. Net losses relating to these hedging contracts in the first quarters of fiscal 2003 and 2002 were $96,000 and $0, respectively.

         We set forth in the following table our natural gas hedge transactions in place as of December 31, 2002. A 10% variation in the market price of natural gas from its levels at December 31, 2002 would not have a material impact on our net assets, net earnings or cash flows.

      Open               Volumes of               Settlement date            Weighted average         Unrealized
    contracts         natural gas (Dth)            quarter ended              price per Dth             losses
    ---------         -----------------         -------------------        -------------------       ---------
       59                    177,000               March 2003                      3.56                 (185,800)
      105                    315,000               June 2003                       3.57                 (273,100)
       67                    201,000               September 2003                  3.63                 (163,600)
     ----                -----------                                                                 -----------
      231                    693,000                                            $  3.58              $  (622,500)
     ====                ===========                                            ========             ============

Real Estate Finance

         Portfolio Loans and Related Senior Liens. The following information is based on our loans that are not interest rate sensitive. During the three months ended December 31, 2002, our outstanding loans receivable (to our interest) increased $6.0 million (2%) to $303.3 million in the aggregate and the carried cost of our loans decreased $1.4 million (.9%) to $147.5 million in the aggregate. The principal balance of related senior lien interests decreased $872,000 million (.4%) to $201.4 million in the aggregate.

         Debt. The interest rates on our real estate revolving lines of credit are at the prime rate minus 1% for the outstanding $6.4 million under our term loan at Hudson United Bank and at the prime rate for the outstanding $18.0 million and $5.0 million lines of credit at Sovereign Bank. These interest rates decreased during the quarter ended December 31, 2002 because there was one decrease in the defined prime rate. This defined rate was the "prime rate" as reported in The Wall Street Journal (4.25% at December 31, 2002). A hypothetical 10% change in the average interest rate applicable to these lines of credit would change our pre-tax income by approximately $102,000.

         We also have a $10.0 million term loan. The loan bears interest at the three month LIBOR rate plus 350 basis points, adjusted annually. Principal and interest is payable monthly based on a five year amortization schedule maturing on October 31, 2006. At December 31, 2002, $7.5 million was outstanding on this loan at an interest rate of 4.92%. A hypothetical 10% change in the average interest rate applicable on this loan would have an immaterial effect on earnings, cash flow and financial position.

Financial Services

         In June 2002, LEAF Financial Corporation, our equipment-leasing subsidiary, entered into a $10.0 million secured revolving credit facility with National City Bank. The facility is guaranteed by us and has a term of 364 days. Outstanding loans will bear interest at one of two rates, elected at the borrower's option; (i) the lender's prime rate plus 200 basis points, or (ii) LIBOR plus 300 basis points. As of December 31, 2002, the balance outstanding was $5.0 million at an average interest rate of 4.38%. A hypothetical 10% change in the average interest rate on this facility would have an immaterial effect on our earnings, cash flow and financial position.

Other

         In June 2002, we established a $5.0 million revolving line of credit with Commerce Bank. The facility has a term of two years and bears interest at one of two rates, elected at the borrower's option; (i) the prime rate, or (ii) LIBOR plus 250 basis points. Each rate is subject to a floor of 5.5% and a ceiling of 9.0%. As of December 31, 2002, the balance outstanding was $5.0 million at an average rate of 5.5%. A hypothetical 10% change in the average interest rate on this facility would have an immaterial effect on our earnings, cash flow and financial position.

Assets

         The following table sets forth information regarding 29 of the 30 loans held in our portfolio as of December 31, 2002. The presentation, for each category of information, aggregates the loans by their maturity dates for maturities occurring in each of the fiscal years 2003 through 2007 and separately aggregates the information for all maturities arising after the 2007 fiscal year. We do not believe that these loans are sensitive to changes in interest rates since:

         o the loans are subject to forbearance or other agreements that require all of the operating cash flow from the properties underlying the loans, after debt service on senior lien interests, to be paid to us and thus are not currently being paid based on the stated interest rates of the loans;

         o all senior lien interests are at fixed rates and are thus not subject to interest rate fluctuation that would affect payments to us; and

         o each loan has significant accrued and unpaid interest and other charges outstanding to which cash flow from the underlying property would be applied even if cash flow were to exceed the interest due, as originally underwritten. For information regarding specific loans, please see, "- Real Estate Finance - Loan Status," and the tables included in that section.

                                Portfolio loans, aggregated by maturity dates,(1) as of and for the years ended September 30,
                                ---------------------------------------------------------------------------------------------
                                2003(2)        2004          2005          2006       2007      Thereafter         Totals
                                -------        ----          ----          ----       ----      ----------         ------
Outstanding loan
  receivable balances (net
  to our interest)..........  $66,868,235         n/a     $15,784,762   $71,411,711    n/a     $149,194,965      $303,259,672
Carried cost of investment
  (fixed rate)..............  $22,340,566         n/a     $12,516,258   $24,169,504    n/a     $ 83,171,037      $142,197,365
Average stated interest
  rate (fixed rate).........       11.77%         n/a          11.25%        10.61%    n/a           20.02%
Carried cost of investment
  (variable rate)...........   $3,806,569         n/a       1,480,430           n/a    n/a              n/a      $  5,286,999
Average stated interest
  rate (variable rate)......        8.83%         n/a           7.09%           n/a    n/a            4.90%
Average interest payment
  rate......................          (3)         (3)             (3)           (3)    (3)              (3)
Third party liens(4)........  $14,405,947         n/a       2,273,000   $65,792,561    n/a     $118,975,518      $201,447,025
Average interest rate of
  senior lien interests
  (fixed rate)..............        8.47%         n/a             n/a           n/a    n/a            7.61%

-----------------

(1) Maturity dates of related forbearance agreement or our interest in the loan.

(2) Includes eight loans whose forbearance agreements expired during the fiscal year ended September 30, 2002, 2001 and 2000. These loans aggregated $57.8 million of outstanding loan receivables, to our interest. The carried costs of the loans were $23.5 million and the principal balance of the related third party liens was $14.4 million. We continue to forbear from exercising our remedies with respect to these loans since we receive all of the economic benefit from the properties without having to incur the expense of foreclosure.

(3) Pay rates are equal to the net cash flow from the underlying properties after payments on third party liens and, accordingly, depend upon future events not determinable as of the date of this report.

(4) Maturity dates for third party liens according to the maturity of our underlying loans are as follows:

                 Maturity date of                   Maturity dates of
                  portfolio loans                    third party liens            Outstanding balance
                (fiscal year ended                 (fiscal year ended            of third party liens
                   September 30)                      September 30)              at December 31, 2002
                   -------------                      -------------              --------------------
                      2000(a)                             2000                       $6,076,956

                      2001(a)                             2001                        1,969,000
                                                          2007                        2,278,171

                      2002(a)                             2003                        1,681,820
                                                          2004                        2,400,000

                 Maturity date of                   Maturity dates of
                  portfolio loans                    third party liens            Outstanding balance
                (fiscal year ended                 (fiscal year ended            of third party liens
                   September 30)                      September 30)              at December 31, 2002
                   -------------                      -------------              --------------------
                      2003                                2006                        2,007,184

                      2006                                2006                       63,785,376

         Thereafter                                       2003                          947,083
                                                          2003                        1,678,404
                                                          2004                          875,000
                                                          2004                        1,552,532
                                                          2005                        2,273,000
                                                          2008                       66,315,900
                                                          2008                        2,365,734
                                                          2009                        8,938,322
                                                          2009                        2,845,689
                                                          2009                        3,335,013
                                                          2009                       13,459,796
                                                          2009                       14,887,852
                                                          2014                        1,774,193
                                                                                   ------------
         Total                                                                     $201,447,025
                                                                                   ============

------------
(a) The forbearance agreements with respect to these loans came due before December 31, 2002. We continue to forbear from exercising our remedies with respect to these loans since we believe we receive all of the economic benefit from the properties without having to incur the expense of foreclosure.

         The following table sets forth information concerning one of the 30 loans held in our portfolio at December 31, 2002 that we believe may be deemed to be interest rate sensitive.

Outstanding receivable balance (net to our interest)..........      $ 53,703,810

Carried cost of investment....................................      $ 38,869,860

Interest payment rate.........................................      Net cash flow from property underlying loan
                                                                    Stated rate: 10.0%

Third party lien..............................................      $ 58,200,000

Interest rate (third party lien)..............................      Stated rate: LIBOR plus 200 basis points;
                                                                    Current rate: 8.8%

Maturity date (third party lien)..............................      10/01/05

         For a discussion of the changes in our loan portfolio, please see, "Management's Discussion and Analysis of Financial Condition and Results of
Operation: Real Estate Finance."

Corporate Liabilities

         The following table sets forth certain information regarding our debt obligations as of September 30, 2002. For further information regarding our senior notes and credit facilities, you should read Item 1, "Business - Credit Facilities and Senior Notes," and Note 6 to our Consolidated Financial Statements.

                                        Debt obligations, aggregated by maturity date as of and for the years ended September 30,
                                ------------------------------------------------------------------------------------
                                 2003           2004           2005           2006           2007          Total
                                 ----           ----           ----           ----           ----          -----
                                                             (dollars in thousands)
Fixed rate.................     $      -     $   66,211     $       -       $      -       $       -     $    66,211

Average interest rate......            -          11.97%            -              -               -               -

Variable rate..............     $  4,320     $   36,867     $  45,667       $  2,041       $     404     $    89,299

Average interest rate......         5.15%          4.63%         3.93%           5.6%           5.45%              -

Futures Contracts

         For information regarding open natural gas futures contracts relating to natural gas sales and the results of natural gas hedging, you should read
Note 10 to our Consolidated Financial Statements.

                                   MANAGEMENT

Directors, Executive Officers and Other Key Employees

         Our directors, executive officers and other key employees, including their ages, are as follows:

Name                          Age                          Position
-------------------------     ---   --------------------------------------------------------------
Edward E. Cohen               63    Chairman, Chief Executive Officer and President
Jonathan Z. Cohen             32    Executive Vice President, Chief Operating Officer and Director
Steven J. Kessler             60    Senior Vice President and Chief Financial Officer
Freddie M. Kotek              47    Senior Vice President
Michael L. Staines            53    Senior Vice President
David E. Bloom                38    Senior Vice President
Alan F. Feldman               39    Senior Vice President
Nancy J. McGurk               47    Vice President, Chief Accounting Officer and Treasurer
Carlos C. Campbell(1)(2)      65    Director
Andrew M. Lubin(1)(3)         56    Director
P. Sherrill Neff(1)(2)(3)     51    Director
Alan D. Schreiber             61    Director
John S. White(2)(3)           62    Director

--------------------
(1)   Member of Audit Committee
(2)   Member of Compensation Committee
(3)   Member of Corporate Governance and Investment Committee

         Edward E. Cohen, Chairman of the Board since 1990, Chief Executive Officer since 1988 and President since 2000. Chairman of the Managing Board of Atlas Pipeline Partners GP since its formation in 1999. Director of TRM Corporation (a publicly traded consumer services company) since 1998. Chairman of the Board of Brandywine Construction & Management (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen.

         Jonathan Z. Cohen, Chief Operating Officer and director since 2002, Executive Vice President since 2001, Senior Vice President from 1999 to 2001 and Vice President from 1998 to 1999. Vice Chairman of the Managing Board of Atlas Pipeline Partners GP since its formation in 1999. Vice Chairman and a director of Atlas America since its acquisition in 1998. Trustee and Secretary of RAIT Investment Trust since 1997. Chairman of the Board of The Richardson Company (a sales consulting company) since 1999. Mr. Cohen is a son of Edward E. Cohen.

         Steven J. Kessler, Senior Vice President and Chief Financial Officer since 1997. Vice President-Finance and Acquisition at Kravco Company (a national shopping center developer and operator) from 1994 until joining us.

         Freddie M. Kotek, Senior Vice President since 1995. President of Resource Leasing, Inc., our wholly-owned equipment leasing holding company subsidiary, since 1995. President of Resource Properties, Inc., our wholly-owned real estate finance subsidiary, from 2000 to 2001. Executive Vice President of Resource Properties from 1993 to 2000.

         Michael L. Staines, Senior Vice President since 1989, director from 1989 to 2000 and Secretary from 1989 to 1998. President of Atlas Pipeline Partners GP since 2001. Chief Operating Officer, Secretary and Managing Board Member of Atlas Pipeline Partners GP since its formation in 1999.

         David E. Bloom, Senior Vice President since 2001 and President, Resource Capital Partners, Inc. since 2002. President of Resource Properties from 2001 to 2002. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 1999 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 1999. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

         Alan F. Feldman, Senior Vice President since 2002. President of Resource Properties since 2002. From 1998 to 2002, Vice President of Lazard Freres & Co. (an investment bank). Executive Vice President of PREIT-Rubin, Inc., the management subsidiary of Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization, from 1992 to 1998.

         Nancy J. McGurk, Vice President since 1992, Treasurer and Chief Accounting Officer since 1989.

         Carlos C. Campbell, President of C.C. Campbell and Company (a management consulting firm) since 1985. Director of PICO Holdings, Inc. (a publicly traded diversified holding company) since 1998.

         Andrew M. Lubin, President, Delaware Financial Group, Inc. (a private investment firm) since 1990.

         P. Sherrill Neff, Managing Director, Quaker BioVentures, L.P. (a life science venture fund) since 2002. President and Chief Financial Officer of Neose Technologies, Inc. (a publicly traded biotechnology firm) from 1994 to 2002. Director of Neose Technologies, Inc. since 1994.

         Alan D. Schreiber, M.D., Professor of Medicine since 1973 and Assistant Dean for Research and Research Training since 1990 at the University of Pennsylvania School of Medicine. Chairman, ZaBeCor Phamaceuticals LLC (a biopharmaceutical company) since 2002. Chairman, Scientific Advisory Board, Inkine Pharmaceutical Co., Inc. (a publicly traded biopharmaceutical company) from 1997 to 2002.

         John S. White, Senior Vice President, Royal Alliance Associates (an independent broker/dealer) since 2002. Chief Executive Officer and President of DCC Securities Corporation (a securities brokerage firm) from 1989 to 2002.

Certain Relationships and Related Party Transactions

         In the ordinary course of our business operations, we have ongoing relationships with several related entities and from time to time have engaged in transactions with them. We discuss these relationships, and transactions during fiscal 2002 and 2003 to date in which we have engaged with related parties below. We believe that each of the listed transactions between us and a related party was on terms at least as favorable to us as could have been obtained in arms's-length negotiations with unaffiliated third parties.

         Relationship with Brandywine Construction & Management. Brandywine Construction & Management manages the properties underlying 24 of our real estate loans and investments in real estate loans and investments in real estate ventures. Adam Kauffman, resident of Brandywine Construction & Management, or an entity affiliated with him, has also acted as the general partner, limited partner, president or trustee of seven of the borrowers as follows: New 1521 Associates, President of general partner of borrower; Headhouse Associates, president of general partner of borrower and general partner of limited partner of borrower; Skippack SLC Associates, president of the general partner of borrower; Pasadena Industrial Associates, general partner of borrower; Elkins West Associates, general partner of borrower; Commerce Place Associates, LLC, a partner of the owner of the managing partner of the member of borrower; and St. Cloud Associates, general partner of borrower. Edward E. Cohen, our Chairman, Chief Executive Officer and President, is the Chairman and a minority stockholder of Brandywine Construction & Management, holding approximately 8% of its stock.

         In September 2001, we sold Resource Properties XVI, Inc., our wholly-owned subsidiary, to Brandywine Construction & Management for $4.0 million, recognizing a gain of $356,000. The $4.0 million consideration was comprised of $3.0 million in cash and a $1.0 million non-recourse note from Brandywine Construction & Management. The non-recourse note bears interest at 8% per annum and is due September 2006. As of February 28, 2003, the Company has received $414,000 of principal payments and $106,000 of interest payments on the non-recourse note. The Bancorp, Inc., a related party financial institution provided the first mortgage financing for this sale.

         Relationship with RAIT Investment Trust. Since we organized it in 1997, we have engaged in a number of transactions with RAIT Investment Trust. RAIT Investment Trust is a real estate investment trust in which, as of March 27, 2003, we owned approximately 5.2% of the common shares. Betsy Z. Cohen, E. Cohen's spouse, is the Chairman and Chief Executive Officer of RAIT Investment Trust, and Jonathan Z. Cohen, a son of E. and B. Cohen and our Chief Operating Officer, Executive Vice President and a director, is our designee as trustee on RAIT Investment Trust's board. J. Cohen also serves as RAIT Investment Trust's Secretary. Scott F. Schaeffer, our former Vice Chairman and Executive Vice President, is RAIT Investment Trust's President and Chief Operating Officer.

         Since October 1, 2001, we and RAIT Investment Trust have engaged in the following transactions:

             o In June 2002, we sold a mortgage loan having a book value of $1.0 million to RAIT Investment Trust for $1.8 million, recognizing a gain of $757,000. S. Schaeffer was the president and director of the general partner of the borrower.

             o In March 2002, RAIT Investment Trust provided the initial financing, which has since been repaid, on our purchase for $2.7 million of a 25% interest in a venture. The venture purchased, for $18.9 million, properties adjacent to the office building and garage in which our executive offices are located and in which we own a 50% interest.

         Relationship with The Bancorp. As of December 31, 2002, we owned 9.7% of the common and 7.5% of the voting preferred stock of The Bancorp. B. Cohen is the Chief Executive Officer of The Bancorp, and D. Gideon Cohen, a son of E. and
B. Cohen, is the Chairman of The Bancorp. D. Cohen is our former President, Chief Operating Officer and director.

         Relationship with Ledgewood Law Firm. Until April 1996, E. Cohen was of counsel to Ledgewood Law Firm. We paid Ledgewood Law Firm $839,000 during fiscal 2002 for legal services. E. Cohen receives certain debt service payments from Ledgewood Law Firm related to the termination of his affiliation with it and its redemption of his interest.

         Relationship with Retirement Trusts. Pursuant to E. Cohen's employment contract, upon his retirement, he is entitled to receive payments from a Supplemental Employee Retirement Plan, which we refer to as the SERP. We have established two trusts to fund the SERP. The 1999 Trust purchased 100,000 shares of common stock of The Bancorp. The 2000 Trust holds 38,571 shares of voting preferred stock of The Bancorp and a loan to a limited partnership of which E. Cohen and D. Cohen own the beneficial interests. This loan was acquired for its outstanding balance of $720,167 by the 2000 Trust in April 2001 from a corporation of which E. Cohen is Chairman and J. Cohen is the President. The loan is secured by the partnership interests held by the limited partnership, which beneficially owns two residential apartment buildings. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which D. Cohen is the principal shareholder and a director. The fair value of the 1999 Trust is approximately $1.0 million at September 30, 2002. The fair value of the 2000 Trust is approximately $3.6 million at September 30, 2002 and is included in "Other assets" on our consolidated balance sheet.

         In connection with E. Cohen's SERP, we entered into a split-dollar insurance arrangement under which we pay a portion of the premiums under a life insurance policy with respect to E. Cohen, with reimbursement of such premiums due upon the occurrence of specified events, including E. Cohen's death. Under the recently enacted Sarbanes-Oxley Act of 2002, our future payment of premiums under this arrangement may be deemed to be a prohibited loan to E. Cohen. We have suspended premium payments on the policy until we determine an appropriate course of action. We expect to make our determination before the premium due date or the end of the 30-day grace period for premium payments. We cannot predict the effect, if any, that cancellation of the arrangement might entail.

         Relationships with 9 Henmar LLC. We own a 50% interest in Trapeza Funding, an entity that acts as the general partner of Trapeza Partners and Trapeza Partners II. Trapeza Partners sponsored and invested in the equity interests of Trapeza CDO I, an issuer of collateralized debt obligations, and Trapeza Partners II sponsored and invested in the equity interests of Trapeza CDO II, also an issuer of collateralized debt obligations. We also own a 50% interest in Trapeza Capital Management, the collateral manager of Trapeza CDO I and Trapeza CDO II. Please see "Business-Financial Services" for more detailed information about these entities. The boards of managers of both Trapeza Funding and Trapeza Capital Management are composed of four members, of which J. Cohen and D. Cohen are our appointees.

         The Trapeza ventures were originated and developed in large part by D. Cohen. We have agreed to pay his company, 9 Henmar LLC, 10% of the fees and 10% of the distributions we receive through our interest in the Trapeza general partner and collateral management entities. Through December 31, 2002, we had not paid 9 Henmar anything under these arrangements. In addition, we agreed to reimburse 9 Henmar for fees and expenses, including a portion of its overhead, incurred by it in connection with structuring the Trapeza ventures and our participation in them, developing the pools of trust preferred securities, consulting with the underwriters and rating agencies and providing other consulting, managerial and sales services. Through April 7, 2003, 9 Henmar has been reimbursed $1,300,264 of such expenses, of which $1,246,838 had been reimbursed to us or paid directly by Trapeza Funding, Trapeza Funding II, Trapeza CDO I or Trapeza CDO II.

         Relationships with Cohen Bros. During fiscal 2002, we used Cohen Bros. as an agent to repurchase 125,095 shares of our common stock and $1.5 million principal amount of the original notes. Cohen Bros. acted as one of the placement agents for the sale of Trapeza Partners II limited partner interests, receiving sales commissions of $117,040. Cohen Bros. was paid at the same 2% commission rate as unaffiliated placement agents. D. Cohen owns the corporate parent of Cohen Bros.; until March 2003, J. Cohen was an owner.

         Relationships with Certain Borrowers. We have from time to time purchased loans in which our affiliates are affiliates of the borrowers as set forth below. Loan numbers refer to the loan numbers set forth in the tables in "Business-Real Estate Finance-Loan Status."

         In 2002, EGJB, LLC, in which D. Cohen owns a 94% interest, acquired the beneficial ownership of the property securing loan 20, a loan we acquired in 1996. At December 31, 2002, our receivable was $8.6 million and the book value of the loan was $2.3 million.

         In 1998, we acquired loan 49, which was a defaulted loan in the original principal amount of $91.0 million. At December 31, 2002, our receivable was $111.9 million and the book value of the loan was $38.9 million. In September 2000, in connection with a refinancing and to protect our interest, Commerce Place Associates, LLC assumed equity title to the property. Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen are limited partners (24.75% each) in Brandywine Equity Investors, L.P., which owns approximately 19% of Commerce Place Associates. In addition, S. Schaeffer has a controlling administrative role with Commerce Place Associates.

         In 1998, we acquired loan 44 under a plan of reorganization in bankruptcy. The loan had a book value of $36.5 million at December 31, 2002. The bankruptcy court required that legal title to the property underlying the loan be transferred on or before June 30, 1998. In order to comply with that order, to maintain control of the property and to protect our interest, Evening Star Associates took title to the property in June 1998. One of our subsidiaries, ES GP, Inc., serves as general partner of Evening Star Associates and holds a 1% interest; Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen purchased a 94% limited partnership interest in Evening Star Associates for $200,000.

         In 1997, we acquired loan 35 with a face amount of $2.3 million at a cost of $1.6 million. The loan had a book value of $971,000 at December 31, 2002. The loan is secured by a property owned by New 1521 Associates, a partnership in which Messrs. Kauffman and E. Cohen and Mrs. B. Cohen are limited partners (with a 75% beneficial interest). Ledgewood Law Firm and Brandywine Construction & Management were tenants at such property as of December 31, 2002.

         In 1997, we acquired loan 37, which was in the original principal amount of $6.8 million. At December 31, 2002, our loan receivable was $7.8 million and the book value of the loan was $3.3 million. The loan is secured by a property that was acquired in 2000 by Deerfield Partners, L.P., a limited partnership in which S. Schaeffer is the President of the sole general partner, Deerfield Beach GP, Inc., and Messrs. E. Cohen, D. Cohen, Schaeffer and Kauffman are equal limited partners of Brandywine Equity Investors, L.P., the 99% limited partner of the borrower.

         In 1995, we acquired loan 14, which was in the original principal amount of $12.0 million. At December 31, 2002, our receivable was $22.2 million and the book value of the loan was $8.3 million. The loan is secured by a property owned by Washington Properties Limited Partnership, a partnership in which 1301 Partners, L.P. acquired a 99% limited partnership interest in August 2000. Messrs. E. Cohen, D. Cohen and A. Kauffman and Mrs. B. Cohen are the limited partners and own all of the capital stock of 1301 GP, Inc., the general partner.

         In 1994, we acquired loan 13, which was in the original principal amount of $3.0 million. At December 31, 2002, our receivable was $2.5 million and the book value of the loan was $130,000. The loan is secured by a property owned by Pasadena Industrial Associates, a partnership in which E. Cohen and B. Cohen are limited partners with an aggregate 40% beneficial interest.

         In 1993, we acquired loan 5,which was the original principal amount of $4.2 million. At December 31, 2002, our receivable was $10.8 million and the book value of the loan was $1.9 million. The loan is secured by a property acquired in 1996 by Granite GEC (Pittsburgh), L.L.C. D. Cohen owns 79% of Odessa Real Estate Management, Inc., the assistant managing member of Granite GEC, which holds a 1% interest in Granite GEC.

         Relationships with Certain Lienholders. In 1997, we acquired loan 30, a first mortgage loan with a face amount of $14.3 million and a book value of $4.5 million, secured by a hotel property owned by Charles Rennie Financial, Inc., in which, on a fully diluted basis, J. Cohen and E. Cohen have a 19% interest. Charles Rennie Financial acquired the property in 1999 through foreclosure of a subordinate loan.

         In 2001, we sold 100% of the common stock in Resource Properties XLIII, Inc., our wholly-owned subsidiary that owned subordinate interests in two loans, to Messrs. Schaeffer, Kauffman, D. Cohen and J. Cohen for $2.2 million, recognizing a gain of $7,300.

                          DESCRIPTION OF THE NEW NOTES

         We will issue the new notes under the new indenture among ourselves, the subsidiary guarantors and The Bank of New York, as trustee (the "Trustee"). The following description is a summary of the material provisions of the new indenture. It does not restate the new indenture in its entirety. We urge you to read the new indenture because it, and not this description, defines your rights as holders of the new notes. You may obtain a copy of the new indenture as set forth below under "--Additional Information." You can find the definitions of capitalized terms used and not otherwise defined in this description under "--Certain Definitions." In this description, we refer to ourselves as "Resource America." This term refers only to us and not to any of our subsidiaries.

         The registered noteholder of a new note will be treated as the owner of it for all purposes. Only registered noteholders will have rights under the new indenture.

General

         Resource America will offer up to $65.336 million of the new notes in the exchange offer and up to an additional $30.0 million will be offered for cash in the concurrent cash offering of new notes. Resource America has the right to issue additional new notes, subject to the limitations on incurring debt described in "--Limitation on Indebtedness" below. The new notes will mature on August 1, 2008 (the "Stated Maturity"). The new notes will rank pari passu with all other general unsecured obligations of Resource America.

         The new notes will bear interest from the date of their initial issuance at the rate of 12% per annum, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 2003, to the noteholders of record at the close of business on January 15 or July 15 (whether or not a business day) next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of 12 30-day months.

         The new notes will not be secured by the assets of Resource America or any of its Subsidiaries, or otherwise, and will not have the benefit of a sinking fund for the retirement of principal or interest.

Subsidiary Guarantees

         The new notes will be guaranteed (the "Subsidiary Guarantees") by each of Resource America's current and future Subsidiaries (the "Guarantors") except for Anthem Securities and Atlas Pipeline Partners, its Subsidiaries and Atlas Pipeline Partners GP (the "Atlas Pipeline Entities") and except for Subsidiaries we acquire or form whose net worth is less than $1.0 million or which are registered broker/dealers. The obligations of the Guarantors under the Subsidiary Guarantees will be joint and several. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with (whether or not such Guarantor is the surviving person) another person, other than Resource America or another Guarantor, unless:

         o immediately after giving effect to the transaction, no Default or Event of Default exists; and

         o   either:

             o the person acquiring the property in any such sale or the person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the new indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

             o the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the new indenture. See "--Repurchase at the Option of Noteholders--Asset Sales."

         The Subsidiary Guarantee of a Guarantor will be released in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, or sale of all of the Capital Stock of the Guarantor, to a person that is not, either before or after giving effect to such transaction, a Subsidiary of Resource America, if the sale or other disposition complies with the "Asset Sale" provisions of the new indenture. See "--Repurchase at the Option of Noteholders--Asset Sales."

         To provide the Subsidiary Guarantees, Resource America will need the consent of the lenders under Atlas America's credit facility with Wachovia Bank and Resource Properties' facilities with The Marshall Group and Sovereign Bank. While these lenders have indicated to us their willingness to consent to the Subsidiary Guarantees, subject to the preparation and execution of definitive agreements, we cannot assure you that we will be able to obtain these consents. See "Business-Credit Facilities and Original Notes."

Ranking

         The new notes and the subsidiary guarantees will be unsecured and will rank equally in right of payment to all of Resource America's and the Guarantors' existing and future unsecured senior indebtedness, including original notes that are not exchanged in the exchange offer. The new notes will be effectively subordinated to all borrowings under Resource America's and the Guarantors' senior credit facilities, which are secured by a substantial portion of their assets. The new notes will rank senior in right of payment to all of Resource America's future subordinated indebtedness. As of December 31, 2002, Resource America and its consolidated subsidiaries had approximately $174.5 million of indebtedness outstanding, of which $105.8 million was secured indebtedness. The restrictions contained in the new indenture on the incurrence of additional debt, including senior secured debt, by Resource America and the Guarantors are described below under "--Certain Covenants--Limitations on Indebtedness."

Optional Redemption

         Resource America cannot redeem the new notes before August 1, 2006. On or after that date, Resource America may redeem the new notes, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month periods indicated below:

          Redemption date                                     Price
          ---------------                                     -----
          August 1, 2006 - July 31, 2007....................   106%
          Thereafter .......................................   103%

         If Resource America redeems fewer than all of the new notes then outstanding the Trustee will select the new notes to be redeemed by any method the Trustee deems fair and reasonable. New notes in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. Notice of redemption will be mailed to each noteholder of new notes to be redeemed at such noteholder's registered address at least 30, but not more than 60, days before the redemption date. Interest will cease to accrue on the new notes called for redemption after the redemption date.

         In addition to permitted redemptions, Resource America may from time to time purchase the new notes in the open market, in private transactions or otherwise, as permitted by applicable law.

No Sinking Fund or Mandatory Redemption

         The new notes will not be entitled to the benefit of any sinking fund or mandatory redemption.

Repurchase at the Option of Noteholders

Change of Control

         If a Change of Control Event occurs at any time, then each noteholder will have the right to require Resource America to repurchase the noteholder's new notes, in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of the new notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Asset Sales

         Resource America will not, and will not permit any of its Subsidiaries (other than the Atlas Pipeline Entities) to, consummate an Asset Sale unless Resource America or the Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold.

         None of the following is an Asset Sale:

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             o  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

             o a transfer of assets between or among Resource America and its Subsidiaries other than any of the Atlas Pipeline Entities; provided however, that it shall not be deemed an Asset Sale if Resource America or any of its Subsidiaries acquires assets or Capital Stock of an Oil and Gas Business and, within 6 months of such acquisition, sells all or a portion of such assets or Capital Stock to an Atlas Pipeline Entity;

             o an issuance of Capital Stock by a Subsidiary to Resource America or to another Subsidiary;

             o the sale or lease of equipment, inventory, accounts receivable in the ordinary course of business;

             o  the sale or other disposition of cash or cash equivalents;

             o  a permitted Restricted Payment;

             o the sale or transfer (whether or not in the ordinary course of business) of oil and gas properties or direct or indirect interests in real property, provided that at the time of the sale or transfer the properties do not have associated with them any proved reserves;

             o the abandonment, farm-out, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business;

             o the trade or exchange by Resource America or any Subsidiary of any oil and gas property owned or held by Resource America or such Subsidiary for any oil and gas property owned or held by another person;

             o the sale or transfer of hydrocarbons or other mineral products in the ordinary course of business;

             o sales of assets to a Securitization Entity for Fair Market Value, including cash in an amount at least equal to 75% of the book value of the assets as determined in accordance with GAAP; notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Securitization Entity or other payor is required to repay the notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements entered into as part of the securitization transaction with entities that are not Affiliates of Resource America; and

             o transfers of assets (or a fractional undivided interest therein) by a Securitization Entity.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Resource America may apply those Net Proceeds:

             o to repay Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect to the revolving credit Indebtedness;

             o to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

             o  to make a capital expenditure; or

             o to acquire other assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, Resource America may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the new indenture.

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         The amount equal to 50% of any Net Proceeds from Asset Sales that are not applied or invested as provided above will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, Resource America will make an offer to all noteholders, and to all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the new indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of new notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale offer, Resource America may use those Excess Proceeds for any purpose not otherwise prohibited by the new indenture. If the aggregate principal amount of new notes and Pari Passu Indebtedness tendered into the Asset Sale offer exceeds the amount of Excess Proceeds, the Trustee will select the new notes and Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.

General

         Resource America will comply with the requirements of Rule 14e-1 under the Exchange Act in connection with each repurchase of new notes. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the new indenture, Resource America will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the new indenture by virtue of such conflict.

         The agreements governing Resource America's existing Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the noteholders of new notes of their right to require Resource America to repurchase the new notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Resource America. Finally, Resource America's ability to pay cash to the noteholders upon a repurchase may be limited by Resource America's then existing financial resources. See "Risk Factors--Risks Relating to the New Notes--We may be unable to repurchase the new notes as required under the new indenture."

Certain Covenants

         The new indenture contains, among others, the following covenants:

Net Worth Maintenance

         Commencing on the date of issuance of the new notes and at all times thereafter, determined at the end of each fiscal quarter, Resource America shall maintain Consolidated Net Worth, equal to:

             o  $174.0 million plus

             o a cumulative amount equal to 25% of the Consolidated Net Income, but not loss, of Resource America and its Subsidiaries for each fiscal quarter commencing with the first full quarter ending after the issue date; less

             o  an amount equal to the difference between:

                o the principal amount of new notes outstanding on the issue date, and

                o the principal amount of new notes outstanding on the last day of the quarter for which the determination is being made,

                to a maximum amount of $50.0 million pursuant to this bullet point.

Limitations on Indebtedness

         Except for the issuance of the new notes on the first issue date, Resource America will not incur, directly or indirectly, any Indebtedness or issue any Disqualified Capital Stock, except that Resource America may incur Indebtedness or issue Disqualified Capital Stock if, on the date of such incurrence or issuance and after giving effect to it,

             o no Default or Event of Default has occurred and is continuing or would result and

             o  the Leverage Ratio does not exceed 2.0 to 1.0.

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         Resource America will not incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness or Pari Passu Indebtedness, other than Acquired Indebtedness, unless the Stated Maturity of principal of such Junior Indebtedness or Pari Passu Indebtedness is after the final Stated Maturity of principal of the new notes.

         Resource America will not permit any Subsidiary other than the Atlas Pipeline Entities to, directly or indirectly, incur any Indebtedness or issue any Disqualified Capital Stock.

         Resource America will not incur any Indebtedness which is senior in right of payment to the new notes.

         The foregoing restrictions will not apply to:

             o Permitted Acquisition Indebtedness of Resource America and its Subsidiaries and Incurrence by Resource America and its Subsidiaries of Indebtedness under the Wachovia Facility;

             o Permitted Repurchase Facilities of Resource America and its Subsidiaries;

             o Guarantees by Resource America or any of the Guarantors of Indebtedness of Resource America or any of its Subsidiaries, other than the Atlas Pipeline Entities, that was permitted to be incurred by another provision;

             o Intercompany Indebtedness owed by Resource America to any of its Subsidiaries or owed by any Subsidiary to Resource America;

             o Incurrence by the Guarantors of their obligations under the Subsidiary Guarantees;

             o Non-Recourse Indebtedness of Resource America and its Subsidiaries;

             o Securities issued in a securitization by a Securitization Entity formed by or on behalf of Resource America or its Subsidiaries, regardless of whether such securities are treated as indebtedness for tax purposes, provided that neither Resource America nor any Subsidiary other than the Securitization Entity formed solely for the purpose of such securitization is directly or indirectly liable as a guarantor or otherwise excluding the provision of Credit Support, for the securities or obligations of the Securitization Entity;

             o Unsecured working capital loans to Subsidiaries, not to exceed $5.0 million in the aggregate, provided that such Indebtedness shall be considered to be Indebtedness of Resource America for the purpose of the Leverage Ratio;

             o Acquired Indebtedness of Subsidiaries, provided that the Acquired Indebtedness shall be considered to be Indebtedness of Resource America for the purpose of the Leverage Ratio;

             o  Indebtedness secured by Permitted Liens;

             o  Hedging Obligations directly related to:

                o Indebtedness permitted to be incurred by Resource America or its Subsidiaries pursuant to the new indenture;

                o loans held by Resource America or its Subsidiaries pending sale; or

                o loans with respect to which Resource America or any Subsidiary has an outstanding purchase offer or commitment, financing commitment or security interest; or

             o Indebtedness constituting a refinancing described in the definition of a Permitted Payment.

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Liquidity Maintenance

         Resource America must, at all times when the new notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the new notes on the next succeeding semi-annual Interest Payment Date. Liquid Assets of a Subsidiary may be included in this calculation only to the extent that the Liquid Assets may at such time be distributed to Resource America without restriction or notice to any person. The Liquid Assets cannot be subject to any pledge, Lien, encumbrance or charge of any kind and cannot be used as collateral or security for Indebtedness for borrowed money or otherwise of Resource America or its Subsidiaries, nor may the Liquid Assets be used as reserves for any self-insurance maintained by Resource America.

Limitations on Restricted Payments

         Resource America will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect to it,

             o a Default or Event of Default shall have occurred and be continuing;

             o Resource America would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described above under "--Liquidity Maintenance";

             o the aggregate amount of all Restricted Payments declared and made after the issue date of the new notes would exceed the sum of:

                o 25% of the aggregate Consolidated Net Income or, if such Consolidated Net Income is a deficit, 100% of such deficit of Resource America accrued on a cumulative basis during the period beginning on July 1, 1997, the first day of the fiscal quarter during which the issue date of the original notes occurred, and ending on the last day of Resource America's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

                o the aggregate Net Cash Proceeds received by Resource America as capital contributions, other than from a Subsidiary, after July 1, 1997; plus

                o the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by Resource America from the issuance or sale, other than to a Subsidiary, of Qualified Capital Stock after the issue date of the new notes; plus

                o 100% of the amount of any Indebtedness of Resource America or a Subsidiary that is issued after the issue date of the new notes that is later converted into or exchanged for Qualified Capital Stock of Resource America; or

             o the Unsecured Debt Coverage Ratio for Resource America for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment is less than 2.00 to 1.00, determined after giving effect to such Restricted Payment; provided that the foregoing provisions will not prevent the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or any Permitted Payment.

         On the issue date, Resource America will be permitted to make Restricted Payments of up to $___ million pursuant to this covenant.

Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries

         Resource America will not, and will not permit any of its Subsidiaries, other than a Securitization Entity or an Atlas Pipeline Entity, to create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

             o pay any dividends or make any other distribution on its Capital Stock;

             o make payments in respect of any Indebtedness owed to Resource America or any other Subsidiary; or

             o make loans or advances to Resource America or any Subsidiary or to guarantee Indebtedness of Resource America or any other Subsidiary other than:

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             o  restrictions imposed by applicable law;

             o restrictions existing under agreements in effect on the date of the new indenture;

             o consensual encumbrances or restrictions binding upon any person at the time such person becomes a Subsidiary of Resource America so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such person becoming a Subsidiary;

             o restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets or the Capital Stock of the Subsidiary;

             o restrictions on the transfer of assets which are subject to Liens;

             o restrictions existing under agreements evidencing Permitted Acquisition Indebtedness or Permitted Repurchase Facilities if such Indebtedness;

                o is made without recourse to, and with no cross collateralization against the assets of Resource America or any other subsidiary, and

                o upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be; and

             o restrictions existing under any agreement that renews, extends, increases, refinances or replaces any of the agreements containing the restrictions described in the second, third or sixth bullet points; provided that the terms and conditions of any such restrictions, except for changes in interest rates related to changes in market rates, are not less favorable to the noteholders than those under the agreement evidencing or relating to the Indebtedness renewed, extended, increased, refinanced or replaced.

Limitations on Transactions with Affiliates

         Resource America will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions with any Affiliate of Resource America, except that Resource America and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of Resource America without limitation under this covenant, if:

             o the transaction or series of related transactions is on terms that are no less favorable to Resource America or such Subsidiary than would be available in a comparable transaction in an arm's length dealing with a person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the relevant Board of Directors determines in good faith would be offered to a person that is not an Affiliate;

             o with respect to any transaction or series of related transactions involving aggregate payments in excess of $10.0 million, Resource America delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with the first bullet point and has been approved by a majority of the Disinterested Directors of the relevant Board of Directors of Resource America or such Subsidiary, as the case may be; and

             o with respect to any transaction or series of related transactions involving aggregate payments in excess of $20.0 million, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in the second bullet point,

                o in the case of a transaction involving real property, the aggregate rental or sale price of the real property shall be the fair market rental or sale value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required; and

                o in all other cases, Resource America delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to Resource America or such Subsidiary from a financial point of view.

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         The limitations set forth above will not apply to:

             o transactions entered into pursuant to any agreement already in effect on the issue date of the new notes or any renewals or extensions not involving modifications materially adverse to Resource America and such Subsidiary;

             o normal banking relationship with an Affiliate on an arm's length basis;

             o any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by Resource America or any of its Subsidiaries, which was adopted by the Board of Directors of Resource America, including a majority of the Disinterested Directors, or such Subsidiary, as the case may be;

             o  any permitted Restricted Payment or Permitted Payment;

             o any transaction or series of transactions in which the total amount involved does not exceed $125,000; or

             o services rendered and obligations incurred by Resource America or any of its Subsidiaries pursuant to existing agreements or agreements between Resource America and/or any of its Subsidiaries.

Limitations on Liens and Guarantees

         Resource America will not create, assume, incur or suffer to exist any Lien, other than a Permitted Lien, upon any of Resource America's assets, including the Capital Stock of any Subsidiary, as security for Indebtedness, without effectively providing that the new notes will be equally and ratably secured with or prior to such Indebtedness.

         In addition, Resource America will not permit any Subsidiary, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien, other than a Permitted Lien, to secure any Pari Passu Indebtedness or Junior Indebtedness unless:

             o the Subsidiary simultaneously executes and delivers a supplemental indenture to the new indenture providing for a guarantee of, or pledge of assets to secure, the new notes by the Subsidiary on terms at least as favorable to the noteholders as the guarantee or security interest in the assets is to the noteholders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to:

                o Pari Passu Indebtedness, the guarantee or security interest in the assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in the assets with respect to such Pari Passu Indebtedness or

                o Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the new notes to the same extent as such Junior Indebtedness is subordinated to the new notes; and

             o the Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Resource America or any other Subsidiary of Resource America as a result of any payment by such Subsidiary under its guarantees.

Payments for Consent

         Resource America will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any noteholder as an inducement to any consent, waiver or amendment of any of the terms or provisions of the new indenture or the new notes unless the same consideration is paid to all noteholders that provide a consent or so waive or agree to amend.

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Additional Subsidiary Guarantees

         If Resource America or any of its Subsidiaries, other than the Anthem Securities and Atlas Pipeline Entities, acquires or creates another Subsidiary, other than a Securitization Entity or a registered broker/dealer, after the date of the new indenture and the Subsidiary has a Consolidated Net Worth greater than $1.0 million, then that newly acquired or created Subsidiary will become a Guarantor within 10 Business Days of the date on which it was acquired or created.

Additional Covenants

          The new indenture also contains covenants with respect to, among other things, the following matters:

             o  payment of principal, premium and interest;

             o  maintenance of corporate existence;

             o  payment of taxes and other claims;

             o  maintenance of properties; and

             o  maintenance of insurance.

Special Provisions regarding Atlas Pipeline Partners

             Notwithstanding the covenants described above,

             o Atlas Pipeline Partners and/or Atlas Pipeline Operating Partnership, L.P. may issue and sell such Capital Stock or other securities or incur such Indebtedness as may be deemed appropriate by Atlas Pipeline Partners or Atlas Pipeline Operating Partnership and

             o Atlas America, Inc., Viking Resources Corporation, Resource Energy, Inc. and their Affiliates may discharge their obligations under the Omnibus Agreement, Master Natural Gas Gathering Agreement and, together with Atlas Pipeline Partners GP, LLC, the Distribution Support Agreement and the other transactions with Atlas Pipeline Partners, L.P., Atlas Pipeline Operating Partnership and Atlas Pipeline Partners GP, LLC; all as defined and more particularly described in the registration statement with respect to Atlas Pipeline Partners on Form S-1, registration no. 333-85193.

Merger and Consolidation

         The new indenture provides that Resource America may not, in a single transaction or a series of transactions, consolidate with or merge into any other person or sell, assign, convey, transfer, lease all or substantially all of its assets to any person or group of affiliated persons unless:

             o the resulting, surviving or transferee entity is organized under the laws of the United States or a state thereof or the District of Columbia and such surviving entity assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of Resource America on the new notes and under the new indenture,

             o immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

             o the surviving entity could incur at least $1.00 of additional Indebtedness without violating the Leverage Ratio; and

             o Resource America shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture comply with the new indenture and that all conditions precedent relating to such transaction have been complied with.

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Modification of the New Notes Indenture; Waiver of Covenants

         Modifications and amendments of the new indenture may be made by Resource America, the Guarantors and the Trustee with the consent of the noteholders of greater than 50% in aggregate principal amount of the new notes then outstanding. However, no such modification or amendment may, without the consent of the Holder of each outstanding new note affected thereby:

             o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any new note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon, or change the coin or currency in which any new note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity;

             o reduce the percentage in principal amount of the outstanding new notes, the consent of whose noteholders is required for any such amendment or modification, or the consent of whose noteholders is required for any waiver;

             o modify the optional redemption provisions if the effect of the modification is to decrease the amount of any payment required to be made by Resource America or extend the maturity date of the payment;

             o modify any of the provisions relating to supplemental indentures requiring the consent of noteholders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding new notes required for such action or to provide that certain other provisions of the new indenture may not be modified or waived without the consent of the Holder of each new note affected;

             o release any Guarantor from its obligations under its Subsidiary Guarantee or the new indenture, except in accordance with the terms of the new indenture; or

             o waive a default in payment with respect to any new note other than a default in payment that is due solely because of acceleration of the maturity of the new notes.

         Without the consent of any noteholders of the new notes, Resource America, the Guarantors and the Trustee may modify or amend the new indenture to:

             o evidence the succession of another person to Resource America or any Guarantor and the assumption by any such successor of the covenants of Resource America or the Guarantor in the new indenture and in the new notes;

             o add any additional Events of Default, add to the covenants of Resource America for the benefit of the noteholders of the new notes, or surrender any right or power conferred upon Resource America in the new indenture or in the new notes;

             o cure any ambiguity or correct or supplement any provision in the new indenture which may be defective or inconsistent with any other provision in it or in the new notes, provided that any such action shall not adversely affect in any material respect the interests of any Holder of any new note;

             o  secure the new notes or add a Guarantor;

             o provide for the issuance of Additional Notes in accordance with the limitations on Indebtedness described above;

             o evidence and provide the acceptance of the appointment of a successor Trustee under the new indenture; or

             o make any other provisions with respect to matters or questions arising under the new indenture or the new notes, provided that such provisions shall not adversely affect in any material respect the interests of any Holder of any new note.

         The noteholders of greater than 50% in aggregate principal amount of the new notes outstanding may waive compliance with certain restrictive covenants and provisions of the new indenture.

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Events of Default

         An "Event of Default" is:

             o failure by Resource America to pay interest on any new note when due and payable, if such failure continues for a period of 30 days;

             o failure by Resource America to pay the principal on any new note when due and payable at Stated Maturity or upon redemption, acceleration or otherwise;

             o failure by Resource America to comply with any other agreement or covenant contained in the new indenture if such failure continues for a period of 30 days after notice to Resource America by the Trustee or to Resource America and the Trustee by the noteholders of at least 25% in principal amount of the new notes then outstanding;

             o Indebtedness of Resource America or any Subsidiary of Resource America is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case, the total amount of such Indebtedness unpaid or accelerated is equal to or greater than 5% of Resource America's Consolidated Net Worth at the quarter end preceding the end of such grace period or such acceleration;

             o any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

             o existence of one or more judgments against Resource America or any Subsidiary which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired which are in excess, either individually or in the aggregate, of 5% of Resource America's Consolidated Net Worth as of the quarter end preceding the end of such 60-day period; or

             o a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official shall take possession of Resource America or any Significant Subsidiary or any substantial part of the property of Resource America or any Significant Subsidiary without the consent of Resource America or such Significant Subsidiary, respectively, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Resource America or such Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator or other similar official of Resource America or the Significant Subsidiary or for any substantial part of the property of Resource America or the Significant Subsidiary, or ordering the winding-up or liquidation of the affairs of Resource America or the Subsidiary, and such decree or order shall continue unstayed and in effect for a period of 60 consecutive days, or Resource America or the Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator or other similar official of Resource America or the Significant Subsidiary or of any substantial part of the property of Resource America or the Significant Subsidiary, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.

         Resource America will file annually with the Trustee a statement regarding compliance by Resource America with the terms of the new indenture and specifying any defaults of which the signers may have knowledge.

         If an Event of Default occurs and is continuing, the Trustee or the noteholders of not less than 25% in principal amount of the new notes then outstanding may declare all the new notes to be immediately due and payable by notice to Resource America (and to the Trustee if given by the noteholders). Under certain circumstances, the noteholders of a majority in principal amount of the new notes then outstanding may rescind such a declaration.

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Provision of Reports

         Resource America will furnish to the Trustee and the noteholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which Resource America is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Even if Resource America is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Resource America will continue to file with the SEC and to provide to the Trustee and the noteholders the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and other reports to be filed and provided at the times specified for the filing of such information, documents and reports under such section.

Defeasance or Covenant Defeasance

         Resource America may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to the outstanding new notes discharged by defeasance. A defeasance means that Resource America will be deemed to have paid and discharged the entire indebtedness represented by the outstanding new notes, except for the rights of noteholders to receive payments in respect of the principal of, premium, if any, and interest on the new notes when such payments are due. In addition, Resource America may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to certain covenants described in the new indenture released.

         In order to exercise either defeasance or covenant defeasance,

             o Resource America must irrevocably deposit with the Trustee, in trust, for the benefit of the noteholders of new notes, cash in United States dollars, U.S. government obligations or a combination (collectively, the "trust fund"), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge interest on the outstanding new notes as it becomes due and to pay and discharge the principal of and premium, if any, on the outstanding new notes at redemption or maturity;

             o in the case of defeasance, Resource America must deliver to the Trustee an opinion of independent counsel stating that

                o Resource America has received from, or there has been published by, the Internal Revenue Service a ruling or

                o since the date of the new indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

             o in the case of covenant defeasance, Resource America must deliver to the Trustee an opinion of independent counsel to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

             o no Default or Event of Default may have occurred and be continuing on the date of such deposit and after giving effect to it;

             o such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a Default under, the new indenture or any material agreement or instrument to which Resource America is a party or by which it is bound;

             o Resource America must deliver to the Trustee an opinion of independent counsel to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally;

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
             o Resource America must deliver to the Trustee an officers' certificate stating that the deposit was not made by Resource America with the intent of preferring the noteholders of the new notes over the other creditors of Resource America or with the intent of defeating, hindering, delaying or defrauding creditors of Resource America; and

             o Resource America must deliver to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Additional Information

         Anyone who receives this prospectus may obtain a copy of the new indenture without charge by writing to Resource America, Inc., 1845 Walnut Street, Philadelphia, Pennsylvania 19103, Attention: Michael S. Yecies, Secretary and Chief Legal Officer.

Book-Entry, Delivery and Form

         The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "New Global Notes"). The New Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the New Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the New Global Notes may not be exchanged for new notes in certificated form except in the limited circumstances described below. See "--Exchange of New Global Notes for Certificated New Notes."

         Transfers of beneficial interests in the New Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DTC Procedures

         The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Resource America takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised Resource America that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between DTC Participants through electronic book-entry changes in the accounts of DTC Participants. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (collectively, the "Indirect DTC Participants"). Persons who are not DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or the Indirect DTC Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of DTC Participants and Indirect DTC Participants.

         DTC has also advised Resource America that, pursuant to procedures established by it:

             o upon deposit of the New Global Notes, DTC will credit the accounts of DTC Participants with portions of the principal amount of the New Global Notes; and

             o ownership of these interests in the New Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC, with respect to DTC Participants, or by DTC Participants and Indirect DTC Participants, with respect to other owners of beneficial interest in the New Global Notes.

         Investors who are DTC Participants may hold their interests directly through DTC. Investors who are not DTC Participants may hold their interests therein indirectly through organizations, including Euroclear and Clearstream, which are DTC Participants. All interests in a New Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a New Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of DTC Participants, which in turn act on behalf of Indirect DTC Participants, the ability of a person having beneficial interests in a New Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interests in the New Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "noteholders" under the new indenture for any purpose.

         Payments on a New Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the new indenture. Under the terms of the new indenture, Resource America and the Trustee will treat the persons in whose names the new notes, including the New Global Notes, are registered as the owners of the new notes for the purpose of receiving payments and for all other purposes. Consequently, neither Resource America, the Trustee nor any agent of Resource America or the trustee has or will have any responsibility or liability for:

             o any aspect of DTC's records or any DTC Participant's or Indirect DTC Participant's records relating to or payments made on account of beneficial ownership interest in the New Global Notes or for maintaining, supervising or reviewing any of DTC's records or any DTC Participant's or Indirect DTC Participant's records relating to the beneficial ownership interests in the New Global Notes or

             o any other matter relating to the actions and practices of DTC or any DTC Participants or Indirect DTC Participants.

         DTC has advised Resource America that its current practice, upon receipt of any payment in respect of securities such as the new notes, is to credit the accounts of the relevant DTC Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that date. Each relevant DTC Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the DTC Participants and the Indirect DTC Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the DTC Participants or the Indirect DTC Participants and will not be the responsibility of DTC, the Trustee or Resource America. Neither Resource America nor the Trustee will be liable for any delay by DTC or any DTC Participants in identifying the beneficial owners of the new notes, and Resource America and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Transfers between DTC Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between DTC Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream by its respective exchange agent; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective exchange agent to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant New Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         DTC has advised Resource America that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more DTC Participants to whose account DTC has credited the interests in the New Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such DTC Participant or Participants has or have given such direction. However, if there is an Event of Default under the new notes, DTC reserves the right to exchange the New Global Notes for legended new notes in certificated form, and to distribute such notes to DTC Participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the New Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Resource America nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of New Global Notes for Certificated New Notes

         A New Global Note is exchangeable for new notes in registered certificated form ("Certificated Notes") if:

             o  DTC

                o notifies Resource America that it is unwilling or unable to continue as exchange agent for the New Global Notes or

                o is no longer eligible to serve as depository pursuant to the new indenture or has ceased to be a clearing agency registered under the Exchange Act and, in either case, Resource America fails to appoint a successor exchange agent;

             o Resource America, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated new notes; or

             o there has occurred and is continuing a Default or Event of Default with respect to the new notes.

         In all cases, certificated new notes delivered in exchange for any New Global Note or beneficial interests in New Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the exchange agent in accordance with its customary procedures.

Same Day Settlement and Payment

         Resource America will make payments in respect of the new notes represented by the New Global Notes by wire transfer of immediately available funds to the accounts specified by the New Global Note Holder. Resource America will make all payments with respect to certificated new notes by wire transfer of immediately available funds to the accounts specified by the noteholders or, if no such account is specified, by mailing a check to each such Holder's registered address. The new notes represented by the New Global Notes will be required by DTC to be settled in immediately available funds. Resource America expects that secondary trading in any certificated new notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a New Global Note from a DTC Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day immediately following the settlement date of DTC. DTC has advised Resource America that cash received in Euroclear or Clearstream as a result of sales of interests in a New Global Note by or through a Euroclear or Clearstream participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

         "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such person becomes a Subsidiary of or is merged with or into any other person or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary of such other person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such person or the date such person becomes a Subsidiary of or is merged with or into such other person.

         "Additional Interest" means any penalty associated with the registration of the additional new notes and the interest, if any, that shall accrue on any interest on the new notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such new notes.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of Resource America.

         "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets or rights; and (b) the issuance or sale of Capital Stock in any of Resource America's Subsidiaries.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Capital Lease Obligation" of any person means any obligations of such person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the new indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Capital Stock" in any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

         "Change of Control Event" means an event or series of events by which:

             (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Management Group, is or becomes after the date of issuance of the new notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the new indenture), of more than 40% of the total voting power of all Voting Stock of Resource America then outstanding;

             (b) (1) another corporation merges into Resource America or Resource America consolidates with or merges into any other corporation, or

                   (2) Resource America conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between Resource America and a Wholly-Owned Subsidiary of Resource America, and, in the case of each of clause (1) and clause (2), with the effect that a person or group, other than the Existing Management Group, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

             (c) during any period of two consecutive years, individuals who at the beginning of such period constituted Resource America's Board of Directors, or whose nomination for election by Resource America's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office; or

             (d) the shareholders of Resource America shall approve any plan or proposal for the liquidation or dissolution of Resource America.

         "Consolidated Depreciation and Amortization Expense" means with respect to any person for any period, the total amount of depreciation and amortization expense of such person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to any person for any period, the Consolidated Net Income (Loss) of such person for such period plus (a) provision for taxes based on income or profits of such person for such period deducted in computing Consolidated Net Income (Loss) plus (b) Consolidated Interest Expense of such person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (d) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such person for such period less (e) without duplication, non-cash items increasing Consolidated Net Income
(Loss) of such person for such period in each case, on a consolidated basis for such person in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such person for such period, other than interest expense on Permitted Acquisition Indebtedness, Permitted Repurchase Facilities and Indebtedness pursuant to that certain Credit Agreement, dated as of July 31, 2002, by and among Atlas America, Inc., Wachovia Bank, National Association, Union Bank of California, N.A. and the other parties thereto as amended, modified, supplemental, extended, restated, replaced, renewed or refinanced ( the "Wachovia Facility"), whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

         "Consolidated Net Assets" of any person as of any date means the total amount of assets of such person and its Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP.

         "Consolidated Net Income (Loss)" of any person means, for any period, the consolidated net income (or loss) of such person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) the portion of net income (or loss) of any other person (other than any of such person's consolidated Subsidiaries) in which such person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such person or its consolidated Subsidiaries in cash by such other person during such period, (ii) net income (or loss) of any person combined with such person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and (iv) solely for the purpose of determining Consolidated Net Income (Loss) in connection with the calculation of Restricted Payments permitted to be made hereunder, the net income of any consolidated Subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such person and previously excluded shall be added to the Consolidated Net Income (Loss) of such person to the extent of the amount of dividends or other distributions available to be paid to such person in cash by such Subsidiary.

         "Consolidated Net Worth" of any person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such person and its Subsidiaries determined in accordance with GAAP.

         "Control" when used with respect to any specified person means the power to direct the management and policies of such person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

         "Credit Support" means credit support designed to enhance the likelihood of payment on securities issued in connection with a securitization of loans or other assets which are generally funded with the proceeds of such securitization, including without limitation subordination of certain classes of securities, insurance policies, representations and warranties, reserve funds, liquidity reserves, lost- and missing- note reserves, letters of credit.

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of Resource America or its Subsidiaries prior to, the final Stated Maturity of principal of the new notes; provided that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the new notes shall be deemed to be Disqualified Capital Stock.

         "Disinterested Director" of any person means, with respect to any transaction or series of related transactions, a member of the board of directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

         "Existing Management Group" means, a majority of the executive officers of Resource America as of the date of the new indenture (see "Management"), members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving common stock (or securities convertible or exchangeable for common stock) under any such person's estate.

         "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of Resource America, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

         "Fixed Charges" means, with respect to any person for any period, the sum of (i) Consolidated Interest Expense of such person for such period, and
(ii) the product of (a) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such person or its Subsidiaries for such period, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles in the United States.

         "Guaranteed Indebtedness" of any person means, without duplication, all Indebtedness of any other person guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the Holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

         "Hedging Obligations" of any person means the obligations of such person pursuant to any Interest Rate Agreement.

         "Noteholders" means the registered holders of the new notes.

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         "Indebtedness" means, with respect to any person, without duplication,
(i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such person now or hereafter outstanding, (ii) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, but excluding trade payables arising in the ordinary course of business,
(iv) all obligations under Interest Rate Agreements of such person, (v) all Capital Lease Obligations of such person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other persons and all dividends payable by other persons, the payment of which is secured by (or for which the Holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the new indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect Resource America or any Subsidiary against fluctuations in interest rates.

         "Junior Indebtedness" means any Indebtedness of Resource America or any Guarantor subordinated in right of payment of either principal, premium (if any) or interest thereon to the new notes.

         "Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness and Disqualified Capital Stock of Resource America, excluding (a) Indebtedness and Guarantees thereof permitted to be incurred pursuant to the first (other than Incurrence by Resource America and its Subsidiaries of Indebtedness under the Wachovia Facility), second, third, fourth, sixth and seventh bullet points of "Certain Covenants-Limitation on Indebtedness," (b) Hedging Obligations permitted to be incurred pursuant to clause (11) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (c) Junior Indebtedness of Resource America to (ii) the Consolidated Net Worth of Resource America.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

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         "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in United States government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage- related security issued by the United States, its agencies, or any United States government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the Holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under "`--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Resource America or any Subsidiary of Resource America), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by Resource America as a result thereof.

         "Net Proceeds" means the aggregate cash proceeds received by Resource America or any of its Subsidiaries (other than the Atlas Pipeline Entities) in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP for adjustment in respect of any liabilities associated with such asset or assets and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "Non-Recourse Indebtedness" means, with respect to any person, Indebtedness of such person for which (i) the sole recourse (excluding certain exceptions relating to fraud, intentional misrepresentation, proceeds of the assets, environmental liabilities and similar matters customary in non-recourse indebtedness) for collection of principal and interest on such Indebtedness is against the specific assets identified in the instruments evidencing or securing such Indebtedness, (ii) such assets were acquired with the proceeds of such Indebtedness or such Indebtedness was incurred concurrently with the acquisition of such assets; and (iii) no other assets (other than Credit Support) of such person or of any other person may be realized upon or in collection of principal or interest on such Indebtedness.

         "Oil and Gas Business" means:

             (a) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

             (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties;

             (c) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and

             (d) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (a) through (c) of this definition.

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         "Pari Passu Indebtedness" means any Indebtedness of Resource America that is pari passu in right of payment of principal, premium (if any) and interest thereon to the new notes.

         "Permitted Acquisition Indebtedness" means any secured funding arrangement with a financial institution or other lender to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of loans, real estate owned, equipment leases or other assets by Resource America or a Subsidiary, or to provide financing subsequent to such purchase or origination.

         "Permitted Business" means the lines of business, including the Oil and Gas Business and the real estate, equipment leasing and proprietary asset management businesses, conducted by Resource America and its Subsidiaries on the date of the new indenture and any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

         "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens imposed by law and arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, progress payments, development obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or otherwise constituting a liability in accordance with GAAP); (v) with respect to property of Resource America or any Subsidiary, Liens granted on such property or assets in favor of the person from whom Resource America or such Subsidiary acquired such property or assets which Liens secure the payment of a contingent portion of the purchase price of such property so long as such Liens are granted and such arrangement is entered into in the ordinary course of business of Resource America; (vi) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings; (vii) easements, rights-of-way, restrictions, homeowners association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of Resource America or any of its Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the ordinary course of business of Resource America or any Subsidiary or the value of such real property for the purpose of such business;
(ix) Liens in favor of Resource America or any Subsidiary; (x) Liens existing on the issue date of the new notes; (xi) Liens securing Non-Recourse Indebtedness of Resource America or a Subsidiary thereof; (xii) Liens with respect to the property or assets of Resource America or a Subsidiary securing Indebtedness permitted to be incurred pursuant to the first, second, third, fourth, sixth and seventh bullet points of "--Certain Covenants--Limitations on Indebtedness" or pursuant to "-Special Provisions regarding Atlas Pipeline Partners" above;
(xiii) Liens granted after the issue date of the new notes on any assets or Capital Stock of Resource America or its Subsidiaries created in favor of the Holders; (xiv) Liens with respect to the property or assets of a Subsidiary granted by such Subsidiary to Resource America to secure Indebtedness owing to Resource America; (xv) Liens securing Indebtedness which is incurred to refinance Permitted Indebtedness, provided that such Liens constitute Permitted Liens under this clause (xv) only to the extent that they do not extend to or cover any property or assets of Resource America or any Subsidiary other than the property or assets securing the Indebtedness being refinanced; (xvi) leases or subleases granted to others not materially interfering with the ordinary course of business of Resource America or any of its Subsidiaries; (xvii) other Liens securing obligations not exceeding $1,000,000; and (xviii) Liens securing Hedging Obligations of Resource America or such Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the new indenture to be, secured by a Lien on the same property securing such Hedging Obligations.

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         "Permitted Payment" means, so long as no Default or Event of Default is continuing,

             (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of Resource America or any Affiliate (other than a Wholly-Owned Subsidiary) of Resource America, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of Resource America or to an employee benefit plan of Resource America or any of its Subsidiaries) of Qualified Capital Stock of Resource America; provided that the Net Cash Proceeds or Fair Market Value of such property received by Resource America from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from the first sub-bullet under the third bullet point of the covenant described under "--Covenants--Limitation on Restricted Payments" above; and

             (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of Resource America) of new Indebtedness by Resource America or any of the Guarantors (such a transaction, a "refinancing"); provided, that any such new Indebtedness of Resource America or any of the Guarantors (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced and accrued but unpaid interest thereon less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by Resource America or such Guarantor as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of Resource America incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the new notes or a final Stated Maturity earlier than the final Stated Maturity of the new notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the new notes; and (iii) is (A) made expressly subordinated to or pari passu with the new notes to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

         "Permitted Repurchase Facilities" includes purchase and sale facilities pursuant to which Resource America or a Subsidiary sells loans, real estate owned or other financial assets to a financial institution or other entity and agrees to repurchase such loans, real estate owned or financial assets.

         "Preferred Stock" means, with respect to any person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such person, over Capital Stock of any other class in such person.

         "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Disqualified Capital Stock.

         "Reference Period" with regard to any person means the four full fiscal quarters of such person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the new notes or the new indenture for which financial information is available.

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
         "Restricted Payment" means

             (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of Resource America or any Subsidiary of Resource America (other than (i) dividends or distributions in Qualified Capital Stock of Resource America and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of Resource America as long as Resource America receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

             (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of Resource America or any Affiliate of Resource America (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of Resource America of Capital Stock of any joint venture or other person which is an Affiliate of Resource America solely because of Resource America's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other person) except such as shall constitute a Permitted Payment; or

             (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness, except such as shall constitute a Permitted Payment or a payment permitted by the "Asset Sale" provisions described above under "--Repurchase at the Option of Noteholders--Asset Sales."

         "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, real estate owned or other financial assets of Resource America or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust, real estate mortgage investment conduit, real estate investment trust or collateralized bond obligation.

         "Significant Subsidiary" means any Subsidiary of Resource America which accounted for 5% or more of the Consolidated Net Assets of Resource America and its Subsidiaries as of the end of the fiscal quarter preceding the date of determination for which financial information is available or Consolidated EBITDA of Resource America and its Subsidiaries for the Reference Period.

         "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the new notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

         "Subsidiary" means, with respect to any person, any corporation, of which more than 50% of the voting power of Voting Stock thereof, and any partnership, association or other business entity of which more than 50% of the Capital Stock, is at the time owned or Controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

         "Unsecured Debt Coverage Ratio" means, with respect to any person for any period, the ratio of Consolidated EBITDA of such person for such period to the Fixed Charges of such person for such period. In the event that the person incurs, assumes, guarantees or redeems any Indebtedness (including any Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Unsecured Debt Coverage Ratio is being calculated but prior to the event for which the calculation of the Unsecured Debt Coverage Ratio is made (the "Calculation Date"), then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period, including an assumption of investment returns at the rate equal to the higher of the six-month Treasury bill rate or six-month LIBOR at the beginning of such four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the person or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any person (that subsequently became a Subsidiary or was merged with or into the person or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation


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that would have required adjustment pursuant to this definition, then the
Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction for Resource America, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Resource America. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Resource America to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Resource America may designate.

         "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the person which is a general partner of such partnership.

         "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by Resource America or another Wholly-Owned Subsidiary.




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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material United States federal income tax considerations likely to result from the exchange offer and consent solicitation, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is the opinion of Ledgewood Law Firm, P.C., subject to the qualifications and assumptions stated in the opinion letter provided by Ledgewood Law Firm to us. As used in this discussion, the terms "we" and "our" refer to Resource America. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, treasury regulations, rulings and judicial decisions as of the date of this prospectus. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any rulings from the Internal Revenue Service, which we refer to in this discussion as the IRS, with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

         For purposes of this discussion, a "U.S. holder" is a beneficial owner of an original note or a new note that is:

             o  a U.S. citizen or resident,

             o a corporation organized under the laws of the United States or any political subdivision thereof,

             o an estate the income of which is subject to United States federal income tax regardless of its source, or

             o a trust if a court within the United States can exercise primary supervision over the administration of the trust and one or more United States persons has authority to control all substantial decisions of the trust.

A "non-U.S. holder" is a beneficial owner of an original note or a new note that is not a U.S. holder.

         This discussion does not discuss all aspects of federal income taxation which may be relevant to any particular noteholder of an original note or a new note in light of such noteholder's individual circumstances or to certain types of noteholders subject to special tax rules, including: financial institutions, broker-dealers, pass-through entities, insurance companies, tax-exempt organizations and noteholders who hold their original or new notes as part of a hedge, straddle or conversion or other integrated transaction. In addition, this discussion does not address state, local or foreign tax consequences. This discussion assumes that the noteholders of the original notes have held their original notes as "capital assets" as defined under the Code and that they will hold their new notes as capital assets.

         THIS DISCUSSION OF MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. WE SUGGEST THAT YOU CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to Noteholders Who Exchange Original Notes for New Notes

         General. Ledgewood Law Firm believes that the exchange of original notes for new notes, or new notes and cash, in the exchange offer will result in a significant modification of the original notes under Treasury regulations. As a result, the exchange will be a deemed exchange for federal income tax purposes and a noteholder will be required to realize gain or loss upon the exchange. However, as discussed below, the realized gain will not have to be recognized, and thus will not be subject to federal income tax currently, because the transaction will qualify as a tax-free reorganization.

         It is likely that, with respect to noteholders who exchange original notes for new notes or new notes and cash, the exchange will be deemed to be a significant modification under the modification regulations since the receipt of the consent payment likely would be treated as changing the yield of the original notes. Under the modification regulations, a modification of a debt instrument that changes the annual yield of the debt instrument constitutes a significant modification if the annual yield of the debt instrument after the modification, measured from the date of modification, varies from the annual yield on the original unmodified debt instrument by more than the greater of 0.25% or 5% of the annual yield of the unmodified instrument. Calculation of yield of the modified debt instrument must take into account both accrued and unpaid interest on the debt instrument at the date of the modification agreement and the payment of any consideration given in exchange for consent to the modifications which, with respect to the exchange offer and consent solicitation, likely would include the consent payment. As a result, it is likely that the exchange of original notes for new notes, or new notes and cash, will constitute a deemed exchange for federal income tax purposes.

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

         Consequences to U.S. Holders. Because the exchange of original notes for new notes or new notes and cash will constitute a deemed exchange for federal income tax purposes, exchanging U.S. holders will realize gain or loss in an amount equal to the difference between (i) the issue price (as defined in the Code) of the new notes received in respect of the tendered original notes, the amount of cash received pursuant to the cash election plus, possibly, as described below, the amount of the consent payment and (ii) such U.S. holder's adjusted tax basis in its tendered original notes. The issue price of a debt instrument (that is, the new notes) issued for property (that is, the original notes), if neither such debt instrument nor such property is traded on an established market (within the meaning of applicable Treasury regulations), is generally the stated principal amount of the debt instrument. The issue price of a debt instrument issued for money, however, is the first price at which a substantial amount of the debt instrument is sold for money. The new notes issued in exchange for the original notes as well as the new notes we expect to issue in the concurrent public offering to new investors for cash will be issued pursuant to the same indenture and will have identical payment terms. Accordingly, they should be treated as part of a single issue. Although the term "substantial amount" is not defined in the Treasury regulations or clarified by a ruling in this area, it is likely that the issuance of $30 million of new notes for money would be considered a "substantial amount" even if $65.336 million of new notes are exchanged for original notes. If that conclusion is correct, the issue price would be $1,000 (the price paid for the new notes) per $1,000 of exchanged original notes. If the amount of new notes sold for cash is not substantial (and neither the original notes nor the new notes are traded on an established market, within the meaning of applicable Treasury regulations, within thirty days of their sale), then the issue price will be deemed to be the stated principal amount at maturity. Since the new notes are being issued at par, this price will also be $1,000 per $1,000 of exchanged original notes.

         Any gain or loss realized will still not be recognized on the exchange of the original notes for the new notes if such exchange constitutes a tax-free recapitalization. Although not free from doubt, Ledgewood Law Firm believes, and consequently the following discussion assumes, that the exchange should qualify as a tax-free recapitalization, and as a result, subject to the discussion below relating to the consent payment, U.S. holders should not recognize any gain or loss. Qualification as a recapitalization will only be possible if the new notes are considered "securities" as that term is used in the reorganization provisions of the Code. Generally, a debt instrument with a maturity of five years or less is not considered a security. Since the new notes will have a term in excess of five years, it is likely that they will be considered "securities" for this purpose. In such event, a U.S. holder's tax basis and holding period in a new note should be the same as the noteholder's tax basis and holding period in the original note exchanged for the new note. Even if the transaction qualifies as a recapitalization, any realized gain must be recognized to the extent a holder receives cash in the transaction as a result of electing the option to exchange his original notes for cash plus new notes. In addition, there is no assurance that the IRS will agree with Ledgewood Law Firm's position that the transaction qualifies as a recapitalization. If the IRS were to successfully argue that the exchange is taxable, then any gain or loss realized by a U.S. holder on the exchange would be recognized and a noteholder's tax basis and holding period in a new note would not relate back to the noteholder's tax basis and holding period in the original note. Except to the extent it is subject to the market discount rules discussed below, such gain or loss would be capital gain or loss and would be long-term capital gain or loss if such noteholder has held such original note for more than one year. Any such gain or loss would generally be treated as U.S. source gain or loss.

         An exception to the capital gain treatment described in the preceding paragraph applies to a U.S. noteholder who holds an original note with "market discount." Market discount is the amount by which the stated redemption price at maturity of the original note exceeds the U.S. holder's basis in the original note immediately after its acquisition. (However, an original note will be considered to have no market discount if such excess is less than 1/4 of 1% of the stated redemption price at maturity of the original note multiplied by the number of complete years from the U.S. holder's acquisition date of the original note to its maturity date.) The gain recognized by the U.S. holder of an original note with market discount will be treated as ordinary income to the extent that market discount has accrued (on a straight line basis or, at the election of the U.S. holder, on a constant interest basis) from the U.S. holder's acquisition date to the date of sale, unless the U.S. holder has elected to include market discount in income currently as it accrues. Gain in excess of such accrued market discount will be subject to the capital gains rules described above.

         The gross amount of the payments of accrued interest generally will be ordinary income to the U.S. holder to the extent not previously included in income.

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

         The tax treatment of the receipt of the consent payment by a U.S. holder whose original note is exchanged pursuant to the exchange offer is subject to uncertainty, because there are no authorities that directly address the treatment of such payments. If treated as additional consideration for the original note, the consent payment would be treated as part of the amount paid to such U.S. holder in respect of its tendered original notes, described above. Although Ledgewood Law Firm believes that the exchange would generally receive nonrecognition treatment if it qualifies as a recapitalization as described above, the cash received as the consent payment would be taxable as "boot" to the extent of the gain realized in the exchange. It is also possible that the consent payment may be treated as either (i) a nontaxable recovery of a portion of a noteholder's tax basis in an original note (requiring a downward adjustment to such U.S. holder's basis in the original note), or (ii) as a separate fee that would be subject to tax as ordinary income whether or not the deemed exchange constitutes a tax-free recapitalization.

         A U.S. holder may be subject to backup withholding, currently at a rate of 30% (the "applicable backup withholding rate"), with respect to the receipt of the consent payment and any accrued interest. In general, we or our paying agent will be required to deduct and withhold the applicable backup withholding rate from all such payments made to a non-corporate U.S. holder if:

             o the U.S. holder fails to furnish its correct Taxpayer Identification Number to the payor in the prescribed manner,

             o the IRS notifies the paying agent that the TIN furnished by the U.S. holder is incorrect,

             o the U.S. holder has failed properly to report the receipt of reportable payments and the IRS has notified the paying agent that backup withholding is required, or

             o the U.S. holder fails to certify under penalties of perjury that it is not subject to backup withholding,

             o unless the U.S. holder otherwise establishes that it is entitled to an exemption.

         Any amount withheld from a payment to a U.S. holder under the backup withholding rules will be allowed as a refund or credit against such noteholder's U.S. federal income tax liability, provided that the required information is provided to the IRS. We, or our paying agent, generally will report to a U.S. holder and to the IRS the amount of any reportable payments made in respect of the original notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

         Consequences to Non-U.S. Holders. The gross amount of the payments of accrued interest to a non-U.S. holder generally will not be subject to U.S. federal income tax, provided that:

             o the noteholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote,

             o  the noteholder is not

                o a controlled foreign corporation that is related to us through stock ownership or

                o a bank receiving interest on a loan entered into in the ordinary course of business,

             o such interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, and

             o we or our paying agent has received or receives a properly executed Form W-8BEN establishing that the non-U.S. holder is not a U.S. person.

A non-U.S. holder that does not qualify for exemption from U.S. federal income tax under this paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of accrued interest.

         If the accrued interest is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and, unless an income tax treaty applies, it is generally attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally and, with respect to corporate noteholders, may also be subject to a 30% branch profits tax. If accrued interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant non-U.S. holder provides us or our paying agent with a properly executed Form W-8ECI.

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         Although, as discussed above, the tax treatment of the consent payment is subject to uncertainty, we intend to withhold tax from the consent payment paid to such non-U.S. holder at a rate of 30% unless:

             o such non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the consent payment is effectively connected and provides a properly executed Form W-8ECI, or

             o a tax treaty between the United States and the country of residence of the non-U.S. holder eliminates or reduces the applicable withholding rate and such non-U.S. holder provides a properly executed Form W-8BEN.

         Backup withholding and information reporting generally will not apply to payments of accrued interest and the consent payment made by us or our paying agent to a non-U.S. holder if we or our paying agent has received or receives a properly executed Form W-8BEN establishing that the non-U.S. holder is not a U.S. person or the non-U.S. holder otherwise establishes an exemption, provided that neither we nor our paying agent knows or has reason to know that such noteholder is a U.S. person or that the conditions of an exemption are not met. However, payments of accrued interest may be subject to information reporting.

         Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. We suggest that non-U.S. holders consult their own tax advisors regarding the applicability of U.S. federal tax withholding to their particular circumstances, as well as the availability of and procedure for obtaining an exemption from tax withholding or a refund of amounts withheld.

Consequences to Non-Tendering Holders

         As described above, the modification of a debt instrument will be treated, for federal income tax purposes, as a deemed exchange of an old debt instrument for a new debt instrument if such modification is "significant" as specially determined for federal income tax purposes. The determination whether a modification is "significant" is based on all the facts and circumstances. In the case of the adoption of the proposed amendments to the original indenture, although the issue is not free from doubt, it is Ledgewood Law Firm's opinion, and we intend to take the position, that the adoption of such amendments should not constitute a "significant modification" of the terms of the original notes for federal income tax purposes. In such case, a noteholder who does not tender its original notes pursuant to the exchange offer should not recognize any gain or loss for federal income tax purposes as a result of the adoption of the proposed amendments, and such noteholder should continue to have the same tax basis and holding period with respect to the original notes as it had before the adoption.

         If, contrary to Ledgewood Law Firm's conclusion, the adoption of the proposed amendments were treated as a significant modification of the terms of the original notes, a non-tendering noteholder would be treated for federal income tax purposes as having exchanged its existing original notes for "new" original notes. In such case, a non-tendering noteholder would recognize capital gain or loss in an amount equal to the difference between the noteholder's adjusted tax basis in the existing original notes and the issue price of the "new" original notes deemed received in exchange therefor. The issue price of the "new" original notes would be the stated principal amount of the "new" original notes, provided that neither the existing original notes nor the "new" original notes are traded on an established market, within the meaning of applicable treasury regulations. However, any such gain attributable to accrued but unrecognized market discount, and any portion of the "new" original notes attributable to accrued but unpaid interest, would be subject to tax as ordinary income. If both the existing original notes and the "new" original notes were treated as "securities" for purposes of the recapitalization provisions of the Code, such deemed exchange could be treated as a tax-free recapitalization. In such a case, a non-tendering noteholder would not recognize any gain or loss on the exchange, and such noteholder's tax basis and holding period in a "new" original note should be the same as such noteholder's tax basis and holding period in the existing original note deemed exchanged therefor. Ledgewood Law Firm believes that such deemed exchange should be treated as a tax-free recapitalization. If, however, such deemed exchange were not treated as a tax-free recapitalization, the non-tendering noteholder's holding period in the "new" original notes would begin the day after the effective date of the proposed amendments and such non-tendering noteholder's basis in the "new" original notes will equal the issue price thereof.

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Consequences to U.S. Holders of New Notes

         Payments of Interest. Stated interest on the new notes will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with such noteholder's method of accounting for tax purposes.

         Original Issue Discount. As described in "Consequences to Holders Who Exchange Original Notes for New Notes - Consequences to U.S. Holders," the issue price of the new notes should be the amount of money for which the new notes are sold. Since the new notes are being sold at par, the issue price will equal the stated redemption price at maturity of the new notes, and the original issue discount rules will not apply, whether or not the amount of new notes sold for money is substantial.

         Sale, Exchange or Disposition of New Notes. A U.S. holder will generally recognize gain or loss upon the sale, exchange or other taxable disposition of a new note equal to the difference between the amount realized upon the sale, exchange or other disposition (less an amount attributable to any accrued stated interest, which will be taxable as interest income to the extent not previously included in income) and such noteholder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note will generally equal the amount such noteholder paid for the new note, decreased by any repayments of principal received on the new note. In the case of a holder of the new notes who received them in exchange for the original notes, if the exchange is treated as a recapitalization, the holder's basis in the new notes will equal its basis in the original notes increased by any gain that was recognized because of the receipt of the cash received and decreased by the amount of cash received. Any gain or loss recognized on a disposition of the new note will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder's holding period in the new note exceeds one year. Non-corporate U.S. holders are subject to reduced rates of taxation with respect to net long-term capital gains. The deductibility of capital losses is subject to limitations.

Consequences to Non-U.S. Holders of New Notes

         The following is a discussion of United States federal income tax consequences that will apply to non-U.S. holders of new notes.

         Special rules may apply to certain non-U.S. holders such as controlled foreign corporations, passive foreign investment companies and foreign personal holding companies. We suggest that such entities consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

         Payments of Interest. The payment to a non-U.S. holder of interest on a new note generally will not be subject to United States federal income or income withholding tax provided that such non-U.S. holder:

             o does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable treasury regulations;

             o is not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and applicable treasury regulations;

             o is not a bank whose receipt of interest on the new notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

             o  either:

                o provides us or our agent with its name and address on an IRS Form W-8BEN and certifies under penalty of perjury that it's not a United States person, or

                o a bank, brokerage house or other financial institution that holds the new notes on such non- U.S. holder's behalf in the ordinary course of its trade or business certifies to us or our paying agent, under penalty of perjury, that it has received an IRS FormW-8BEN from such noteholder and furnishes us or our paying agent with a copy of the properly completed IRS Form W-8BEN.

         If a non-U.S. holder cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to such noteholder will be subject to a 30% United States federal withholding tax unless such noteholder provides us with a properly executed:

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             o  IRS Form W-8BEN claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty; or

             o IRS Form W-8ECI stating that the interest paid on the new note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder).

         If a non-U.S. holder is engaged in a trade or business in the United States and interest on the new note is effectively connected with the conduct of that trade or business and, if an income tax treaty applies, is generally attributable to a "permanent establishment" maintained by the non-U.S. holder, the non- U.S. holder will be subject to United States federal income tax on such interest in the same manner as if it were a U.S. holder, unless it can claim an exemption under an applicable income tax treaty, but will not be subject to the withholding tax discussed above provided an appropriate certification is provided. In addition, a corporate non- U.S. holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

         Sale, Exchange or Disposition of the New Notes. Generally, a non-U.S. holder will not be subject to United States federal income tax with respect to gain realized on the sale, exchange, redemption or other disposition of a new note unless:

             o the gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies is generally attributable to a U.S. "permanent establishment" maintained by the non- U.S. holder); or

             o in the case of a non-U.S. holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

             o the non-U.S. holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

         U.S. Holders. U.S. holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of principal, interest and the gross proceeds from the sale, exchange, redemption or other disposition of a new note. Backup withholding at a rate of up to 30% may apply to payments of interest and to the gross proceeds from the sale, exchange, redemption or other disposition of a new note if the U.S. holder:

             o fails to furnish its TIN on an IRS Form W-9 within a reasonable time after we request this information;

             o  furnishes an incorrect TIN;

             o is informed by the IRS that it failed to report properly any interest or dividends; or

             o fails, under certain circumstances, to provide a certified statement signed under penalty of perjury that the TIN provided is its correct number and that it is not subject to backup withholding.

         Certain persons, including corporations, are exempt from information reporting and backup withholding. We suggest that noteholders consult their tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

         Non-U.S. Holders. Non-U.S. holders generally will not be subject to backup withholding with respect to payments of interest on the new notes if we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person and such noteholder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding. Payments of interest, however, may be subject to reporting requirements.

         Payments of the gross proceeds from the sale, exchange, redemption or other disposition of a new note effected by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. holder certifies as to its non-U.S. status on IRS Form W-8BEN or otherwise establishes an exemption.

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Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States.

         However, information reporting will generally apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a non-U.S. holder or that the holder otherwise is entitled to an exemption, and the broker is:

             o  a United States person;

             o a foreign person that has derived 50% or more of its gross income for defined periods from the conduct of a trade or business in the United States;

             o a controlled foreign corporation for United States federal income tax purposes; or

             o a foreign partnership (1) more than 50% of the capital or profits interest of which is owned by United States persons or
                (2) that is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a noteholder of the new notes will be allowed as a credit against the noteholder's United States federal income tax liability, and may entitle the noteholder to a refund, provided that the required information is furnished to the IRS.



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                                  LEGAL MATTERS

         Certain legal matters relating to the new notes will be passed upon for us by Ledgewood Law Firm, P.C., Philadelphia, Pennsylvania. In addition, the discussion of United States federal income tax matters in "Material United States Federal Income Tax Consequences" is the opinion of Ledgewood Law Firm, P.C. Certain legal matters will be passed upon for the dealer managers by Dickstein Shapiro Morin & Oshinsky LLP, Washington, D.C. Latham & Watkins LLP, New York, New York acted as special counsel to the dealer managers.

                                     EXPERTS

         Our consolidated financial statements as of September 30, 2002 and 2001 and for each of the three years ended September 30, 2002 included and incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent certified public accountants, upon the authority of such firm as experts in accounting and auditing.

         The estimates of our proved natural gas and oil reserves, referred to and incorporated by reference in this prospectus, were based in part upon engineering reports provided by Wright & Company, Inc., independent petroleum engineers. These estimates have been included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.




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                               APPENDIX A GLOSSARY

As used in this prospectus, the following terms have the meanings indicated:

o   "Bbls" and "Mbbls" mean barrels and thousand barrels, respectively.

o "Boe" and "Mboe" mean barrels of oil equivalent and thousand barrels of oil equivalent, respectively.

o   "Dekatherm" or "Dth" means one Mmbtu.

o   "Developed land" means acreage on which we have a productive well.

o "Development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

o "Dry hole" means a well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

o   "Gross acre" means an acre in which a working interest is owned.

o "Mcf", "Mmcf," "Bcf" and "Tcf" mean thousand cubic feet, million cubic feet, billion cubic feet and trillion cubic feet, respectively.

o "Mcfe, "Mmcfe" and "Bcfe" mean thousand cubic feet equivalent, million cubic feet equivalent and billion cubic feet equivalent, respectively. Natural gas volumes are converted to Bbls of oil equivalent using the ratio of six Mcf of natural gas to one Bbl of oil and are stated at the official temperature and pressure bases of the area in which the reserves are located.

o "Mmbtu" means one million British thermal units. A British thermal unit is the heat required to raise the temperature of a one-pound mass of water one degree Fahrenheit.

o "Net acres" or "net wells" means the sum of the fractional working interests owned in gross acres or gross wells.

o "Production" means production attributable to our interest after deducting royalties.

o "Productive well" means a well that is producing oil or gas or that is capable of production.

o "Proved developed reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional crude oil and natural gas expected to be obtained through the application of fluid injection, or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery, are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

o "Proved reserves" are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only contractual arrangement, but not on escalations based upon future conditions.

    o Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contracts, if any, and
        (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

    o Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

    o Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reservoirs"; (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil, natural gas and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil and natural gas, and natural gas liquids, that may be recovered from oil shales, coal gilsonite and other such sources.

o "Proved undeveloped reserves" are oil and gas reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves cannot be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

o "PV-10 value" means, in accordance with SEC guidelines, the estimated future net cash flow to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. These amounts are calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property or non-production related expenses such as general and administrative expenses, debt service or future income tax expense, or to depreciation, depletion and amortization.

o "Reserve life," expressed in years, represents the estimated proved reserves at a specified date divided by production for the preceding 12-month period.

o "Royalty" means the interest paid to the owner of mineral rights expressed as a percentage of gross income from natural gas and oil produced and sold unencumbered by expenses.

o "Royalty interest" means an interest in a natural gas and oil property entitling the owner to shares of natural gas and oil production free of costs of exploration, development and production. Royalty interests are approximate and are subject to adjustment.

o "Standardized measure of discounted future cash flows" means the future net cash flows from proved reserves less a 10% discount. For purposes of determining net cash flows, future production is priced at year-end prices, adjusted only for fixed and determinable increases in natural gas prices provided by contractual arrangements. Future net cash flows are reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. See Note 17 to our Consolidated Financial Statements.

o   "Undeveloped land" means acreage on which we do not have a productive well.

o "Working interest" means the operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and to share in the production.

Report of Independent Certified Public Accountants


Stockholders and Board of Directors
RESOURCE AMERICA, INC.


         We have audited the accompanying consolidated balance sheets of Resource America, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resource America, Inc. and subsidiaries as of September 30, 2002 and 2001, and the consolidated results of their operations and cash flows for each of the three years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Notes 3 and 15 to the financial statements, effective October 15, 2001, the Company changed its method of accounting for goodwill for the adoption of SFAS No. 142.

         As discussed in Note 2, the Company adopted SFAS No. 145 resulting in the reclassification of net gain from the extinguishment of debt from an extraordinary item to interest and other in the consolidated statements of operations.





/s/  Grant Thornton LLP



Cleveland, Ohio
November 22, 2002, except for the sixth through eighth paragraphs of Note 12, for which the date is December 24, 2002.

                             RESOURCE AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                            September 30,
                                                                                 December 31,       ------------------------------
                                                                                     2002                2002            2001
                                                                                --------------      -------------   --------------
                                                                                  (unaudited)
                                                                                         (in thousands, except share date
  ASSETS
  Current assets:
      Cash and cash equivalents..............................................   $       44,041      $      25,736   $       48,648
      Accounts receivable....................................................           27,332             16,060           18,197
      Assets held for disposal...............................................                -              5,488            7,141
      Prepaid expenses.......................................................            3,038              2,696              762
                                                                                --------------      -------------   --------------
        Total current assets.................................................           74,411             49,980           74,748
  Investments in real estate loans and ventures..............................          200,450            202,423          206,400
  Investment in RAIT Investment Trust........................................           27,485             29,580           20,909
  Property and equipment:
      Oil and gas properties and equipment (successful efforts)..............          129,724            126,983          106,795
      Gas gathering and transmission facilities..............................           29,371             28,091           23,608
      Other..................................................................            8,541              8,390            7,310
                                                                                --------------      -------------   --------------
                                                                                       167,636            163,464          137,713
  Less-accumulated depreciation, depletion and amortization..................          (46,917)           (44,287)         (34,739)
                                                                                --------------      -------------   --------------
      Net property and equipment.............................................          120,719            119,177          102,974
  Goodwill...................................................................           37,471             37,471           31,420
  Intangible assets..........................................................            9,312              9,589           16,851
  Other assets...............................................................           25,361             19,278           13,162
                                                                                --------------      -------------   --------------
                                                                                $      495,209      $     467,498   $      466,464
                                                                                ==============      =============   ==============
  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
      Current portion of long-term debt......................................   $        8,499      $       4,320   $        8,560
      Accounts payable.......................................................           16,346             12,378           18,264
      Accrued interest.......................................................            3,730              1,760            1,721
      Liabilities associated with assets held for disposal...................                -             11,317                -
      Accrued liabilities....................................................            9,495              9,808            6,255
      Estimated income taxes.................................................                -                893              288
      Deferred revenue on drilling contracts.................................           22,194              4,948           13,770
                                                                                --------------      -------------   --------------
        Total current liabilities............................................           60,264             45,424           48,858
  Long-term debt:
      Senior.................................................................           65,336             65,336           66,826
      Non-recourse...........................................................           76,970             68,220           62,159
      Other..................................................................           23,703             17,634           12,586
                                                                                --------------      -------------   --------------
                                                                                       166,009            151,190          141,571
  Liabilities associated with assets held for disposal.......................                -              3,144                -
  Deferred revenue and other liabilities.....................................            1,174              1,074            1,578
  Deferred income taxes......................................................           15,376             13,733           18,682
  Minority interest..........................................................           19,164             19,394           20,316
  Commitments and contingencies..............................................                -                  -                -
  Stockholders' equity:
      Preferred stock, $1.00 par value: 1,000,000 authorized shares..........                -                  -                -
      Common stock, $.01 par value: 49,000,000 authorized shares.............              250                250              249
      Additional paid-in capital.............................................          223,766            223,824          223,712
      Less treasury stock, at cost...........................................          (76,330)           (74,828)         (74,080)
      Less ESOP loan receivable..............................................           (1,193)            (1,201)          (1,297)
      Accumulated other comprehensive income.................................            5,947              5,911            1,657
      Retained earnings......................................................           80,782             79,583           85,218
                                                                                --------------      -------------   --------------
        Total stockholders' equity...........................................          233,222            233,539          235,459
                                                                                --------------      -------------   --------------
                                                                                $      495,209      $     467,498   $      466,464
                                                                                ==============      =============   ==============

           See accompanying notes to consolidated financial statements

                             RESOURCE AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      Three Months Ended
                                                                         December 31,               Years Ended September 30,
                                                                    ----------------------    -------------------------------------
                                                                       2002         2001         2002         2001          2000
                                                                    ---------    ---------    ----------   -----------   ----------
                                                                         (unaudited)
                                                                                (in thousands, except per share data)
REVENUES
Energy...........................................................   $   17,960   $   28,757   $   97,912   $   94,806    $   70,552
Real estate finance..............................................        3,159        3,684       16,582       16,899        18,649
Interest and other...............................................        2,268        1,341        6,269        6,601        11,460
                                                                    ----------   ----------   ----------   ----------    ----------
                                                                        23,387       33,782      120,763      118,306       100,661

COSTS AND EXPENSES
Energy...........................................................       10,986       20,601       70,450       59,976        48,378
Real estate finance..............................................          846          523        2,423        1,504         3,256
General and administrative.......................................        1,598        1,266        7,143        5,680         7,894
Depreciation, depletion and amortization.........................        2,983        2,797       11,161       11,038         9,872
Interest.........................................................        3,338        3,315       12,816       14,736        18,632
Provision for possible losses....................................          373          150        1,393          863           936
Provision for legal settlement...................................            -            -        1,000            -             -
Termination charge...............................................            -            -            -            -         1,753
Minority interest in Atlas Pipeline Partners, L.P................          645          753        2,605        4,099         2,058
                                                                    ----------   ----------   ----------   ----------    ----------
                                                                        20,769       29,405      108,991       97,896        92,779
                                                                                              ----------   ----------    ----------
Income from continuing operations before income taxes............        2,618        4,377       11,772       20,410         7,882
Provision for income taxes.......................................          837        1,447        3,414        6,327         2,401
                                                                    ----------   ----------   ----------   ----------    ----------
Income from continuing operations ...............................        1,781        2,930        8,358       14,083         5,481
                                                                    ----------   ----------   ----------   ----------    ----------

Discontinued operations:
   (Loss) income on discontinued operations, net of income tax
     benefit (provision) of $354, $5,944, $2,439 and ($8,266)....            -         (741)     (11,040)      (4,254)       12,684
Cumulative effect of a change in accounting principle, net of
   taxes of $336.................................................            -            -         (627)           -             -
                                                                    ----------   ----------   ----------   ----------    ----------

Net income (loss)................................................   $    1,781   $    2,189   $   (3,309)  $    9,829    $   18,165
                                                                    ==========   ==========   ==========   ==========    ==========

Net income (loss) per common share - basic:
From continuing operations.......................................   $      .10   $      .17   $      .48   $      .78    $      .24
Discontinued operations..........................................            -         (.04)        (.63)        (.23)          .54
Cumulative effect of a change in accounting principle............            -            -         (.04)           -             -
                                                                    ----------   ----------   ----------   ----------    ----------
Net income (loss) per common share - basic.......................   $      .10   $      .13   $     (.19)  $      .55    $      .78
                                                                    ==========   ==========   ==========   ==========    ==========
Weighted average common shares outstanding.......................       17,369       17,432       17,446       17,962        23,413
                                                                    ==========   ==========   ==========   ==========    ==========

Net income (loss) per common share - diluted:
From continuing operations.......................................   $      .10   $      .17   $      .47   $      .76    $      .23
Discontinued operations..........................................            -         (.05)        (.62)        (.23)          .53
Cumulative effect of a change in accounting principle............            -            -         (.04)           -             -
                                                                    ----------   ----------    ---------   ----------    ----------
Net income (loss) per common share - diluted.....................   $      .10   $      .12    $    (.19)  $      .53    $      .76
                                                                    ==========   ==========    =========   ==========    ==========
Weighted average common shares...................................       17,647       17,749       17,805       18,436        23,828
                                                                    ==========   ==========    =========   ==========    ==========

           See accompanying notes to consolidated financial statements

                             RESOURCE AMERICA, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                       Three Months Ended
                                                                          December 31,               Years Ended September 30,
                                                                     ----------------------    ------------------------------------
                                                                        2002         2001         2002         2001         2000
                                                                     ---------    ---------    ----------   ----------   ----------
                                                                          (unaudited)
                                                                                            (in thousands)
Net (loss) income................................................   $    1,781    $    2,189   $   (3,309)  $    9,829   $   18,165

Unrealized gain on investment in RAIT Investment Trust,
  net of taxes of $89, 206, $2,305, $1,350 and $413..............          248           400        4,475        2,622          788
Unrealized (loss) gain on natural gas futures and option
   contracts, net of taxes of $95, ($39), $105 and ($5)..........         (212)           73         (221)           9            -
                                                                    ----------    ----------   ----------   ----------   ----------

                                                                            36           327        4,254        2,613          788
                                                                    ----------    ----------   ----------   ----------   ----------

Comprehensive income.............................................   $    1,817    $    2,662   $      945   $   12,460   $   18,953
                                                                    ==========    ==========   ==========   ==========   ==========

           See accompanying notes to consolidated financial statements

                             RESOURCE AMERICA, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                THREE MONTHS ENDED DECEMBER 31, 2002 (Unaudited)
                AND YEARS ENDED SEPTEMBER 30, 2002, 2001 AND 2000
                        (in thousands, except share data)


                                                                                                Accumulated
                                                                                                   Other
                                Common Stock     Additional     Treasury Stock         ESOP    Comprehensive              Total
                             ------------------   Paid-In    ---------------------     Loan    ------------- Retained Stockholders'
                               Shares    Amount   Capital     Shares      Amount    Receivable Income (Loss)  Earnings    Equity
                             ------------------------------------------------------------------------------------------------------
Balance, September 30, 1999..24,385,279  $  244 $   221,084  (1,071,432) $ (17,002) $ (1,488)     $  (1,762)   $62,713   $263,789

Treasury shares issued.......                          (917)     66,450      1,396                                            479
Issuance of common stock.....   236,683       2       1,194                                                                 1,196
Purchase of treasury shares..                                   (25,000)      (172)                                          (172)
Other comprehensive income...                                                                           788                   788
Cash dividends ($.13 per
  share).....................                                                                                   (3,125)    (3,125)
Repayment of ESOP loan.......                                                             95                                   95
Net income...................                                                                                   18,165     18,165
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2000..24,621,962  $  246 $   221,361  (1,029,982) $ (15,778) $ (1,393)     $    (974)   $77,753   $281,215
Treasury shares issued.......                          (407)     33,916        804                                            397
Issuance of common stock.....   318,075       3       2,758                                                                 2,761
Cancellation of shares
  issued.....................                                  (153,526)    (1,305)                                        (1,305)
Purchase of treasury shares..                                (6,349,021)   (57,801)                                       (57,801)
Other comprehensive income...                                                                         2,631                 2,631
Cash dividends ($.13 per
  share).....................                                                                                   (2,364)    (2,364)
Repayment of ESOP loan.......                                                             96                                   96
Net income...................                                                                                    9,829      9,829
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2001..24,940,037  $  249 $   223,712  (7,498,613) $ (74,080) $ (1,297)     $   1,657    $85,218   $235,459
Treasury shares issued.......                          (487)     31,537        769                                            340
Issuance of common stock.....   104,029       1         297                                                                   298
Tax benefit from employee
  stock option exercise......                           244                                                                   244
Purchase of treasury shares..                                  (156,122)    (1,517)                                        (1,517)
Other comprehensive income...                                                                         4,254                 4,254
Cash dividends ($.13 per                                                                                        (2,326)    (2,326)
  share).....................
Repayment of ESOP loan.......                                                             96                                   96
Net loss.....................                                                                                   (3,309)    (3,309)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2002..25,044,066  $  250 $   223,824  (7,623,198) $ (74,828) $ (1,201)     $   5,911    $79,583   $233,259

Treasury shares issued.......                           (58)      4,503         95                                             37
Purchase of treasury shares..                                  (202,950)    (1,597)                                        (1,597)
Other comprehensive income...                                                                            36                    36
Cash dividends ($.033 per                                                                                         (582)      (582)
  share).....................
Repayment of ESOP loan.......                                                              8                                    8
Net income...................                                                                                    1,781     (1,781)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002
   (Unaudited)...............25,044,066  $  250 $   223,766  (7,821,645) $ (76,330) $ (1,193)     $    5,947   $80,782   $233,222
                            ===========  ====== ===========  ==========  =========  ========      ==========   =======   ========

           See accompanying notes to consolidated financial statements

                             RESOURCE AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          Three Months Ended
                                                                             December 31,            Years Ended September 30,
                                                                       -----------------------  -----------------------------------
                                                                          2002         2001        2002         2001         2000
                                                                       ---------     ---------  ---------   ----------   ----------
                                                                             (unaudited)
                                                                                               (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...................................................    $   1,781   $   2,189  $   (3,309) $    9,829   $   18,165
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
   Depreciation, depletion and amortization.........................        2,983       2,797      11,161      11,038        9,872
   Amortization of discount on senior notes and deferred
      finance costs.................................................          333         251       1,095       1,005        1,110
   Provision for possible losses....................................          373         150       1,393         863          936
   Minority interest in Atlas Pipeline Partners, L.P................          645         753       2,605       4,099        2,058
   Equity in (earnings) loss of equity investee.....................          348         (87)       (454)        329          219
   Loss (income) on discontinued operations.........................            -         741      11,040       4,254      (12,684)
   Deferred income taxes............................................        1,573         390      (7,413)       (885)       5,825
   Accretion of discount............................................         (695)     (1,201)     (3,212)     (5,923)      (5,802)
   Collection of interest...........................................           91           -       5,243       1,207        5,697
   Cumulative effect of change in accounting principle..............            -           -         627           -            -
   Gain on asset dispositions.......................................       (1,787)         14      (2,507)     (1,738)      (2,678)
   Property impairments and abandonments............................            6           6          24         207          877
Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable and other assets......          249      (3,445)     (4,507)      4,674       (6,566)
   Decrease in accounts payable and other liabilities...............        9,913       1,999      (4,959)     (8,688)      (1,643)
                                                                       ----------  ----------  ----------  ----------   ----------
Net cash provided by operating activities of continuing operations         15,813       4,557       6,827      19,271       15,386

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid in asset acquisitions.................................            -           -           -      (7,875)           -
Proceeds from sale of subsidiary....................................            -           -           -           -      126,276
Capital expenditures................................................       (4,185)     (3,957)    (21,967)    (14,210)     (11,066)
Principal payments on notes receivable..............................        3,764         687      24,499      29,120       73,259
Proceeds from sale of assets........................................        3,407           5         721         490        1,269
(Increase) in other assets..........................................       (5,963)     (1,996)     (8,083)    (10,150)      (8,933)
Investments in real estate loans and ventures.......................       (1,160)     (6,534)    (19,859)    (25,395)      (5,193)
Decrease in other liabilities.......................................          (72)        (50)       (175)       (213)        (339)
                                                                       ----------  ----------  ----------  ----------   ----------
Net cash(used in) provided by investing activities of
   continuing operations............................................       (4,209)    (11,845)    (24,864)    (28,233)     175,273

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings..........................................................       42,695      49,083     173,753     135,021      104,292
Principal payments on borrowings....................................      (26,828)    (48,768)   (168,619)   (129,272)    (192,569)
Net proceeds from Atlas Pipeline Partners, L.P. public offering.....            -           -           -           -       15,251
Dividends paid to minority interest of Atlas Pipeline Partners, L.P.         (875)       (973)     (3,623)     (3,783)      (1,921)
Dividends paid......................................................         (582)       (582)     (2,326)     (2,364)      (3,125)
Purchase of treasury stock..........................................       (1,597)       (298)     (1,517)    (57,801)        (172)
Repayment of ESOP loan..............................................            8           8          96          96           95
Increase in other assets............................................         (496)        (62)     (1,258)       (702)         (67)
Proceeds from issuance of stock.....................................            -           -          17         420          858
                                                                       ----------  ----------  ----------  ----------   ----------
Net cash used in financing activities of continuing operations......       12,325      (1,592)     (3,477)    (58,385)     (77,358)
                                                                       ----------  ----------  ----------  ----------   ----------
Net cash used in discontinued operations............................       (5,624)       (262)     (1,398)     (1,112)     (28,698)
                                                                       ----------  ----------  ----------  ----------   ----------
(Decrease) increase in cash and cash equivalents....................       18,305      (9,142)    (22,912)    (68,459)      84,603
Cash and cash equivalents at beginning of year......................       25,736      48,648      48,648     117,107       32,504
                                                                       ----------  ----------  ----------  ----------   ----------
Cash and cash equivalents at end of year............................   $   44,041  $   39,506  $   25,736  $   48,648   $  117,107
                                                                       ==========  ==========  ==========  ==========   ==========

           See accompanying notes to consolidated financial statements

                             RESOURCE AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

         Resource America, Inc. (the "Company"), a proprietary asset management company, that uses industry specific expertise to generate and administer investment opportunities for the Company and for outside investors in the energy, real estate and financial services sectors. Our financial services sector did not constitute a material portion of our business at September 30, 2002 or for the three years then ended. In energy, the Company drills for and sells natural gas and, to a significantly lesser extent, oil in the Appalachin Basin. Through Atlas Pipeline Partners, L.P. ("Atlas Pipeline"), a majority owned subsidiary partnership, the Company transports natural gas from wells it owns and operates to interstate pipelines and, in some cases, to end users. The Company finances a substantial portion of its drilling activities through drilling partnerships it sponsors. The Company typically acts as the general or managing partner of these partnerships and has a material partnership interest. In real estate finance, the Company manages a portfolio of real estate loans whose underlying properties are located in the mid atlantic region of the United States. These loans were, at the time of acquisition, typically troubled loans purchased at a discount both to their outstanding loan balances and to the appraised value of their underlying properties. The loans are generally secured by junior liens on the underlying property. In some instances, the Company's loans are secured by devices other than a lien on the underlying properties. The borrowers on the Company's loans typically have entered into agreements requiring them to pay all of the net cash flow, as defined in the agreements, from the underlying property to the Company and imposing management controls, including appointment of Brandywine Construction and Management, Inc., a real estate manager affiliated with the Company, as property manager or supervisor.


         The financial statements as of December 31, 2002, and for the three months ended December 31, 2002 and 2001, have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements.

         Operating results for the three months ended December 31, 2002 are not necessarily indicative of the results that may be expected for the year ending September 30, 2003. Certain reclassifications have been made in the fiscal 2001 consolidated financial statements to conform to the fiscal 2002 presentation. See Note 2.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Principles of Consolidation


         The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned except for Atlas Pipeline. The Company also owns individual interests in the assets, and is separately liable for its share of liabilities of oil and gas partnerships whose activities include only exploration and production activities. In accordance with established practice in the oil and gas industry, the Company also includes its pro-rata share of income and costs and expenses of the oil and gas partnerships in which the Company has an interest. All material intercompany transactions have been eliminated.


Use of Estimates

         Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from these estimates.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)


Impairment of Long Lived Assets

         The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an asset's estimated future cash flows will not be sufficient to recover its carrying amount, an impairment charge will be recorded to reduce the carrying amount for that asset to its estimated fair value (see "Recently Issued Financial Accounting Standards" in Note 2 to these consolidated financial statements).

Stock-Based Compensation

         The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company adopted the disclosure requirement of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and provides pro forma net income
(loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made as if the fair-value based method defined in SFAS No. 123 had been applied.

Comprehensive Income


         Comprehensive income includes net income and all other changes in the equity of a business during a period from transactions and other events and circumstances from non-owner sources. These changes, other than net income, are referred to as "other comprehensive income" and for the Company include changes in the fair value, net of taxes, of marketable securities and unrealized hedging gains and losses. Accumulated other comprehensive income is related to the following:

                                                                                                     At September 30,
                                                                            At December 31,     ------------------------
                                                                                  2002             2002          2001
                                                                            ---------------     ----------    ----------
                                                                                                      (in thousands)
Marketable securities - unrealized gains.................................      $  6,371         $    6,123    $    1,648
Unrealized hedging gains (losses)........................................          (424)              (212)            9
                                                                               --------         ----------    ----------
                                                                               $  5,947         $    5,911    $    1,657
                                                                               ========         ==========    ==========


Operating Segments

         SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company's chief operating decision makers in deciding how to allocate resources and in assessing performance.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)


Oil and Gas Properties


         The Company follows the successful efforts method of accounting. Accordingly, property acquisition costs, costs of successful exploratory wells, all development costs, and the cost of support equipment and facilities are capitalized. Costs of unsuccessful exploratory wells are expensed when such wells are determined to be nonproductive or within twelve months of completion of drilling if this determination cannot be made. The costs associated with drilling and equipping wells not yet completed are capitalized as uncompleted wells, equipment, and facilities. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties, including delay rentals, are expensed as incurred. Production costs, overhead and all exploration costs other than the costs of exploratory drilling are charged to expense as incurred.

         The Company assesses unproved and proved properties periodically to determine whether there has been a decline in value and, if such decline is indicated a loss is recognized. The assessment of significant unproved properties for impairment is on a property-by-property basis. The Company considers whether a dry hole has been drilled on a portion of the property or in close proximity, the Company's intentions of further drilling, the remaining lease term of the property, and its experience in similar fields in close proximity. The Company assesses unproved properties whose costs are individually insignificant in the aggregate, this assessment includes considering the Company's experience of similar situations, the primary lease terms, the average holding period of unproved properties and the relative proportion of such properties on which proved reserves have been found in the past.

         The Company compares the carrying value of its proved developed gas and oil producing properties to the estimated future cash flow, net of applicable income taxes, from such properties in order to determine whether their carrying values should be reduced. No adjustment was necessary during any of the fiscal years in the three year period ended September 30, 2002.

         Normally no gains or losses are recognized upon the sale or disposition of proved properties, except in transactions that involve a significant amount of reserves in a cost center. The proceeds from the sale of proved properties are generally treated as a reduction of oil and gas property costs. Gains or losses are recognized on the sale or disposal of unproved properties.


         On an annual basis, the Company estimates the costs of future dismantlement, restoration, reclamation, and abandonment of its gas and oil producing properties. Additionally, the Company estimates the salvage value of equipment recoverable upon abandonment. At the date of each balance sheet presented, the Company's estimate of equipment salvage values was greater than or equal to the estimated costs of future dismantlement, restoration, reclamation, and abandonment.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)


Depreciation, Depletion and Amortization

         The Company amortizes proved gas and oil properties, which include intangible drilling and development costs, tangible well equipment and leasehold costs, on the unit-of-production method using the ratio of current production to the estimated aggregate proved gas and oil reserves.

         The Company computes depreciation of property and equipment, other than gas and oil properties, using the straight-line method over the estimated economic lives, which range from three to 39 years.


Investment in RAIT Investment Trust

         The Company accounts for its investment in RAIT in accordance with Statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This investment is classified as available-for-sale and as such is carried at fair market value based on market quotes. Unrealized gains and losses, net of tax, are reported as a separate component of stockholders' equity. The cost of securities sold is based on the specific identification method.

         The following table discloses the unrealized gains relating to the Company's RAIT investment at the periods indicated:

                                                                                                     At September 30,
                                                                            At December 31,     ------------------------
                                                                                  2002             2002          2001
                                                                            ---------------     ----------    ----------
                                                                                                      (in thousands)
Cost.....................................................................     $    17,924       $   20,268    $   18,378
Unrealized gains.........................................................           9,561            9,312         2,531
                                                                              -----------       ----------    ----------
Estimated fair value.....................................................     $    27,485       $   29,580    $   20,909
                                                                              ===========       ==========    ==========


Fair Value of Financial Instruments

         The Company used the following methods and assumptions in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value.

         For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments.

         In fiscal 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Accordingly, natural gas futures and option contracts are recorded at fair value in the Company's consolidated balance sheets.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Fair Value of Financial Instruments - (Continued)


         For investments in real estate loans, because each loan is a unique transaction involving a discrete property, it is impractical to determine their fair values. However, the Company believes the carrying amounts of the loans are reasonable estimates of their fair value considering the nature of the loans and the estimated yield relative to the risks involved.

         The following table provides information on other financial instruments:


                                                                               December 31, 2002        September 30, 2002
                                                                            -----------------------  ------------------------
                                                                             Carrying     Estimated    Carrying     Estimated
                                                                              Amount     Fair Value     Amount     Fair Value
                                                                            ----------   ----------   ----------   ----------
                                                                                  (unaudited)
                                                                                               (in thousands)
Energy non-recourse debt.................................................   $   58,255   $   58,255   $   49,345   $   49,345
Real estate finance debt.................................................       32,791       32,791       33,214       33,214
Senior debt..............................................................       65,336       67,623       65,336       67,623
Other debt...............................................................       18,126       18,126        7,615        7,615
                                                                            ----------   ----------   ----------   ----------
                                                                            $  174,508   $  176,795   $  155,510   $  157,797
                                                                            ==========   ==========   ==========   ==========

Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of periodic temporary investments of cash. The Company places its temporary cash investments in high-quality short-term money market instruments and deposits with high-quality financial institutions and brokerage firms. At September 30, 2002, the Company had $26.3 million in deposits at various banks, of which $24.4 million is over the insurance limit of the Federal Deposit Insurance Corporation. No losses have been experienced on such investments.

         A substantial portion of the Company's real estate loan portfolio and investment in ventures is secured by properties located in the Washington, D.C., Philadelphia, PA and Baltimore, MD metropolitan areas. A decrease in real estate values for the properties underlying these loans could have an adverse affect on the value of the portfolio.


Environmental Matters

         The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. The Company has established procedures for the ongoing evaluation of its operations, to identify potential environmental exposures and to comply with regulatory policies and procedures.

         The Company accounts for environmental contingencies in accordance with SFAS No. 5 "Accounting for Contingencies." Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or clean-ups are probable, and the costs can be reasonably estimated. The Company maintains insurance which may cover in whole or in part certain environmental expenditures. For the three months ended December 31, 2002 and 2001 and the years ended September 30, 2002 and 2001, the Company had no environmental matters requiring specific disclosure or requiring recording of a liability.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Revenue Recognition


Energy


         The Company conducts certain energy activities through, and a portion of its revenues are attributable to, sponsored limited partnerships ("Partnerships"). These Partnerships raise money from investors to drill gas and oil wells. The Company serves as general partner of the Partnerships and assumes customary rights and obligations for the Partnerships. As the general partner, the Company is liable for Partnership liabilities and can be liable to limited partners if it breaches its responsibilities with respect to the operations of the Partnerships. The income from the Company's general partner interest is recorded when the gas and oil are sold by a Partnership.


         The Company also contracts to drill gas and oil wells owned by the Partnerships. The income from a drilling contract relating to a well is recorded upon substantial completion of the well for turnkey contracts and by percentage of completion for cost-plus contracts. Turnkey contracts are accounted for under the completed contract method. Contracts are considered substantially complete when remaining costs and potential risks are insignificant in amount. The Company determines this on a well-by-well basis to be when the surface equipment has been installed on the well. Under the percentage of completion method, the Company uses the value added method (contract value of total work performed at any reporting date) for measuring progress toward the completion of the drilling contract.

         The Company recognizes transportation revenues at the time the natural gas is delivered to the purchaser.

         The Company recognizes field services revenues at the time the services are performed.


         The Company is entitled to receive management fees according to the respective Partnership agreements. The Company recognizes such fees as income when earned and includes them in energy revenues.

         The Company sells interests in gas and oil wells and retains a working interest and/or overriding royalty. The Company records the income from the working interests and overriding royalties when the gas and oil are sold.

Real Estate Finance

         The Company accretes the difference between its cost basis in a real estate loan and the sum of projected cash flows from that loan into interest income over the estimated life of the loan using the interest method which recognizes a level interest rate over the life of the loan. The Company reviews projected cash flows and property appraisals, which include amounts realizable from the underlying properties, on a regular basis. Changes to projected cash flows reduce or increase the amounts accreted into interest income over the remaining life of the loan.

         The Company recognizes gains on the sale of a senior lien interest in a real estate loan based on an allocation of the Company's cost basis between the portion of the loan sold and the portion retained based upon the fair value of those respective portions on the date of sale. Gains on the refinancing of a real estate loan only arise if the proceeds received by the Company when a property owner refinances the property exceed the cost of the loan financed. The Company credits any gain recognized on a sale of a senior lien interest or a refinancing to income at the time of such sale or refinancing.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Cash Flow Statements

         The Company considers temporary investments with maturity at the date of acquisition of 90 days or less to be cash equivalents.

         Supplemental disclosure of cash flow information:


                                                                          Three Months Ended
                                                                             December 31,           Years Ended September 30,
                                                                       ----------------------  ------------------------------------
                                                                          2002         2001        2002        2001         2000
                                                                       ---------    ---------  ----------  -----------  -----------
                                                                             (unaudited)
                                                                                               (in thousands)
Interest............................................................   $   1,035   $     891   $   11,683   $   13,976   $   17,652
Income taxes paid (refunded)........................................   $       -   $   1,500   $    3,243   $   13,393   $     (787)

Cancellation of shares issued in contingency settlement.............   $       -   $       -   $        -   $    1,305   $        -
Shares issued in contingency settlement.............................   $       -   $       -   $        -   $    2,089   $        -
Atlas Pipeline units issued in exchange for gas gathering and
    transmission facilities.........................................   $       -   $       -   $        -   $    2,250            -
Buyer's assumption of liabilities upon sale of loan.................   $       -   $       -   $        -   $      460   $        -
Tax benefit from employee stock option exercise.....................   $       -   $       -   $      244   $        -   $        -

Details of acquisitions:
    Fair value of assets acquired...................................   $       -   $       -   $        -   $   10,555   $        -
    Atlas Pipeline units issued in exchange for gas gathering and
      transmission facilities.......................................           -           -            -       (2,250)           -
    Liabilities assumed.............................................           -           -            -         (430)           -
                                                                       ---------   ---------   ----------   ----------   ----------
      Net cash paid.................................................   $       -   $       -   $        -   $    7,875   $        -
                                                                       =========   =========   ==========   ==========   ==========

Disposal of business:
    Other assets received upon disposal of subsidiary...............   $       -   $       -   $        -   $        -   $   25.969
                                                                       =========   =========   ==========   ==========   ==========

Income Taxes

         The Company records deferred tax assets and liabilities, as appropriate, to account for the estimated future tax effects attributable to temporary differences between the financial statement and tax bases of assets and liabilities and operating loss carryforwards, using currently enacted tax rates. The deferred tax provision or benefit each year represents the net change during that year in the deferred tax asset and liability balances.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Earnings (Loss) Per Share

         Basic earnings (loss) per share is determined by dividing net income by the weighted average number of shares of common stock outstanding during the period. Earnings (loss) per share - diluted are computed by dividing net income
(loss) by the sum of the weighted average number of shares of common stock outstanding and dilutive potential shares issuable during the period. Dilutive potential shares of common stock consist of the excess of shares issuable under the terms of various stock option and warrant agreements over the number of such shares that could have been reacquired (at the weighted average price of shares during the period) with the proceeds received from the exercise of the options and warrants.

         The components of basic and diluted earnings (loss) per share for each year were as follows:


                                                                   Three Months Ended
                                                                      December 31,             Years Ended September 30,
                                                                 ----------------------   --------------------------------------
                                                                    2002         2001         2002          2001         2000
                                                                 ---------    ---------   -----------   -----------  -----------
                                                                      (unaudited)
                                                                                          (in thousands)
Income (loss) from continuing operations......................   $    1,781   $    2,930   $    8,358    $   14,083   $    5,481
(Loss) income from discontinued operations....................            -         (741)     (11,040)       (4,254)      12,684
Cumulative effect of a change in accounting principle.........            -            -         (627)            -            -
                                                                 ----------   ----------   ----------    ----------   ----------
    Net (loss) income.........................................   $    1,781   $    2,189   $   (3,309)   $    9,829   $   18,165
                                                                 ==========   ==========   ==========    ==========   ==========

Basic average shares of common stock outstanding..............       17,369       17,432       17,446        17,962       23,413
Dilutive effect of stock option and award plans...............          278          317          359           474          415
                                                                 ----------   ----------   ----------    ----------   ----------
Dilutive average shares of common stock.......................       17,647       17,749       17,805        18,436       23,828
                                                                 ==========   ==========  ===========    ==========   ==========

Recently Issued Financial Accounting Standards

         In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. SFAS 143 establishes requirements for accounting for removal costs associated with asset retirements. SFAS 143 is effective for fiscal years beginning after June 15, 2002 and will require the Company to record a liability for its retirement obligations with the related transition adjustment reported as a cumulative effect of a change in accounting principle. The Company is currently assessing the impact of this standard on its consolidated financial statements.


         In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. SFAS 144 was effective for fiscal years beginning after December 31, 2001. SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the definition of what constitutes discontinued operations to include more disposal transactions. Under SFAS 144, assets held for sale that are a component of an entity are included in discontinued operations and cash flows will be eliminated from the ongoing operations if the entity does not have any significant continuing involvement in the operations prospectively. The Company early-adopted SFAS 144 as of October 1, 2001 resulting in the classification of the Company's interest in its partially-owned energy technology subsidiary, Optiron Corporation ("Optiron"), as a discontinued operation (See Note 12).

         In May 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" was issued. SFAS 145, which is effective for financial statements issued on or after May 15, 2002, rescinds the automatic treatment of gains and losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to a sale-leaseback transaction and makes various corrections to existing pronouncements. The adoption of SFAS 145 resulted in the reclassification of $180,000 and $1.0 million of pretax gain from extraordinary gain to interest and other revenues and the reclassification of $56,000 and $367,000 of income taxes that had been netted against extraordinary gain to provision for income taxes in 2001 and 2000, respectively, in the consolidated statements of operations.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Recently Issued Financial Accounting Standards - (Continued)

         In June 2002, the FASB reached a consensus on certain issues raised in Emerging Issues Task Force ("EITF") Issue No. 02-3. The consensus requires mark-to-market gains and losses on energy trading contracts to be shown net in the income statement whether or not these contracts are settled physically as well as disclosures of gross transaction volumes for contracts that are physically settled. This provision in EITF Issue 02-3 is effective for financial statements ending after July 15, 2002, and comparative financial statements will be reclassified to conform to the new presentation. Additional disclosures such as types of contracts accounted for as energy trading contracts, reconciliation of beginning and ending fair values and descriptions of methods and assumptions used to estimate fair value are also required. The adoption of EITF No. 02-3 did not have a material effect on the Company's consolidated financial position or results of operations.

         In July 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" was issued. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company has not yet adopted SFAS 146 nor determined the effect of the adoption of SFAS 146 on its consolidated financial position or results of operations.


NOTE 3 - GOODWILL, INTANGIBLE ASSETS AND OTHER ASSETS

Goodwill

         On October 1, 2001, the Company early-adopted SFAS 142 "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized, but instead tested for impairment at least annually. At that time, the Company had unamortized goodwill of $31.4 million. The Company has completed the transitional impairment test required upon adoption of SFAS 142. The transitional test, which involved the use of estimates related to the fair market value of the business operations associated with the goodwill did not indicate an impairment loss. The Company will continue to evaluate its goodwill at least annually and will reflect the impairment of goodwill, if any, in operating income in the income statement in the period in which the impairment is indicated. All goodwill recorded on the Company's balance sheets is related to the Company's energy segment.

         Changes in the carrying amount of goodwill for the periods indicated are as follows:

                                                                   Three Months Ended
                                                                      December 31,               Years Ended September 30,
                                                                 ----------------------    ----------------------------------
                                                                    2002         2001         2002        2001        2000
                                                                 ---------    ---------    ---------    --------    ---------
                                                                      (unaudited)
                                                                                    (in thousands)
Goodwill, beginning of period
    (less accumulated amortization of $4,209, $4,069,
    $4,063, $2,612 and $1,452)................................   $   37,471   $   31,420   $  31,420    $ 28,434    $  25,147
Additions to goodwill related to asset acquisitions...........            -            -          15       4,387        4,497
Amortization expense..........................................            -            -           -      (1,451)      (1,160)
Atlas Pipeline goodwill amortization, whose fiscal year
    began January 1, 2002, at which time it adopted
    SFAS 142...................................................           -           (6)        (22)          -            -
Lea sing platform transferred from goodwill to other assets
    in accordance with SFAS 142 (net of accumulated
    amortization of $587).....................................            -            -        (331)          -            -
Syndication network reclassified from other assets
    in accordance with SFAS 142 (net of accumulated
    amortization of $711).....................................            -            -       6,389           -            -
                                                                 ----------   ----------   ---------    --------    ---------
Goodwill, end of period (net of accumulated
    amortization of $4,209, $4,069 $4,209,
    $4,063 and $2,612)........................................   $   37,471   $   31,414   $  37,471    $ 31,420    $  28,484
                                                                 ==========   ==========   =========    ========    =========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 3 - GOODWILL, INTANGIBLE ASSETS AND OTHER ASSETS - (Continued)

Goodwill - (Continued)

         Adjusted net income from continuing operations for the three months ended December 31, 2001 would have been $2.2 million and for the years ended September 30, 2001 and 2000 would have been $15.1 million and $6.2 million, respectively, excluding goodwill amortization, net of taxes, using the Company's effective tax rate in fiscal 2001 and 2000 of 31% and 30%, respectively. Adjusted basic income per share from continuing operations for the three months ended December 31, 2001 would have been $.13 and for the years ended September 30, 2001 and 2000 would have been $.84 and $.27, respectively. Adjusted diluted income per share from continuing operations for the three months ended December 31, 2001 would have been $.12 and for the years ended September 30, 2001 and 2000 would have been $.82 and $.26, respectively.

Intangible Assets

         Intangible assets consist of costs relating to partnership management and operating contracts acquired through acquisitions recorded at fair value on their acquisition dates, investments and deferred financing costs. The Company amortizes contracts acquired on a declining balance method, over their respective estimated lives, ranging from five to thirteen years. During 2001 an additional $974,000 in management and operating contracts were acquired whose weighted average amortization period is eight years. Amortization expense for the three months ended December 31, 2002 and 2001 were $318,000 and $320,000, respectively, and for the years ended September 30, 2002, 2001 and 2000 were $1.2 million, $1.5 million and $1.3 million, respectively. The aggregate estimated amortization expense for these contracts is approximately $1.2 million for each of the succeeding five years.

                                                                                                 At September 30,
                                                                         At December 31,     --------------------------
                                                                               2002             2002            2001
                                                                        -----------------    -----------    -----------
                                                                           (unaudited)
                                                                                                    (in thousands)
Partnership management and operating contracts........                     $ 14,383          $   14,343      $   21,443
Leasing platform......................................                          918                 918               -
                                                                           --------          ----------      ----------
                                                                             15,301              15,261          21,443
Accumulated amortization..............................                       (5,989)             (5,672)         (4,592)
                                                                           --------          ----------      ----------
Intangible assets, net................................                     $  9,312          $    9,589      $   16,851
                                                                           ========          ==========      ==========


Other Assets


         The following table provides information about other assets at the dates indicated.

                                                                                                 At September 30,
                                                                         At December 31,     --------------------------
                                                                               2002             2002            2001
                                                                        -----------------    -----------    -----------
                                                                           (unaudited)
                                                                                           (in thousands)
   Deferred financing costs, net of accumulative amortization
       of $4,075, $3,742 and $2,674..................................      $     2,262       $     2,122     $     1,638
   Equity method investment in and advances to Trapeza entities......            4,361             3,085               -
   Investments at lower of cost or market............................            6,081             6,137           5,909
   Other.............................................................           12,657             7,934           5,615
                                                                           -----------       -----------     -----------
                                                                           $    25,361       $    19,278     $    13,162
                                                                           ===========       ===========     ===========

         Deferred financing costs are amortized over the terms of the related loans (two to seven years).

         Investments in Trapeza entities are accounted for by the equity method of accounting as the Company has the ability to exercise significant influence.

         Investments are accounted for at the lower of cost or market. These include non-marketable investments in entities in which the Company has less than a 20% ownership interest, and in which it does not have the ability to exercise significant influence.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In the ordinary course of its business operations, the Company has ongoing relationships with several related entities:

         Relationship with Brandywine Construction & Management, Inc. ("BCMI"). BCMI manages the properties underlying 24 of the Company's real estate loans and investments in real estate loans and investments in real estate ventures. Adam Kauffman ("Kauffman"), President of BCMI, or an entity affiliated with him, has also acted as the general partner, president or trustee of seven of the borrowers. Edward E. Cohen ("E. Cohen"), the Company's Chairman, Chief Executive Officer and President, is the Chairman and a minority stockholder of BCMI, holding approximately 8% of BCMI's stock..

         In September 2001, the Company sold a wholly-owned subsidiary to BCMI for $4.0 million, recognizing a gain of $356,000. The $4.0 million consideration paid to the Company was comprised of $3.0 million in cash and a $1.0 million non-recourse note from BCMI, which bears interest, at 8% per annum and is due September 2006. The Bancorp. Inc. ("TBI") a related party financial institution provided the first mortgage financing for this sale.

         Relationship with RAIT Investment Trust ("RAIT"). Since its organization by the Company in 1997, the Company has engaged in various transactions with RAIT. RAIT is a real estate investment trust in which, as of September 30, 2002, the Company owned approximately 8% of the common shares. Betsy Z. Cohen ("B. Cohen"), Mr. E. Cohen's spouse, is the Chairman and Chief Executive Officer of RAIT, and Jonathan Z. Cohen ("J. Cohen"), a son of E. and
B. Cohen and the Chief Operating Officer and a director of the Company, is the Company's designee as Trustee on RAIT's Board of Trustees. Mr. J. Cohen also serves as RAIT's Secretary. Scott F. Schaeffer ("Schaeffer"), a former Vice Chairman and a former officer and director of the Company, is RAIT's President and Chief Operating Officer.

         Since October 1, 1999, the Company and RAIT engaged in the following transactions:

         o In June 2002, the Company sold a mortgage loan having a book value of $1.0 million to RAIT for $1.8 million, recognizing a gain of $757,000. Mr. Schaeffer was the president and director of the general partner of the borrower.

         o In March 2002, RAIT provided the initial financing, which has since been repaid, on the Company's purchase for $2.7 million of a 25% interest in a venture. The venture purchased for $18.9 million, properties adjacent to the office building and garage in which the Company's executive offices are located and in which the Company owns a 50% interest.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - (Continued)


         o In June 2001, the Company sold a $1.6 million first mortgage loan having a book value of $1.1 million, resulting in a gain of $459,000. The loan was sold to an unrelated individual who obtained a mortgage from RAIT to purchase this loan.

         o In March 2001, the Company sold a mortgage loan having a book value of $19.9 million to RAIT for $20.2 million, recognizing a gain of $335,000.

         o In March 2001, the Company consolidated its position in two loans in which it has held subordinated interests since 1998 and 1999, respectively, by purchasing from RAIT the related senior lien interests at face value for $13.0 million and $8.6 million, respectively.

         o In June 2000, in connection with the refinancing of a loan in which RAIT held a $4.9 million participation interest, the Company paid to RAIT a $300,000 termination fee.

         o In May 2000, the Company sold 100% of the common stock in a wholly-owned subsidiary to RAIT for $1.9 million, recognizing a gain of $273,000.

         o In December 1999, the Company sold 100% of the common stock in a wholly owned subsidiary to RAIT for $9.9 million, recognizing a gain of $983,000. The subsidiary held a subordinate interest in a loan which was secured by a retail property located in Centreville, VA.

         Relationship with TBI. In 1999, the Company acquired 9.7% of the outstanding shares of TBI for approximately $1.8 million. In 2001, the Company acquired 70,400 shares of TBI's convertable preferred stock (9.7%) for approximately $704,000 pursuant to a rights offering to TBI's stockholders. As of September 30, 2002, the Company had $5.6 million on deposit at TBI. B. Cohen is the Chief Executive Officer of TBI, and D. Gideon Cohen ("D. Cohen"), a son of E. and B. Cohen, is the Chairman of TBI. D. Cohen is a former director, President and Chief Operating Officer of the Company.

         Relationship with Ledgewood. Until April 1996, E. Cohen was of counsel to Ledgewood Law Firm ("Ledgewood"). The Company paid Ledgewood $839,000, $975,000 and, $1.6 million during fiscal 2002, 2001 and 2000, respectively, for legal services rendered to the Company. E. Cohen receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest.

         Relationship with Retirement Trusts. Pursuant to E. Cohen's employment contract, upon his retirement, he is entitled to receive payments from a Supplemental Employee Retirement Plan ("SERP"). The Company has established two trusts to fund the SERP. The 1999 Trust, purchased 100,000 shares of common stock of TBI. The 2000 Trust, holds 38,571 shares of convertible preferred stock of TBI and a loan to a limited partnership of which E. Cohen and D. Cohen own the beneficial interests. This loan was acquired for its outstanding balance of $720,167 by the 2000 Trust in April 2001 from a corporation of which E. Cohen is Chairman and J. Cohen is the President. The loan is secured by the partnership interests held by the limited partnership, which beneficially owns two residential apartment buildings. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which D. Cohen is the principal shareholder and a director. The fair value of the 1999 Trust is approximately $1.0 million at September 30, 2002. The fair value of the 2000 Trust is approximately $3.6 million at September 30, 2002 and is included in Other Assets on the Company's Consolidated Balance Sheets.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - (Continued)


         In connection with E. Cohen's SERP, the Company entered into a split-dollar insurance arrangement under which it pays a portion of the premiums under a life insurance policy with respect to E. Cohen, with reimbursement of such premiums due upon the occurrence of specified events, including E. Cohen's death. Under the recently enacted Sarbanes-Oxley Act of 2002, the Company's future payment of premiums under this arrangement may be deemed to be a prohibited loan to E. Cohen. Since the next premium payment under this arrangement is not due until April 2003, the Company has deferred any decision relating to this arrangement until the application of the Sarbanes-Oxley Act has been clarified. The Company cannot predict the effect, if any, that cancellation of the arrangement might entail.

         Relationships with Cohen Brothers & Company. During fiscal 2002 and 2001, the Company purchased 125,095 and 67,500 shares of its common stock at a cost of $1.1 million and $737,000, respectively, from Cohen Brothers & Company. In 2002, the Company repurchased $1.5 million principal amount of its senior notes at a cost of $1.6 million. Cohen Brothers acted as a principal in the sales to the Company. D. Cohen and J. Cohen are the principal owners of the corporate parent of Cohen Brothers & Company.

         Relationships with 9 Henmar. The Company owns a 50% interest in Trapeza Funding, LLC, and associated entities ("Trapeza") which completed a $330.0 million pooled trust preferred collateralized debt offering ("CDO") in November 2002. The boards of managers of both the governing partnership entity and the collateral manager entity for Trapeza are composed of four members, of whom J. Cohen and D. Cohen are the Company appointees to the Board.

         Trapeza was originated and developed in large part by D. Cohen. The Company has agreed to pay his company, 9 Henmar LLC ("9 Henmar"), 10% of the fees it receives through its interest in the general partner of the limited partnership and the collateral manager of the CDO issuer. In addition, the Company has reimbursed 9 Henmar $449,000 for fees and expenses, including overhead, incurred by it in connection with structuring the venture and the Company's participation in it, developing the pool of trust preferred securities, consulting with the underwriters and rating agencies and providing other consulting, managerial and sales services. Subsequent to September 30, 2002, the Company reimbursed $415,000 to 9 Henmar. Through November 2002, $565,000 of such expenses has been reimbursed to the Company by the CDO issuer.

         Relationships with Certain Borrowers. The Company has from time to time purchased loans in which affiliates of the Company are affiliates of the borrowers.

         In 2000, the property securing a loan held by the Company with a book value of $3.3 million at September 30, 2002, was purchased by a limited partnership of whose general partner, Mr. Schaeffer is the president. Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen are equal limited partners of the sole limited partner of the borrower.

         At 1998, the Company acquired a defaulted loan in the original principal amount of $91.0 million. At September 30, 2002, the Company's receivable was $110.4 million and the book value of the loan was $38.7 million. In September 2000, in connection with a refinancing and to protect the Company's interest, a newly formed limited liability company assumed equity title of the property. Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen are limited partners (24.75% each) in an entity which owns approximately 30% of the borrower. In addition, Mr. Schaeffer has a controlling administrative role with the borrower.

         In 1998, the Company acquired a loan under a plan of reorganization in bankruptcy. The loan had a book value of $36.1 million at September 30, 2002. An order of the bankruptcy court required that legal title to the property underlying the loan be transferred on or before June 30, 1998. In order to comply with that order, to maintain control of the property and to protect the Company's interest, Evening Star Associates took title to the property in June 1998. A subsidiary of the Company serves as general partner of Evening Star Associates and holds a 1% interest; Messrs. Schaeffer, Kauffman, E. Cohen and D. Cohen purchased a 94% limited partnership interest in Evening Star Associates for $200,000.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 - CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - (Continued)

         The Company acquired a loan in 1996. In 2002, the beneficial ownership of the entity holding the interest in the property securing one of the Company's loans was transferred to D. Cohen. At September 30, 2002, the Company's receivable was $8.5 million and the book value of the loan was $2.3 million. The entity holding the interest is entitled to receive 12.5% of any cash flow received by the Company from the loan.

         In 1997, the Company acquired a loan with a face amount of $2.3 million at a cost of $1.6 million. The loan had a book value of $980,000 at September 30, 2002. The loan is secured by a property owned by a partnership in which Messrs. Kauffman and E. Cohen and B. Cohen are limited partners (with a 75% beneficial interest). Ledgewood and BCMI were tenants at such property as of September 30, 2002.

         In 1994, the Company acquired a loan in the original principal amount of $3.0 million. At September 30, 2002, the Company's receivable was $2.6 million and the book value of the loan was $130,000. The loan is secured by a property owned by a partnership in which E. Cohen and B. Cohen are limited partners, with a 40%, beneficial interest.

         Relationships with Certain Lienholders. The Company holds a first mortgage lien with a face amount of $14.0 million and a book value of $4.5 million on a hotel property owned by a corporation in which, on a fully diluted basis, J. Cohen and E. Cohen would have a 19% interest. The corporation acquired the property through foreclosure of a subordinate loan.

         In 2001, the Company sold 100% of the common stock in a wholly-owned subsidiary that owned subordinate interests in two loans to Messrs. Schaeffer, Kauffman, D. Cohen and J. Cohen for $2.2 million, recognizing a gain of $7,300.

NOTE 5 - INVESTMENTS IN REAL ESTATE LOANS AND VENTURES

         In acquiring real estate loans, the Company focused primarily on the purchase of income producing loans at a discount from both the face value of such loans and the appraised value of the properties underlying the loans. The Company records as income the accretion of a portion of the difference between its cost basis in a loan and the sum of projected cash flows therefrom. Cash received by the Company for payment on each loan is allocated between principal and interest. This accretion of discount amounted to $3.2 million, $5.9 million and $5.8 million during the years ended September 30, 2002, 2001, and 2000, respectively. As the Company sells senior lien interests or receives funds from refinancings of its loans by the borrower, a portion of the cash received is employed to reduce the cumulative accretion of discount included in the carrying value of the Company's investments in real estate loans.


         At December 31, 2002 and September 30, 2002 and 2001, the Company held real estate loans having aggregate face values of $616.6 million, $610.0 million and $617.8 million, respectively.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 5 - INVESTMENTS IN REAL ESTATE LOANS AND VENTURES - (Continued)

         Amounts receivable, net of senior lien interests and deferred costs, were $357.0 million, $349.3 million and $337.9 million at December 31, 2002, September 30, 2002 and 2001, respectively. The following is a summary of the changes in the carrying value of the Company's investments in real estate loans and ventures for the periods indicated.

                                                                                                   Years Ended
                                                                      Three Months Ended           September 30,
                                                                          December 31,      --------------------------
                                                                              2002             2002            2001
                                                                      -------------------   -----------    -----------
                                                                          (unaudited)
                                                                                       (in thousands)
   Loan balance, beginning of period..............................        $   187,542        $  192,263    $  185,940
   New loans......................................................              1,350                 -         1,010
   Addition to existing loans.....................................              1,160            17,185        24,086
   Loan write-down................................................                  -              (559)          (84)
   Accretion of discount (net of collection of interest)..........                695             3,212         5,923
   Collections of principal.......................................             (4,393)                -        (1,623)
   Cost of loans sold.............................................                  -           (24,559)      (22,989)
                                                                          -----------        ----------    ----------
   Loan balance, end of period....................................            186,354           187,542       192,263
   Ventures.......................................................             17,949            18,361        16,666
   Allowance for possible losses..................................             (3,853)           (3,480)       (2,529)
                                                                          -----------        ----------    ----------
   Balance, loans and ventures, end of period.....................        $   200,450        $  202,423    $  206,400
                                                                          ===========        ==========    ==========

         In determining its allowance for possible losses related to its real estate loans and ventures, the Company considers general and local economic conditions, neighborhood values, competitive overbuilding, casualty losses and other factors which may affect the value of loans and its ventures. The value of loans and ventures may also be affected by factors such as the cost of compliance with regulations and liability under applicable environment laws, changes in interest rates and the availability of financing. Income from a property will be reduced if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms. In addition, the Company continuously monitors collections and payments from its borrowers and maintains an allowance for estimated losses based upon its historical experience and its knowledge of specific borrower collection issues identified. The Company reduces its investment in real estate loans and ventures by an allowance for amounts that may become unrealizable in the future. Such allowance can be either specific to a particular loan or venture or general to all loans or ventures.

         The following is a summary of activity in the Company's allowance for possible losses related to real estate loans and ventures for the periods indicated.

                                                                                                   Years Ended
                                                                      Three Months Ended           September 30,
                                                                          December 31,      --------------------------
                                                                              2002             2002            2001
                                                                      -------------------   -----------    -----------
                                                                          (unaudited)
                                                                                       (in thousands)
   Balance, beginning of year...................................        $     3,480           $    2,529      $    2,013
   Provision for possible losses................................                373                1,510             600
   Write-down...................................................                  -                 (559)            (84)
                                                                        -----------           ----------      ----------
   Balance, end of year.........................................        $     3,853           $    3,480      $    2,529
                                                                        ===========           ==========      ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 6 - DEBT

         Total debt consists of the following:


                                                                                                   September 30,
                                                                          December 31,      --------------------------
                                                                              2002             2002            2001
                                                                      -------------------   -----------    -----------
                                                                          (unaudited)
                                                                                       (in thousands)
   Senior debt.......................................................      $   65,336         $   65,336      $   66,826

   Non-recourse debt:
      Energy:
        Revolving and term bank loans................................          58,095             49,345          43,284
      Real estate finance:
        Revolving credit facilities..................................          18,000             18,000          18,000
        Other........................................................             875                875             875
                                                                           ----------         ----------      ----------
          Total non-recourse debt....................................          76,970             68,220          62,159
   Other debt........................................................          32,202             21,954          21,146
                                                                           ----------         ----------      ----------
                                                                              174,508            155,510         150,131
   Less current maturities...........................................           8,499              4,320           8,560
                                                                           ----------         ----------      ----------
                                                                           $  166,009         $  151,190      $  141,571
                                                                           ==========         ==========      ==========

         Following is a description of borrowing arrangements in place at December 31, 2002, September 30, 2002 and 2001.

         Energy-Revolving Credit Facilities. In July 2002, Atlas America, the Company's energy subsidiary, entered into a $75.0 million credit facility led by Wachovia Bank. The revolving credit facility has an initial borrowing base of $45.0 million which may be increased subject to growth in the Company's oil and gas reserves. The facility permits draws based on the remaining proved developed non-producing and proved undeveloped natural gas and oil reserves attributable to the Atlas America's wells and the projected fees and revenues from operation of the wells and the administration of partnerships. Up to $10.0 million of the facility may be in the form of standby letters of credit. The facility is secured by Atlas America's assets. The revolving credit facility has a term ending in July 2005 and bears interest at one of two rates (elected at the borrower's option) which increase as the amount outstanding under the facility increases: (i) Wachovia prime rate plus between 25 to 75 basis points, or (ii) LIBOR plus between 175 and 225 basis points. The credit facility contains financial covenants, including covenants requiring the Company and Atlas America to maintain specified financial ratios, and imposes the following limits: (a) the amount of debt that can be incurred cannot exceed specified levels without the banks' consent; and (b) the energy affiliates may not sell, lease or transfer property without the banks' consent. This credit facility was used to pay off the previous energy revolving credit facility at PNC Bank ("PNC"). At December 31, 2002 and September 30, 2002, $51.6 million and $45.0 million, respectively, was outstanding under this facility, including the $51.0 million and $43.7 million, respectively, in borrowings and $630,000 and $1.3 million under letters of credit at interest rates ranging from 3.54% to 5.0%.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 6 - DEBT - (Continued)


         Atlas Pipeline has a $10.0 million revolving credit facility at PNC. Up to $3.0 million of the facility may be used for standby letters of credit. Borrowings under the facility are secured by a lien on and security interest in all the property of Atlas Pipeline and its subsidiaries, including pledges by Atlas Pipeline of the issued and outstanding units of its subsidiaries. The revolving credit facility has a term ending in October 2003 and bears interest at one of two rates, elected at the Partnership's option: (i) the Base Rate plus the Applicable Margin or (ii) the Euro Rate plus the Applicable Margin. As used in the facility agreement, the Base Rate is the higher of (a) PNC Bank's prime rate or (b) the sum of the federal funds rate plus 50 basis points. The Euro rate is the average of specified LIBOR rates divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirements for euro currency funding. The Applicable Margin varies with Atlas Pipeline leverage ratio from between 150 to 200 basis points (for the Euro Rate option) or 0 to 50 basis points (for the Base Rate option). Draws under any letter of credit bear interest as specified under (i), above. The interest rate on outstanding borrowings was 3.27% at September 30, 2002. The credit facility contains financial covenants, including the requirement that Atlas Pipeline maintain: (a) a leverage ratio not to exceed 3.0 to 1.0, (b) an interest coverage ratio greater than 3.5 to 1.0 and (c) a minimum tangible net worth of $14.0 million. In addition, the facility limits, among other things, sales, leases or transfers of property by Atlas Pipeline, the incurrence by Atlas Pipeline of other indebtedness and certain investments by Atlas Pipeline. At September 30, 2002 and 2001, $5.6 million and $2.1 million, respectively, was outstanding under these facilities, respectively.

         In December 2002, the Company's subsidiary, Atlas Pipeline ("the Partnership"), entered into a $7.5 million credit facility with Wachovia Bank. This facility replaced the $10.0 million facility administered by PNC Bank. Borrowings under the facility are secured by a lien on and security interest in all the property of the Partnership and its subsidiaries, including pledges by the Partnership of the issued and outstanding equity interests in its subsidiaries. Up to $3.0 million of the facility may be used for standby letters of credit. No such letters of credit have been issued under the facility. The revolving credit facility has a term ending in December 2005 and bears interest at one of two rates, elected at the Partnership's option:

         o        the base rate plus the applicable margin; or

         o        the adjusted LIBOR plus the applicable margin.

         The base rate for any day equals the higher of the federal funds rate plus 1/2 of 1% or the Wachovia Bank prime rate. Adjusted LIBOR is LIBOR divided by 1.00 minus the percentage prescribed by the Federal Reserve Board for determining the reserve requirement for euro currency funding. The applicable margin is as follows:

         o where utilization of the borrowing base is equal to or less than 50%, the applicable margin is 0.00% for base rate loans and 1.50% for LIBOR loans;

         o where utilization of the borrowing base is greater than 50%, but equal to or less than 75%, the applicable margin is 0.25% for base rate loans and 1.75% for LIBOR loans; and

         o where utilization of the borrowing base is greater than 75%, the applicable margin is 0.50% for base rate loans and 2.00% for LIBOR loans.

         The Wachovia credit facility requires the Partnership to maintain specified net worth and specified ratios of current assets to current liabilities and debt to EBITDA, and requires it to maintain a specified interest coverage ratio. The Partnership used this credit facility to pay off its previous revolving credit facility at PNC Bank. At December 31, 2002, $6.5 million was outstanding under this facility at an interest rate of 2.92%. In January 2003, the borrowing limit under this facility increased to $10.0 million through June 2003. The Partnership is actively seeking to secure the availability to $15.0 million.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 6 - DEBT - (Continued)


         Real Estate Finance-Revolving Credit Facilities. The Company, through certain operating subsidiaries, has a $6.8 million term note with Hudson United Bank for its commercial real estate loan operations. At September 30, 2002, $6.4 million was outstanding on this note. The credit facility bears interest at the prime rate reported in The Wall Street Journal minus one percent (3.75% at September 30, 2002) and is secured by the borrowers' interests in certain commercial loans and by a pledge of their outstanding capital stock. The Company has guaranteed repayment of the credit facility. The facility is due April 1, 2004.


         The Company established a $18.0 million revolving line of credit with Sovereign Bank. Interest is payable monthly at The Wall Street Journal prime rate (4.75% at September 30, 2002) and principal is due upon expiration in July 2004. Advances under this line are to be utilized to acquire commercial real estate or interests therein, to fund or purchase loans secured by commercial real estate or interests, or to reduce indebtedness on loans or interests which the Company owns or holds. The advances are secured by the properties related to these funded transactions. At December 31, 2002, September 30, 2002 and 2001, $18.0 million had been advanced under this line.

         The Company established a $10.0 million term loan with The Marshall Group (formerly Miller and Schroeder Investment Corp). Through October 31, 2001, the loan bore interest at 10.26%. Commencing November 1, 2001, the loan bears interest at the three month LIBOR rate (2.1% at September 30, 2002) plus 350 basis points, adjusted annually. Principal and interest are payable monthly based on a five-year amortization schedule maturing October 31, 2006. The loan is secured by the Company's interest in certain portfolio loans and real estate. At December 31, 2002, September 30, 2002 and 2001, $7.5 million, $7.9 million and $9.3 million, respectively, had been drawn under this loan.

         Senior Debt. In July 1997, the Company issued $115.0 million of 12% Senior Notes (the "12% Notes") due August 2004 in a private placement. These notes were exchanged in November 1997 with a like amount of 12% Notes which were registered under the Securities Act of 1933. Provisions of the indenture under which the 12% Notes were issued limit dividend payments, mergers and indebtedness, place restrictions on liens and guarantees and require the maintenance of certain financial ratios. At December 31, 2002 and September 30, 2002, the Company was in compliance with such provisions. At December 31, 2002, September 30, 2002 and 2001, $65.3 million, $65.3 million and $66.8 million, respectively, of the 12% Notes were outstanding.

         Financial Services Debt. The Company's leasing subsidiary has a $10.0 million warehouse line of credit with National City Bank. The Company is the guarantor of that facility, which is secured by a pledge of the subsidiary's assets and by the equipment leases and proceeds thereof financed by the facility, and terminates in June 2003. Loans under the facility bear interest, at the Company's election, at either the National City Bank prime rate plus 1.0% or adjusted LIBOR plus 3.0%, with the LIBOR adjustment being similar to that in the Wachovia Bank facility. The facility requires the subsidiary to maintain a specified net worth and specified interest coverage and debt to net worth ratios. The facility limits dividends the subsidiary may pay, mergers, sales of assets by the subsidiary and the terms of equipment leases that may be financed under the facility. At December 31, 2002 and September 30, 2002, $5.0 million and $2.4 million, respectively, had been drawn under the facility at an average rate of 4.38% and 4.81%, respectively.

         Other Debt. Other debt includes an amount outstanding under a $5.0 million revolving line of credit with Sovereign Bank, which expires July 2004. Interest accrues at The Wall Street Journal prime rate (4.25% at December 31, 2002 and September 30, 2002, respectively) and payment of accrued interest and principal is due upon the expiration date. Advances under this line are with full recourse to the Company and are secured by a pledge of 500,000 common shares of RAIT held by the Company. Credit availability, which was $5.0 million at September 30, 2002, is based upon the value of those shares. Advances under this facility must be used to repay bank debt to acquire commercial real estate or interests therein, fund or purchase loans secured by commercial real estate or interests therein, or reduce indebtedness on loans or interests which the Company owns or holds and for other general corporate purposes. At December 31, 2002, September 30, 2002 and 2001, $5.0 million had been advanced under this line.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 6 - DEBT - (Continued)

         The Company maintains $5.0 million revolving line of credit with Commerce Bank, none of which had been drawn at September 30, 2001. The facility is secured by a pledge of 520,000 RAIT common shares. Credit availability is 50% of the value of those shares, and was $5.0 million at December 31, 2002 and September 30, 2002. Loans bear interest, at the Company's election, at either the prime rate reported in The Wall Street Journal or LIBOR plus 250 basis points, in either case with a minimum rate of 5.5% and a maximum rate of 9.0%. As of December 31, 2000, the balance outstanding was $5.0 million at an average rate of 5.5%. The facility terminates in May 2004, subject to extension. The facility requires the Company to maintain a specified net worth and ratio of liabilities to tangible net worth, and prohibits transfer of the collateral.


         Annual debt principal payments over the next five fiscal years ending September 30 are as follows: (in thousands):

                  2003...........................       $    4,320
                  2004...........................       $  103,078
                  2005...........................       $   45,667
                  2006...........................       $    2,041
                  2007...........................       $      404

NOTE 7 - INCOME TAXES


         The following table details the components of the Company's income tax expense from continuing operations.

                                                                   Three Months Ended
                                                                      December 31,                 Years Ended September 30,
                                                                 ----------------------      -------------------------------------
                                                                    2002         2001           2002          2001         2000
                                                                 ---------    ---------      ----------   -----------  -----------
                                                                       (unaudited)
                                                                                          (in thousands)
Provision (benefit) for income taxes:
   Current:
     Federal..................................................   $      131   $    2,698     $    6,365    $    6,023   $        -
     State....................................................           26         (262)          (619)          158          116
   Deferred...................................................          680         (989)        (2,332)          146        2,285
                                                                 ----------   ----------     ----------    ----------   ----------
                                                                 $      837   $    1,447     $    3,414    $    6,327   $    2,401
                                                                 ==========   ==========     ==========    ==========   ==========


         For fiscal 2000, there is no current federal tax provision for continuing operations because of the utilization of the credits and depletion allowance noted in the table below.

         A reconciliation between the statutory federal income tax rate and the Company's effective income tax rate is as follows:


                                                                     Three Months Ended
                                                                        December 31,               Years Ended September 30,
                                                                   ----------------------    ------------------------------------
                                                                      2002        2001          2002          2001         2000
                                                                   ---------   ---------     ---------    ----------   ----------
                                                                        (unaudited)
Statutory tax rate..............................................        35%         35%           35%           35%          35%
Statutory depletion.............................................        (1)         (2)           (4)           (3)          (3)
Non-conventional fuel and low income housing credits............         -          (1)           (3)           (3)         (12)
Excessive employee remuneration.................................         -           2             2             2            2
Goodwill........................................................         -           -             -             1           10
Tax-exempt interest.............................................        (3)         (3)           (2)           (2)          (8)
State income tax................................................         1           2             3             1            6
                                                                  --------    --------      --------      --------     --------
                                                                        32%         33%           29%           31%          30%
                                                                  ========    ========      ========      ========     ========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 7 - INCOME TAXES - (Continued)

         The components of the net deferred tax liability are as follows:


                                                                                                   September 30,
                                                                          December 31,      ---------------------------
                                                                              2002             2002            2001
                                                                      -------------------   ----------      -----------
                                                                          (unaudited)
                                                                                       (in thousands)
   Deferred tax assets related to:
      Tax credit carryforwards.......................................      $        -       $       28      $      168
      Interest receivable............................................             690              688           1,153

      Accrued expenses...............................................           1,088            7,335           1,977
      Provision for possible losses..................................           1,316            1,185             833
                                                                           ----------       ----------      ----------
                                                                           $    3,094       $    9,236      $    4,131
                                                                           ----------       ----------      ----------

   Deferred tax liabilities related to:
      Property and equipment basis differences.......................         (12,945)         (17,447)        (19,329)
      Investments in real estate ventures............................          (2,485)          (2,491)         (2,515)
      Unrealized gain on investments.................................          (2,904)          (2,899)           (854)
      ESOP benefits..................................................            (136)            (132)           (115)
                                                                           ----------       ----------      ----------
                                                                              (18,470)         (22,969)        (22,813)
                                                                           ----------       ----------      ----------
        Net deferred tax liability...................................      $  (15,376)      $  (13,733)     $  (18,682)
                                                                           ==========       ==========      ==========

         Generally accepted accounting principles require that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. No valuation allowance was needed at December 31, 2002, September 30, 2002 and 2001.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 8 - EMPLOYEE BENEFIT PLANS


         Employee Stock Ownership Plan. The Company sponsors an Employee Stock Ownership Plan ("ESOP"), which is a qualified non-contributory retirement plan established to acquire shares of the Company's common stock for the benefit of all employees who are 21 years of age or older and have completed 1,000 hours of service for the Company. Contributions to the ESOP are made at the discretion of the Board of Directors. In September 1998, the Company loaned $1.3 million to the ESOP, which the ESOP used to acquire 105,000 shares of the Company's common stock. The ESOP loan receivable (a reduction in stockholders' equity) is reduced by the amount of any loan principal reduction resulting from contributions by the Company to the ESOP.


         The common stock purchased by the ESOP is held by the ESOP trustee in a suspense account. On an annual basis, a portion of the common stock is released from the suspense account and allocated to participating employees. As of September 30, 2002, there were 236,365 shares allocated to participants, which constituted substantially all of the shares available under the ESOP prior to the 105,000 shares acquired on September 28, 1998. Compensation expense related to the plan amounted to $182,200, $151,200 and $140,200 for the years ended September 30, 2002, 2001 and 2000, respectively.

         Employee Savings Plan. The Company sponsors an Employee Retirement Savings Plan and Trust under Section 401(k) of the Internal Revenue Code which allows employees to defer up to 15% of their income, subject to certain limitations, on a pretax basis through contributions to the savings plan. Prior to March 1, 2002, the Company matched up to 100% of each employee's contribution, subject to certain limitations; thereafter, up to 50%. Included in general and administrative expenses are $335,200, $363,800, and $209,500 for the Company's contributions for the years ended September 30, 2002, 2001 and 2000, respectively.

         Stock Options. The following table summarizes certain information about the Company's equity compensation plans, in the aggregate, as of September 30, 2002.

-------------------------------- ----------------------------- ------------------------------ ---------------------------------
                                               (a)                           (b)                             (c)
-------------------------------- ----------------------------- ------------------------------ ---------------------------------
                                                                                               Number of securities remaining
                                  Number of securities to b                                    available for future issuance
                                   issued upon exercise of       Weighted-average exercise    under equity compensation plans
                                     outstanding options,          price of outstanding        excluding securities reflected
Plan category                         warrants and rights       options, warrants and rights            in column (a)
-------------------------------- ----------------------------- ------------------------------ ---------------------------------
Equity compensation plans                  2,463,003                  $    9.50                            149,220
   approved by security
   holders
-------------------------------- ----------------------------- ------------------------------ ---------------------------------
Equity compensation plans                     54,495                  $     .11                                  -
   not approved by security
   holders
-------------------------------- ----------------------------- ------------------------------ ---------------------------------
Total                                      2,517,498                  $    9.30                            149,220
-------------------------------- ----------------------------- ------------------------------ ---------------------------------

         The Company has four existing employee stock option plans, those of 1989, 1997, 1999 and 2002. No further grants may be made under the 1989 and 1997 plans. Options under the 1989, 1997, 1999 and 2002 plans become exercisable as to 25% of the optioned shares each year after the date of grant, and expire not later than ten years after the date of grant. The 1989 plan authorizes the granting of up to 1,769,670 shares (as amended during the fiscal year ended September 30, 1996) of the Company's common stock in the form of incentive stock options ("ISO's"), non-qualified stock options and stock appreciation rights ("SAR's").

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 8 - EMPLOYEE BENEFIT PLANS - (Continued)

         In May 1997, stockholders approved the Resource America, Inc. 1997 Key Employee Stock Option Plan. This plan, for which 825,000 shares were reserved, provides for the issuance of ISO's, non-qualified stock options and SAR's. In fiscal 2002, 2001 and 2000, options for 4,000, 55,000 and 93,885 shares were issued under this plan, respectively. As of September 30, 2002, 90,000 shares, previously granted to a former officer who continued to serve as a director of the Company, are fully vested pursuant to a separation agreement. The director resigned in October 2002.

         In March 1999, stockholders approved the Resource America, Inc. 1999 Key Employee Stock Option Plan. This plan, for which 1,000,000 shares were reserved, provides for the issuance of ISO's, non-qualified stock options and SAR's. In fiscal 2002, 2001 and 2000, options for 62,533, 371,000 and 106,115 shares, respectively, were issued under this plan.

         In April 2002, stockholders approved the Resource America, Inc. 2002 Key Employee Stock Option Plan. This plan, for which 750,000 shares were reserved, provides for the issuance of ISO's, non-qualified stock options and SAR's. In fiscal 2002, 664,967 shares were issued under this plan.

         Transactions for the four employee stock option plans are summarized as follows:

                                                              Years Ended September 30,
                                    ---------------------------------------------------------------------------------
                                             2002                       2001                         2000
                                    -------------------------  -------------------------  ---------------------------
                                                 Weighted                   Weighted                      Weighted
                                                  Average                    Average                       Average
                                     Shares   Exercise Price    Shares   Exercise Price      Shares    Exercise Price
                                    --------- --------------   --------- --------------     ---------  --------------
Outstanding - beginning of year..   1,892,447    $   10.27     1,642,967    $    9.38       1,870,035     $   9.77
   Granted.......................     731,500    $    8.24       424,000    $   11.06         200,000     $   7.49
   Exercised.....................    (222,682)   $    7.93      (155,947)   $    2.68        (144,568)    $   2.95
   Forfeited.....................     (25,761)   $   11.06       (18,573)   $   13.33        (282,500)    $  13.96
                                    ---------                 ----------                    ---------
   Outstanding - end of year.....   2,375,504    $    9.86     1,892,447    $   10.27       1,642,967     $   9.38
                                    =========    =========     =========    =========       =========     ========

Exercisable, at end of year......   1,036,006    $   10.36       743,213    $    9.64         560,131     $   7.10
                                    =========    =========     =========    =========       =========     ========
Available for grant..............      86,719                     42,458                      447,885
                                    =========                  =========                    =========
Weighted average fair value per
   share of options granted
   during the year...............                $    5.10                  $    8.73                     $   4.93
                                                 =========                  =========                     ========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 8 - EMPLOYEE BENEFIT PLANS - (Continued)

         The following information applies to employee stock options outstanding as of September 30, 2002:

                                                 Outstanding                                  Exercisable
                                -------------------------------------------------     ----------------------------
                                                  Weighted
                                                   Average            Weighted                         Weighted
  Range of                                       Contractual           Average                          Average
Exercise Prices                     Shares       Life (Years)      Exercise Price        Shares     Exercise Price
--------------------             -----------     ------------      --------------      ----------   --------------
$    .92 -  $   2.73                 105,338        2.58               $  2.29            105,338      $     2.29
$   7.47 -  $   8.08               1,145,500        5.61               $  7.82            463,001      $     7.95
$   9.19 -  $   9.34                 240,000        9.73               $  9.32                  -      $        -
$  11.03 -  $  11.06                 391,666        8.33               $ 11.06             97,917      $    11.06
$  15.50                             493,000        6.64               $ 15.50            369,750      $    15.50
                                ------------                                           ----------
                                   2,375,504                                            1,036,006
                                ============                                          ===========

         In connection with the acquisition of Atlas, the Company issued options for 120,213 shares at an exercise price of $.11 per share to certain employees of Atlas who had held options of Atlas before its acquisition by the Company. Options for 54,495 shares remain outstanding and are exercisable as of September 30, 2002.

         As described in Note 2, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25. Accordingly, no compensation expense has been recognized in the financial statements for these employee stock arrangements.


         SFAS No. 123 requires the disclosure of pro forma net income and earnings per share as if the Company had adopted the fair value method for stock options granted after June 30, 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 5 or 10 years following vesting; stock volatility, 64%, 68% and 60% in 2002, 2001 and 2000, respectively; risk free interest rate, 4.4%, 5.5% and 6.2% in 2002, 2001 and 2000, respectively, dividends were based on the Company's historical rate. If the computed fair values of the awards had been amortized to expense over the vesting period of the awards, pro forma net income would have been $6.7 million ($.38 per share), $7.3 million ($.40 per share) and $16.4 million ($.69 per share) in fiscal 2002, 2001 and 2000, respectively.


         Other Plans. In addition to the various employee stock option plans, in May 1997, the stockholders approved the Resource America, Inc. 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan for which a maximum of 75,000 units were reserved for issuance and all of which are issued and outstanding as of September 30, 2002. The fair value of the grants (average $14.75 per unit, $1.1 million in total) is being charged to operations over the five-year vesting period. As of September 30, 2002, no further grants may be made under this plan. In April 2002, the stockholders approved the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan for which a maximum of 75,000 shares were reserved for issuance. In fiscal 2002, 12,499 units were issued under this plan. The fair value of the grants ($11.05 per unit, $138,114 in total) is being charged to operations over the five-year vesting period. As of September 30, 2002, 62,501 units are available for issuance under this plan. Under these plans, non-employee directors of the Company are awarded units representing the right to receive one share of the Company common stock for each unit awarded. Units do not vest until the fifth anniversary of their grant, except that units will vest sooner upon a change of control of the Company or death or disability of a director, provided the director has completed at least six months of service. Upon termination of service by a director, all unvested units are forfeited.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         The Company leases office space and equipment under leases with varying expiration dates through 2007. Rental expense was $2.1 million, $1.9 million and $1.6 million for the years ended September 30, 2002, 2001 and 2000, respectively. At September 30, 2002, future minimum rental commitments for the next five fiscal years were as follows (in thousands):

                   2003...........................   $  1,517
                   2004...........................   $  1,073
                   2005...........................   $    988
                   2006...........................   $    765
                   2007...........................   $    492

         The Company is party to employment agreements with certain executives which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

         The Company is the managing general partner of the Partnerships, and has agreed to indemnify each investor partner from any liability which exceeds such partner's share of partnership assets. Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to the Company.

         Subject to certain conditions, investor partners in certain Partnerships have the right to present their interests for purchase by the Company, as managing general partner. The Company is not obligated to purchase more than 5% or 10% of the units in any calendar year. Based on past experience, the Company believes that any liability incurred would not be material.

         The Company may be required to subordinate a part of its net partnership revenues to the receipt by investor partners of cash distributions from the Partnership equal to at least 10% of their agreed subscriptions determined on a cumulative basis, in accordance with the terms of the partnership agreement.

         Under the SERP of E. Cohen, the Company will pay an annual benefit of 75% of his average income after he has reached retirement age (each as defined in the employment agreement). Upon termination, he is entitled to receive lump sum payments in various amounts of between 25% and five times average compensation (depending upon the reason for termination) and, for termination due to disability, a monthly benefit equal to the SERP benefit (which will terminate upon commencement of payments under the SERP). During fiscal 2002, 2001 and 2000, operations were charged $1.1 million, $927,000 and $2.5 million, respectively, with respect to these commitments.

         The Company is a defendant, together with certain of our officers and directors and its independent auditor, Grant Thornton LLP, in consolidated actions that were instituted on October 14, 1998 in the U.S. District Court for the Eastern District of Pennsylvania by stockholders, putatively on their own behalf and as class actions on behalf of similarly situated stockholders, who purchased shares of the Company's common stock between December 17, 1997 and February 22, 1999. The consolidated amended class action complaint seeks damages in an unspecified amount for losses allegedly incurred as the result of misstatements and omissions allegedly contained in the Company's periodic reports and a registration statement filed with the SEC. The Company has agreed to settle this matter for a maximum of $7.0 million plus approximately $1.0 million in costs and expenses, of which $6.0 million will be paid by two of the Company's directors' and officers' liability insurers. The Company agreed to the settlement to avoid the potential of costly litigation, which would have involved significant time of senior management. The Company will seek to obtain the balance of $2.0 million through an action against a third insurer who has not agreed to participate in the settlement. Plaintiffs have agreed to reduce by 50% the amount by which the $2.0 million exceeds the net recovery from the insurer. The Company has charged operations $1.0 million in the fiscal year ended September 30, 2002 in relation to this settlement, if the Company is successful in receiving reimbursement from its third insurer future operations will be benefited.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 9 - COMMITMENTS AND CONTINGENCIES - (Continued)

         The Company is a defendant in a proposed class action originally filed in February 2000 in the New York Supreme Court, Chautauqua County, by individuals, putatively on their own behalf and on behalf of similarly situated individuals, who leased property to the Company. The complaint alleges that the Company is are not paying lessors the proper amount of royalty revenues derived from the natural gas produced from the wells on the leased property. The complaint seeks damages in an unspecified amount for the alleged difference between the amount of royalties actually paid and the amount of royalties that allegedly should have been paid. The Company believes the complaint is without merit and is defending itself vigorously.

         The Company is a defendant in an action filed in the U.S. District Court for the District of Oregon by the former chairman of TRM Corporation and his children. The Company's chief executive officer and a former director and officer also have been named as defendants. The plaintiffs' claims for breach of contract and fraud are based on an alleged oral agreement to purchase one million shares of plaintiffs' stock in TRM Corporation for $13.0 million. Plaintiffs seek actual damages of at least $12.0 million, plus punitive damages in an unspecified amount. The Company believes the complaint is without merit and is defending itself vigorously.

         Refer to Note 12 with regard to an expected settlement of claims associated with the sale of Fidelity Leasing.

         The Company is also a party to various routine legal proceedings arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's financial condition or operations.

NOTE 10 - HEDGING ACTIVITIES


         The Company, through its energy subsidiaries, enters into natural gas futures and option contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated New York Mercantile Exchange ("NYMEX") futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties. NYMEX contracts are generally settled with offsetting positions, but may be settled by the delivery of natural gas.


         Effective October 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS 138). This statement establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires that all derivative financial statements are recognized in the financial statements as either assets or liabilities measured as fair value. Changes in the fair value of derivative financial instruments are recognized in income or other comprehensive income, depending on their classification. Upon adoption of SFAS 133, the Company did not incur any transition adjustments to earnings.

         The Company formally documents all relationships between hedging instruments and the items being hedged, including the Company's risk management objective and strategy for undertaking the hedging transactions. This includes matching the natural gas futures and options contracts to the forecasted transactions. The Company assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in fair value of hedged items. When it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in gas reference prices under a hedging instrument and actual gas prices the Company will discontinue hedge accounting for the derivative and further changes in fair value for the derivative will be recognized immediately into earnings. Any gains or losses that were accumulated in other comprehensive income (loss) will be recognized in earnings when the hedged transaction is recognized in earnings.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 10 - HEDGING ACTIVITIES - (Continued)


         At December 31, 2002, the Company had 231 open natural gas futures contracts related to natural gas sales covering 693,000 dekatherm ("Dth") (net to the Company) maturing through September 2003 at a combined average settlement price of $3.58 per Dth. For the current fiscal year ending September 30, 2003, all of the open contracts will mature. The fair value of the open natural gas futures contracts, $3.1 million at December 31, 2002, is based on quoted market prices. As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of sales revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized loss related to open NYMEX contracts was approximately $622,500 at December, 31, 2002, $316,600 at September 30, 2002 and its net unrealized gain was approximately $15,000 at September 30, 2001. The unrealized loss at December 31, 2002 has been recorded as a liability in the Company's December 31, 2002 Consolidated Financial Statements and in Stockholder's Equity as a component of Other Comprehensive Income, net of applicable taxes. As of December 31, 2002, all of the deferred net losses on derivative instruments included in accumulated other comprehensive income (loss) are expected to be reclassified to earnings during the next nine months. The Company recognized no gains or losses during the quarter ended December 31, 2002 and the fiscal year ended September 30, 2002 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.

         At September 30, 2002, the Company had 267 open natural gas futures contracts related to natural gas sales covering 747,600 dekatherm ("Dth") (net to the Company) maturing through September 2003 at a combined average settlement price of $3.58 per Dth. The fair value of the open natural gas futures contracts, $2,995,100 at September 30, 2002, is based on quoted market prices. As these contracts qualify and have been designated as cash flow hedges, any gains or losses resulting from market price changes are deferred and recognized as a component of sales revenues in the month the gas is sold. Gains or losses on futures contracts are determined as the difference between the contract price and a reference price, generally prices on NYMEX. The Company's net unrealized loss related to open NYMEX contracts was approximately $316,600 at September 30, 2002 and its net unrealized gain was approximately $15,000 at September 30, 2001. The unrealized loss of $218,400 net of taxes of $98,200, at September 30, 2002 has been recorded as a liability in the Company's 2002 Consolidated Financial Statements and in Stockholders' Equity as a component of Other Comprehensive Income (loss). The Company recognized a loss of $59,000, $599,000 and $832,000 on settled contracts covering natural gas production for the years ended September 30, 2002, 2001 and 2000, respectively. As of September 30, 2002, all of the deferred net losses on derivative instruments included in accumulated other comprehensive income (loss) are expected to be reclassified to earnings during the next twelve months. The Company recognized no gains or losses during the fiscal year ended September 30, 2002 for hedge ineffectiveness or as a result of the discontinuance of cash flow hedges.


         Although hedging provides the Company some protection against falling prices, these activities could also reduce the potential benefits of price increases, depending upon the instrument.

NOTE 11 - ACQUISITIONS

         In January 2001, the Company and its consolidated subsidiary, Atlas Pipeline, acquired certain energy assets of Kingston Oil Corporation for $4.5 million of cash and 88,235 common units of Atlas Pipeline. In March 2001, the Company and Atlas Pipeline acquired certain energy assets of American Refining and Exploration Company for $2.0 million of cash and 32,924 common units of Atlas Pipeline. Atlas Pipeline borrowed $1.4 million under its $10.0 million revolving credit facility to fund its share of the cash payment. In August 2001, the Company acquired certain energy assets of Castle Gas Company for $1.4 million. These acquisitions were accounted for under the purchase method of accounting and, accordingly, the purchase prices were allocated to the assets acquired based on their fair values at the dates of acquisition. The pro forma effect of these acquisitions on prior period operations or current year operations prior to the acquisition dates is not material.

         In connection with the acquisition of Atlas in fiscal 1998, certain indemnity obligations of the seller resulted in the cancellation in fiscal 2001 of 153,500 of the Company's previously issued shares held in escrow.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 12 - DISCONTINUED OPERATIONS

         In June 2002, the Company adopted a plan to dispose of Optiron. The Company has reduced its 50% interest in Optiron to 10% through a sale to current management which was completed in September 2002. In connection with the sale, the Company forgave $4.3 million out of the $5.9 million of indebtedness owed by Optiron. The remaining $1.6 million of indebtedness was retained by the Company in the form of a promissory note which is secured by all of Optiron's assets and by the common stock of Optiron's 90% shareholder. The note bears interest at the prime rate plus 1% payable monthly; an additional 1% will accrue until the maturity date of the note in 2022.

         In accordance with SFAS No. 144, the results of operations have been prepared under the financial reporting requirements for discontinued operations, pursuant to which, all historical results of Optiron are included in the results of discontinued operations rather than the results of continuing operations for all periods presented.

         Summarized operating results of the discontinued Optiron operations are as follows:


                                                                    Three Months Ended
                                                                       December 31,                 Years Ended September 30,
                                                                  ----------------------      ------------------------------------
                                                                     2002         2001           2002         2001         2000
                                                                  ---------    ---------      ----------   ----------   ----------
                                                                        (unaudited)
                                                                                          (in thousands)
Loss from discontinued operations before income taxes.......      $       -     $    (741)    $    (553)   $  (1,493)   $  (1,132)
Income tax benefit..........................................              -             -           193          463          396
                                                                  ---------     ---------     ---------    ---------    ---------
Loss from discontinued operations...........................      $       -     $    (741)    $    (360)   $  (1,030)   $    (736)
                                                                  =========     =========     =========    =========    =========

Loss on disposal of discontinued operations before income
    taxes...................................................      $       -    $        -     $  (1,971)   $       -    $       -
Income tax benefit..........................................              -             -           690            -            -
                                                                  ---------     ---------     ---------    ---------    ---------
Loss on disposal of discontinued operations.................      $       -     $       -     $  (1,281)   $            $       -
                                                                  =========     =========     ==========   =========    =========

         In February 2000, the Company adopted a plan to sell FLI and subsidiaries, its small ticket equipment leasing business. On August 1, 2000, the Company sold its small ticket equipment leasing subsidiary, Fidelity Leasing, to European American Bank and AEL Leasing Co., Inc., subsidiaries of ABN AMRO Bank, N.V. The Company received total consideration of $152.2 million, including repayment of indebtedness of Fidelity Leasing to the Company; the purchasers also assumed approximately $431.0 million in debt payable to third parties and other liabilities. Of the $152.2 million consideration, $16.0 million was paid by a non-interest bearing promissory note. The promissory note is payable to the extent that payments are made on a pool of Fidelity Leasing lease receivables and refunds are received with respect to certain tax receivables. In addition, $10.0 million was placed in escrow until March 31, 2004 as security for the Company's indemnification obligations to the purchasers in connection with the sale. Accordingly, FLI is reported as a discontinued operation for the three years ended September 30, 2002, 2001 and 2000. The Consolidated Financial Statements reflect the operations of FLI as discontinued operations in accordance with Accounting Principles Board ("APB") Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions ("APB No. 30").

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 12 - DISCONTINUED OPERATIONS - (Continued)

         The successor in interest to the purchaser, has made a series of claims totaling $19.0 million with respect to the Company's indemnification obligations and representations. While the Company has disputed these claims, in the first quarter of fiscal 2003 the Company entered into substantive settlement negotiations with the successor. In December 2002, the Company agreed in principle to the monetary terms of a non-executed "Term Sheet for Proposed Settlement Agreement" with the successor. The ultimate settlement is subject to negotiation of a definitive settlement agreement, which the Company and the successor will seek to complete on or before December 31, 2002. The Company believes that the terms of any ultimate settlement will not be materially different from the most recent proposed agreement as described below.

         Under the proposed settlement, the Company and the successor would be released from certain terms and obligations of the original purchase agreements, including many of the terms of the Company's non-competition agreement, and from claims arising from circumstances known at the settlement date. In addition, the Company would (i) release to the successor the $10.0 million in escrow previously referred to; (ii) pay the successor $6.0 million; (iii) guarantee that the successor will receive payments of $1.2 million from a note, secured by FLI lease receivables, delivered to the Company at the close of the FLI sale; and (iv) deliver two promissory notes to the successor, each in the principal amount of $1.75 million, bearing interest at the two-year treasury rate plus 500 basis points, and due on December 31, 2003 and 2004, respectively. The liability of the Company relating to the cash payment and the notes is recorded in the Company's consolidated financial statements as liabilities on assets held for disposal. The Company recorded a loss from discontinued operations, net of taxes, of $9.4 million in connection with the proposed settlement.

         Summarized operating results of the discontinued FLI operations are as follows:

                                                                 Three Months Ended
                                                                    December 31,               Years Ended September 30,
                                                               ----------------------    --------------------------------------
                                                                  2002         2001         2002           2001          2000
                                                               ---------    ---------   -----------    ----------    ----------
                                                                    (unaudited)
                                                                                        (in thousands)
Net revenues................................................   $       -    $       -    $       -      $       -     $  29,552
                                                               =========    =========    =========      =========     =========

Income from discontinued operations before income
    taxes...................................................   $       -    $       -    $       -      $       -     $     775
Provision for income taxes..................................           -            -            -              -          (299)
                                                               ---------    ---------    ---------      ---------     ---------
Income from discontinued operations.........................   $       -    $       -    $       -      $       -     $     476
                                                               =========    =========    =========      =========     =========

(Loss) gain on disposal before income taxes.................   $       -    $       -    $ (14,460)     $  (5,200)    $  24,259
Income tax benefit (provision)..............................           -            -        5,061          1,976        (9,352)
                                                               ---------    ---------    ---------      ---------     ---------
(Loss) gain on disposal of discontinued operations..........   $       -    $       -    $  (9,399)     $  (3,224)    $  14,907
                                                               =========    =========    =========      =========     =========

         On September 28, 1999 the Company adopted a plan to discontinue LowCostLoan.com, Inc. ("LCL") (formerly Fidelity Mortgage Funding, Inc. , its residential mortgage lending business. The business was disposed of in November 2000. Accordingly, LCL is reported as a discontinued operation for the year ended September 30, 2000. The Consolidated Financial Statements reflect the operations of LCL as discontinued operations in accordance with APB No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 12 - DISCONTINUED OPERATIONS - (Continued)

         Summarized operating results of the discontinued LCL operations are as follows:

                                                                 Three Months Ended
                                                                    December 31,               Years Ended September 30,
                                                               ----------------------    --------------------------------------
                                                                  2002         2001         2002           2001          2000
                                                               ---------    ---------   -----------    ----------    ----------
                                                                    (unaudited)
                                                                                        (in thousands)
Loss on disposal before income taxes........................   $       -    $       -    $       -      $       -     $  (2,952)
Income tax benefit..........................................           -            -            -              -           989
                                                               ---------    ---------    ---------      ---------     ---------
Loss on disposal of discontinued operations.................   $       -    $       -    $       -      $       -     $  (1,963)
                                                               =========    =========    =========      =========     =========

         Summarized results of the discontinued Optiron, FLI and LCL operations are:

                                                                 Three Months Ended
                                                                    December 31,               Years Ended September 30,
                                                               ----------------------    --------------------------------------
                                                                  2002         2001         2002           2001          2000
                                                               ---------    ---------   -----------    ----------    ----------
                                                                    (unaudited)
                                                                                        (in thousands)
Loss from discontinued operations...........................   $       -    $  (1,095)   $    (360)     $  (1,030)    $    (260)
(Loss) gain on disposal of discontinued operations..........           -          354      (10,680)        (3,224)       12,944
                                                               ---------    ---------    ---------      ---------     ---------
                                                               $       -    $    (741)   $ (11,040)     $  (4,254)    $  12,684
                                                               =========    =========    =========      =========     =========

NOTE 13 - TERMINATION CHARGE


         As a result of the sale of the Company's equipment leasing operations on August 1, 2000 and its reduced emphasis on real estate finance, two of the Company's officers separated from the Company on September 13, 2000. One officer was the Company's president and chief operating officer who devoted a significant portion of his time to the discontinued leasing business. The other officer was the Company's vice-chairman as well as the president of the Company's continuing commercial real estate finance business. Both officers were parties to employment agreements and were terminated in accordance with the terms of those agreements. Accordingly, continuing operations were charged $1.8 million and discontinued operations were charged $2.3 million in the year ended September 30, 2000.


NOTE 14 - PUBLIC OFFERING OF UNITS BY PARTNERSHIP

         In February 2000, the Company's natural gas gathering operations were sold to Atlas Pipeline in connection with a public offering by Atlas Pipeline of 1,500,000 common units. The Company received net proceeds of $15.3 million for the gathering systems, and Atlas Pipeline issued to the Company 1,641,026 subordinated units constituting a 51% combined general and limited partner interest in Atlas Pipeline. A subsidiary of the Company is the general partner of Atlas Pipeline and has a 2% partnership interest on a consolidated basis. Because the Company owns more than 50% of Atlas Pipeline, the assets, liabilities, revenues and costs and expenses of Atlas Pipeline are consolidated with those of the Company, and the value represented by non-subordinated common units are shown as a minority interest on the Company's consolidated balance sheets.


         The Company's subordinated units are a special class of limited partnership interest in Atlas Pipeline under which its rights to distributions are subordinated to those of the publicly held common units. The subordination period extends until December 31, 2004 and will continue beyond that date if financial tests specified in the partnership agreement are not met. The Company's general partner interest also includes a right to receive incentive distributions if the partnership meets or exceeds specified levels of distributions.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 14 - PUBLIC OFFERING OF UNITS BY PARTNERSHIP

         In connection with the Company's sale of the gathering systems to Atlas Pipeline, the Company entered into agreements that:

         o Require it to provide stand-by construction financing to Atlas Pipeline for gathering system extensions and additions to a maximum of $1.5 million per year for five years.

         o Require it to pay gathering fees to Atlas Pipeline for natural gas gathered by the gathering systems equal to the greater of $.35 per Mcf ($.40 per Mcf in certain instances) or 16% of the gross sales price of the natural gas transported.

         o Require it to support a minimum quarterly distribution by Atlas Pipeline to holders of non-subordinated units of $.42 per unit (an aggregate of $1.68 per fiscal year) until February 2003. The Company has established a letter of credit administered by PNC Bank to support its obligation. At September 30, 2002 the current face amount of the letter of credit is $630,000. The required face amount of the letter of credit is reduced by $630,000 per quarter.

         During fiscal 2002 and 2001, the fee paid to Atlas Pipeline was calculated based on the 16% rate. Through September 30, 2002, the Company has not been required to provide any construction financing. The Company provided $443,000 in distribution support due to the lag in cash receipts for the initial quarter of Atlas Pipeline's operations. No distribution support has been required for any subsequent quarter.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 15 - CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE


         Optiron adopted SFAS 142 on January 1, 2002, the first day of its fiscal year. Optiron performed the evaluation of its goodwill required by SFAS 142 and determined that it was impaired due to uncertainty associated with the on-going viability of the product line with which the goodwill was associated. This impairment resulted in a cumulative effect adjustment on Optiron's books of $1.9 million before tax. The Company has recorded, in its second fiscal quarter which correlates to Optiron's first quarter, its 50% share of this cumulative effect adjustment in the same manner.


NOTE 16 - OPERATING SEGMENT INFORMATION AND MAJOR CUSTOMERS

         The Company operates in two principal industry segments: energy and real estate finance. Segment data for the years ended September 30, 2002, 2001 and 2000 are as follows:

                                                                 Three Months Ended
                                                                    December 31,               Years Ended September 30,
                                                               ----------------------    ---------------------------------------
                                                                  2002         2001         2002           2001          2000
                                                               ---------    ---------   -----------    ----------    -----------
                                                                    (unaudited)
                                                                                        (in thousands)
Revenues:
    Energy..................................................   $  18,025    $  28,984    $    98,149    $   94,942    $   70,713
    Real estate finance.....................................       3,159        3,669         16,582        16,899        18,649
    All other (1)...........................................       2,290        1,192          6,269         6,601        11,460
                                                               ---------    ---------    -----------    ----------    ----------
                                                               $  23,474    $  33,845    $   121,000    $  118,442    $  100,822
                                                               =========    =========    ===========    ==========    ==========

Depreciation, depletion and amortization:
    Energy..................................................   $   2,872    $   2,740    $    10,836    $   10,784    $    9,781
    Real estate finance.....................................          66           56            244           200           195
    All other (1)...........................................          45            1             81            54          (104)
                                                               ---------    ---------    -----------    ----------    ----------
                                                               $   2,983    $   2,797    $    11,161    $   11,038    $    9,872
                                                               =========    =========    ===========    ==========    ==========

Operating profit (loss):
    Energy..................................................   $   2,964    $   4,388    $    13,322    $   19,190    $    8,145
    Real estate finance.....................................       1,474        1,663          5,669         8,000         6,914
    All other (1)...........................................      (1,820)      (1,674)        (7,219)       (6,780)       (7,177)
                                                               ---------    ---------    ------------   -----------   ----------
                                                               $   2,618    $   4,377    $    11,772    $   20,410    $    7,882
                                                               =========    =========    ===========    ==========    ==========

Identifiable assets:
    Energy..................................................   $ 197,077    $ 185,535    $   183,693    $  172,189    $  154,379
    Real estate finance.....................................     201,637      214,842        204,327       207,682       202,335
    All other (1)...........................................      96,495       80,058         79,478        86,593       151,117
                                                               ---------    ---------    -----------    ----------    ----------
                                                               $ 495,209    $ 480,435    $   467,498    $  466,464    $  507,831
                                                               =========    =========    ===========    ==========    ==========

Capital expenditures (excluding assets acquired in business acquisitions):
    Energy..................................................   $   4,100    $   3,867    $    21,291    $   14,051    $   10,936
    Real estate finance.....................................          29           90            353           159           130
    All other (1)...........................................          56            -            323             -             -
                                                               ---------    ---------    -----------    ----------    ----------
                                                               $   4,185    $   3,957    $    21,967    $   14,210    $   11,066
                                                               =========    =========    ===========    ==========    ==========

--------------------
(1) Revenue from the Company's financial services subsidiaries is included in the "All other" category along with corporate interest and dividend income. Financial services does not meet the criteria of an operating segment under SFAS 131.

         Operating profit (loss) represents total revenues less costs and expenses attributable thereto, including interest and provision for possible losses, and less depreciation, depletion and amortization, excluding general corporate expenses. The revenues information presented above does not eliminate intercompany transactions of $87,000 and $63,000 in the three months ended December 31, 2002 and 2001, respectively, and $237,000, $136,000 and $161,000 in the years ended September 30, 2002, 2001 and 2000, respectively.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 16 - OPERATING SEGMENT INFORMATION AND MAJOR CUSTOMERS - (Continued)


         The Company's natural gas is sold under contract to various purchasers. For the years ended September 30, 2002 and 2001, gas sales to First Energy Solutions Corporation accounted for 13% and 14%, respectively, of our total revenues. During fiscal 2000, no purchaser accounted for 10% or more of our total revenues. In real estate finance, no revenues from a single borrower exceeded 10% of total revenues.


NOTE 17 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

         Results of operations for oil and gas producing activities:

                                                                                   Years Ended September 30,
                                                                         ------------------------------------------
                                                                            2002            2001           2000
                                                                         -----------    -----------     -----------
                                                                                      (in thousands)
   Revenues............................................................  $    28,916    $    36,681     $    25,231
   Production costs....................................................       (6,693)        (6,185)         (7,229)
   Exploration expenses................................................       (1,571)        (1,661)         (1,110)
   Depreciation, depletion, and amortization...........................       (7,550)        (6,148)         (6,305)
   Income taxes........................................................       (4,005)        (7,223)         (3,759)
                                                                         -----------    -----------     -----------
   Results of operations producing activities..........................  $     9,097    $    15,464     $     6,828
                                                                         ===========    ===========     ===========

         Capitalized Costs Related to Oil and Gas Producing Activities. The components of capitalized costs related to the Company's oil and gas producing activities are as follows:

                                                                                       At September 30,
                                                                         ------------------------------------------
                                                                            2002            2001           2000
                                                                         -----------    -----------     -----------
                                                                                      (in thousands)
   Proved properties...................................................  $   126,399    $   106,314     $    85,642
   Unproved properties.................................................          584            481             386
                                                                         -----------    -----------     -----------
                                                                             126,983        106,795          86,028
   Accumulated depreciation, depletion, amortization
     and valuation allowances..........................................      (36,384)       (28,694)        (22,386)
                                                                         -----------    -----------     -----------

       Net capitalized costs...........................................  $    90,599    $    78,101     $    63,642
                                                                         ===========    ===========     ===========

         Costs Incurred in Oil and Gas Producing Activities. The costs incurred by the Company in its oil and gas activities during fiscal years 2002, 2001 and 2000 are as follows:

                                                                                   Years Ended September 30,
                                                                         ------------------------------------------
                                                                            2002            2001           2000
                                                                         -----------    -----------     -----------
                                                                                      (in thousands)
   Property acquisition costs:
     Unproved properties...............................................  $         9    $       353     $        55
     Proved properties.................................................  $       440    $     5,844     $        96
     Exploration costs.................................................  $     1,573    $     1,662     $     1,095
     Development costs.................................................  $    20,648    $    14,766     $     9,682

         The development costs above for the years ended September 30, 2002, 2001 and 2000 were substantially all incurred for the development of proved undeveloped properties.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 17 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - (Continued)


         Oil and Gas Reserve Information (Unaudited). The estimates of the Company's proved and unproved gas reserves are based upon evaluations made by management and verified by Wright & Company, Inc., an independent petroleum engineering firm, as of September 30, 2002, 2001 and 2000. All reserves are located within the United States. Reserves are estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual arrangements.


         Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e. prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based upon future conditions.

         o Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contracts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         o Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         o Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reservoirs";
                  (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (c) crude oil, natural gas and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil and natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operation methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         There are numerous uncertainties inherent in estimating quantities of proven reserves and in projecting future net revenues and the timing of development expenditures. The reserve data presented represents estimates only and should not be construed as being exact. In addition, the standardized measures of discounted future net cash flows may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves, due to anticipated future changes in oil and gas prices and in production and development costs and other factors for which effects have not been proved.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 17 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - (Continued)


         The standardized measure of discounted future net cash flows is information provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry.

                                                                                   Gas                    Oil
                                                                               -----------             ---------
                                                                                  (Mcf)                 (Bbls)
                                                                               -----------             ---------
Balance September 30, 1999.............................................        108,172,010             1,684,991
   Current additions...................................................         32,433,822                16,031
   Sales of reserves in-place..........................................           (304,428)              (14,200)
   Purchase of reserves in-place.......................................          1,047,931                     -
   Transfers to limited partnerships...................................        (25,677,232)                    -
   Revisions...........................................................          3,910,595               275,806
   Production..........................................................         (6,440,154)             (195,974)
                                                                               -----------             ---------
Balance September 30, 2000.............................................        113,142,544             1,766,654
   Current additions...................................................         19,891,663                68,895
   Sales of reserves in-place..........................................            (88,068)                  (61)
   Purchase of reserves in-place.......................................          7,159,387                40,881
   Transfers to limited partnerships...................................        (11,871,230)                    -
   Revisions...........................................................         (3,774,259)              102,136
   Production..........................................................         (6,342,667)             (177,437)
                                                                               -----------             ---------
Balance September 30, 2001.............................................        118,117,370             1,801,068
   Current additions...................................................         19,303,971                55,416
   Sales of reserves in-place..........................................           (510,812)              (23,676)
   Purchase of reserves in-place.......................................            280,594                 2,180
   Transfers to limited partnerships...................................         (6,829,047)              (45,001)
   Revisions...........................................................            (23,057)              260,430
   Production..........................................................         (7,117,276)             (172,750)
                                                                               -----------             ---------
Balance September 30, 2002.............................................        123,221,743             1,877,667
                                                                               ===========             =========
Proved developed reserves at:
   September 30, 2002..................................................         83,995,712             1,846,281
   September 30, 2001..................................................         80,249,011             1,735,376
   September 30, 2000..................................................         74,332,754             1,766,654

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 17 - SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - (Continued)

         The following schedule presents the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves. The estimated future production is priced at year-end prices, adjusted only for fixed and determinable increases in natural gas prices provided by contractual agreements. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the proved reserves based on year-end cost levels. The future net cash flows are reduced to present value amounts by applying a 10% discount factor. The standardized measure of future cash flows was prepared using the prevailing economic conditions existing at September 30, 2002, 2001 and 2000 and such conditions continually change. Accordingly such information should not serve as a basis in making any judgment on the potential value of recoverable reserves or in estimating future results of operations.

                                                                                   Years Ended September 30,
                                                                         ------------------------------------------
                                                                            2002            2001           2000
                                                                         -----------    -----------     -----------
                                                                                      (in thousands)
   Future cash inflows.................................................  $   518,118    $   485,781     $   555,121
   Future production costs.............................................     (147,279)      (126,979)       (161,623)
   Future development costs............................................      (55,644)       (50,953)        (46,828)
   Future income tax expenses..........................................      (79,557)       (76,584)       (104,004)
                                                                         -----------    -----------     -----------

   Future net cash flows...............................................      235,638        231,265         242,666
     Less 10% annual discount for estimated
       timing of cash flows............................................     (131,512)      (132,553)       (144,067)
                                                                         -----------    -----------     -----------

   Standardized measure of discounted
     future net cash flows.............................................  $   104,126    $    98,712     $    98,599
                                                                         ===========    ===========     ===========

         The future cash flows estimated to be spent to develop proved undeveloped properties in the years ended September 30, 2003 and 2004 are $28.1 million and $27.5 million, respectively.

         The following table summarizes the changes in the standardized measure of discounted future net cash flows from estimated production of proved oil and gas reserves after income taxes.

                                                                                   Years Ended September 30,
                                                                         ------------------------------------------
                                                                            2002            2001           2000
                                                                         -----------    -----------     -----------
                                                                                      (in thousands)
Balance, beginning of year.............................................  $    98,712    $    98,599     $    58,775

Increase (decrease) in discounted future net cash flows:
   Sales and transfers of oil and gas, net of related costs............      (22,223)       (30,496)        (18,002)
   Net changes in prices and production costs..........................          249        (21,530)         41,173
   Revisions of previous quantity estimates............................        3,787         (4,184)          9,580
   Development costs incurred..........................................        4,107          4,011           7,789
   Changes in future development costs.................................         (149)          (853)            138
   Transfers to limited partnerships...................................       (3,970)        (4,177)        (11,862)
   Extensions, discoveries, and improved
     recovery less related costs.......................................       12,057         20,716          23,333
   Purchases of reserves in-place......................................          340          7,984           1,509
   Sales of reserves in-place, net of tax effect.......................         (799)          (204)           (293)
   Accretion of discount...............................................       12,726         14,078           7,522
   Net changes in future income taxes..................................          203         13,636         (23,757)
   Other...............................................................         (914)         1,132           2,694
                                                                         -----------    -----------     -----------

Balance, end of year...................................................  $   104,126    $    98,712     $    98,599
                                                                         ===========    ===========     ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 18 - QUARTERLY RESULTS (Unaudited)


                                                             Dec 31           March 31          June 30        September 30,
                                                          -------------    -------------     -------------   ----------------
                                                                           (in thousands, except per share data)
Year ended September 30, 2002
Revenues..................................................    $  33,782      $  34,203         $   24,634          $ 28,144
Costs and expenses........................................       29,405         29,250             22,830            27,506
                                                              ---------      ---------         ----------          --------
Income from continuing operations before taxes ...........        4,377          4,953              1,804               638
                                                              ---------      ---------         ----------          --------
Income from continuing operations before cumulative
   effect of change in accounting principle...............    $   2,930      $   3,313         $    1,328          $    787
                                                              ---------      ---------         ----------          --------
Net income (loss).........................................    $   2,189      $   3,138         $        6          $ (8,642)
                                                              =========      =========         ==========          ========

Net income per common share - basic
  Income from continuing operations before cumulative
     effect of change in accounting principle ............    $     .17      $     .19         $      .08          $    .04
                                                              =========      =========         ==========          ========
Net income (loss) per common share - basic................    $     .13      $     .18         $        -          $    .49
                                                              =========      =========         ==========          ========

Net income per common share - diluted
  Income from continuing operations before cumulative
     effect of change in accounting principle ............    $     .17      $     .19         $      .07          $    .04
                                                              =========      =========         ==========          ========
   Net income (loss) per common share - diluted...........    $     .12      $     .18         $        -          $    .49
                                                              =========      =========         ==========          ========

Year ended September 30, 2001
Revenues..................................................    $  27,440      $  34,766         $   27,629          $ 28,471
Costs and expenses........................................       21,782         27,586             23,956            24,572
Income from continuing operations before taxes ...........        5,658          7,180              3,673             3,899
                                                              ---------      ---------         ----------          --------
Income from continuing operations before cumulative
     effect of change in accounting principle ............    $   3,648      $   4,697         $    2,386          $  3,352
                                                              ---------      ---------         ----------          --------
Net income (loss).........................................    $   3,310      $   4,411         $    2,231          $   (123)
                                                              =========      =========         ==========          ========

Net income per common share - basic
  Income from continuing operations before cumulative
     effect of change in accounting principle ............    $     .19      $     .27         $      .14          $    .19
                                                              =========      =========         ==========          ========
Net income (loss) per common share - basic................    $     .17      $     .25         $      .13          $   (.01)
                                                              =========      =========         ==========          ========

Net income per common share - diluted
  Income from continuing operations before cumulative
     effect of change in accounting principle.............    $     .18      $     .26         $      .13          $    .19
                                                              =========      =========         ==========          ========
   Net income (loss) per common share - diluted...........    $     .17      $     .25         $      .12          $   (.01)
                                                              =========      =========         ==========          ========


         As described in Note 12, in June 2002 the Company adopted a plan to dispose of Optiron. Accordingly, the Company's share of Optiron's operations, including the cumulative effect of the impairment of goodwill and the write-off of certain advances to Optiron, have been reported as discontinued operations. The amount of those charges to discontinued operations approximated $700, $200 and $1,300 in the quarters ended December 2001, March 2002 and June 2002, respectively. The amount charged to discontinued operations with respect to Optiron approximated $300 in each of the quarters ended December 2000 and March 2001 and $200 in each of the quarters ended June 2001 and September 2001. Also, as described in Note 12, the Company sold FLI in August 2000. In the quarters ended September 30, 2002 and 2001, the Company charged discontinued operations approximately $9,400 and $3,200, respectively, based upon information that became available during each of those quarters with regard to claims made by the buyer with respect to the Company's indemnification obligations and representations.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)


           After year end, the Company anticipates issuing up to $85.3 million of 12% senior notes due 2008 in connection with its offer to exchange its existing 12% senior notes for a combination of cash and new senior notes and in connection with a separate public offering of the new senior notes. Each of the Company's subsidiaries (collectively the "Guarantors") excluding Atlas Pipeline Partners, L.P., its general partner and its subsidiaries, will unconditionally guarantee the new senior notes.

           Supplemental consolidating financial information of the Company, specifically including such information for the Guarantors, is presented below. The consolidating financial information is provided to allow investors to determine the nature of assets held and the operations of the combined groups.

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                      CONDENSED CONSOLIDATING BALANCE SHEET
                                December 31, 2002
                                 (in thousands)

                                                               Unconsolidated
                                                 --------------------------------------------
                                                   Parent        Guarantor      Non-Guarantor
                                                   Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                 -----------    ------------    -------------      -----------      ------------
ASSETS
Current assets:
   Cash and cash equivalents.................    $     9,818     $    32,365      $     1,858      $         -       $    44,041
   Accounts receivable intercompany..........        181,985           5,920           25,360         (213,265)                -
   Prepaid expenses and other current assets.          1,461          28,382              527                -            30,370
                                                 -----------     -----------      -----------      -----------       -----------
      Total current assets...................        193,264          66,667           27,745         (213,265)           74,411
Investment in real estate loans and ventures.              -         200,450                -                -           200,450
Investment in RAIT Investment Trust..........         27,485               -                -                -            27,485
Property and equipment-net...................              -          96,955           23,764                -           120,719
Investment in subsidiaries...................        155,418               -            3,557         (156,731)            2,244
Goodwill.....................................              -          35,166            2,305                -            37,471
Other assets.................................         14,716          17,652               61                -            32,426
                                                 -----------    ------------      -----------      -----------       -----------
                                                 $   390,883    $    416,890      $    57,432      $  (369,996)      $   495,209
                                                 ===========    ============      ===========      ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable intercompany.............    $    55,723     $   139,227      $   18,315       $  (213,265)      $         -
   Accounts payable and other current
      liabilities............................         10,202          49,079             983                 -            60,264
                                                 -----------     -----------      ----------       -----------       -----------
      Total current liabilities..............         65,925         188,306          19,298          (213,265)           60,264

Long term debt...............................         75,368          84,141           6,500                 -           166,009

Deferred revenue and other liabilities.......            625             549               -                 -             1,174
Deferred income taxes........................         15,742            (366)              -                 -            15,376

Minority interest............................              -               -               -            19,163            19,163

Stockholders' equity.........................        233,223         144,260          31,634          (175,894)          233,539
                                                 -----------     -----------      ----------       -----------       -----------
                                                 $   390,883     $   416,890      $   57,432       $  (369,996)      $   495,209
                                                 ===========     ===========      ==========       ===========       ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         Quarter Ended December 31, 2002
                                 (in thousands)

                                                                 Unconsolidated
                                                   --------------------------------------------
                                                     Parent        Guarantor      Non-Guarantor
                                                     Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                   -----------    ------------    -------------      -----------      ------------
REVENUES
Energy....................................         $         -     $    17,952      $     2,803    $      (2,795)      $   17,960
Real estate finance.......................                   -           3,159                -                -            3,159
Interest and other........................               1,944             407                4              (87)           2,268
                                                   -----------     -----------      -----------    --------------      ----------
                                                         1,944          21,518            2,807           (2,882)          23,387

COSTS AND EXPENSES
Energy....................................                   -          12,874             907            (2,795)          10,986
Real estate finance.......................                   -             846                -                -              846
General and administrative................                 286           1,312                -                -            1,598
Depreciation, depletion and amortization..                   -           2,591              392                -            2,983
Interest..................................               2,303           1,012              110              (87)           3,338
Provision for possible losses.............                   -             373                -                -              373
Provision for legal settlement............                                   -                -                -
                                                   -----------    ------------      -----------    -------------       ----------
                                                         2,589          19,008            1,409           (2,882)          20,124
                                                   -----------    ------------      -----------    -------------       ----------

Income from continuing operations
   before income taxes....................                (645)          2,510            1,398                -            3,263
Provision (benefit) for income taxes......                (226)          1,063                -                -              837
Minority interest in Atlas Pipeline
   Partners, L.P..........................                   -               -                -              645              645
Equity in consolidated subsidiaries.......              (2,200)              -                -            2,200                -
                                                   -----------    ------------      -----------    -------------       ----------
Income from continuing operations.........              (1,781)          1,447            1,398           (2,845)           1,781
                                                   -----------    ------------      -----------    -------------       ----------

Discontinued operations:
   Loss on discontinued operations........                   -                                -                -
   Income tax benefit.....................                   -                                -                -
                                                   -----------    ------------      -----------    -------------       ----------
   Loss on discontinued operations........                   -                                -                -
                                                   -----------    ------------      -----------    -------------       ----------
Cumulative effect of a change in
   accounting  principle, net of taxes
   of $336................................                   -                                -                -
                                                   -----------    ------------      -----------    -------------       ----------

Net income................................         $     1,781     $     1,447      $     1,398    $      (2,845)      $    1,781
                                                   ===========     ===========      ===========    =============       ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         Quarter Ended December 31, 2001
                                 (in thousands)

                                                                 Unconsolidated
                                                   --------------------------------------------
                                                     Parent        Guarantor      Non-Guarantor
                                                     Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                   -----------    ------------    -------------      -----------      ------------
REVENUES
Energy....................................         $         -     $    28,755      $     2,834    $      (2,832)      $   28,757
Real estate finance.......................                   -           3,684                -                -             2684
Interest and other........................                 945             456                3              (63)           1,341
                                                   -----------     -----------      -----------    --------------      ----------
                                                           945          32,895            2,837           (2,895)          33,782

COSTS AND EXPENSES
Energy....................................                   -          22,641              792           (2,832)          20,601
Real estate finance.......................                   -             523                -                -              523
General and administrative................                 498             768                -                -            1,266
Depreciation, depletion and amortization..                   -           2,455              342                -            2,797
Interest..................................               2,366             972               40              (63)           3,315
Provision for possible losses.............                   -             150                -                -              150
Provision for legal settlement............                                   -                -                -
                                                   -----------    ------------      -----------    -------------       ----------
                                                         2,864          27,509            1,174           (2,895)          28,652
                                                   -----------    ------------      -----------    -------------       ----------

Income from continuing operations
   before income taxes....................              (1,919)          5,386            1,663                -            5,130
Provision (benefit) for income taxes......                (595)          2,042                -                -            1,447
Minority interest in Atlas Pipeline
   Partners, L.P..........................                   -               -                -              753              753
Equity in consolidated subsidiaries.......              (3,513)              -                -            3,513                -
                                                   -----------    ------------      -----------    -------------       ----------
Income from continuing operations.........               2,189           3,344            1,663           (4,266)           2,930
                                                   -----------    ------------      -----------    -------------       ----------

Discontinued operations:
   Loss on discontinued operations........                   -          (1,095)               -                -           (1,095)
   Income tax benefit.....................                   -             354                -                -              354
                                                   -----------    ------------      -----------    -------------       ----------
   Loss on discontinued operations........                   -            (741)               -                -             (741)
                                                   -----------    ------------      -----------    -------------       ----------
Cumulative effect of a change in
   accounting  principle, net of taxes
   of $336................................                   -                                -                -
                                                   -----------    ------------      -----------    -------------       ----------

Net income................................         $     2,189     $     2,603      $     1,663    $      (4,266)      $    2,189
                                                   ===========     ===========      ===========    =============       ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                         Quarter Ended December 31, 2002
                                 (in thousands)

                                                                 Unconsolidated
                                                   --------------------------------------------
                                                     Parent        Guarantor      Non-Guarantor
                                                     Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                   -----------    ------------    -------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities
   of continuing operations...............       $    (1,179)     $    15,752       $    1,240      $         -      $    15,813

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid in business acquisitions....                 -                                                  -
Capital expenditures......................                 -           (2,907)          (1,278)               -           (4,185)
Principal payments on notes receivables
   and proceeds from sales of assets......            -3,401            3,768                2                -            7,171
(Increase) decrease in others assets......            (3,025)          (2,938)                                -           (5,963)
Investments in real estate loans
   and ventures...........................                 -           (1,160)               -                -           (1,160)
Decrease in other liabilities.............                 -              (72)               -                -              (72)
                                                 -----------      ------------     -----------       ----------      -----------
Net cash used in investing activities of
   continuing operations..................               376           (3,309)          (1,276)               -           (4,209)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) of debt.......             5,000            9,970              895                -           15,865
Dividends paid to minority interest of
   Atlas Pipeline Partners, L.P...........                 -                -             (875)               -             (875)
Dividends paid............................              (581)               -                -                -             (581)
Purchase of treasury stock................            (1,596)               -                -                -           (1,596)
Repayment of ESOP loan....................                 8                -                -                -                8
(Increase) decrease in other assets.......              (171)            (264)             (61)               -             (496)
Proceeds from issuance of stock...........                                  -                -                -                -
                                                 -----------      -----------      -----------       ----------      -----------
Net cash (used in) provided by financing
   activities of continuing operations....             2,660            9,706              (41)               -          (12,325)

Net cash used in discontinued operations..                 -           (5,624)               -                -           (5,624)
                                                 -----------      -----------      -----------       ----------      -----------
(Decrease) increase in cash and cash
   equivalents............................             1,857           16,525              (77)               -          (18,305)
Cash and cash equivalents at beginning
   of year................................             7,961           15,839            1,936                -           25,736
                                                 -----------      -----------      -----------       ----------      -----------
Cash and cash equivalents at end
   of year................................       $     9,818      $    32,364      $     1,859       $        -      $    44,041
                                                 ===========      ===========      ===========       ==========      ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                         Quarter Ended December 31, 2001
                                 (in thousands)

                                                                 Unconsolidated
                                                   --------------------------------------------
                                                     Parent        Guarantor      Non-Guarantor
                                                     Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                   -----------    ------------    -------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities
   of continuing operations...............       $    (2,454)     $     5,741       $    1,270      $         -      $     4,557

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid in business acquisitions....                 -                                                  -
Capital expenditures......................                 -           (3,421)            (536)               -           (3,957)
Principal payments on notes receivables
   and proceeds from sales of assets......                 -              692                -                -              692
(Increase) decrease in others assets......            (1,890)            (106)                                -           (1,996)
Investments in real estate loans and
   ventures...............................                 -           (6,534)               -                -           (6,534)
Decrease in other liabilities.............                 -              (50)               -                -              (50)
                                                 -----------      -----------      -----------       ----------      -----------
Net cash used in investing activities of
   continuing operations..................            (1,890)          (9,419)            (536)               -          (11,845)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) of debt.......              (197)             512                -                -              315
Dividends paid to minority interest of
   Atlas Pipeline Partners, L.P...........                 -                              (973)               -             (973)
Dividends paid............................              (582)               -                -                -             (582)
Purchase of treasury stock................              (298)               -                -                -             (298)
Repayment of ESOP loan....................                 8                -                -                -                8
(Increase) decrease in other assets.......                 -              (28)             (34)               -              (62)
Proceeds from issuance of stock...........                                  -                -                -                -
                                                 -----------      -----------      -----------       ----------      -----------
Net cash (used in) provided by financing
   activities of continuing operations....            (1,069)             484           (1,007)               -           (1,592)

Net cash used in discontinued operations..                 -             (262)               -                -             (262)
                                                 -----------      -----------      -----------       ----------      -----------
(Decrease) increase in cash and cash
   equivalents............................            (5,413)          (3,456)            (273)               -           (9,142)
Cash and cash equivalents at beginning
   of year................................            21,705           24,506            2,437                -           48,648
                                                 -----------      -----------      -----------       ----------      -----------
Cash and cash equivalents at end
   of year................................       $    16,292      $    21,050      $     2,164       $        -      $    39,506
                                                 ===========      ===========      ===========       ==========      ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               September 30, 2002
                                 (in thousands)

                                                                 Unconsolidated
                                                   --------------------------------------------
                                                     Parent        Guarantor      Non-Guarantor
                                                     Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                   -----------    ------------    -------------      -----------      ------------
ASSETS
Current assets:
   Cash and cash equivalents..............       $     7,959     $    15,842      $     1,935      $         -       $    25,736
   Accounts receivable intercompany.......           184,940           5,435           21,605         (211,980)                -
   Prepaid expenses and other current assets           1,685          21,745              814                -            24,244
                                                 -----------     -----------      -----------      -----------       -----------
      Total current assets................           194,584          43,022           23,354         (211,980)           49,980
Investment in real estate loans and ventures               -         202,423                -                -           202,423
Investment in RAIT Investment Trust.......            29,580               -                -                -            29,580
Property and equipment-net................                 -          96,299           22,878                -           119,177
Investment in subsidiaries................           152,366               -            3,557         (153,679)            2,244
Goodwill..................................                 -          35,166            2,305                -            37,471
Other assets..............................            11,686          14,887               50                -            26,623
                                                 -----------    ------------      -----------      -----------       -----------
                                                 $   388,216    $    391,797      $    53,144      $  (365,659)      $   467,498
                                                 ===========    ============      ===========      ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable intercompany..........       $    55,744     $   140,823      $    15,413      $  (211,980)      $         -
   Accounts payable and other current
      liabilities.........................             8,905          35,504            1,015                -            45,424
                                                 -----------     -----------      -----------      -----------       -----------
      Total current liabilities...........            64,649         176,327           16,428         (211,980)           45,424

Long term debt............................            70,336          75,249            5,605                -           151,190

Deferred revenue and other liabilities....               625           3,593                -                -             4,218
Deferred income taxes.....................            19,067          (5,334)               -                -            13,733

Minority interest.........................                 -               -                -           19,394            19,394

Stockholders' equity......................           233,539         141,962           31,111         (173,073)          233,539
                                                 -----------     -----------      -----------      -----------       -----------
                                                 $   388,216     $   391,797      $    53,144      $  (365,659)      $   467,498
                                                 ===========     ===========      ===========      ===========       ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               September 30, 2001
                                 (in thousands)

                                                               Unconsolidated
                                                 --------------------------------------------
                                                   Parent        Guarantor      Non-Guarantor
                                                   Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                 -----------    ------------    -------------      -----------      ------------
ASSETS
Current assets:
   Cash and cash equivalents..............       $    21,706     $    24,506      $     2,436      $         -       $   48,648
   Accounts receivable intercompany.......           207,711           3,082           13,292         (224,085)               -
   Prepaid expenses and other current assets           1,095          24,856              149                -           26,100
                                                 -----------     -----------      -----------      -----------       ----------
      Total current assets................           230,512          52,444           15,877         (224,085)          74,748
Investment in real estate loans and ventures               -         206,400                -                -          206,400
Investment in RAIT Investment Trust.......            20,909               -                -                -           20,909
Property and equipment-net................                 -          83,307           19,667                -          102,974
Investment in subsidiaries................           144,748               -            3,557         (146,059)           2,246
Goodwill..................................                 -          29,093            2,327                -           31,420
Other assets..............................             8,476          19,226               65                -           27,767
                                                 -----------    ------------      -----------      -----------       ----------
                                                 $   404,645    $    390,470      $    41,493      $  (370,144)      $  466,464
                                                 ===========    ============      ===========      ===========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable intercompany..........       $    86,605     $   128,103      $     9,377      $  (224,085)      $        -
   Accounts payable and other current
      liabilities.........................             5,434          42,371            1,053                -           48,858
                                                 -----------     -----------      -----------      -----------       ----------
      Total current liabilities...........            92,039         170,474           10,430         (224,085)          48,858

Long-term debt............................            71,858          67,624            2,089                -          141,571

Deferred revenue and other liabilities....               819             759                -                -            1,578
Deferred income taxes.....................             4,470          14,212                -                -           18,682

Minority interest.........................                 -               -                -           20,316           20,316

Stockholders' equity......................           235,459         137,401           28,974         (166,375)         235,459
                                                 -----------     -----------      -----------      -----------       ----------
                                                 $   404,645     $   390,470      $    41,493      $  (370,144)      $  466,464
                                                 ===========     ===========      ===========      ===========       ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          Year Ended September 30, 2002
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
REVENUES
Energy....................................       $         -     $    97,976      $    10,692    $     (10,756)      $   97,912
Real estate finance.......................                 -          16,582                -                -           16,582
Interest and other........................             4,242           2,259                5             (237)           6,269
                                                 -----------     -----------      -----------    --------------      ----------
                                                       4,242         116,817           10,697          (10,993)         120,763

COSTS AND EXPENSES
Energy....................................                 -          77,778           3,428           (10,756)          70,450
Real estate finance.......................                 -           2,423                -                -            2,423
General and administrative................             1,943           5,200                -                -            7,143
Depreciation, depletion and amortization..                             9,735            1,426                -           11,161
Interest..................................             9,036           3,837              180             (237)          12,816
Provision for possible losses.............                 -           1,393                -                -            1,393
Provision for legal settlement............             1,000               -                -                -            1,000
                                                 -----------    ------------      -----------    -------------       ----------
                                                      11,979         100,366            5,034          (10,993)         106,386
                                                 -----------    ------------      -----------    -------------       ----------

Income from continuing operations
   before income taxes....................            (7,737)         16,451            5,663                -           14,377
Provision (benefit) for income taxes......            (2,709)          6,123                -                -            3,414
Minority interest in Atlas Pipeline
   Partners, L.P..........................                 -               -                -            2,605            2,605
Equity in consolidated subsidiaries.......            (1,719)              -                -            1,719                -
                                                 -----------    ------------      -----------    -------------       ----------
Income from continuing operations.........            (3,309)         10,328            5,663           (4,324)           8,358
                                                 -----------    ------------      -----------    -------------       ----------

Discontinued operations:
   Loss on discontinued operations........                 -         (16,984)               -                -          (16,984)
   Income tax benefit.....................                 -           5,944                -                -            5,944
                                                 -----------    ------------      -----------    -------------       ----------
   Loss on discontinued operations........                 -         (11,040)               -                -          (11,040)
                                                 -----------    ------------      -----------    -------------       ----------
Cumulative effect of a change in
   accounting  principle, net of taxes
   of $336................................                 -            (627)               -                -             (627)
                                                 -----------     -----------      -----------    -------------       ----------

Net income................................       $    (3,309)    $    (1,339)     $     5,663    $      (4,324)      $   (3,309)
                                                 ===========     ===========      ===========    =============       ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          Year Ended September 30, 2001
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
REVENUES
Energy....................................       $         -     $    94,386      $    13,334      $   (12,914)      $   94,806
Real estate finance.......................                 -          16,899                -                -           16,899
Interest and other........................             4,589           2,108               40             (136)           6,601
                                                 -----------     -----------      -----------      -----------       ----------
                                                       4,589         113,393           13,374          (13,050)         118,306

COSTS AND EXPENSES
Energy....................................                 -          69,968            2,922          (12,914)          59,976
Real estate finance.......................                 -           1,504                -                -            1,504
General and administrative................             1,819           3,861                -                -            5,680
Depreciation, depletion and amortization..                 -           9,849            1,189                -           11,038
Interest..................................            10,196           4,532              144             (136)          14,736
Provision for possible losses.............                 -             863                -                -              863
                                                 -----------    ------------      -----------      -----------       ----------
                                                      12,015          90,577            4,255          (13,050)          93,797
                                                 -----------    ------------      -----------      ------------      ----------

Income from continuing operations
   before income taxes....................            (7,426)         22,816            9,119                -           24,509
Provision for income taxes................            (2,302)          8,629                -                -            6,327
Minority interest in Atlas Pipeline
   Partners, L.P..........................                 -               -                -            4,099            4,099
Equity in consolidated subsidiaries.......           (14,953)              -                -           14,953                -
                                                 -----------    ------------      -----------      -----------       ----------
Income from continuing operations.......               9,829          14,187            9,119          (19,052)          14,083
                                                 -----------    ------------      -----------      -----------       ----------

Discontinued operations:
   Income (loss) on discontinued operations                -          (6,693)               -                -           (6,693)
   Income tax benefit.....................                 -           2,439                -                -            2,439
                                                 -----------     -----------      -----------      -----------       ----------
   Loss on discontinued operations........                 -          (4,254)               -                -           (4,254)
                                                 -----------     -----------      -----------      -----------       ----------
Net income................................       $     9,829     $     9,933      $     9,119      $   (19,052)      $    9,829
                                                 ===========     ===========      ===========      ===========       ==========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          Year Ended September 30, 2000
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
REVENUES
Energy....................................       $         -     $    69,423      $     6,367      $    (5,238)    $    70,552
Real estate finance.......................                 -          18,649                -                -          18,649
Interest and other........................             4,436           7,075               17              (68)         11,460
                                                 -----------     -----------      -----------      -----------     -----------
                                                       4,436          95,147            6,384           (5,306)        100,661

COSTS AND EXPENSES
Energy....................................                 -          52,460           1,156            (5,238)         48,378
Real estate finance.......................                 -           3,256                -                -           3,256
General and administrative................             5,197           2,697                -                -           7,894
Depreciation, depletion and amortization..                             9,028              844                -           9,872
Interest..................................            13,133           5,567                -              (68)         18,632
Provision for possible losses.............                 -             936                -                -             936
Termination charge........................                 -           1,753                -                -           1,753
                                                 -----------    ------------      -----------      -----------     -----------
                                                      18,330          75,697            2,000           (5,306)         90,721
                                                 -----------    ------------      -----------      -----------     -----------

Income from continuing operations
   before income taxes....................           (13,894)         19,450            4,384                -           9,940
Provision for income taxes................            (5,141)          7,542                -                -           2,401
Minority interest in Atlas Pipeline
   Partners, L.P..........................                 -               -                -            2,058           2,058
Equity in consolidated subsidiaries.......           (29,918)              -                -           26,918               -
                                                 -----------    ------------      -----------      -----------     -----------
Income from continuing operations.........            18,165          11,908            4,384          (28,976)          5,481
                                                 -----------    ------------      -----------      -----------     -----------

Discontinued operations:
   Income on discontinued operations......                 -          20,950                -                -          20,950
   Income tax provision...................                 -          (8,266)               -                -          (8,266)
                                                 -----------    ------------      -----------      -----------     -----------
   Loss on discontinued operations........                 -          12,684                -                -          12,684
                                                 -----------     -----------      -----------      -----------     -----------
Net income (loss).........................       $    18,165     $    24,592      $     4,384      $   (28,976)    $    18,165
                                                 ===========     ===========      ===========      ===========     ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          Year Ended September 30, 2002
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating
   activities of continuing operations....       $    (2,800)     $     5,378      $     4,249       $        -      $     6,827

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures......................                 -          (17,508)          (4,459)               -          (21,967)
Principal payments on notes receivables
   and proceeds from sales of assets......                 -           25,347             (127)               -           25,220
Increase in others assets.................            (5,514)          (2,536)             (33)               -           (8,083)
Investments in real estate loans
   and ventures...........................                 -          (19,859)               -                -          (19,859)
Decrease in other liabilities.............                 -             (175)               -                -             (175)
                                                 -----------      -----------      -----------       ----------      -----------
Net cash used in investing activities
   of continuing operations...............            (5,514)         (14,731)          (4,619)               -          (24,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) of debt.......            (1,640)           3,258            3,516                -            5,134
Dividends paid to minority interest of
   Atlas Pipeline Partners, L.P...........                 -                -           (3,623)               -           (3,623)
Dividends paid............................            (2,326)               -                -                -           (2,326)
Purchase of treasury stock................            (1,517)               -                -                -           (1,517)
Repayment of ESOP loan....................                96                -                -                -               96
Increase in other assets..................               (63)          (1,171)             (24)               -           (1,258)
Proceeds from issuance of stock...........                17                -                -                -               17
                                                 -----------      -----------      -----------       ----------      -----------
Net cash (used in) provided by financing
   activities of continuing operations....            (5,433)           2,087             (131)               -           (3,477)

Net cash used in discontinued operations..                 -           (1,398)               -                -           (1,398)
                                                 -----------      -----------      -----------       ----------      -----------
Decrease in cash and cash equivalents.....           (13,747)          (8,664)            (501)               -          (22,912)
Cash and cash equivalents at beginning
   of year................................            21,706           24,506            2,436                -           48,648
                                                 -----------      -----------      -----------       ----------      -----------
Cash and cash equivalents at end
   of year................................       $     7,959      $    15,842      $     1,935       $        -      $    25,736
                                                 ===========      ===========      ===========       ==========      ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          Year Ended September 30, 2001
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities
   of continuing operations...............       $     4,515      $    10,127      $     4,629       $        -      $    19,271

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid in business acquisitions....                 -           (6,475)          (1,400)               -           (7,875)
Capital expenditures......................                 -          (12,790)          (1,420)               -          (14,210)
Principal payments on notes receivables
   and proceeds from sales of assets......                 -           29,610                -                -           29,610
(Increase) decrease in others assets......            (7,886)          (2,753)             489                -          (10,150)
Investments in real estate loans
   and ventures...........................                 -          (25,395)               -                -          (25,395)
Decrease in other liabilities.............                 -             (213)               -                -             (213)
                                                 -----------      ------------     -----------       ----------      -----------
Net cash used in investing activities of
   continuing operations..................            (7,886)         (18,016)          (2,331)               -          (28,233)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) of debt.......           (23,080)          26,740            2,089                -            5,749
Dividends paid to minority interest of
   Atlas Pipeline Partners, L.P...........                 -                -           (3,783)               -           (3,783)
Dividends paid............................            (2,364)               -                -                -           (2,364)
Purchase of treasury stock................           (57,801)               -                -                -          (57,801)
Repayment of ESOP loan....................                96                -                -                -               96
(Increase) decrease in other assets.......                 4             (597)            (109)               -             (702)
Proceeds from issuance of stock...........               420                -                -                -              420
                                                 -----------      -----------      -----------       ----------      -----------
Net cash (used in) provided by financing
   activities of continuing operations....           (82,725)          26,143           (1,803)               -          (58,385)

Net cash used in discontinued operations..                 -           (1,112)               -                -           (1,112)
                                                 -----------      -----------      -----------       ----------      -----------
(Decrease) increase in cash and cash
   equivalents............................           (86,096)          17,142              495                -          (68,459)
Cash and cash equivalents at beginning
   of year................................           107,802            7,364            1,941                -          117,107
                                                 -----------      -----------      -----------       ----------      -----------
Cash and cash equivalents at end
   of year................................       $    21,706      $    24,506      $     2,436       $        -      $    48,648
                                                 ===========      ===========      ===========       ==========      ===========

                             RESOURCE AMERICA, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 19 - SUPPLEMENTAL GUARANTOR INFORMATION (Unaudited)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          Year Ended September 30, 2000
                                 (in thousands)

                                                              Unconsolidated
                                                --------------------------------------------
                                                  Parent        Guarantor      Non-Guarantor
                                                  Company      Subsidiaries     Subsidiaries      Eliminations     Consolidated
                                                -----------    ------------    -------------      -----------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash  provided by operating  activities
   of continuing operations...............      $   (14,272)    $    22,220      $    7,438         $        -      $    15,386

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of subsidiary..........          126,276               -               -                  -          126,276
Capital expenditures......................                -          (9,965)         (1,101)                 -          (11,066)
Principal payments on notes receivables
   and proceeds from sales of assets......                -          74,528               -                  -           74,528
Increase in other assets..................           (4,152)         (2,306)         (2,475)                 -           (8,933)
Investments in real estate loans
   and ventures...........................                -          (5,193)              -                  -           (5,193)
Decrease in other liabilities.............                -            (339)              -                  -             (339)
                                                -----------     -----------     -----------         ----------      -----------
Net cash (used in) provided by investing
   activities of continuing operations....          122,124          56,725          (3,576)                 -          175,273

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of debt....................          (12,370)        (75,907)              -                  -          (88,277)
Net proceeds from Atlas Pipeline
   Partners, L.P. public offering.........                -          15,251               -                  -           15,251
Dividends paid to minority interest of
   Atlas Pipeline Partners, L.P...........                -               -          (1,921)                 -           (1,921)
Dividends paid............................           (3,125)              -               -                  -           (3,125)
Purchase of treasury stock................             (172)              -               -                  -             (172)
Repayment of ESOP loan....................               95               -               -                  -               95
(Increase) decrease in other assets.......                3             (70)              -                  -              (67)
Proceeds from issuance of stock...........              858               -               -                  -              858
                                                -----------     -----------     -----------         ----------      -----------
Net cash (used in) provided by financing
   activities of continuing operations....          (14,711)        (60,726)         (1,921)                 -          (77,358)

Net cash used in discontinued operations..                -         (28,698)              -                  -          (28,698)
                                                -----------     -----------     -----------         ----------      -----------
(Decrease) increase in cash and cash
   equivalents............................           93,141         (10,479)          1,941                  -           84,603
Cash and cash equivalents at beginning
   of year................................           14,661          17,843               -                  -           32,504
                                                -----------     -----------     -----------         ----------      -----------
Cash and cash equivalents at end
   of year................................      $   107,802     $     7,364     $     1,941         $        -      $   117,107
                                                ===========     ===========     ===========         ==========      ===========

   The Exchange Agent for the Exchange Offer and the Consent Solicitation is:

                              The Bank of New York

By Facsimile (Eligible Instutions Only):      By Mail or Hand:

            (212) 298-1915                    The Bank of New York
   (confirm by telephone (212) 815-6331)      Corporate Trust Operations
                                              Reorganization Unit
                                              101 Barclay Street-7E
                                              New York, New York 10286
                                              Attn:  Mr. Santino Ginocchietti

Any questions or requests for assistance may be directed to the dealer managers or the information agent at the address and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of transmittal, and for copies of the incorporated documents, may be directed to the information agent. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer and consent solicitation.

    The Information Agent for the Exchange Offer and Consent Solicitation is:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                  Bank and Brokers Call Collect: (212) 269-5550
                    All Others Call Toll-Free: (800) 488-8075

    The Dealer Managers for the Exchange Offer and Consent Solicitation are:

Bear, Stearns & Co. Inc.                  Friedman, Billings, Ramsey & Co., Inc.
Global Liability Management Group         1001 Nineteenth Street North
383 Madison Avenue, 8th Floor             Arlington, VA 22209
New York, New York 10179                  (800) 846-5050
(877) 696-BEAR (toll free)
(877) 696-2327

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

             As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of their duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which our officer or director derives an improper personal benefit. In addition, our by-laws provide for indemnification of our officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons who control us, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             We maintain directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 21. Exhibits and Financial Statement Schedules.


 a. Exhibits
   1.1    Dealer Manager Agreement dated February 19, 2003.
   4.1 Indenture, dated as of July 22, 1997, between Resource America and The Bank of New York, as Trustee, with respect to Resource America's 12% Senior Notes due 2004. (1)
   4.2    Form of Supplemental Indenture
   4.3    Indenture dated as of April 10, 2003 between Resource
          America, each of the guarantors named therein and the Bank of
          New York, as Trustee with respect to Resource America's 12%
          Senior Notes due 2008.
   5.1    Opinion of Ledgewood Law Firm, P.C.
   8.1    Opinion of Ledgewood Law Firm regarding tax matters.
   10.1 Agreement between Resource Financial Fund Management, Inc., and 9 Henmar LLC, dated January 30, 2003. (3)
   10.2 Agreement between Resource America, FLI Holdings, Inc., Citibank, N.A. and AEL Leasing Co., Inc. dated December 31, 2002.(3)
   12.1   Statement regarding computation of ratios.
   21.1   Subsidiaries of the registrant. (2)
   23.1   Consent of Grant Thornton LLP.
   23.2   Consent of Wright & Company, Inc.
   23.3 Consents of Ledgewood Law Firm, P.C. (included in Exhibits 5.1 and 8.1).(3)
   24.1 Power of Attorney (included as part of signature pages to this registration statement).
   25.1   Statement of eligibility of trustee. (3)
   99.1   Form of Letter of Transmittal.
------------
(1)  Filed previously as an exhibit to our Registration Statement on Form
     S-4 (Registration No. 333-40231) and by this reference incorporated herein.
(2) Filed previously as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2002 and by this reference incorporated herein.
(3) Filed previously as an exhibit to this Registration Statement on February 11, 2003.

b. Financial Statement Schedules.

             All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 22. Undertakings

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

             The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                              RESOURCE AMERICA, INC.

                                              /s/  Edward E. Cohen
                                              --------------------------------
                                              EDWARD E. COHEN, Chairman
                                              of the Board of Directors, Chief
                                              Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

RESOURCE AMERICA, INC.


/s/  Edward E. Cohen
-----------------------------
EDWARD E. COHEN, Chairman
of the Board of Directors,
Chief Executive Officer and
President individually and
as attorney-in-fact for the
following pursuant to the
power of attorney previously
filed as part of this
Registration Statement.


JONATHAN Z. COHEN
CARLOS C. CAMPBELL
STEVEN J. KESSLER
ANDREW M. LUBIN
NANCY J. MCGURK
P. SHERRILL NEFF
ALAN D. SCHREIBER
JOHN S. WHITE

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ATLAS ENERGY HOLDINGS, INC.

                                     /s/  Jonathan Z. Cohen
                                     ------------------------------------------
                                     JONATHAN Z. COHEN, President
                                     (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS ENERGY HOLDINGS, INC.

By:  /s/ Jonathan Z. Cohen
     -----------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer) and Director

By: /s/ Edward E. Cohen
     -----------------------------------
     EDWARD E. COHEN
     Director

By:  /s/ Steven J. Kessler
     -----------------------------------
     STEVEN J. KESSLER
     Vice President and Treasurer
     (Principal Financial Officer and
     Controller)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniontown, State of Ohio, on April 11, 2003.

                                    ATLAS AMERICA, INC., a Delaware corporation

                                    /s/  Jeffrey C. Simmons
                                    -------------------------------------------
                                    JEFFREY C. SIMMONS
                                    Executive Vice President
                                    (Principal Executive Officer and Director)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS AMERICA, INC., a Delaware
corporation

By:  /s/ Jeffrey C. Simmons             By: /s/ Jonathan Z. Cohen
     --------------------------------       -----------------------
     JEFFREY C. SIMMONS                     JONATHAN Z. COHEN
     Executive Vice President               Vice Chairman of the Board of Directors
     (Principal Executive Officer)
     and Director                       By: /s/ Freddie M. Kotek
                                            ------------------------
By:  /s/ Nancy J. McGurk                    FREDDIE M. KOTEK
     --------------------------------       Director
     NANCY J. MCGURK
     Senior Vice President,
     Chief Financial Officer and
     Chief Accounting Officer

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Senior Vice President, Secretary
     and Director

By:  /s/ Edward E. Cohen
     --------------------------------
     EDWARD E. COHEN
     Chairman of the Board
     of Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniontown, State of Ohio, on April 11, 2003.

                                             ATLAS AMERICA, INC. a Pennsylvania
                                             corporation

                                             /s/  Jeffrey C. Simmons
                                             ------------------------------
                                             JEFFREY C. SIMMONS
                                             Executive Vice President
                                             (Principal Executive Officer)
                                             and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS AMERICA, INC., a Pennsylvania
corporation

By:  /s/ Jeffrey C. Simmons                By: /s/ Jonathan Z. Cohen
     ------------------------------            ------------------------
     JEFFREY C. SIMMONS                        JONATHAN Z. COHEN
     Executive Vice President                  Vice Chairman of the Board of Directors
     (Principal Executive Officer)
     and Director                          By: /s/ Freddie M. Kotek
                                               ------------------------
By:  /s/ Nancy J. McGurk                       FREDDIE M. KOTEK
     ------------------------------            Director
     NANCY J. MCGURK
     Senior Vice President,
     Chief Financial Officer and
     Chief Accounting Officer

By:  /s/ Michael L. Staines
     ------------------------------
     MICHAEL L. STAINES
     Senior Vice President, Secretary
     and Director

By:  /s/ Edward E. Cohen
     ------------------------------
     EDWARD E. COHEN
     Chairman of the Board of Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     AIC, INC.

                                     /s/  Jonathan Z. Cohen
                                     -------------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

AIC, INC.

By:  /s/ Jonathan Z. Cohen
     --------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer) and Director

By:  /s/ Michael L. Staines
     --------------------------
     MICHAEL L. STAINES
     Secretary and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ATLAS ENERGY CORPORATION

                                     /s/  Jonathan Z. Cohen
                                     -------------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS ENERGY CORPORATION

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer)

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Vice President, Secretary
     and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ATLAS ENERGY GROUP, INC.

                                     /s/  Jonathan Z. Cohen
                                     ----------------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS ENERGY GROUP, INC.

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer)

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Senior Vice President,
     Secretary and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     AED INVESTMENTS, INC.

                                     /s/  Freddie M. Kotek
                                     ---------------------------------------
                                     FREDDIE M. KOTEK
                                     President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

AED INVESTMENTS, INC.

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     President (Principal Executive
     Officer)

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Vice President, Treasurer (Principal
     Financial Officer and Principal
     Accounting Officer), Secretary
     and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                   ATLAS RESOURCES, INC.

                                   /s/  Freddie M. Kotek
                                   --------------------------------
                                   FREDDIE M. KOTEK
                                   Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS RESOURCES, INC.

By:  /s/ Freddie M. Kotek
     --------------------------------
     Chairman of the Board of Directors,
     President and Chief Executive Officer

By:  /s/ Nancy J. McGurk
     --------------------------------
     NANCY J. MCGURK
     Senior Vice President,
     Chief Financial Officer and
     Chief Accounting Officer

By:  /s/ Michael L. Staines
     --------------------------------
     Senior Vice President,
     Secretary and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Executive Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ARD INVESTMENTS, INC.

                                     /s/  Freddie M. Kotek
                                     --------------------------------
                                     FREDDIE M. KOTEK
                                     President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ARD INVESTMENTS, INC.

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     President (Principal Executive
     Officer)

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Vice President, Treasurer (Principal
     Financial Officer and Principal
     Accounting Officer), Secretary
     and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on April 11, 2003.

                                     PENNSYLVANIA INDUSTRIAL ENERGY, INC.

                                     /s/  Frank P. Carolas
                                     --------------------------------
                                     FRANK P. CAROLAS
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer) and Director


Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

PENNSYLVANIA INDUSTRIAL ENERGY, INC.

By:  /s/  Frank P. Carolas
     --------------------------------
     FRANK P. CAROLAS
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer) and Director

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Vice President, Secretary
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ATLAS INFORMATION MANAGEMENT, LLC.

                                     /s/  Jonathan Z. Cohen
                                     --------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS INFORMATION MANAGEMENT, LLC

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer) and Director

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE ENERGY, INC.

                                     /s/  Michael L. Staines
                                     --------------------------------
                                     MICHAEL L. STAINES
                                     President (Principal Executive Officer),
                                     Secretary and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE ENERGY, INC.

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     President (Principal Executive
     Officer), Secretary and
     Director

By:  /s/ Nancy J. McGurk
     --------------------------------
     NANCY J. MCGURK
     Vice President - Finance
     (Principal Financial Officer) and
     Treasurer (Principal Accounting
     Officer)

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Executive Vice President and Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniontown, State of Ohio, on April 11, 2003.

                                     REI-NY, INC.

                                     /s/  Jeffrey C. Simmons
                                     --------------------------------
                                     JEFFREY C. SIMMONS
                                     President (Principal Executive
                                     Officer, Principal Financial Officer
                                     and Principal Accounting Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

REI-NY, INC.

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     President (Principal Executive
     Officer, Principal Financial Officer
     and Principal Accounting Officer)
     and Director

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Vice President, Assistant
     Secretary and Director

By:  /s/ Frank P. Carolas
     --------------------------------
     FRANK P. CAROLAS
     Vice President and
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniontown, State of Ohio, on April 11, 2003.

                                     RESOURCE WELL SERVICES, INC.

                                     /s/  Jeffrey C. Simmons
                                     --------------------------------
                                     JEFFREY C. SIMMONS
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE WELL SERVICES, INC.

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     President (Principal Executive
     Officer) and Director

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Director

By:  /s/ Nancy J. McGurk
     --------------------------------
     NANCY J. MCGURK
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) Secretary and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     VIKING RESOURCES CORPORATION

                                     /s/  Michael L. Staines
                                     --------------------------------
                                     MICHAEL L. STAINES
                                     President (Principal Executive Officer)
                                     Secretary and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

VIKING RESOURCES CORPORATION

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     President (Principal Executive
     Officer), Secretary and
     Director

By:  /s/ Nancy J. McGurk
     --------------------------------
     NANCY J. MCGURK
     Vice President and Chief
     Financial Officer (Principal
     Accounting Officer)

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Vice President and Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Chairman of the Board of Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                RFI HOLDING COMPANY, INC.

                                /s/  Michael L. Staines
                                --------------------------------
                                MICHAEL L. STAINES
                                Vice President (Principal Executive
                                Officer), Secretary, Treasurer
                                (Principal Financial Officer
                                and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RFI HOLDING COMPANY, INC.

By:  /s/ Michael L. Staines
     --------------------------------
     Vice President (Principal Executive
     Officer), Secretary, Treasurer
     (Principal Financial Officer
     and Principal Accounting
     Officer) and Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Chairman of the Board of Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     VIKING INVESTMENTS, INC.

                                     /s/  Michael L. Staines
                                     -------------------------------------
                                     MICHAEL L. STAINES
                                     Vice President (Principal Executive
                                     Officer), Secretary, Treasurer
                                     (Principal Financial Officer and
                                     Principal Accounting Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

VIKING INVESTMENTS, INC.

By:  /s/ Michael L. Staines
     --------------------------------
     Vice President (Principal Executive
     Officer), Secretary, Treasurer
     (Principal Financial Officer
     and Principal Accounting
     Officer) and Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Chairman of the Board of Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ATLAS NOBLE CORP.

                                     /s/  Michael L. Staines
                                     -------------------------------------
                                     MICHAEL L. STAINES
                                     President (Principal Executive Officer)
                                     Secretary and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ATLAS NOBLE CORP.

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     President (Principal Executive
     Officer), Secretary and
     Director

By:  /s/ Nancy J. McGurk
     --------------------------------
     NANCY J. MCGURK
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer)

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Chairman of the Board of Directors

By:  /s/ Jeffrey C. Simmons
     --------------------------------
     JEFFREY C. SIMMONS
     Executive Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE FINANCIAL
                                     FUND MANAGEMENT, INC.

                                     /s/  Jonathan Z. Cohen
                                     -------------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE FINANCIAL
FUND MANAGEMENT, INC.

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Vice President, Treasurer
     (Principal Financial Officer
     and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RAI VENTURES, INC.

                                     /s/  Tony C. Banks
                                     -------------------------------------
                                     TONY C. BANKS
                                     President (Principal Executive
                                     Officer, Principal Financial Officer and
                                     Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RAI VENTURES, INC.

By:  /s/ Tony C. Banks
     --------------------------------
     TONY C. BANKS
     President (Principal Executive
     Officer, Principal Financial Officer and
     Principal Accounting Officer) and Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONTHAN Z. COHEN
     Chairman of the Board of Directors

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE LEASING, INC.

                                     /s/  Freddie M. Kotek
                                     -------------------------------------
                                     FREDDIE M. KOTEK
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE LEASING, INC.

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     President (Principal Executive
     Officer) and Director

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Secretary, Treasurer (Principal
     Financial Officer and Principal
     Accounting Officer) and
     Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     FLI HOLDINGS, INC.

                                     /s/  Freddie M. Kotek
                                     -------------------------------------
                                     FREDDIE M. KOTEK
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

FLI HOLDINGS, INC.

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     President (Principal Executive
     Officer) and Director

By:  /s/ Michael L. Staines
     --------------------------------
     MICHAEL L. STAINES
     Secretary, Treasurer (Principal
     Financial Officer and Principal
     Accounting Officer) and
     Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     LEAF FINANCIAL CORP.

                                     /s/  Crit S. DeMent
                                     -------------------------------------
                                     CRIT S. DEMENT
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

LEAF FINANCIAL CORP.

By:  /s/ Crit S. DeMent
     --------------------------------
     CRIT S. DEMENT
     Chairman of the Board of Directors
     and Chief Executive Officer

By:  /s/ Marianne Schuster
     --------------------------------
     MARIANNE SCHUSTER
     Vice President - Accounting
     (Principal Financial Officer and
     Principal Accounting Officer)

By:  /s/ Edward E. Cohen
     --------------------------------
     EDWARD E. COHEN
     Director

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Director

By:  /s/ Miles Herman
     --------------------------------
     MILES HERMAN
     President, Chief Operating
     Officer and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     LEAF CAPITAL MANAGEMENT, INC.

                                     /s/  Crit S. DeMent
                                     -------------------------------------
                                     CRIT S. DEMENT
                                     Chairman of the Board of Directors
                                     President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

LEAF CAPITAL MANAGEMENT, INC.

By:  /s/ Crit S. DeMent
     --------------------------------
     CRIT S. DEMENT
     Chairman of the Board of Directors
     President (Principal Executive Officer)

By:  /s/ Thomas Elliot
     --------------------------------
     THOMAS ELLIOT
     Vice President - Finance
     (Principal Financial Officer)

By:  /s/ Marianne Schuster
     --------------------------------
     MARIANNE SCHUSTER
     Vice President, Controller and
     Treasurer

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

By:  /s/ Miles Herman
     --------------------------------
     MILES HERMAN
     Vice President - Operations,
     Secretary and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                LEAF ASSET MANAGEMENT, INC.

                                /s/ Miles Herman
                                -------------------------------------
                                MILES HERMAN
                                President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

LEAF ASSET MANAGEMENT, INC.

By:  /s/ Crit S. DeMent
     --------------------------------
     CRIT S. DEMENT
     Chairman of the Board of Directors

By:  /s/ Marianne Schuster
     --------------------------------
     MARIANNE SCHUSTER
     Chief Financial Officer and
     Treasurer (Principal Accounting
     Officer)

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Vice Chairman of the Board of Directors

By:  /s/ Miles Herman
     --------------------------------
     MILES HERMAN
     President, Chief Executive
     Officer and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     LEAF FUNDING, INC.

                                     /s/  Crit S. DeMent
                                     -------------------------------------
                                     CRIT S. DEMENT
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

LEAF FUNDING INC.

By:  /s/ Crit S. DeMent
     --------------------------------
     CRIT S. DEMENT
     Chairman of the Board of Directors
     and Chief Executive Officer

By:  /s/ Miles Herman
     --------------------------------
     MILES HERMAN
     President, Chief Operating
     Officer (Principal Financial Officer
     and Principal Accounting Officer)
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE REAL ESTATE HOLDINGS, INC.

                                     /s/ Jonathan Z. Cohen
                                     -------------------------------------
                                     JONATHAN Z. COHEN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE REAL ESTATE HOLDINGS, INC.

By:  /s/ Edward E. Cohen
     --------------------------------
     EDWARD E. COHEN
     Chairman of the Board of
     Directors

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Vice President, Treasurer
     (Principal Financial
     Officer and Principal Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES II, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES II, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES IV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCES PROPERTIES IV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES VI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES VI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES VIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES VIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XIV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XIV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XVII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XVII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XVIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XVIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XX, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XX, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                RESOURCE PROPERTIES XXIV, INC.

                                /s/  Alan F. Feldman
                                     -------------------------------------
                                ALAN F. FELDMAN
                                President (Principal Executive
                                Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXIV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXVI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXVI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXVII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXVII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXVIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXVIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

By:  /s/ Spencer M. Wertheimer
     --------------------------------
     SPENCER M. WERTHEIMER
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXIX, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXIX, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

By:  /s/ Spencer M. Wertheimer
     --------------------------------
     SPENCER M. WERTHEIMER
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXX, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXX, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXIV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXIV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXVI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXVI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XXXVIII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XXXVIII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XL, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XL, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLIV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLIV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLVI, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLVI, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLVII, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLVII, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES XLIX, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES XLIX, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

By:  /s/ Bonnie S. Milavec
     --------------------------------
     BONNIE S. MILAVEC
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES 50, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.


RESOURCE PROPERTIES 50, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES 51, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES 51, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES 52, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES 52, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES 53, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES 53, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROPERTIES 54, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROPERTIES 54, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

By:  /s/ Lawrence H. Dalsemer
     --------------------------------
     LAWRENCE H. DALSEMER
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     CP/GP, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

CP/GP, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     CHESTERFIELD MORTGAGE INVESTORS, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

CHESTERFIELD MORTGAGE INVESTORS, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     ES GP, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

ES GP, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RAI FINANCIAL, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RAI FINANCIAL, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE COMMERCIAL MORTGAGES, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE COMMERCIAL MORTGAGES, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

By:  /s/ Spencer M. Wertheimer
     --------------------------------
     SPENCER M. WERTHEIMER
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE FINANCIAL SERVICES, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE FINANCIAL SERVICES, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE HOUSING INVESTORS I, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE HOUSING INVESTORS I, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE HOUSING INVESTORS II, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE HOUSING INVESTORS II, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE HOUSING INVESTORS III, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE HOUSING INVESTORS III, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE HOUSING INVESTORS IV, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE HOUSING INVESTORS IV, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE PROGRAMS, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE PROGRAMS, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE RITTENHOUSE, INC.

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE RITTENHOUSE, INC.

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RESOURCE CAPITAL PARTNERS, INC.

                                     /s/  David E. Bloom
                                     -------------------------------------
                                     DAVID E. BLOOM
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RESOURCE CAPITAL PARTNERS, INC.

By:  /s/ David E. Bloom
     --------------------------------
     DAVID E. BLOOM
     President (Principal Executive
     Officer) and Director

By:  /s/ Thomas Elliot
     --------------------------------
     THOMAS ELLIOT
     Vice President - Finance (Principal
     Financial Officer and Principal
     Accounting Officer)

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     WS MORTGAGE ACQUISITION CORPORATION

                                     /s/  Alan F. Feldman
                                     -------------------------------------
                                     ALAN F. FELDMAN
                                     President (Principal Executive
                                     Officer) and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

WS MORTGAGE ACQUISITION CORPORATION

By:  /s/ Alan F. Feldman
     --------------------------------
     ALAN F. FELDMAN
     President (Principal Executive
     Officer) and Director

By:  /s/ Steven J. Kessler
     --------------------------------
     STEVEN J. KESSLER
     Senior Vice President,
     Treasurer (Principal Financial
     Officer and Principal Accounting
     Officer) and Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President
     and Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.

                                     RCP NITTANY POINTE MANAGER, INC.

                                     /s/  David E. Bloom
                                     -------------------------------------
                                     DAVID E. BLOOM
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RCP NITTANY POINTE MANAGER, INC.

By:  /s/ David E. Bloom
     --------------------------------
     DAVID E. BLOOM
     President (Principal Executive
     Officer) and Director

By:  /s/ Thomas Elliot
     --------------------------------
     THOMAS ELLIOT
     Vice President - Finance (Principal
     Financial Officer and Principal
     Accounting Officer)

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President and
     Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 11, 2003.


                                     RCP CHINOE CREEK MANAGER, INC.

                                     /s/ David E. Bloom
                                     -------------------------------------
                                     DAVID E. BLOOM
                                     President (Principal Executive Officer)
                                     and Director

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2003.

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen and Steven J. Kessler, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that any or all of said attorneys-in-fact or substitute or substitutes for any or all of them may do or cause to be done by virtue hereof.

RCP CHINOE CREEK MANAGER, INC.

By:  /s/ David E. Bloom
     --------------------------------
     DAVID E. BLOOM
     President (Principal Executive
     Officer) and Director

By:  /s/ Thomas Elliott
     --------------------------------
     THOMAS ELLIOT
     Vice President - Finance (Principal
     Financial Officer and Principal
     Accounting Officer)

By:  /s/ Jonathan Z. Cohen
     --------------------------------
     JONATHAN Z. COHEN
     Director

By:  /s/ Freddie M. Kotek
     --------------------------------
     FREDDIE M. KOTEK
     Senior Vice President and
     Director